As filed with the Securities and Exchange Commission on July 7, 2021

Registration No. 333-255427

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

Amendment No. 1 to

FORM S-4/A

REGISTRATION STATEMENT
Under The Securities Act of 1933
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	Belpointe PREP, LLC
(Exact name of registrant as specified in its charter)
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Delaware	6500	84-4412083
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	255 Glenville Road Greenwich, Connecticut 06831 (203) 883-1944
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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	Brandon E. Lacoff Chief Executive Officer Belpointe PREP, LLC 255 Glenville Road Greenwich, Connecticut 06831 (203) 883-1944
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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	with a copy to: Vanessa J. Schoenthaler Sugar Felsenthal Grais & Helsinger LLP 230 Park Avenue, 9th Floor New York, New York 10169 (212) 899-9780
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Approximate date of commencement of proposed sale to the public: April 28, 2021, the date on which the preliminary prospectus and tender offer materials are filed and sent to stockholders. The offer cannot, however, be completed prior to the time this Registration Statement becomes effective. Accordingly, any actual sale or purchase of securities pursuant to the offer will occur only after this Registration Statement is effective, subject to the conditions to the transactions described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	[ ]
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	[ ]

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Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Class A units representing limited liability company interests	1,249,630.00(1)	N/A	$119,012,300.00(2)	$12,984.24 (3)
(1)	Represents the maximum number of Class A units of Belpointe PREP, LLC (“Belpointe PREP”) estimated to be issuable upon consummation of the offer and the subsequent merger described herein, calculated by multiplying the exchange ratio of 1.05 by the sum of (i) 1,001,926 shares of common stock of Belpointe REIT, Inc. (“Belpointe REIT”) outstanding as of April 19, 2021, and (ii) 188,197 shares of common stock of Belpointe REIT issuable pursuant to Regulation A under Belpointe REIT’s offering statement.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act on the basis of the market value of the shares of Belpointe REIT common stock to be cancelled in the offer and the subsequent merger described herein, computed in accordance with Rule 457(f)(1). The proposed maximum aggregate offering price of the securities being registered was calculated based on (a) the product of (i) $99.90, the average of the bid and asked prices per share of Belpointe REIT common stock on April 16, 2021, as reported by the OTCQX, and (ii) 1,190,123 (which represents the estimated maximum number of shares of Belpointe REIT common stock that may be exchanged in the offer and the subsequent merger described herein for the transaction consideration). In accordance with Rule 416, this Registration Statement also covers an indeterminate number of additional shares of Belpointe REIT securities as may be issuable as a result of stock splits, stock dividends or similar transactions.
(3)	The amount of the filing fee, calculated in accordance with Rule 457(c) and Rule 457(f) under the Securities Act, equals .0001091 multiplied by the proposed maximum aggregate offering price.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Offer to Exchange
Each Outstanding Share of Common Stock of

Belpointe REIT, Inc.

For

1.05 Class A Units of Belpointe PREP, LLC,

by

BREIT Merger, LLC
a wholly owned subsidiary of

Belpointe PREP, LLC

THE OFFER EXPIRED AT 11:59 P.M., NEW YORK CITY TIME, ON JUNE 18, 2021.

Belpointe PREP, LLC, a Delaware limited liability company (“Belpointe PREP”), through its wholly owned subsidiary, BREIT Merger, LLC a Delaware limited liability company (“BREIT Merger”), is offering, upon the terms and subject to the conditions set forth in this document and in the accompanying letter of transmittal, to exchange for each outstanding share of common stock of Belpointe REIT, Inc., a Maryland corporation (“Belpointe REIT”), par value $0.01 per share (the “Belpointe REIT common stock,” “common stock,” “Belpointe REIT shares,” or “shares”), validly tendered in the offer 1.05 Class A units representing limited liability company interests of Belpointe PREP (the “Belpointe PREP Class A units,” “Class A units” or “units”), with any fractional Class A units rounded up to the nearest whole unit (the “transaction consideration”).

BREIT Merger’s obligation to accept for exchange Belpointe REIT shares validly tendered pursuant to the offer to exchange is subject to the satisfaction or waiver by BREIT Merger of certain conditions, including the condition that, prior to the expiration of the offer, there have been validly tendered a number of Belpointe REIT shares that, upon the consummation of the offer, would represent at least a majority of the aggregate voting power of the Belpointe REIT shares outstanding immediately after the consummation of the offer (the “minimum tender condition”), as more fully described under “The Offer—Conditions of the Offer.”

The offer is being made pursuant to an Agreement and Plan of Merger (the “merger agreement”), dated as of April 21, 2021, by and among Belpointe PREP, BREIT Merger and Belpointe REIT. A copy of the merger agreement is attached to this document as Annex A.

The purpose of the offer is for Belpointe PREP to acquire control of, and ultimately, the entire equity interest in, Belpointe REIT while at the same time preserving the status of Belpointe REIT’s investments as qualified opportunity zone investments and enabling the Belpointe REIT stockholders to make a new deferral election with respect to the Belpointe PREP Class A units. The offer is the first step in Belpointe PREP’s plan to acquire the entire equity interest in Belpointe REIT. Belpointe REIT intends, promptly after consummation of the offer, to sell BPOZ 1991 Main, LLC, a Delaware limited liability company (“BPOZ 1991 Main”), and indirect wholly owned subsidiary of Belpointe REIT, to Belpointe Investment Holding, LLC, a Delaware limited liability company, and affiliate of the Sponsor (the “QOZB sale”). The purpose of the QOZB sale is to preserve the status of BPOZ 1991 Main as qualified opportunity zone property. The terms of the QOZB sale will be no less favorable to Belpointe REIT than would be obtained in a comparable arms-length transaction with an independent third party. Belpointe PREP intends, promptly after consummation of the offer and the QOZB sale, as a second step in its plan to acquire the entire equity interest in Belpointe REIT, to convert (the “conversion”) Belpointe REIT from a Maryland corporation into a Maryland limited liability company (as converted “BREIT LLC”). In the conversion, each outstanding Belpointe REIT share that was not acquired by Belpointe PREP or BREIT Merger will be converted into limited liability company interests of BREIT LLC (the “BREIT LLC units”). The purpose of the conversion is to trigger an inclusion event to enable the holders of BREIT LLC units to make a new deferral election with respect to the Belpointe PREP Class A units. Belpointe PREP intends, promptly after consummation of the conversion, as a final step in its plan, to complete a merger of BREIT LLC with and into BREIT Merger (the “merger”), with BREIT Merger surviving. The purpose of the merger is for Belpointe PREP to acquire all of the converted BREIT LLC units, that it did not acquire as Belpointe REIT shares in the offer. In the merger each BREIT LLC unit will convert into the right to receive 1.05 Class A units of Belpointe PREP. Upon the consummation of the merger, the BREIT LLC business will be held in BREIT Merger, a wholly owned subsidiary of Belpointe PREP, and the former holders BREIT LLC units will no longer have any direct ownership interest in the surviving company. If the offer is completed, such that as a result Belpointe PREP owns at least a majority of the aggregate voting power of Belpointe REIT’s outstanding common stock, the conversion will be governed by §3-901 of the Maryland General Corporate Law (the “MGCL”) and the merger will be governed by §4A-702 of the Maryland Limited Liability Company Act (the “MLLCA”) and §18-209 of the Delaware Limited Liability Company Act (the “DLLCA”).

The board of directors of Belpointe REIT unanimously determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the offer, conversion, merger and issuance of Belpointe PREP Class A units in connection therewith, are fair to, and in the best interests of, Belpointe REIT and its stockholders; determined that it is in the best interests of Belpointe REIT and its stockholders and declared it advisable to enter into the merger agreement; and approved the execution and delivery by Belpointe REIT of the merger agreement, the performance by Belpointe REIT of its covenants and agreements contained in the merger agreement and the consummation of the offer, conversion, merger and other transactions contemplated by the merger agreement upon the terms and subject to the conditions contained in the merger agreement. The board of directors of Belpointe REIT has also resolved to recommend that the stockholders of Belpointe REIT accept the offer and tender their shares of Belpointe REIT common stock to BREIT Merger pursuant to the offer.

The Belpointe PREP board of directors also unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the offer, merger and issuance of Belpointe PREP Class A units in the offer and merger, are advisable and fair to, and in the best interests of, Belpointe PREP and the holders of its units, and approved the execution and delivery by Belpointe PREP of the merger agreement.

No public market currently exists for the Belpointe PREP Class A units. Belpointe PREP has applied to have the Class A units to be issued in the offer and the merger approved for listing on the NYSE American. Belpointe REIT’s common stock is quoted for trading on the OTCQX under the symbol “BELP.” Each share of Belpointe REIT common stock validly pursuant to the offer will automatically convert into 1.05 Class A units of Belpointe PREP upon consummation of the offer.

The exchange of Belpointe REIT shares for Belpointe PREP Class A units in the offer or of BREIT LLC units in the merger generally will be a taxable transaction for U.S. federal income tax purposes. Holders of Belpointe REIT shares should read the section entitled “Material U.S. Federal Income Tax Consequences of the Offer, Conversion and Merge” for a more detailed discussion of certain U.S. federal income tax consequences of the offer, conversion and merger to holders of Belpointe REIT shares.

The merger will entitle holders of BREIT LLC units to objectors’ and appraisal rights under the MLLCA and MGCL. To exercise objectors’ and appraisal rights, holders of BREIT LLC units must strictly comply with all of the procedures under the MGCL. These procedures are described more fully under “The Offer—Objectors’ and Appraisal Rights.”

For a discussion of certain factors that Belpointe REIT stockholders should consider in connection with the offer, please read the section of this document entitled “Risk Factors” beginning on page 13.

You are encouraged to read this document and the related letter of transmittal carefully, including the annexes and information referred to or incorporated by reference in this document.

Neither Belpointe PREP nor BREIT Merger has authorized any person to provide any information or to make any representation in connection with the offer and the merger other than the information contained in this document, and if any person provides any information or makes any representation of this kind, that information or representation must not be relied upon as having been authorized by Belpointe PREP or BREIT Merger.

Neither the Securities and Exchange Commission nor any other state securities regulator has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 7, 2021

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Cautionary Note Regarding Forward-Looking Statements

Belpointe PREP and Belpointe REIT make statements in this document that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause Belpointe PREP’s or Belpointe REIT’s actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that Belpointe PREP or Belpointe REIT express or imply in this document.

The forward-looking statements included in this document are based on Belpointe PREP’s and Belpointe REIT’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Belpointe PREP’s and Belpointe REIT’s control. Although Belpointe PREP and Belpointe REIT believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, Belpointe PREP’s and Belpointe REIT’s actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on Belpointe PREP’s or Belpointe REIT’s operations and future prospects include, but are not limited to:

•	Belpointe PREP’s or Belpointe REIT’s ability to consummate the proposed transaction on a timely basis or at all;
•	satisfaction of the conditions precedent to consummation of the proposed transaction, including a sufficient number of Belpointe REIT’s shares being validly tendered into the offer to meet the minimum tender condition;
•	the amount of the costs, fees, expenses and charges related to the offer, conversion, QOZB sale and merger;
•	unknown liabilities;
•	risk of litigation or regulatory actions related to the transactions;
•	occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;
•	Belpointe PREP’s or Belpointe REIT’s ability to comply with the rules and regulations relating to investing in qualified opportunity zones;
•	changes in the rules and regulations relating to Tax Cuts and Jobs Act of 2017, including the qualified opportunity zone regulations and Section 199A of the Internal Revenue Code of 1986, as amended, and the regulations adopted thereunder;
•	risks associated with breaches of Belpointe PREP’s or Belpointe REIT’s data security;
•	changes in economic conditions generally and the real estate and securities markets specifically;
•	public health crises, pandemics and epidemics, such as those caused by new strains of viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and, most recently, the novel coronavirus (COVID-19);
•	limited ability to dispose of assets because of the relative illiquidity of real estate investments;
•	intense competition in the real estate market that may limit Belpointe PREP’s or Belpointe REIT’s ability to attract or retain tenants or re-lease space;
•	defaults on or non-renewal of leases by tenants;
•	increased interest rates and operating costs;
•	Belpointe PREP’s or Belpointe REIT’s failure to obtain necessary outside financing;
•	decreased rental rates or increased vacancy rates;
•	the risk associated with potential breach or expiration of a ground lease, if any;
•	difficulties in identifying properties to complete, and consummating, real estate acquisitions, developments, joint ventures and dispositions;
•	Belpointe PREP’s or Belpointe REIT’s failure to successfully operate acquired properties and operations;
•	exposure to liability relating to environmental and health and safety matters;
•	changes in real estate and zoning laws and increases in real property tax rates;
•	Belpointe PREP’s failure to qualify and maintain its status as a publicly traded partnership and qualified opportunity fund;
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•	Belpointe REIT’s failure to maintain its status as a qualified opportunity fund;
•	failure of acquisitions to yield anticipated results;
•	risks associated with derivatives or hedging activity;
•	Belpointe PREP’s or Belpointe REIT’s level of debt and the terms and limitations imposed on each of them by their respective debt agreements;
•	the need to invest additional equity in connection with debt refinancings as a result of reduced asset values;
•	Belpointe PREP’s or Belpointe REIT’s ability to retain its executive officers and other key personnel of the Sponsor, Belpointe PREP Manager, the Belpointe REIT Manager and their respective affiliates;
•	expected rates of return provided to investors;
•	the ability of the Sponsor, Belpointe PREP Manager, Belpointe REIT Manager and their respective affiliates to source, originate and service Belpointe PREP’s or Belpointe REIT’s investments, and the quality and performance of these investments;
•	legislative or regulatory changes impacting Belpointe PREP’s or Belpointe REIT’s business or assets;
•	changes in business conditions and the market value of Belpointe PREP’s or Belpointe REIT’s investments, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if Belpointe PREP’s or Belpointe REIT’s investments fail to perform as expected;
•	Belpointe PREP’s or Belpointe REIT’s ability to implement effective conflicts of interest policies and procedures among the various real estate investment programs sponsored by the Sponsor;
•	Belpointe PREP’s or Belpointe REIT’s compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended, the Investment Company Act of 1940, as amended, and other laws; and
•	changes to accounting principles generally accepted in the United States of America.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this document. All forward-looking statements are made as of the date of this document and the risk that actual results will differ materially from the expectations expressed in this document will increase with the passage of time. Except as otherwise required by the federal securities laws, Belpointe PREP and Belpointe REIT undertakes no obligation to publicly update or revise any forward-looking statements after the date of this document, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this document, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by Belpointe PREP, Belpointe REIT’s or any other person that the objectives and strategies set forth in this document will be achieved.

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Questions and Answers About this Offer and the Merger

The following are some of the questions that you as a holder of Belpointe REIT shares may have regarding the offer and merger, and answers to those questions. These questions and answers, as well as the following summary, are not meant to be a substitute for the information contained in the remainder of this document, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this document. You are urged to carefully read this document in its entirety prior to making any decision

Q:	Who is offering to buy my Belpointe REIT shares?
A:	Belpointe PREP, through BREIT Merger, its wholly owned subsidiary, is making this offer to exchange Belpointe REIT shares for Belpointe PREP Class A units (the “Belpointe PREP Class A units,” “Class A units” or “units”). Belpointe PREP is a Delaware limited liability company that focuses on identifying, acquiring, developing or redeveloping and managing commercial real estate located within “qualified opportunity zones.” At least 90% of Belpointe PREP’s assets consist of qualified opportunity zone property. Belpointe PREP will qualify as a “qualified opportunity fund” beginning with its taxable year ended December 31, 2020. Because Belpointe PREP will be a qualified opportunity fund, certain of its investors will be eligible for favorable capital gains tax treatment on their investments, including Belpointe REIT stockholder who tender their shares in the offer and unitholders who exchange their BREIT LLC units in the merger. Belpointe PREP’s initial investments consist of and are expected to continue to consist of properties located in qualified opportunity zones for the development or redevelopment of multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, office, mixed-use, data centers and solar projects (collectively, the “qualified opportunity zone investments”) located throughout the United States and its territories. Belpointe PREP also anticipates identifying, acquiring, developing or redeveloping and managing a wide range of commercial real estate assets located throughout the United States and its territories, including, but not limited to, real estate-related assets, such as commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, as well as making private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses, with the goal of increasing distributions and capital appreciation.

On April 21, 2021, Belpointe PREP, BREIT Merger and Belpointe REIT entered into an Agreement and Plan of Merger (the “merger agreement”).

Q:	What are the classes and amounts of Belpointe REIT securities that Belpointe PREP is offering to acquire?
A:	Belpointe PREP is seeking to acquire all issued and outstanding shares of Belpointe REIT common stock, par value $0.01 per share (the “Belpointe REIT common stock,” “common stock,” “Belpointe REIT shares,” or “shares”).
Q:	Why is Belpointe PREP making this offer?
A:	The purpose of the offer is for Belpointe PREP to acquire control of, and ultimately, the entire equity interest in, Belpointe REIT while at the same time preserving the status of Belpointe REIT’s investments as qualified opportunity zone investments and enabling the Belpointe REIT stockholders to make a new deferral election with respect to the Belpointe PREP Class A units.

The offer is the first step in Belpointe PREP’s plan to acquire the entire equity interest in Belpointe REIT. Belpointe REIT intends, promptly after consummation of the offer, to sell BPOZ 1991 Main, LLC, a Delaware limited liability company (“BPOZ 1991 Main”), and indirect wholly owned subsidiary of Belpointe REIT, to Belpointe Investment Holding, LLC, a Delaware limited liability company, and affiliate of the Sponsor (the “QOZB sale”). The purpose of the QOZB sale is to preserve the status of BPOZ 1991 Main as qualified opportunity zone property. The terms of the QOZB sale will be no less favorable to Belpointe REIT than would be obtained in a comparable arms-length transaction with an independent third party. Belpointe PREP intends, promptly after consummation of the offer and the QOZB sale, as a second step in its plan to acquire the entire equity interest in Belpointe REIT, to convert (the “conversion”) Belpointe REIT from a Maryland corporation into a Maryland limited liability company (as converted “BREIT LLC”). In the conversion, each outstanding Belpointe REIT share that was not acquired by Belpointe PREP or BREIT Merger will be converted into limited liability company interests of BREIT LLC (the “BREIT LLC units”). The purpose of the conversion is to trigger an inclusion event to enable the holders of BREIT LLC units to make a new deferral election with respect to the Belpointe PREP Class A units. Belpointe PREP intends, promptly after consummation of the conversion, as a final step in its plan, to complete a merger of BREIT LLC with and into BREIT Merger (the “merger”), with BREIT Merger surviving. The purpose of the merger is for Belpointe PREP to acquire all of the converted BREIT LLC units, that it did not acquire as Belpointe REIT shares in the offer. In the merger each BREIT LLC unit will convert into the right to receive 1.05 Class A units of Belpointe PREP. Upon the consummation of the merger, the BREIT LLC business will be held in BREIT Merger, a wholly owned subsidiary of Belpointe PREP, and the former holders BREIT LLC units will no longer have any direct ownership interest in the surviving company. If the offer is completed, such that as a result Belpointe PREP owns at least a majority of the aggregate voting power of Belpointe REIT’s outstanding common stock, the conversion will be governed by §3-901 of the Maryland General Corporate Law (the “MGCL”) and the merger will be governed by §4A-702 of the Maryland Limited Liability Company Act (the “MLLCA”) and §18-209 of the Delaware Limited Liability Company Act (the “DLLCA”).

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Q:	What will I receive for my Belpointe REIT shares?
A:	Belpointe PREP, through BREIT Merger, is offering to exchange for each outstanding share of Belpointe REIT common stock validly tendered in the offer 1.05 Class A units of Belpointe PREP, with any fractional Class A units rounded up to the nearest whole unit (the “transaction consideration”).

If you do not tender your shares into the offer but the conversion is completed (pursuant to §3-901 of the Maryland General Corporate Law (the “MGCL”)) your shares of Belpointe REIT common stock will be converted into BREIT LLC units and, thereafter, once the merger is completed (pursuant to §4A-702 of the Maryland Limited Liability Company Act (the “MLLCA”) and §18-209 of the Delaware Limited Liability Company Act (the “DLLCA”)), you will also receive the transaction consideration in exchange for your BREIT LLC units.

Q:	Will I have to pay any fees or commissions to exchange my shares of Belpointe REIT common stock?
A:	If you are the record owner of your shares of Belpointe REIT common stock and you tender your shares in the offer, you will not have to pay any brokerage fees, commissions or similar expenses. If you own your shares of Belpointe REIT common stock through a broker, dealer, commercial bank, trust company or other nominee and your broker, dealer, commercial bank, trust company or other nominee tenders your Belpointe REIT shares on your behalf, your broker or such other nominee may charge a fee for doing so. You should consult with your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.
Q:	What does the Belpointe REIT board of directors recommend?
A:	The board of directors of Belpointe REIT unanimously determined that the terms of the merger agreement and the transactions to which Belpointe REIT is a party as contemplated by the merger agreement, including the offer, QOZB sale, and conversion, are fair to, and in the best interests of, Belpointe REIT and its stockholders; determined that it is in the best interests of Belpointe REIT and its stockholders and declared it advisable to enter into the merger agreement; and approved the execution and delivery by Belpointe REIT of the merger agreement, the performance by Belpointe REIT of its covenants and agreements contained in the merger agreement and the consummation of the transactions to which Belpointe REIT is a party as contemplated by the merger agreement upon the terms and subject to the conditions contained in the merger agreement. The board of directors of Belpointe REIT has also resolved to recommend that the stockholders of Belpointe REIT accept the offer and tender their shares of Belpointe REIT common stock to BREIT Merger pursuant to the offer. See “The Offer—Reasons for the Offer, Conversion and Merger” for additional details regarding the recommendation of Belpointe REIT’s board of directors.
Q:	What are the most significant conditions of the offer?
A:	The offer is conditioned upon, among other things, the following:
•	Minimum Tender Condition — Belpointe REIT stockholders having validly tendered in accordance with the terms of the offer and prior to the expiration of the offer a number of shares of Belpointe REIT common stock that, upon the consummation of the offer would represent at least a majority of the aggregate voting power of the Belpointe REIT shares outstanding immediately after the consummation of the offer (the “minimum tender condition”);
•	No Legal Prohibition — No governmental entity of competent jurisdiction having (i) enacted, issued or promulgated any law that is in effect as of immediately prior to the expiration of the offer, or (ii) issued or granted any order or injunctions (whether temporary, preliminary or permanent) that is in effect as of immediately prior to the expiration of the offer, which, in each case, has the effect of restraining or enjoining or otherwise prohibiting the consummation of the offer or the merger;
•	Effectiveness of Form S-4 — The registration statement on Form S-4, of which this document is a part, having become effective under the Securities Act of 1933, as amended (the “Securities Act”), and not being the subject of any stop order or proceeding seeking a stop order;
•	Listing of Belpointe PREP Class A Units — The Belpointe PREP Class A units to be issued in the offer and merger have been approved for listing on the NYSE American;
•	Termination of Regulation A Offering – Belpointe REIT shall have terminated its offering under Regulation A of the Securities Act within one business day of having received written notice requesting such termination from Belpointe PREP;
•	Belpointe REIT Material Adverse Effect — There not having occurred any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence since the date of the merger agreement that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business, assets or operations of Belpointe REIT and its subsidiaries, taken as a whole (with such term as defined in the merger agreement and described under “Merger Agreement—Material Adverse Effect”), and that is continuing as of immediately prior to the expiration of the offer;
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•	Accuracy of Belpointe REIT’s Representations and Warranties — The representations and warranties of Belpointe REIT contained in the merger agreement being true and correct as of the expiration date of the offer, subject to specified materiality standards; and
•	Belpointe REIT’s Compliance with Covenants — Belpointe REIT having performed or complied in all material respects with the covenants and agreements required to be performed or complied with by it under the merger agreement prior to the expiration of the offer.

The offer is subject to certain other conditions set forth below in the section entitled “The Offer—Conditions of the Offer.” The conditions to the offer are for the sole benefit of Belpointe PREP and BREIT Merger and may be asserted by Belpointe PREP or BREIT Merger regardless of the circumstances giving rise to any such condition or may be waived by Belpointe PREP or BREIT Merger, by express and specific action to that effect, in whole or in part at any time and from time to time, in each case, prior to the expiration of the offer. However, certain specified conditions (including all the conditions noted above other than the conditions related to a material adverse effect of Belpointe REIT, accuracy of Belpointe REIT’s representations and Belpointe REIT’s compliance with covenants) may not be waived by Belpointe PREP or BREIT Merger without the consent of Belpointe REIT (which may be granted or withheld in its sole discretion). There is no financing condition to the offer.

Q:	How long will it take to complete the proposed transaction?
A:	The transaction is expected to be completed no later than the third quarter of Belpointe PREP’s fiscal year ending December 31, 2021, subject to the satisfaction or waiver of the conditions described in “The Offer—Conditions of the Offer” and “The Merger Agreement—Conditions to the Merger.”
Q:	How long do I have to decide whether to tender my Belpointe REIT shares in the offer?
A:	The offer expired at 11:59 p.m., New York City time, at the end of June 18, 2021, unless further extended or terminated in accordance with the merger agreement. Any extension, delay, termination, waiver or amendment of the offer will be followed as promptly as practicable by public announcement thereof to be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all Belpointe REIT shares previously tendered will remain subject to the offer. “Expiration date” means 11:59 p.m., New York City time, at the end of June 18, 2021, unless and until BREIT Merger has extended the period during which the offer is open, subject to the terms and conditions of the merger agreement, in which event the term “expiration date” means the latest time and date at which the offer, as so extended by BREIT Merger, will expire.

Under the merger agreement, unless Belpointe REIT consents otherwise (which may be granted or withheld in its sole discretion) or the merger agreement is terminated:

•	BREIT Merger must extend the offer for any period required by any law, or any rule, regulation, interpretation or position of the Securities and Exchange Commission (“SEC”) or its staff or the NYSE American applicable to the offer, or to the extent necessary to resolve any comments of the SEC or its staff applicable to the offer or the registration statement on Form S-4 of which this document is a part;
•	in the event that any of the conditions to the offer (other than the minimum tender condition, and other than any such conditions that by their nature are to be satisfied at the expiration of the offer) have not been satisfied or waived in accordance with the merger agreement as of any then-scheduled expiration of the offer, BREIT Merger must extend the offer for successive extension periods of up to 10 business days each (or for such longer period as may be agreed by Belpointe PREP and Belpointe REIT) in order to permit the satisfaction or valid waiver of the conditions to the offer (other than the minimum tender condition); and
•	if as of any then-scheduled expiration of the offer each condition to the offer (other than the minimum tender condition, and other than any such conditions that by their nature are to be satisfied at the expiration of the offer (if such conditions would be satisfied or validly waived were the expiration of the offer to occur at such time)) has been satisfied or waived in accordance with the merger agreement and the minimum tender condition has not been satisfied, BREIT Merger may, and at the request in writing of Belpointe REIT must, extend the offer for successive extension periods of up to 10 business days each (with the length of each such period being determined in good faith by Belpointe PREP) (or for such longer period as may be agreed by Belpointe PREP and Belpointe REIT).

BREIT Merger is not required to extend the offer beyond November 30, 2021 (subject, in certain circumstances, to a two-month extension) (the “outside date”). See “Merger Agreement—Termination of the Merger Agreement.”

Upon the terms and subject to the satisfaction or waiver of the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any extension or amendment), promptly after the expiration of the offer, BREIT Merger will accept all Belpointe REIT shares validly tendered prior to the expiration of the offer.

Any decision to extend the offer will be made public by an announcement regarding such extension as described under “The Offer—Extension, Termination and Amendment of Offer.”

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Q:	How do I tender my Belpointe REIT shares?
A:	All Belpointe REIT shares are held in electronic book entry form.

To validly tender Belpointe REIT shares held of record, Belpointe REIT stockholders must deliver a properly completed and duly executed letter of transmittal, along with any required signature guarantees and any other required documents for tendered Belpointe REIT shares to Securities Transfer Corporation, the depositary and exchange agent (the “exchange agent”) for the offer and merger, not later than the expiration date. The letter of transmittal is enclosed with this document.

If your Belpointe REIT shares are held in “street name” (i.e., through a broker, dealer, commercial bank, trust company or other nominee), they may be tendered by your nominee by book-entry transfer through The Depository Trust Company (“DTC”). To validly tender Belpointe REIT shares held in street name, you should instruct your nominee to do so prior to the expiration of the offer.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC prior to the expiration date. Tenders received by the exchange agent after the expiration date will be disregarded and of no effect. In all cases, you will receive your transaction consideration for your tendered Belpointe REIT shares only after timely receipt by the exchange agent of either a confirmation of a book-entry transfer of such shares if your shares are held in “street name” or a properly completed and duly executed letter of transmittal if your shares are held of record, in each case, together with any other required documents.

For a complete discussion of the procedures for tendering your Belpointe REIT shares, see “The Offer—Procedure for Tendering.”

Q:	Can I withdraw tendered Belpointe REIT shares?
A:	No, you may not withdraw your Belpointe REIT shares once tendered into the offer.
Q:	When and how will I receive the transaction consideration in exchange for my tendered Belpointe REIT shares?
A:	BREIT Merger will exchange all validly tendered Belpointe REIT shares promptly after the expiration date of the offer, subject to the terms thereof and the satisfaction or waiver of the conditions to the offer, as set forth in “The Offer—Conditions of the Offer.” BREIT Merger will deliver the transaction consideration for your validly tendered shares through the exchange agent, which will act as your agent for the purpose of receiving the transaction consideration from BREIT Merger and transmitting such consideration to you. In all cases, you will receive your consideration for your tendered Belpointe REIT shares only after timely receipt by the exchange agent of either a confirmation of a book-entry transfer of such shares (as described in “The Offer—Procedure for Tendering”) or a properly completed and duly executed letter of transmittal, in each case, together with any other required documents.
Q:	What happens if I do not tender my Belpointe REIT shares?
A:	If, after consummation of the offer, Belpointe PREP and BREIT Merger own a majority of the aggregate voting power of the outstanding Belpointe REIT shares, Belpointe PREP intends to promptly complete the conversion and merger after the consummation of the offer.

Upon consummation of the merger, each Belpointe REIT share that has not been tendered and accepted for exchange in the offer will be converted into BREIT LLC units. In the merger each BREIT LLC unit will be converted into the right to receive the transaction consideration. See “Merger Agreement—Exchange of BREIT LLC Book-Entry Units for the Transaction Consideration.”

Q:	Will the offer be followed by a merger if all Belpointe REIT shares are not tendered in the offer?
A:	Yes, unless the conditions to the merger are not satisfied or waived in accordance with the merger agreement. If BREIT Merger accepts all of the Belpointe REIT shares validly tendered pursuant to the offer, and the other conditions to the merger, including the QOZB sale and conversion, are satisfied or waived in accordance with the merger agreement, the merger will take place promptly thereafter. Promptly after consummation of the offer and the QOZB sale, Belpointe REIT will convert into BREIT LLC. In the conversion, each outstanding Belpointe REIT share that was not acquired by Belpointe PREP or BREIT Merger will be converted into BREIT LLC units. If the merger takes place, Belpointe PREP will own 100% of the equity of BREIT LLC, and all of the remaining holders of BREIT LLC units will have the right to receive the transaction consideration.

If the offer is consummated Belpointe PREP and BREIT Merger will have sufficient stockholder vote to consummate the conversion and merger. Belpointe PREP is required, on the terms and subject to the satisfaction or waiver of the conditions set forth in the merger agreement, to consummate the merger as promptly as practicable following the consummation of the offer, QOZB sale and conversion.

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Q:	What are the U.S. federal income tax consequences of receiving Belpointe PREP Class A units in exchange for my Belpointe REIT shares in the offer or merger?
A:	The receipt of the transaction consideration in exchange for shares of Belpointe REIT common stock pursuant to the offer or BREIT LLC units pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Each Belpointe REIT stockholder should read the discussion under “Material U.S. Federal Income Tax Consequences of the Offer, Conversion and Merger” for a more complete discussion of the U.S. federal income tax consequences of the offer, conversion and merger. Tax matters can be complicated, and the tax consequences of the offer, conversion and merger to a particular Belpointe REIT stockholder or holder of BREIT LLC units will depend on such stockholder’s or unitholder’s particular facts and circumstances. You should consult your own tax advisor to determine the specific consequences to you of exchanging your shares of Belpointe REIT common stock pursuant to the offer or your BREIT LLC units pursuant to the merger for the transaction consideration.
Q:	Are there any material differences between the rights of holders of Belpointe REIT common stock and Belpointe PREP Class A units?
A:	Yes. Belpointe PREP and Belpointe REIT are subject to different organizational documents. Holders of Belpointe REIT common stock, whose rights are currently governed by Belpointe REIT’s organizational documents and Maryland law, will, with respect to the shares validly tendered and exchanged immediately following the offer, become holders of Belpointe PREP Class A units, and their rights will be governed by Belpointe PREP’s organizational documents and Delaware law. For a detailed discussion of the differences between the rights of holders of Belpointe REIT common stock and Belpointe PREP Class A units, see “Comparison of Rights of Belpointe REIT Stockholders and Holders of Belpointe PREP Class A Units.”
Q:	Will I have the right to object to the offer, conversion or merger and have my Belpointe REIT shares appraised?
A:	Objectors’ and appraisal rights are not available in connection with the offer or conversion, and Belpointe REIT stockholders who tender their shares in the offer will not have objectors’ or appraisal rights in connection with the merger. However, if BREIT Merger accepts shares in the offer, the conversion is consummated and the merger completed, holders of BREIT LLC units will be entitled to exercise objectors’ and appraisal rights in connection with the merger, subject to and in accordance with the MLLCA and MGCL. Holders of BREIT LLC units who comply with the applicable statutory procedures under the MGCL will be entitled to receive a judicial determination of the fair value of their BREIT LLC units (exclusive of any appreciation or depreciation which directly or indirectly results from the transaction or its proposal) and to receive payment of such fair value in cash, if certain statutory requirements are satisfied. Any such judicial determination of the fair value of BREIT LLC units could be based on considerations other than, or in addition to, the price paid in the offer and the market value of Belpointe REIT shares. The value so determined could be higher or lower than the price per Belpointe REIT share paid by Belpointe PREP or BREIT Merger pursuant to the offer and merger.

Under §4A-705 of the MLLCA and §3-201 et seq. of the MGCL, BREIT LLC must notify each holder of BREIT LLC units entitled to objectors’ and appraisal rights of the approval of the merger and that objectors’ and appraisal rights are available for any or all of such BREIT LLC units. Such notice will include a copy of §4A-705 of the MLLCA and §3-201 et seq. of the MGCL.

The foregoing summary does not purport to be a complete statement of the procedures to be followed by holders of BREIT LLC units desiring to exercise any available objectors’ and appraisal rights under §4-A705 of the MLLCA and §3-201 et seq. of the MGCL and is qualified in its entirety by the full text of §4-A705 of the MLLCA and §3-201 et seq. of the MGCL. See “The Offer—Objectors’ and Appraisal Rights.”

Q:	Where will the Belpointe PREP Class A units to be issued in the offer and merger be listed?
A:	No public market currently exists for the Belpointe PREP Class A units. Belpointe PREP has applied to have the Class A units to be issued in the offer and merger approved for listing on the NYSE American under the symbol “OZ.”
Q:	Whom should I contact if I have questions about the offer?
A:	You may contact: Investor Relations by email at IR@belpointeoz.com or by mail at:

Belpointe PREP, LLC
255 Glenville Road
Greenwich, CT 06831

Q:	Where can I find additional information about Belpointe PREP and Belpointe REIT?
A:	You can find additional information about Belpointe PREP and Belpointe REIT from various sources described in the section of this document entitled “Where You Can Find Additional Information.”

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Summary

This summary highlights certain information contained elsewhere in this document. This is only a summary and it may not contain all information that is important to you. For a more complete understanding of the offer and merger, you should read the entire document and the related letter of transmittal carefully. Unless otherwise stated in this document:

•	references to “Belpointe PREP” refer to Belpointe PREP, LLC;
•	references to “Belpointe PREP Class A units,” “Class A units” or “units” refer to the units representing limited liability company interests in Belpointe PREP, LLC, that are designated as “Class A;”
•	references to “Belpointe PREP units,” refer to the units representing limited liability company interests in Belpointe PREP, LLC;
•	references to “Belpointe PREP Manager” refer to Belpointe PREP Manager, LLC, the external manager of Belpointe PREP;
•	references to “Belpointe PREP OC” refer to Belpointe PREP OC, LLC, a wholly owned subsidiary of Belpointe PREP, together with its subsidiaries, unless the context requires otherwise;
•	references to “Belpointe PREP TN OC” refer to Belpointe PREP TN OC, LLC, a wholly owned subsidiary of Belpointe PREP, together with its subsidiaries, unless the context requires otherwise;
•	references to “BREIT Merger” refer to BREIT Merger, LLC, a wholly owned subsidiary of Belpointe PREP.
•	references to “Belpointe REIT” refer to Belpointe REIT, Inc.;
•	references to “BREIT LLC” refer to BREIT, LLC, successor to Belpointe REIT;
•	references to “BREIT units” refer to the units representing limited liability company interests in BREIT LLC;
•	references to “Belpointe REIT Manager” refer to Belpointe REIT Manager, LLC, the external manager of Belpointe REIT;
•	references to “Belpointe REIT common stock,” “common stock,” “Belpointe REIT shares,” or “shares” refer to the common stock, par value $0.01 per share, of Belpointe REIT, Inc.;
•	references to “DLLCA” refer to the Delaware Limited Liability Company Act;
•	references to “MLLCA” refer to the Maryland Limited Liability Company Act;
•	references to “MGCL” refer to the Maryland General Corporation Law;
•	references to “Operating Company” or “Operating Companies” refer to Belpointe PREP’s wholly owned subsidiaries, including Belpointe PREP OC and Belpointe PREP TN OC, together with their respective subsidiaries, unless the context requires otherwise;
•	references to “qualified opportunity fund” refer to an investment vehicle formed pursuant to the requirements of the Tax Cuts and Jobs Act of 2017 for the purpose of investing in qualified opportunity zones and which holds at least 90% of its assets in qualified opportunity zone property;
•	references to “qualified opportunity zones” refer to low income communities designated as qualified opportunity zones throughout the United States;
•	references to “qualified opportunity zone business” refer to a trade or business where: (i) substantially all of the tangible property owned or leased is qualified opportunity zone business property; (ii) at least 50% of the gross income is derived from and a substantial portion of the intangible property is used in the active conduct of a trade or business in a qualified opportunity zone; (iii) less than 5% of the average aggregate unadjusted bases of the property is attributable to nonqualified financial property (subject to a working capital safe harbor); and (iv) it is not engaged in a “sin business” (i.e., private or commercial golf course, country club, massage parlor, hot tub facility, suntan facility, racetrack or gambling facility, the sale of alcoholic beverages for consumption off premises);
•	references to “qualified opportunity zone business property” refer to tangible property acquired by purchase or lease by a qualified opportunity fund and substantially all of the use of which is in a qualified opportunity zone during substantially all of the fund’s holding period or lease term;
•	references to “qualified opportunity zone partnership interests” refer to newly issued capital or profits interests acquired solely in exchange for cash from an entity classified as a domestic partnership for U.S. federal income tax purposes, where the partnership’s trade or business is a qualified opportunity zone business at the time of acquisition and during substantially all of the holding period for the interests;
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•	references to “qualified opportunity zone property” refer to: (i) qualified opportunity zone stock; (ii) qualified opportunity zone partnership interests; and (iii) qualified opportunity zone business property;
•	references to “qualified opportunity zone stock” refer to newly issued stock acquired solely in exchange for cash from an entity classified as a domestic corporation for U.S. federal income tax purposes, where the corporation’s trade or business is a qualified opportunity zone business at the time of acquisition and during substantially all of the holding period for the stock; and
•	references to “Sponsor” refer to Belpointe, LLC.

Except as otherwise noted or as context otherwise requires, all information in this document assumes:

•	the amendment and restatement of Belpointe PREP’s Limited Liability Company Operating Agreement;
•	reclassification of all of Belpointe PREP’s outstanding common units into an equivalent number of Class A units; and
•	the issuance of 100,000 Class B units and one Class M unit to the Belpointe PREP Manager.

The Offer and Transaction Consideration

Belpointe PREP, through its wholly owned subsidiary, BREIT Merger, is offering, upon the terms and subject to the conditions set forth in this document and in the accompanying letter of transmittal, to exchange for each outstanding share of Belpointe REIT common stock validly tendered in the offer 1.05 Class A units of Belpointe PREP, with any fractional Class A units rounded up to the nearest whole unit (the “transaction consideration”).

Purpose of the Offer, Conversion and Merger

The purpose of the offer is for Belpointe PREP to acquire control of, and ultimately the entire equity interest in, Belpointe REIT while at the same time preserving the status of Belpointe REIT’s investments as qualified opportunity zone investments and enabling the Belpointe REIT stockholders to make a new deferral election with respect to the Belpointe PREP Class A units.

The offer is the first step in Belpointe PREP’s plan to acquire the entire equity interest in Belpointe REIT, the conversion is the second step, and the merger is the final step in such plan. If the offer is completed, tendered Belpointe REIT shares will be exchanged for the transaction consideration, and if the conversion and merger are completed, any remaining Belpointe REIT shares that were not tendered into the offer will be converted BREIT LLC units and the BREIT LLC units into the right to receive the transaction consideration. The purpose of the merger is for Belpointe PREP to acquire all of the converted BREIT LLC units, that it did not acquire as Belpointe REIT shares in the offer.

Upon the consummation of the merger, the BREIT LLC business will be held in BREIT Merger, a wholly owned subsidiary of Belpointe PREP, and the former holders of BREIT LLC units will no longer have any direct ownership interest in the surviving company.

Belpointe PREP expects to consummate the merger promptly after the consummation of the offer and conversion in accordance with §4A-702 of the MLLCA and §18-209 of the DLLCA. See “The Offer—Purpose of the Offer, Conversion and Merger.”

The Companies

Belpointe PREP, LLC

Belpointe PREP, LLC
255 Glenville Road
Greenwich, Connecticut 06831

Belpointe PREP, LLC is a Delaware limited liability company. Belpointe PREP was formed to originate, invest in and manage a diversified portfolio of commercial real estate properties located throughout the United States and its territories, real estate-related assets, including commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, as well as private equity acquisitions and investments and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses. All of Belpointe PREP’s assets are and will continue to be held by, and all of its operations are and will continue to be conducted through, one of more Operating Companies, either directly or indirectly through subsidiaries. As of the date of this document, Belpointe PREP’s only Operating Companies are Belpointe PREP OC, LLC and Belpointe PREP TN OC, LLC. Belpointe PREP’s Operating Companies are externally managed by Belpointe PREP Manager, an affiliate of the Sponsor.

Belpointe PREP initially intends to operate in a manner that will allow it to qualify as a partnership for U.S. federal income tax purposes. If Belpointe PREP Manager determines that it is no longer in Belpointe PREP’s best interests to continue as a partnership for U.S. federal income tax purposes, Belpointe PREP Manager may elect to treat Belpointe PREP as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes. If Belpointe PREP elects to be taxable as a corporation for U.S. federal (and applicable state) income tax purposes, it may also elect to qualify and be taxed as a real estate investment trust.

BREIT Merger, LLC

BREIT Merger, LLC
c/o Belpointe PREP, LLC
255 Glenville Road
Greenwich, Connecticut 06831

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BREIT Merger, LLC, is a Delaware limited liability company and the wholly owned subsidiary of Belpointe PREP. BREIT Merger has engaged in no business activities to date and has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the offer and merger.

Belpointe REIT, Inc.

Belpointe REIT, Inc.
255 Glenville Road
Greenwich, Connecticut 06831

Belpointe REIT, Inc. is a Maryland corporation that concentrates its operations on the identification, acquisition and development or redevelopment of properties located within “qualified opportunity zones.” At least 90% of Belpointe REIT’s assets consist of qualified opportunity zone property, which enables it to be classified as a “qualified opportunity fund” and, as a result, certain investors in Belpointe REIT are eligible for favorable capital gains tax treatment on their investments. Belpointe REIT’s investment objectives and strategy focuses on construction or renovation of multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, mixed-use, data centers and solar projects located in qualified opportunity zones throughout the United States and its territories.

Reasons for the Offer, Conversion and Merger

The purpose of the offer is for Belpointe PREP to acquire control of, and ultimately the entire equity interest in, Belpointe REIT while at the same time preserving the status of Belpointe REIT’s investments as qualified opportunity zone investments and enabling the Belpointe REIT stockholders to make a new deferral election with respect to the Belpointe PREP Class A units. BREIT Merger is making the offer and Belpointe PREP plans to complete the conversion and merger because it believes that the combined structure will result in (i) increased value for the combined companies, (ii) enhanced long-term growth prospects, (iii) significant tax advantages, including allowing holders of Belpointe PREP Class A units to continue to take advantage of qualified business income deductions as well as to take advantage of depreciations deductions on distributions, and (iv) improved acquisition prospects by making it simpler to acquire additional qualified opportunity funds without triggering an inclusion event.

Expiration of the Offer

The offer expired at 11:59 p.m., New York City time, at the end of June 18, 2021, unless further extended or terminated in accordance with the merger agreement. “Expiration date” means 11:59 p.m., New York City time, at the end of June 18, 2021 unless and until BREIT Merger has extended the period during which the offer is open, subject to the terms and conditions of the merger agreement, in which event the term “expiration date” means the latest time and date at which the offer, as so extended by BREIT Merger, will expire.

Extension, Termination or Amendment

Subject to the provisions of the merger agreement and the applicable rules and regulations of the SEC, and unless Belpointe REIT consents otherwise (which may be granted or withheld in its sole discretion) or the merger agreement is otherwise terminated:

•	BREIT Merger must extend the offer for any period required by any law, or any rule, regulation, interpretation or position of the SEC or its staff or the NYSE American applicable to the offer, or to the extent necessary to resolve any comments of the SEC or its staff applicable to the offer or the registration statement on Form S-4 of which this document is a part;
•	in the event that any of the conditions to the offer (other than the minimum tender condition, and other than any such conditions that by their nature are to be satisfied at the expiration of the offer) have not been satisfied or waived in accordance with the merger agreement as of any then-scheduled expiration of the offer, BREIT Merger must extend the offer for successive extension periods of up to 10 business days each (or for such longer period as may be agreed by Belpointe PREP and Belpointe REIT) in order to permit the satisfaction or valid waiver of the conditions to the offer (other than the minimum tender condition); and
•	if as of any then-scheduled expiration of the offer each condition to the offer (other than the minimum tender condition, and other than any such conditions that by their nature are to be satisfied at the expiration of the offer (if such conditions would be satisfied or validly waived were the expiration of the offer to occur at such time)) has been satisfied or waived in accordance with the merger agreement and the minimum tender condition has not been satisfied, BREIT Merger may, and at the request in writing of Belpointe REIT must, extend the offer for successive extension periods of up to 10 business days each (with the length of each such period being determined in good faith by Belpointe PREP) (or for such longer period as may be agreed by Belpointe PREP and Belpointe REIT).

BREIT Merger may not terminate or withdraw the offer prior to the then-scheduled expiration of the offer unless the merger agreement is validly terminated in accordance with its terms, in which case BREIT Merger will terminate the offer promptly (but in no event more than one business day) after such termination. Among other circumstances, the merger agreement may be terminated by either Belpointe PREP or Belpointe REIT if the offer shall have terminated or expired in accordance with its terms (subject to the rights and obligations of Belpointe PREP or BREIT Merger to extend the offer pursuant to the merger agreement) without BREIT

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Merger having accepted for exchange any Belpointe REIT common stock pursuant to the offer, or if the acceptance for exchange of Belpointe REIT common stock tendered in the offer has not occurred on or before November 30, 2021 (subject, in certain circumstances, to a two-month extension) (the “outside date”). See “Merger Agreement—Termination of the Merger Agreement.”

BREIT Merger will effect any extension, termination, amendment or delay by giving oral or written notice to the exchange agent and by making a public announcement as promptly as practicable thereafter as described under “The Offer—Extension, Termination and Amendment of Offer.” In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date. Subject to applicable law, and without limiting the manner in which BREIT Merger may choose to make any public announcement, BREIT Merger assumes no obligation to publish, advertise or otherwise communicate any such public announcement of this type other than by issuing (or having Belpointe PREP issue) a press release. During any extension, Belpointe REIT common stock previously tendered will remain subject to the offer.

No subsequent offering period will be available following the expiration of the offer without the prior written consent of Belpointe REIT, other than in accordance with the extension provisions set forth in the merger agreement.

Conditions of the Offer

The offer is subject to certain conditions, including, among others:

•	satisfaction of the minimum tender condition (which requires that, prior to the expiration of the offer, there have been validly tendered a number of Belpointe REIT shares that, upon the consummation of the offer, would represent at least a majority of the aggregate voting power of the Belpointe REIT shares outstanding immediately after the consummation of the offer);
•	lack of legal prohibitions;
•	the effectiveness of the registration statement on Form S-4 of which this document is a part;
•	the listing of the Belpointe PREP Class A units to be issued in the offer and merger on the NYSE American;
•	Belpointe REIT’s termination of its offering under Regulation A of the Securities Act;
•	the accuracy of Belpointe REIT’s representations and warranties made in the merger agreement, subject to specified materiality standards;
•	Belpointe REIT being in compliance in all material respects with its covenants under the merger agreement;
•	no material adverse effect (as described in “Merger Agreement—Material Adverse Effect”) having occurred with respect to Belpointe REIT since the date of the merger agreement that is continuing as of immediately prior to the expiration of the offer; and
•	the merger agreement not having been terminated in accordance with its terms.

The offer is subject to certain other conditions set forth in the section below entitled “The Offer—Conditions of the Offer.” Subject to applicable SEC rules and regulations, BREIT Merger also reserves the right prior to the expiration of the offer, in its sole discretion, at any time or from time to time to waive any condition identified as subject to waiver in “The Offer—Conditions of the Offer” by giving oral or written notice of such waiver to the exchange agent. However, certain specified conditions (including the first four conditions in the immediately preceding list) may only be waived by Belpointe PREP or BREIT Merger with the prior written consent of Belpointe REIT (which may be granted or withheld in its sole discretion).

Procedure for Tendering

All Belpointe REIT shares are held in electronic book entry form.

To validly tender Belpointe REIT shares held of record, Belpointe REIT stockholders must deliver a properly completed and duly executed letter of transmittal, along with any required signature guarantees and any other required documents to the exchange agent at its address set forth elsewhere in this document, and follow the other procedures set forth herein, prior to the expiration of the offer.

Belpointe REIT stockholders who hold Belpointe REIT common stock in “street name” through a bank, broker or other nominee holder, and desire to tender their Belpointe REIT common stock pursuant to the offer, should instruct the nominee holder to do so prior to the expiration of the offer.

Exchange of Belpointe REIT Shares; Delivery of Belpointe PREP Class A Units

Upon the terms and subject to the satisfaction or waiver of the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any extension or amendment), promptly after the expiration of the offer, BREIT Merger will accept for exchange, and will exchange for, all Belpointe REIT shares validly tendered prior to the expiration of the offer.

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Source and Amount of Funds

The offer and merger are not conditioned upon any financing arrangements or contingencies; there is no cash consideration being paid in connection with the offer or merger. Each share of Belpointe REIT common stock accepted by BREIT Merger in accordance with the terms and subject to the conditions of the offer and merger will be exchanged for the right to receive 1.05 Belpointe PREP Class A units.

Interests of Belpointe REIT Directors and Officers in the Offer and Merger

You should be aware that some of the officers and directors of Belpointe REIT may be deemed to have interests in the offer and merger that are different from, or in addition to, your interests as a Belpointe REIT stockholder. Such interests include, among others, that the officers and directors of Belpointe REIT are or will upon the closing of the merger become the officers and directors of Belpointe PREP. In addition, the agreement and plan of merger was not negotiated between unaffiliated third parties on an arms-length basis and its terms, including the amount and type of transaction consideration, may not be as favorable to either of Belpointe PREP or Belpointe REIT as they otherwise would have been had it been negotiated between unaffiliated third parties.

Objectors’ and Appraisal Rights

Objectors’ and appraisal rights are not available in connection with the offer or conversion, and Belpointe REIT stockholders who tender their shares in the offer will not have objectors’ and appraisal rights in connection with the merger. However, if BREIT Merger accepts shares in the offer, the conversion is consummated and the merger completed, holders of BREIT LLC units will be entitled to exercise objectors’ and appraisal rights in connection with the merger if they did not tender Belpointe REIT shares in the offer, subject to and in accordance with the MLLCA and MGCL. See “The Offer—Objectors’ and Appraisal Rights.”

Ownership of Belpointe PREP Class A Units After the Offer and Merger

Belpointe PREP estimates that former Belpointe REIT stockholders would own, in the aggregate, approximately 99.9% of the outstanding Belpointe PREP Class A units immediately following the completion of the offer and merger.

For a detailed discussion of the assumptions on which this estimate is based, see “The Offer—Ownership of Belpointe PREP Class A Units Following the Offer and Merger.”

Comparison of Rights of Belpointe REIT Stockholders and Holders of Belpointe PREP Class A Units

The rights of holders of Belpointe PREP Class A units are different in some respects from the rights of holders of Belpointe REIT common stock. Therefore, Belpointe REIT stockholders will have different rights once they become holders of Belpointe PREP Class A units. The differences are described in more detail under “Comparison of Rights of Belpointe REIT Stockholders and Holders of Belpointe PREP Class A Units.”

Material U.S. Federal Income Tax Consequences

The receipt of the transaction consideration in exchange for shares of Belpointe REIT common stock pursuant to the offer or the merger generally will be a taxable transaction for U.S. federal income tax purposes. Each Belpointe REIT stockholder should read the discussion under “Material U.S. Federal Income Tax Consequences of the Offer, Conversion and Merger” for a more complete discussion of the U.S. federal income tax consequences of the offer the merger. Tax matters can be complicated, and the tax consequences of the offer and merger to a particular Belpointe REIT stockholder will depend on such stockholder’s particular facts and circumstances. Belpointe REIT stockholders should consult their own tax advisors to determine the specific consequences to them of exchanging their shares of Belpointe REIT common stock for the transaction consideration pursuant to the offer, of the conversion or of exchanging their BREIT LLC units for the transaction consideration pursuant to the merger.

Accounting Treatment

Belpointe PREP and Belpointe REIT are considered entities under common control. Accordingly, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), the contemplated transactions, including the acquisition of shares through the offer and units through the merger, will be treated for accounting purposes as a business reorganization of entities under common control and will be recorded at the historical carrying value of the assets, liabilities and equity interests of the parties.

Questions about the Offer, Conversion and Merger

Questions or requests for assistance or additional copies of this document may be directed to IR@belpointeoz.com and addresses set forth below. Belpointe REIT stockholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the offer.

Belpointe PREP, LLC
255 Glenville Road
Greenwich, CT 06831

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Risk Factors

You should carefully read this document and the other documents referred to or incorporated by reference into this document, including in particular the following risk factors, in deciding whether to tender Belpointe REIT shares pursuant to the offer.

Risk Factors Relating to the Offer, Conversion and Merger

The offer remains subject to conditions that Belpointe PREP cannot control.

The offer is subject to conditions, including, the minimum tender condition, lack of legal prohibitions, the registration statement on Form S-4 of which this document is a part becoming effective, the listing of the Belpointe PREP Class A units to be issued in the offer and merger having been approved for listing on the NYSE, termination of Belpointe REIT’s offering under Regulation A of the Securities Act, no material adverse effect having occurred with respect to Belpointe REIT (as described in “Merger Agreement—Material Adverse Effect”), the accuracy of Belpointe REIT’s representations and warranties made in the merger agreement (subject to specified materiality standards), Belpointe REIT being in compliance in all material respects with its covenants under the merger agreement and the merger agreement not having been terminated in accordance with its terms. There are no assurances that all of the conditions to the offer will be satisfied or that the conditions will be satisfied in the time frame expected. If the conditions to the offer are not met, then Belpointe PREP may, subject to the terms and conditions of the merger agreement, allow the offer to expire, or amend or extend the offer. See “The Offer—Conditions of the Offer” for a discussion of the conditions to the offer.

If the transactions are completed, Belpointe REIT stockholders will receive Belpointe PREP Class A units in exchange for their shares of Belpointe REIT common stock and will accordingly become holders of Belpointe PREP Class A units. Belpointe PREP Class A units may be affected by different factors than Belpointe REIT common stock, and holders of Belpointe PREP Class A units will have different rights than holders Belpointe REIT common stock.

Upon consummation of the transactions, Belpointe REIT stockholders will receive Belpointe PREP Class A units in exchange for their shares of Belpointe REIT common stock and will accordingly become Belpointe PREP unitholders. While Belpointe PREP’s business will be substantially the same as that of Belpointe REIT’s, Belpointe REIT is a Maryland corporation whereas Belpointe PREP is a Delaware limited liability company that will elect to be taxed as a partnership for U.S. federal income tax purposes. Accordingly, holders of Belpointe PREP Class A units may be affected by factors different from those that would affect holders Belpointe REIT’s common stock. These factors are more fully described under “Material U.S. Federal Income Tax Consequences.”

In addition, holders of shares of Belpointe PREP Class A units will have rights that differ from the rights they had as Belpointe REIT stockholders prior to the transactions. For a comparison of the rights of holders of Belpointe PREP Class A units to the rights of Belpointe REIT stockholders, see “Comparison of Rights of Belpointe REIT Stockholders and Holders of Belpointe PREP Class A Units.”

Consummation of the offer may adversely affect the liquidity of shares of Belpointe REIT common stock not tendered in the offer.

If the offer is completed, you should expect the number of Belpointe REIT stockholders and the number of publicly traded Belpointe REIT shares to be significantly reduced. As a result, the closing of the offer can be expected to adversely affect, in a material way, the liquidity of the remaining Belpointe REIT shares held by the public pending the consummation of the conversion and merger. While Belpointe PREP currently expects the conversion and merger to occur promptly after the offer is completed, Belpointe PREP cannot assure you that all conditions to the conversion and merger will be satisfied at that time.

Belpointe REIT stockholders will have a reduced voting interest with respect to certain matters in Belpointe PREP as compared to their voting interest in Belpointe REIT.

Belpointe REIT’s Amended and Restated Articles of Incorporation provides that holders of Belpointe REIT common stock are entitled to one vote per share on all matters duly submitted to stockholders for their vote or consent. Belpointe PREP’s Amended and Restated Limited Liability Company Operating Agreement (the “operating agreement”) provides that holders of Belpointe PREP Class A units and Class B units are entitled to one vote on any and all matters submitted for the consent or approval of members generally and the holder of the Belpointe PREP Class M unit is entitled to that number of votes equal to the product obtained by multiplying (i) the sum of the of the aggregate number of outstanding Class A units and Class B units, by (ii) 10, on any and all matters submitted for the consent or approval of members on which the holder of the Class M unit has a vote. The Belpointe PREP Manager will hold the Belpointe PREP Class M unit for so long as it remains Belpointe PREP’s manager. Accordingly, the Belpointe PREP Manager will be able to determine the outcome of all matters on which the holder of the Class M unit has a vote. Such matters include certain mergers and acquisitions, certain amendments to Belpointe PREP’s operating agreement and the election of one Class III director.

Litigation relating to the offer, conversion or merger could require Belpointe PREP to incur significant costs and suffer management distraction, as well as could delay or enjoin the conversion or merger.

Belpointe PREP and Belpointe REIT could be subject to demands or litigation related to the offer, conversion or merger, whether or not the transaction is consummated. Such actions may create uncertainty relating to the offer, conversion or merger, or

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delay or enjoin the conversion or merger, and responding to such demands and defending such actions may be costly and distracting to management of both companies.

The receipt of Belpointe PREP Class A units in the transactions contemplated by the merger agreement will be fully taxable to Belpointe REIT stockholders and holders of BREIT LLC units.

The exchange of Belpointe REIT common stock or BREIT LLC units for Belpointe PREP Class A units in the transactions contemplated by the merger agreement generally will be taxable to Belpointe REIT stockholders and holders of BREIT LLC units for U.S. federal income tax purposes. These consequences are described more fully under “Material U.S. Federal Income Tax Consequences.” Belpointe REIT stockholders and holders BREIT LLC units should consult their tax advisors to determine the specific tax consequences to them of the transactions contemplated by the merger agreement, including any federal, state, local, foreign or other tax consequences, and any tax return filing or other reporting requirements.

The agreement and plan of merger was not negotiated between unaffiliated third parties on an arms-length basis and may not be as favorable to Belpointe PREP or Belpointe REIT as it otherwise would have been had it been negotiated between unaffiliated third parties.

The agreement and plan of merger was negotiated between related parties. There can be no assurance that the terms of the agreement and plan of merger, including the amount and type of transaction consideration, are as favorable to Belpointe PREP or Belpointe REIT as they otherwise would have been had the agreement and plan of merger been negotiated between unaffiliated third parties.

Risk Factors Relating to Belpointe PREP and the Combined Company

Belpointe PREP and Belpointe REIT will incur direct and indirect costs as a result of the offer, conversion and merger.

Belpointe PREP and Belpointe REIT will incur substantial expenses in connection with and as a result of completing the offer, conversion and merger and, following the completion of the merger, Belpointe PREP expects to incur additional expenses in connection with combining the businesses Belpointe PREP and Belpointe REIT. Factors beyond Belpointe PREP’s control could affect the total amount or timing of these expenses, many of which, by their nature, are difficult to estimate accurately. Moreover, diversion of management focus and resources from the day-to-day operation of the business to matters relating to the transactions could adversely affect each company’s business, regardless of whether the offer, conversion and merger are completed.

Belpointe PREP’s and Belpointe REIT’s actual financial positions and results of operations may differ materially from the unaudited pro forma financial information included in this document.

The pro forma financial information contained in this document is presented for illustrative purposes only and may differ materially from what Belpointe PREP’s actual financial position or results of operations would have been had the transactions been completed on the dates indicated. The pro forma financial information has been derived from the historical financial statements of Belpointe PREP and Belpointe REIT, and certain adjustments and assumptions have been made regarding the combined company after giving effect to the transactions. The actual financial condition and results of operations of Belpointe PREP following the transactions may not be consistent with, or evident from, the pro forma financial information contained in this document.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect Belpointe PREP’s financial condition or results of operations following the completion of the transactions. Any potential decline in Belpointe PREP’s financial condition or results of operations may cause significant variations in the net asset value of Belpointe PREP Class A units and the price at which the Class A units’ trade. See “Unaudited Pro Forma Combined Financial Statements.”

Risks Related to Belpointe PREP’s Organizational Structure

Belpointe PREP has a limited operating history, and the prior performance of the Sponsor or other real estate investment opportunities sponsored by the Sponsor, including Belpointe REIT, may not predict Belpointe PREP future results.

Belpointe PREP is a recently formed company, has a limited operating history and may not be able to achieve its investment objectives. There can be no assurance that the past experiences of the Sponsor or its affiliates will be sufficient to allow Belpointe PREP to successfully achieve its investment objectives. Belpointe PREP commenced operations on October 28, 2020. As of the date of this document, Belpointe PREP has made four qualified opportunity zone investments. Belpointe PREP’s limited operating history significantly increases the risk and uncertainty you face in acquiring Belpointe PREP Class A units.

Concurrently with the offer, conversion and merger Belpointe PREP is conducting a continuous offering.

Concurrently with the offer, conversion and merger Belpointe PREP is conducting a continuous public offering (the

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“continuous offering”). Belpointe PREP will seek to invest substantially all of the net proceeds from its continuous offering, after the payment of fees and expenses, in the acquisition of or investment in real estate-related assets, including commercial real estate loans and mortgages, and debt and equity securities issued by other real estate companies, as well as select private equity investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses. However, because you will be unable to evaluate the economic merit of Belpointe PREP’s investments before they are made, you will have to rely entirely on the ability of the Belpointe PREP Manager to select suitable and successful investment opportunities. There can be no assurance that the Belpointe PREP Manager will be successful in obtaining suitable investments or that, if such investments are made, Belpointe PREP’s investment objectives will be achieved. Furthermore, the Belpointe PREP Manager will have broad discretion in selecting investments, and you will not have the opportunity to evaluate potential investments. These factors increase the risk that your acquisition of Class A units may not generate returns comparable to other investment alternatives.

If Belpointe PREP is unable to find suitable investments, it may not be able to achieve its investment objectives or pay distributions.

Belpointe PREP’s ability to achieve its investment objectives and to pay distributions depends on the ability of the Belpointe PREP Manager to select suitable and successful investment opportunities. If Belpointe PREP fails to raise sufficient proceeds from the sale of its Class A units, it will be unable to make any additional investments. At the same time, the more money Belpointe PREP raises in its continuous offering, the greater its challenge will be to invest all of the net proceeds in investments that meet its investment criteria. Belpointe PREP’s initial investments consist of and are expected to continue to consist of properties located in qualified opportunity zones for the development or redevelopment of multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, office, mixed-use, data centers and solar projects (collectively, the “qualified opportunity zone investments”) located throughout the United States and its territories. Belpointe PREP also anticipates identifying, acquiring, developing or redeveloping and managing a wide range of commercial real estate properties located throughout the United States and its territories, including, but not limited to, real estate-related assets, such as commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, as well as making private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses, with the goal of increasing distributions and capital appreciation. There can be no assurance that the Belpointe PREP Manager will initially be successful in locating and obtaining suitable qualified opportunity zone investments or that, if the Belpointe PREP Manager makes qualified opportunity zone investments on behalf of Belpointe PREP, its objectives will be achieved. What’s more, increased competition from other opportunity zone funds as well as any prospective legislative or regulatory changes related to qualified opportunity zone investments, may make it more difficult for the Belpointe PREP Manager to make suitable qualified opportunity zone investments. If Belpointe PREP is unable to find suitable investments promptly, it may invest in short-term, investment-grade obligations or accounts in a manner that is consistent with its intended qualification as a publicly traded partnership and qualified opportunity fund. If Belpointe PREP would continue to be unsuccessful in locating suitable investments, it may ultimately decide to liquidate. In the event Belpointe PREP is unable to timely locate suitable investments, it may be unable or limited in its ability to pay distributions and may not be able to meet its investment objectives.

The price of Belpointe PREP’s Class A units was not established in reliance on a valuation of its assets and liabilities; the actual value of the Class A units may be substantially less.

Belpointe PREP has established the price of its Class A units on an arbitrary basis and the price bears no relationship to its book or asset values or to any other established criteria for valuing equity. Belpointe PREP plans to determine the net asset value (“NAV”) of its Class A units no later than the first quarter following the December 31, 2022 year end, and every quarter thereafter. The per Class A unit price in its continuous offering will be adjusted within approximately 60 days of the last day of each quarter. Belpointe PREP will calculate its NAV as of the last day each quarter (the “determination date”) and any adjustment to the NAV will take effect as of the first business day following its public announcement. Belpointe PREP’s adjusted NAV per Class A unit will be equal to its adjusted NAV as of the determination date (rounded to the nearest dollar) divided by the number of Class A units outstanding on the determination date.

Belpointe PREP’s NAV will be calculated using a process that may reflect some or all of the following components: (i) estimated values of each of its assets and investments, including related liabilities (but, in Belpointe PREP’s discretion, may exclude deal-level carried interest allocations), based on: (a) market capitalization rates, comparable transaction information, interest rates, adjusted net operating income; (b) with respect to debt, default rates, discount rates and loss severity rates; (c) for commercial real estate properties that have development or value add plans, progress along such development or value add plans; and (d) in certain instances, reports of the underlying assets and investments by an independent valuation expert; (ii) the price of liquid assets for which third party market quotes are available; (iii) accruals of its periodic distributions; and (iv) estimated accruals of its operating revenues and expenses (excluding property management oversight fees).

Belpointe PREP may engage a third party to prepare or assist with preparing the NAV of its Class A units. In addition, where Belpointe PREP determines that an independent appraisal is necessary, including, without limitation, where the Belpointe PREP Manager is unsure of its ability to accurately determine the estimated values of Belpointe PREP’s assets and investments, or where third party market values for comparable assets and investments are either nonexistent or extremely inconsistent, Belpointe PREP may engage an appraiser that has expertise in appraising the types of assets and investments that it hold to act as its independent valuation expert. The independent valuation expert will not be responsible for, prepare or assist with preparing Belpointe PREP’s NAV per Class A unit.

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As with any asset valuation protocol, the conclusions reached by the Belpointe PREP Manager or any third-party firm that Belpointe PREP engages to prepare or assist with preparing the NAV of its Class A units will involve significant judgments, assumptions and opinions in the application of both observable and unobservable attributes that may or may not prove to be correct. The use of different judgments or assumptions would likely result in different estimates of the value of Belpointe PREP’s assets and investments and, consequently, the NAV of its Class A units. Moreover, although Belpointe PREP will calculate and provide its NAV on a quarterly basis, its NAV may fluctuate daily, accordingly the NAV in effect for any given fiscal quarter may not accurately reflect the amount that might otherwise be paid for your Class A units in a market transaction. Further, for any given fiscal quarter, Belpointe PREP’s published NAV may not fully reflect certain material events to the extent that they are unknown or their financial impact on its assets or investments is not immediately quantifiable.

The Sponsor does not hold a significant amount of Belpointe PREP’s equity. As such the Sponsor may not be as strongly incentivized to avoid losses as a sponsor who does hold significant equity in its companies, and as a result you may be more likely to sustain a loss on your Class A units.

The Sponsor, Belpointe, LLC, and an affiliate of the Sponsor have acquired 100 of Belpointe PREP’s Class A units in connection with its formation for proceeds to Belpointe PREP of $10,000. Accordingly, if Belpointe PREP is successful in raising enough proceeds in its offering to be able to reimburse the Sponsor for any organizational, offering and transactional costs related to the employee cost sharing expenses incurred on Belpointe PREP’s behalf, the Sponsor will have very little exposure to loss in the value of Belpointe PREP’s Class A units. Without this exposure, the holders of Belpointe PREP’s Class A units may be at a greater risk of loss because the Sponsor does not have as much to lose from a decrease in the value of Belpointe PREP’s Class A units as do those sponsors who make more significant equity investments in their companies.

Belpointe PREP’s investments were acquired with the proceeds of a loan from Belpointe REIT.

Belpointe PREP funded the acquisition of its four qualified opportunity zone investments with proceeds of a $35,000,000 loan from Belpointe REIT (the “first Belpointe REIT loan”). The Belpointe REIT loan is evidenced by a secured promissory note (the “first secured note”) which bears interest at a rate of 0.14%, is due and payable on the maturity date (as hereinafter defined) and is secured by all of the assets of Belpointe PREP (the “collateral”). On February 16, 2021, Belpointe PREP entered into a second loan transaction with Belpointe REIT (the “second Belpointe REIT loan”) whereby Belpointe REIT advanced Belpointe PREP an additional $24,000,000. The second Belpointe REIT loan is evidenced by a secured promissory note (the “second secured note”) which bears interest at a rate of 0.14%, is due and payable on the maturity Date and is secured by the collateral. On May 28, 2021, Belpointe PREP entered into an agreement with Belpointe REIT to amend the maturity date of the first secured note and second secured note to December 31, 2021 (the “maturity date”) and entered into a third loan transaction with Belpointe REIT (the “third Belpointe REIT loan” and, together with the first Belpointe REIT loan and second Belpointe REIT loan, the “Belpointe REIT loans”) whereby Belpointe REIT advanced Belpointe PREP an additional $15,000,000. The third Belpointe REIT loan is evidenced by a secured promissory note (the “third secured note” and, together with the first secured note and second secured note, the “secured notes”) which bears interest at a rate of 0.14%, is due and payable on the maturity date and is secured by the collateral. In the event that the offer, conversion and merger are not consummated, or Belpointe PREP does not raise sufficient proceeds in its offering by the maturity date, Belpointe PREP may not be able to repay the amounts due under the secured note and Belpointe REIT may proceed against the collateral, which would have a material adverse effect on Belpointe PREP and the holders of its Class A units and may result in you losing some or all of your investment.

Belpointe PREP has limited operating capital and limited revenue from operations.

Belpointe PREP has limited operating capital and limited revenue and for the foreseeable future will be dependent upon its ability to finance operations through advances from the Belpointe PREP Manager, Sponsor, or an affiliate of the Belpointe PREP Manager or Sponsor, from the sale of its Class A units in the continuous offering, from the remaining proceeds of the Belpointe REIT loan or through other financing alternatives. There can be no assurance that the Belpointe PREP Manager, Sponsor, or an affiliate of the Belpointe PREP Manager or Sponsor, will continue to advance Belpointe PREP funds, and they are not obligated to do so. There can also be no assurance that Belpointe PREP will be able to successfully raise operating capital in its continuous offering or that Belpointe PREP will have access to other financing alternatives. Belpointe PREP’s failure to successfully obtain operating capital could result in its bankruptcy or other events which would have a material adverse effect on Belpointe PREP and the holders of its Class A units and may result in you losing some or all of your investment.

Any adverse changes in the Sponsor’s financial health, or the Sponsor’s or Belpointe PREP’s relationship with the Belpointe PREP Manager or its affiliates could hinder Belpointe PREP’s operating performance and the return on your Class A units.

Belpointe PREP, it’s Operating Company and the Belpointe PREP Manager have entered into a management agreement pursuant to which the Belpointe PREP Manager will manage Belpointe PREP’s day-to-day operations, implement its investment objectives and strategy and perform certain services for Belpointe PREP, subject to oversight by the Belpointe PREP board of directors (the “Belpointe PREP board”).

Belpointe PREP, its Operating Company, the Sponsor and the Belpointe PREP Manager have also entered into a shared services agreement pursuant to which the Belpointe PREP Manager will be provided with access to, among other things, the Sponsor’s and its affiliates’ portfolio management, asset valuation, risk management and asset management professionals and services as well as administration professionals and services addressing legal, compliance, investor relations and information technologies necessary for the performance by the Belpointe PREP Manager of its duties under the management agreement.

This team of investment, asset management and other professionals, acting through the Belpointe PREP Manager, will make all decisions regarding the origination, selection, evaluation, structuring, acquisition, financing and development of Belpointe PREP’s commercial real estate properties, real estate-related assets, including commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, as well as private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses, subject to the limitations in Belpointe PREP’s operating agreement. The Belpointe PREP Manager will also provide portfolio management, marketing, investor relations, financial, accounting and other administrative services on Belpointe PREP’s behalf with the goal of maximizing Belpointe PREP’s operating cash flow and preserving its invested capital. As such, Belpointe PREP’s ability to achieve its investment objectives and to pay distributions to the

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holders of its Class A units is dependent in part on the Sponsor’s financial condition and the Sponsor’s and Belpointe PREP’s relationship with the Belpointe PREP Manager. Any adverse changes in the Sponsor’s financial condition or the Sponsor’s or Belpointe PREP’s relationship with the Belpointe PREP Manager could hinder Belpointe PREP’s ability to successfully manage its operations and its portfolio of assets and investments.

In addition, the Belpointe PREP Manager and the Sponsor only have limited assets and Belpointe PREP’s recourse against the Belpointe PREP Manager or the Sponsor if the Belpointe PREP Manager does not fulfill its obligations under the management agreement will likely be limited to Belpointe PREP’s termination of the management agreement.

If the Sponsor fails to retain its key personnel, Belpointe PREP may not be able to achieve its anticipated level of growth and its business could suffer.

Belpointe PREP’s future depends, in part, on the Sponsor’s ability to attract and retain key personnel. Belpointe PREP’s future also depends on the continued contributions of the executive officers and other key personnel of the Sponsor acting through the Belpointe PREP Manager, each of whom would be difficult to replace. In particular, each of Brandon Lacoff and Martin Lacoff is critical to the management of Belpointe PREP’s business and operations and the development of its strategic direction. The loss of the services of Brandon Lacoff, Martin Lacoff or other executive officers or key personnel of the Sponsor and the process to replace any of the Sponsor’s key personnel would involve substantial time and expense and may significantly delay or prevent the achievement of Belpointe PREP’s business objectives.

The management agreement with Belpointe PREP Manager was not negotiated with an unaffiliated third party on an arms-length basis and may not be as favorable to Belpointe PREP as if it had been negotiated with an unaffiliated third party.

Belpointe PREP’s management agreement with Belpointe PREP Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to Belpointe PREP as if it had been negotiated with an unaffiliated third party. Belpointe PREP will pay the Belpointe PREP Manager a management fee regardless of the performance of its investments. The Belpointe PREP Manager’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for Belpointe PREP’s portfolio. This in turn could hurt both Belpointe PREP’s ability to pay distributions to holders of the Belpointe PREP Class A units and the market price of the Belpointe PREP Class A units.

Terminating the management agreement for unsatisfactory performance by the Belpointe PREP Manager or electing not to renew the management agreement may be difficult, and, even if Belpointe PREP elects not to renew or terminate the management agreement, the Belpointe PREP Manager will continue to hold Belpointe PREP Class B units.

Terminating the management agreement for unsatisfactory performance by the Belpointe PREP Manager is difficult and potentially costly. The initial term of the management agreement commenced on October 28, 2020 and will continue through December 31, 2025. Belpointe PREP may only terminate the management agreement (i) for “cause,” (ii) upon the bankruptcy of the Belpointe PREP Manager, or (iii) upon a material breach of the management agreement by the Belpointe PREP Manager. “Cause” is defined in the management agreement to mean fraud or willful malfeasance, gross negligence, the commission of a felony or a material violation of applicable law, in each case that has or could reasonably be expected to have a material adverse effect on Belpointe PREP. Following the initial term, the management agreement will automatically renew for an unlimited number of three-year terms unless Belpointe PREP elects not to renew or terminate it by providing the Belpointe PREP Manager with 180 days’ prior notice. Belpointe PREP will review and evaluate the Belpointe PREP Manager’s performance under the management agreement at least 180 days prior to each renewal term.

Upon any termination or non-renewal of the management agreement by Belpointe PREP or any termination of the management agreement by the Belpointe PREP Manager for Belpointe PREP’s breach of the management agreement, the Belpointe PREP Manager will be entitled to receive its prorated management fee through the expiration or termination date and will be paid a termination fee equal to six times the annual management fee earned by the Belpointe PREP Manager during the 12-month period ended as of the last day of the quarter immediately preceding the termination date (the “termination fee”); however, if less than 12 months have elapsed as of the termination date, the termination fee will be calculated by annualizing the management fee earned during the most recently completed quarter prior to the termination date.

In addition, upon any termination or non-renewal of the management agreement, the Belpointe PREP Manager will continue to hold 100% of the Belpointe PREP Class B units, which entitle the Belpointe PREP Manager to 5% of any gain recognized by or distributed to Belpointe PREP or recognized by or distributed from Belpointe PREP’s Operating Companies or any subsidiary. As a result, any time Belpointe PREP recognizes operating gain (excluding depreciation) or receive a distribution, whether from continuing operations, net sale proceeds, refinancing transactions or otherwise, the Belpointe PREP Manager is entitled to receive 5% of the aggregate amount of such gain or distribution, regardless of whether the holders of Belpointe PREP Class A units have received a return of their capital. The allocation and distribution rights that the Belpointe PREP Manager is entitled to with respect to its Class B units may not be amended, altered or repealed without the consent of the Belpointe PREP Manager.

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If Belpointe PREP pays distributions from sources other than cash flow from operations, it will have less funds available for investments and your overall return may be reduced. Likewise, funding distributions from the sale of additional securities will dilute your interest in Belpointe PREP on a percentage basis and may impact the value of your Class A units especially if Belpointe PREP sell securities at prices less than the price you acquired your Class A units for.

While Belpointe PREP’s goal is to pay distributions from cash flow from operations, it may, at the discretion of the Belpointe PREP Manager, subject to Belpointe PREP board oversight, use other sources to fund distributions, including, without limitation, the sale of assets, borrowings in anticipation of future operating cash flow, return of capital, net proceeds of its continuous offering, cash advances by the Belpointe PREP Manager, cash resulting from a waiver of fees or reimbursements due to the Belpointe PREP Manager or the issuance of additional securities. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of its continuous offering will result in Belpointe PREP having less funds available to make investments. As a result, the return you realize on your Class A units may be reduced. Doing so may also negatively impact Belpointe PREP’s ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in Belpointe PREP on a percentage basis and may impact the value of your Class A units especially if Belpointe PREP sells securities at prices less than the price you acquired your Class A units for. There can be no assurance that Belpointe PREP’s future cash flow will support payment of distributions or maintaining distributions at any particular level, if at all. The likelihood that Belpointe PREP pays distributions from sources other than cash flow from operations will be higher in the early stages of its operations.

Your interest in Belpointe PREP will be diluted if it issues additional units, which could reduce the overall value of your Class A Units.

Under its operating agreement, Belpointe PREP has the authority to issue an unlimited number of additional units and options, rights, warrants and appreciation rights relating to such units. In particular, the Belpointe PREP board is authorized to provide for the issuance of an unlimited amount of one or more classes or series of units and to fix the number of units, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without member approval. Belpointe PREP may elect to issue and sell additional units in its continuous offering or future private or public offerings or issue units to the Belpointe PREP Manager or its affiliates, including the Sponsor, in payment of outstanding fees and expenses. Holders of Class A units will not have preemptive rights to any units Belpointe PREP issues in the future. To the extent Belpointe PREP issues additional equity interests after your acquire your Class A units your percentage ownership interest in Belpointe PREP would be diluted, which could reduce the overall value of your Class A units.

Belpointe PREP’s investment guidelines delegate broad discretion to the Belpointe PREP Manager and the Belpointe PREP board will not approve each investment and financing decision made by the Belpointe PREP Manager.

Belpointe PREP’s investment guidelines delegate to the Belpointe PREP Manager discretion and authority to execute acquisitions and dispositions of investments (including the reinvestment of capital basis and gains) in commercial real estate properties, real estate-related assets, including commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, as well as private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses, provided such investments are consistent with Belpointe PREP’s investment objectives and strategy and its investment guidelines. The Belpointe PREP Manager’s investment committee will periodically review Belpointe PREP’s portfolio of assets and investments, its investment objectives and strategy and its investment guidelines to determine whether they remain in the best interests of Belpointe PREP’s members and may recommend changes to the Belpointe PREP board as it deems appropriate. The Belpointe PREP board will not, and will not be required to, review all of Belpointe PREP’s proposed investments. The Belpointe PREP Manager may use complex strategies or enter into costly transactions that are difficult or impossible to unwind by the time they are reviewed by the Belpointe PREP board, which could result in investment returns that are below expectations or that result in losses, and which would materially and adversely affect Belpointe PREP’s business operations and results.

Belpointe PREP may change its investment strategy and guidelines without member consent, which could result in investments that are different from those described in this document.

Belpointe PREP’s investment guidelines delegate to the Belpointe PREP Manager discretion and authority to execute acquisitions and dispositions of investments (including the reinvestment of capital basis and gains) in commercial real estate properties, real estate-related assets, including commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, as well as private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses, provided such investments are consistent with Belpointe PREP’s investment objectives and strategy and its investment guidelines. The Belpointe PREP Manager’s investment committee will also periodically review Belpointe PREP’s portfolio of commercial real estate assets, its investment objectives and strategy and its investment guidelines to determine whether they remain in the best interests of Belpointe PREP’s members and may recommend changes to the Belpointe PREP board as it deems appropriate. Belpointe PREP may, at any time and without member approval, change its investment strategy and guidelines or cease to be a qualified opportunity fund and acquire assets that do not qualify as qualified opportunity zone investments, which could result in investments that are different from those described in this document.

Belpointe PREP’s operating agreement contains provisions that substantially limit remedies available to holders of its units for actions that might otherwise result in liability for its officers, directors or the Belpointe PREP Manager.

While Belpointe PREP’s operating agreement provides that its officers and directors have fiduciary duties equivalent to those applicable to officers and directors of a Delaware corporation under the Delaware General Corporation Law (“DGCL”), Belpointe PREP’s operating agreement also provides that its officers and directors are liable to Belpointe PREP or holders of its units for an act

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or omission only if such act or omission constitutes a breach of the duties owed to Belpointe PREP or the holders of its units, as applicable, by any such officer or director and such breach is the result of (i) willful malfeasance, gross negligence, the commission of a felony or a material violation of law, in each case that has or could reasonably be expected to have a material adverse effect on Belpointe PREP or (ii) fraud. Moreover, in addition to the indemnity that exists in Belpointe PREP’s operating agreement, Belpointe PREP will enter into separate indemnification agreements with each of its directors and officers, that will indemnify them, to the fullest extent permitted by applicable law, against all expenses and liabilities (including judgments, fines, penalties, interest and amounts paid in settlement) incurred by them in connection with any proceeding in which any of them are made a party to or any claim, issue or matter, except to the extent that it shall have been determined in a final non-appealable judgment by a court of competent jurisdiction that such expenses and liabilities arose primarily from acts or omissions that that violated the standard set forth in the preceding sentence. Furthermore, Belpointe PREP’s operating agreement provides that the Sponsor will not have any liability to Belpointe PREP or any holder of its units for any act or omission and is indemnified in connection therewith.

Under Belpointe PREP’s operating agreement, Belpointe PREP, the Belpointe PREP board and the Belpointe PREP Manager are each entitled to take actions or make decisions in their “sole discretion” or “discretion” or that they each deem “necessary or appropriate” or “necessary or advisable.” In those circumstances, Belpointe PREP, the Belpointe PREP board and the Belpointe PREP Manager are entitled to consider only such interests and factors as they each desire, including their own interests, and they have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting any other of them or any holder of Belpointe PREP’s units, and neither Belpointe PREP, the Belpointe PREP board nor the Belpointe PREP Manager will be subject to any different standards imposed by Belpointe PREP’s operating agreement, the DLLCA or under any other law, rule or regulation or in equity, except that they each must act in good faith at all times. These modifications of fiduciary duties are expressly permitted by Delaware law. These modifications restrict the remedies available to the holders of Belpointe PREP’s units for actions that, without such modifications, may constitute breaches of duty (including fiduciary duty).

Certain claims that may be brought against Belpointe PREP or the Sponsor, Belpointe PREP Manager, directors, officers or other agents must be resolved by final and binding arbitration, which follows a different set of procedures and may be more restrictive than litigation.

Belpointe PREP’s operating agreement provides that all claims, controversies or disputes brought by or on behalf of one or more of Belpointe PREP’s members, record holders or beneficial owners of its units against Belpointe PREP or the Sponsor, the Belpointe PREP Manager or any of Belpointe PREP’s directors, officers or other agents must be resolved by final and binding arbitration. As a result, Belpointe PREP and its members, record holders and beneficial owners of its units will not be able to pursue litigation in federal or state court against Belpointe PREP’s or the Sponsor, the Belpointe PREP Manager or any of Belpointe PREP’s directors, officers or other agents, and instead will be required to pursue such claims through a final and binding arbitration proceeding.

Belpointe PREP’s operating agreement provides that such arbitration proceedings would generally be conducted in accordance with the rules and policies of the American Arbitration Association. These rules and policies may provide significantly more limited rights than litigation in a federal or state court. In addition, Belpointe PREP’s operating agreement provides that all arbitration proceedings will be closed to the public and confidential, that discovery will be limited to matters directly relevant to issues in the proceeding, and that the parties waive the right to a jury. Belpointe PREP’s operating agreement also generally provides that each party to an arbitration proceeding is required to bear its own expenses, including attorneys’ fees, that the arbitrator may not render an award that includes shifting of costs or expenses or, in a derivative case, award any portion of Belpointe PREP’s award to any other party or other party’s attorneys and that all arbitrations must take place on an individual basis. The mandatory arbitration provisions of Belpointe PREP’s operating agreement may discourage its members, record holders or beneficial owners of its units from bringing, and attorneys from agreeing to represent such parties in, claims against Belpointe PREP’s or the Sponsor, the Belpointe PREP Manager or any of Belpointe PREP’s directors, officers or other agents. Any person or entity purchasing or otherwise acquiring or holding any interest in Belpointe PREP’s units shall be deemed to have notice of and to have consented to its mandatory arbitration provisions.

The mandatory arbitration provisions of Belpointe PREP’s operating agreement do not relieve it of its duties to comply with, and its members, record holders and beneficial owners of its units cannot waive Belpointe PREP’s compliance with, the federal securities laws and the rules and regulations thereunder. Belpointe PREP believes that the mandatory arbitration provisions in its operating agreement are enforceable under both federal and state law, including with respect to federal securities law claims, however, there is uncertainty as to their enforceability and it is possible that they may ultimately be determined to be unenforceable.

Belpointe PREP’s operating agreement designates the United States District Court for the Southern District of New York or, if that court does not have jurisdiction, the state courts of New York located in the borough of Manhattan, City of New York, as the sole and exclusive forum for certain claims precluded from resolution pursuant to the mandatory arbitration provision of its operating agreement.

Belpointe PREP’s operating agreement provides that all claims, controversies or disputes brought by or on behalf of one or more of its members, record holders or beneficial owners of Belpointe PREP’s units against Belpointe PREP or the Sponsor, Belpointe PREP Manager or any of Belpointe PREP’s directors, officers or other agents that are precluded from resolution by mandatory arbitration, must be brought before the United States District Court for the Southern District of New York or, if that court

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does not have jurisdiction, the state courts of New York located in the borough of Manhattan, City of New York, as the sole and exclusive forum for such preclude claim.

The portion of Belpointe PREP’s exclusive forum selection provision designating the state courts of New York located in the borough of Manhattan, City of New York, as the exclusive forum for certain claims precluded from arbitration would not apply to claims brought to enforce a duty or liability created by the Exchange Act, as such claims fall under the exclusive jurisdiction of the federal courts, however the portion of Belpointe PREP’s forum selection provision designating the United States District Court for the Southern District of New York would apply to any such claims. Belpointe PREP’s exclusive forum selection provision would apply to claims brought to enforce a duty or liability created by the Securities Act. The exclusive forum selection provision in Belpointe PREP’s operating agreement may discourage its members, record holders or beneficial owners of its units from bringing, and attorneys from agreeing to represent such parties in, claims against Belpointe PREP or the Sponsor, the Belpointe PREP Manager or any of Belpointe PREP’s directors, officers or other agents. Any person or entity purchasing or otherwise acquiring or holding any interest in Belpointe PREP’s units shall be deemed to have notice of and to have consented to its exclusive forum selection provision.

The exclusive forum selection provision of Belpointe PREP’s operating agreement does not relieve Belpointe PREP of its duties to comply with, and its members, record holders and beneficial owners of its units cannot waive Belpointe PREP’s compliance with, the federal securities laws and the rules and regulations thereunder. Belpointe PREP believes that the exclusive forum selection provision in its operating agreement is enforceable under both federal and state law, including with respect to federal securities law claims, however, there is uncertainty as to its enforceability and it is possible that it may ultimately be determined to be unenforceable.

Holders of Belpointe PREP’s Class A units will have limited voting rights and may be bound by a majority or supermajority vote or by a vote of the holder of Belpointe PREP’s Class M unit, as applicable.

Belpointe PREP is owned by the holders of its Class A units, Class B units and Class M unit. Each Class A unit and each Class B unit entitles the holder thereof to one vote per unit. Each Class M unit entitles the holder thereof to that number of votes equal to the product obtained by multiplying (i) the sum of aggregate number of outstanding Class A units plus Class B units, by (ii) 10, on matters on which the holder of Belpointe PREP’s Class M unit has a vote.

The holders of Belpointe PREP’s Class A units and Class B units will have voting rights only with respect to certain matters, primarily relating to amendments to Belpointe PREP’s operating agreement that would adversely change the rights of the Class A units or Class B units, as applicable, election of Belpointe PREP’s directors (other than the Class M Director (as hereinafter)), removal of Belpointe PREP’s directors for “cause” (other than the Class M Director), and Belpointe PREP’s dissolution. Generally, matters to be voted on by the holders of Belpointe PREP’s Class A units must be approved by a majority of the votes cast by all Class A units and Class B units, voting together as a single class, that are present in person or represented by proxy, although the vote to remove a director for “cause” requires a super-majority, four-fifths vote. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

The Belpointe PREP Manager will hold Belpointe PREP’s only issued and outstanding Class M unit for so long as it remains Belpointe PREP’s manager. Accordingly, the Belpointe PREP Manager will be able to determine the outcome of all matters on which the holder of Belpointe PREP’s Class M unit has a vote. Such matters include certain mergers and acquisitions, certain amendments to Belpointe PREP’s operating agreement and the election of one Class III director (the “Class M Director”). The Class M unit does not represent an economic interest in Belpointe PREP.

If Belpointe PREP internalizes its management functions, your interest in Belpointe PREP could be diluted, and Belpointe PREP could incur other significant costs associated with being self-managed.

Belpointe PREP is externally managed by the Belpointe PREP Manager, Belpointe PREP Manager, LLC, a Delaware limited liability company. The Belpointe PREP Manager is an affiliate of Belpointe, LLC, the Sponsor. Belpointe PREP may in the future decide to internalize its management function and, should it elect do so, it may acquire the Belpointe PREP Manager’s or its affiliates’, including the Sponsor’s, assets and personnel. Belpointe PREP, its Operating Company and the Belpointe PREP Manager have entered into a management agreement. The terms of the management agreement restrict Belpointe PREP from hiring or soliciting any employee of the Belpointe PREP Manager or its affiliates, including the Sponsor, for a period of two years from termination of the management agreement. In addition, upon any termination or non-renewal of the management agreement by Belpointe PREP, the Belpointe PREP Manager will be paid a termination fee equal to six times the annual management fee earned by the Belpointe PREP Manager during the 12-month period ended as of the last day of the quarter immediately preceding the termination date (the “termination fee”); however, if less than 12 months have elapsed as of the termination date, the termination fee will be calculated by annualizing the management fee earned during the most recently completed quarter prior to the termination date. These provisions could make it difficult for Belpointe PREP to internalize management without incurring termination fees or acquiring assets and personnel from the Belpointe PREP Manager and its affiliates, including the Sponsor, for consideration that would be negotiated at the time of any such acquisition. Any termination fees Belpointe PREP incurs would be paid in cash and any consideration it pays for acquiring assets and personnel could take many forms, including issuance of units or cash payments, which could directly impact Belpointe PREP’s NAV, by reducing the amount of its assets, or result in the dilution of your interest in Belpointe PREP. If Belpointe PREP internalizes management, it will no longer pay management fees to the Belpointe PREP Manager, however, its direct expenses, such as the compensation and benefits costs and expenses associated with having officers and other employees and consultants, would increase. In addition, Belpointe PREP may issue equity awards to officers, employees and consultants, which awards would decrease its net income and funds from operations and may further dilute your investment.

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Belpointe PREP will incur increased costs and expenses associated with qualifying and maintaining its status as a publicly traded partnership and operating as an Exchange Act reporting company.

Belpointe PREP has no history of qualifying and maintain its status as a publicly traded partnership or operating as an Exchange Act reporting company. Belpointe PREP will incur additional costs and expenses associated qualifying and maintaining its status as a publicly traded partnership and operating as an Exchange Act reporting company, including, without limitation, costs and expenses associated with the preparation and filing of annual and quarterly reports, federal and state tax returns, Schedule K-1 preparation and distribution, investor relations, registrar and transfer agent fees, director compensation, accounting and audit fees and incremental insurance costs, including director and officer liability insurance. It is possible that actual costs and expenses associated with qualifying and maintain its status as a publicly traded partnership and operating as an Exchange Act reporting company will be higher than Belpointe PREP currently estimates and Belpointe PREP may require additional capital or future earnings to cover these costs and expenses, which could materially and adversely affect its business, results of operations, financial condition and cash flows.

Belpointe PREP will not be required to comply with certain reporting and disclosure requirements that are applicable to other public companies.

Belpointe PREP is an “emerging growth company,” as defined in the Jump Start Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, Belpointe PREP intends to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as Belpointe PREP remains an emerging growth company, it will not be required to:

•	have an auditor attestation report on its internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);
•	submit certain executive compensation matters to member advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding member vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding member vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”); or
•	disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. Belpointe PREP intends to take advantage of the extended transition period. Since Belpointe PREP will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, its financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If Belpointe PREP were to subsequently elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

Belpointe PREP will remain an emerging growth company for up to five years, or until the earliest of (i) the last date of the fiscal year during which it had total annual gross revenues of $1.07 billion or more, (ii) the date on which it has, during the previous three-year period, issued more than $1.07 billion in non-convertible debt, or (iii) the date on which it is deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.

Also, even once Belpointe PREP is no longer an emerging growth company, it still may not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act unless it meets the definition of a large accelerated filer or an accelerated filer under Rule 12b-2 under the Exchange Act. In addition, so long as Belpointe PREP is externally managed by the Belpointe PREP Manager and it does not directly compensate its executive officers, or reimburse the Belpointe PREP Manager or its affiliates for the compensation paid to persons who serve as its executive officers, Belpointe PREP does not expect to include disclosures relating to executive compensation in its periodic reports or proxy statements and, as a result, does not expect to be required to seek member approval of executive compensation and golden parachute compensation arrangements pursuant to Sections 14A(a) and (b) of the Exchange Act. See “Plan of Operation—Emerging Growth Company.”

Your investment returns may be reduced if Belpointe PREP is required to register as an investment company under the Investment Company Act.

Belpointe PREP intends to engage primarily in the business of investing in real estate and to conduct its operations such that neither it nor any of its subsidiaries are required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Maintaining its exclusion from registration under the Investment Company Act will limit Belpointe PREP’s ability to make certain investments. In addition, although Belpointe PREP intends to continuously monitor its holdings, there can be no assurance that Belpointe PREP, the Belpointe PREP Operating Companies or any of the subsidiaries of the Belpointe PREP Operating Companies

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will be able to maintain their exclusion from registration. A change in the value of any of Belpointe PREP’s assets could negatively affect its ability to maintain its exclusion from registration and Belpointe PREP may be unable to sell assets it would otherwise want to sell and may need to sell assets it would otherwise want to retain. In addition, Belpointe PREP may have to acquire additional assets that it might not otherwise have acquired or may have to forego opportunities to acquire assets that it would otherwise want to acquire and would be important to its investment strategy.

If Belpointe PREP is required to register as an investment company under the Investment Company Act, it would become subject to substantial regulation with respect to its capital structure (including its ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit Belpointe PREP’s ability to make certain investments and require it to significantly restructure its business plan. If Belpointe PREP were required to register as an investment company but failed to do so, it could be prohibited from engaging in its business, and criminal and civil actions could be brought against it.

Belpointe PREP intends to enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with affiliates of the Sponsor and Belpointe PREP Manager, including Belpointe SP, LLC.

All of Belpointe PREP’s assets will be held by, and all of it operations will be conducted through, the Belpointe PREP Operating Companies, either directly or indirectly through their subsidiaries. To further diversify its investment portfolio, Belpointe PREP intends to enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with affiliates of the Sponsor and Belpointe PREP Manager, such as Belpointe SP, LLC (“Belpointe SP”), or its affiliates (together with Belpointe SP, the “Belpointe SP Group”), as well as independent developers and owners.

Belpointe PREP anticipates acquiring an interest in properties where a member of the Belpointe SP Group will act as general partner or co-general partner, manager or co-manager, developer or co-developer, or any of the foregoing, substantially all of which will be structured in one of the following formats:

•	A member of the Belpointe SP Group will act as the general partner, manager or managing member of a joint venture in which the Belpointe PREP Operating Companies, directly or indirectly through their subsidiaries, will participate as a limited partner or non-managing member, and a member of the Belpointe SP Group will act as the developer of the projects owned by the joint venture.
•	A member of the Belpointe SP Group will act as the general partner, manager or managing member of joint ventures in which subsidiaries of the Belpointe PREP Operating Companies will participate as limited partners or non-managing members. A member of the Belpointe SP Group will partner with local developers to create satellite offices, which will act as the developer for multiple joint venture projects with the Belpointe PREP Operating Companies, directly or indirectly through their subsidiaries, within specific regions of the United States and its territories.
•	The Belpointe PREP Manager or a member of Belpointe SP Group will set up exclusive programmatic joint ventures with experienced regional developers to co-invest and co-develop in one or more projects within specific regions of the United States and its territories. A member of the Belpointe SP Group will act as the general partner, manager or managing member of the programmatic joint ventures with subsidiaries of the Belpointe PREP Operating Companies participating limited partners or non-managing members.
•	The Belpointe PREP Manager or a member of the Belpointe SP Group will enter into joint ventures with experienced local developers to co-invest and co-develop projects on a deal-by-deal basis. A member of the Belpointe SP Group will act as the general partner, manager or managing member of the joint ventures with subsidiaries of the Belpointe PREP Operating Companies participating as limited partners or non-managing members. A member of the Belpointe SP Group will act as the co-developer of projects with the joint venture partners and developers.
•	The Belpointe PREP Manager or a member of the Belpointe SP Group will enter into joint ventures with independent third-party experienced local developers to co-invest and co-develop on Belpointe PREP’s behalf. Typically, the joint venture partners and developers will act as the general partner or managing member for the joint ventures with subsidiaries of the Belpointe PREP Operating Companies participating as limited partners or non-managing members.

Belpointe PREP does not anticipate members of the Belpointe SP Group making any capital commitments to, or cash investments in, any of its joint venture investments. In addition, any membership interests that members of the Belpointe SP Group hold in Belpointe PREP’s joint venture investments in their capacity as a general partner, manager or managing member will be exempt from paying any promotes.

Under these joint venture arrangements, members of the Belpointe SP Group, their development affiliates and co-development partners will be entitled to receive project level fees, reimbursement by the joint ventures for fees and expenses, their promoted interest on a deal-by-deal basis and other fees. If a joint venture includes third party limited partners or non-managing members, in

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addition to a directly or indirectly owned subsidiary of one of the Belpointe PREP Operating Companies, the general partner, manager or managing member of that joint venture, including members of the Belpointe SP Group, will receive a promoted interest on capital invested by all limited partners or non-managing members, however the promoted interest on third-party limited partners’ or non-managing members’ capital may be different from the promoted interest on Belpointe PREP’s capital.

Belpointe PREP may make a substantial amount of joint venture investments, including with affiliates of the Belpointe PREP Manager and Sponsor, such as members of the Belpointe SP Group. Joint venture investments could be adversely affected by Belpointe PREP’s lack of sole decision-making authority, its reliance on the financial condition of its joint venture partners and disputes between Belpointe PREP and its joint venture partners.

Belpointe PREP may co-invest in joint ventures with affiliates of the Belpointe PREP Manager and Sponsor, including members of the Belpointe SP Group, or third parties in partnerships or other entities that own real estate properties. Belpointe PREP may acquire non-controlling interests in joint ventures. Even if Belpointe PREP has some control in a joint venture, it would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Joint venture partners may have economic or other business interests or goals that are inconsistent with Belpointe PREP’s business interests or goals and may be in a position to take actions contrary to Belpointe PREP’s policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither Belpointe PREP nor the joint venture partner would have full control over the joint venture. Disputes between Belpointe PREP and joint venture partners may result in litigation or arbitration that would increase Belpointe PREP’s expenses and prevent its officers and directors from focusing their time and effort on Belpointe PREP’s business. Consequently, actions by or disputes with joint venture partners might result in subjecting properties owned by the joint venture to additional risk. In addition, Belpointe PREP may in certain circumstances be liable for the actions of its joint venture partners.

If Belpointe PREP has a right of first refusal to buy out a joint venture partner, it may be unable to finance such a buy-out if it becomes exercisable or Belpointe PREP is required to purchase such interest at a time when it would not otherwise be in its best interest to do so. If Belpointe PREP’s interest is subject to a buy/sell right, it may not have sufficient cash, available borrowing capacity or other capital resources to allow it to elect to purchase an interest of a joint venture partner subject to the buy/sell right, in which case Belpointe PREP may be forced to sell its interest as the result of the exercise of such right when it would otherwise prefer to keep its interest. In some joint ventures Belpointe PREP may be obligated to buy all or a portion of its joint venture partner’s interest in connection with a crystallization event, and it may be unable to finance such a buy-out when such crystallization event occurs, which may result in interest or other penalties accruing on the purchase price. If Belpointe PREP buys its joint venture partner’s interest, it will have increased exposure in the underlying investment. The price Belpointe PREP uses to buy its joint venture partner’s interest or sell its interest is typically determined by negotiations between Belpointe PREP and its joint venture partner and there is no assurance that such price will be representative of the value of the underlying property or equal to Belpointe PREP’s then-current valuation of its interest in the joint venture that is used to calculate its NAV. Finally, Belpointe PREP may not be able to sell its interest in a joint venture if it desires to exit the venture for any reason or if Belpointe PREP’s interest is likewise subject to a right of first refusal of its joint venture partner, Belpointe PREP’s ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with affiliates of the Belpointe PREP Manager and Sponsor, including members of the Belpointe SP Group, may also entail further conflicts of interest. Some additional risks and conflicts related to Belpointe PREP’s joint venture investments (including joint venture investments with the Belpointe PREP Manager, Sponsor and members of the Belpointe SP Group) include:

•	the joint venture partner may have economic or other interests that are inconsistent with Belpointe PREP’s interests, including interests relating to the financing, management, operation, leasing or sale of the assets purchased by such joint venture;
•	tax, Investment Company Act and other regulatory requirements applicable to the joint venture partner may cause it to want to take actions contrary to Belpointe PREP’s interests;
•	the joint venture partner may have joint control of the joint venture even in cases where its economic stake in the joint venture is significantly less than Belpointe PREP’s;
•	under the joint venture arrangement, neither Belpointe PREP nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur. Such deadlocks could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition. In addition, depending on the governance structure of such joint venture partner, decisions of such vehicle may be subject to approval by individuals who are independent of Belpointe PREP;
•	under the joint venture arrangement, Belpointe PREP and the joint venture partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, Belpointe PREP may be forced to sell its investment in the joint venture, or buy the joint venture partner’s share of the joint venture at a time when it would not otherwise be in Belpointe PREP’s best interest to do so; and
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•	Belpointe PREP’s participation in investments in which a joint venture partner participates will be less than what its participation would have been had such other vehicle not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of Belpointe PREP’s participation in such investments may decrease over time.

Furthermore, Belpointe PREP may have conflicting fiduciary obligations if it acquires properties with its affiliates or other related entities; as a result, in any such transaction Belpointe PREP may not have the benefit of arms-length negotiations of the type normally conducted between unrelated parties.

Operational risks may disrupt Belpointe PREP’s business, result in losses or limit its growth.

Belpointe PREP relies heavily on the Sponsor’s financial, accounting, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks. Breaches of the Sponsor’s network security systems could involve attacks that are intended to obtain unauthorized access to Belpointe PREP’s proprietary information or personal identifying information of holders of its Class A units, destroy data or disable, degrade or sabotage Belpointe PREP’s systems, often through the introduction of computer viruses, cyberattacks and other means and could originate from a wide variety of sources, including unknown third parties outside of the Sponsor. Although the Sponsor takes various measures to ensure the integrity of such systems, there can be no assurance that these measures will provide protection. If such systems are compromised, do not operate properly or are disabled, Belpointe PREP could suffer financial loss, a disruption of its businesses, liability to investors, regulatory intervention or reputational damage.

In addition, Belpointe PREP relies on third-party service providers for certain aspects of its business, including for certain information systems, technology and administration. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair the quality of Belpointe PREP’s operations and could affect its reputation and hence adversely affect its business.

If Belpointe PREP’s techniques for managing risk are ineffective, it may be exposed to unanticipated losses.

In order to manage the significant risks inherent in Belpointe PREP’s business, it must maintain effective policies, procedures and systems that enable it to identify, monitor and control its exposure to market, operational, legal and reputational risks. Belpointe PREP’s risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If Belpointe PREP’s risk management efforts are ineffective, it could suffer losses or face litigation and sanctions or fines from regulators.

Belpointe PREP’s techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that it might fail to identify or anticipate. Any failures in Belpointe PREP’s risk management techniques and strategies to accurately quantify such risk exposure could limit its ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause losses to be significantly greater than historical measures predict.

Risks Related Belpointe PREP’s Assets and Investments

Belpointe PREP’s success is dependent on general market and economic conditions.

Belpointe PREP’s activities and investments may be adversely affected by changes in market, economic, political or regulatory conditions, such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of Belpointe PREP or its investments), and national and international political, environmental and socioeconomic circumstances (including disease outbreaks, wars, terrorist acts or security operations), as well as by numerous other factors outside the control of the Belpointe PREP Manager. These factors may impair Belpointe PREP’s profitability or result in losses. In addition, general fluctuations in real estate market prices and interest rates may affect Belpointe PREP’s investment opportunities and the value of its investments. These factors are outside of Belpointe PREP’s control.

The outbreak of COVID-19, first identified in Wuhan, China in December 2019, has spread globally. Government efforts to contain the spread of the virus through lockdowns of cities, business closures, restrictions on travel and emergency quarantines, among others, and responses by businesses and individuals to reduce the risk of exposure to infection, including reduced travel, cancellation of meetings and events, and implementation of work-at-home policies, among others, have caused significant disruptions to the global economy and normal business operations across a growing list of sectors and countries. The foregoing events are likely to adversely affect business confidence, and have been, and may continue to be, accompanied by significant volatility in financial and commodity markets. The spread of COVID-19 also may have broader macro-economic implications, including further reduced levels of economic growth and possibly a deepening global recession, the effects of which could be felt well beyond the time the spread of infection is contained. Belpointe PREP’s financial condition may also be adversely affected by economic downturn, related to COVID-19 or otherwise.

A deepening recession, slowdown or sustained downturn in the U.S. or global economy (or any particular segment thereof) or weakening of credit markets could adversely affect the value of Belpointe PREP’s assets and its profitability, impede Belpointe PREP’s ability to perform under or refinance its existing obligations, and impair its ability to effectively deploy capital or effectively

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exit or realize upon investments on favorable terms. Moreover, Belpointe PREP may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on its business and operations. Any of the foregoing events could result in substantial or total losses to Belpointe PREP in respect of certain investments, which losses may be exacerbated by its use of leverage.

The market in which Belpointe PREP participates is competitive and, if it does not compete effectively, its operating results could be harmed.

Belpointe PREP faces competition from various entities for investment opportunities, including other qualified opportunity funds, REITs, pension funds, insurance companies, private equity and other alternative investment funds and companies, partnerships and developers. In addition to third-party competitors, other programs sponsored by the Sponsor and its affiliates, especially those with investment strategies that are similar to Belpointe PREP’s, may compete with Belpointe PREP for investment opportunities.

Most of Belpointe PREP’s current or potential competitors have significantly more financial, technical, marketing and other resources than it does. Larger competitors may also enjoy significant advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase over time. Any such increase would result in greater demand for investment opportunities and could result in Belpointe PREP acquiring assets and investments at higher prices or using less-than-ideal capital structures. If Belpointe PREP pays higher prices for its assets and investments, its returns could be lower and the value of its assets and investments may not appreciate or may decrease significantly below the prices paid, and you may experience a lower than anticipated return on your Class A units.

Belpointe PREP’s performance is subject to risks associated with the real estate industry.

The real estate industry is cyclical in nature, and a deterioration of real estate fundamentals generally, and in the areas where Belpointe PREP’s properties are located in particular, will have an adverse effect on the performance of its investments. The value of real estate assets and real estate-related investments can fluctuate for various reasons. The following factors, among others, may adversely affect the real estate industry, including Belpointe PREP’s properties, and could therefore adversely impact its financial condition and results of operations:

•	interest rate fluctuations and lack of availability of financing;
•	changes in national, regional or local economic, demographic or capital market conditions;
•	a lack of appropriate real estate investment opportunities, including appropriate qualified opportunity zone investment opportunities;
•	disease outbreaks;
•	acts of war or terrorism;
•	bank liquidity;
•	increases in borrowing rates;
•	changes in environmental and zoning laws;
•	fluctuations in energy costs;
•	overbuilding and increased competition for properties targeted by Belpointe PREP’s investment strategy;
•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;
•	changes in supply and demand fundamentals;
•	limitations, reductions or eliminations of tax benefits;
•	casualty or condemnation losses;
•	bankruptcy, financial difficulty or lease default of a major tenant;
•	regulatory limitations on rent;
•	increased mortgage defaults and the availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable;
•	changes in laws, regulations and fiscal policies, including increases in property taxes and limitations on rental rates;
•	wars, natural disasters, severe weather patterns, terrorist attacks and similar events.
•	declines in consumer confidence and spending; and
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•	public perception that any of the above events may occur.

All of these factors are beyond Belpointe PREP’s control. Moreover, certain significant expenditures associated with real estate (such as real estate taxes, maintenance costs and, where applicable, mortgage payments) have no relationship with, and thus do not diminish in proportion to, a reduction in income from the property. Any negative changes in these factors could impair Belpointe PREP’s ability to meet its obligations and make distributions to holders of its Class A units and could adversely impact Belpointe PREP’s ability to effectively achieve its investment objectives and reduce the overall returns on its investments.

Real estate investments are subject to general industry downturns as well as downturns in specific geographic regions. Belpointe PREP cannot predict occupancy levels for a particular property or whether any tenant or mortgage or other real estate related loan borrower will remain solvent. Belpointe PREP also cannot predict the future value of its investments. Accordingly, Belpointe PREP cannot guarantee that holders of Class A units will receive cash distributions from or an appreciation of their investment in its Class A units.

Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic regions. For example, as of the date of this document, all of Belpointe PREP’s investments are located in Florida. Historically Florida has been at greater risk of acts of nature such as hurricanes and tropical storms and has been subject to more pronounced real estate downturns than other regions. Accordingly, Belpointe PREP’s business, financial condition and results of operations may be particularly susceptible to downturns or changes in the local Florida economies where it operates. Moreover, Belpointe PREP cannot predict occupancy levels for a particular property or whether any tenant or mortgage or other real estate related loan borrower will remain solvent. Belpointe PREP also cannot predict the future value of its investments. Accordingly, Belpointe PREP cannot guarantee that holders of Class A units will receive cash distributions from or an appreciation of their investment in its Class A units.

There are significant risks associated with the development or redevelopment of Belpointe PREP’s real estate investments that may prevent their completion on budget and on schedule and which may adversely affect Belpointe PREP’s financial condition and results of operations.

Belpointe PREP may engage in extensive development or redevelopment activities with respect to its real estate investments infrastructure, including, without limitation, grading and installing roads, sidewalks, gutters, utility improvements (such as storm drains, water, gas, sewer, power and communications), landscaping and shared amenities (such as community buildings, neighborhood parks, trails and open spaces). Such development and redevelopment activities entail risks that could adversely impact Belpointe PREP’s financial condition and results of operations, including:

•	construction costs, which may exceed original estimates due to increases in materials, labor or other costs, which could make the project less profitable;
•	permitting or construction delays, which may result in increased debt service expense and increased project costs, as well as deferred revenue;
•	unavailability of raw materials when needed, which may result in project delays, stoppages or interruptions, which could make the project less profitable;
•	federal, state and local grants to complete certain highways, interchange, bridge projects or other public improvements may not be available, which could increase costs and make the project less profitable;
•	availability and timely receipt of zoning and other regulatory approvals to develop or redevelop its properties for a particular use or with respect to a particular improvement;
•	claims for warranty, product liability and construction defects after a property has been built;
•	claims for injuries that occur in the course of construction activities;
•	poor performance or nonperformance by, or disputes with, any contractors, subcontractors or other third parties on whom Belpointe PREP will rely;
•	health and safety incidents and site accidents;
•	unforeseen engineering, environmental or geological problems, which may result in delays or increased costs;
•	labor stoppages, slowdowns or interruptions;
•	compliance with environmental planning and protection regulations and related legal proceedings;
•	liabilities, expenses or project delays, stoppages or interruptions as a result of challenges by third parties in legal proceedings;
•	delay or inability to acquire property, rights of way or easements that may result in delays or increased costs;
•	acts of war or terrorism; and
•	weather-related and geological interference, including landslides, earthquakes, floods, drought, wildfires and other events, which may result in delays or increased costs.

There can be no assurance that projects will be completed on schedule or that construction costs will not exceed budgeted

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amounts. Failure to complete development or redevelopment activities on budget or on schedule may adversely affect Belpointe PREP’s financial condition and results of operations.

The Belpointe PREP Manager’s due diligence may not reveal all factors or risks affecting an investment.

There can be no assurance that the Belpointe PREP Manager’s due diligence processes will uncover all relevant facts that would be material to an investment decision. Before making an investment, the Belpointe PREP Manager will assess the strength of the underlying asset and any other factors that it believes are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, the Belpointe PREP Manager will rely on the resources available to it and, in some cases, investigations by third parties.

Actual rents Belpointe PREP receives may be less than estimated, operating expenses may be higher than anticipated and Belpointe PREP may experience a decline in rental rates from time to time, any of which could adversely affect its financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in Belpointe PREP’s markets, a general economic downturn and the desirability of its properties compared to other properties in its markets, Belpointe PREP may be unable to realize its estimated market rents across the properties in its portfolio or operating expenses at properties in its portfolio may be higher than anticipated. In addition, depending on market rental rates at any given time as compared to expiring leases on properties in Belpointe PREP’s portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If Belpointe PREP is unable to obtain sufficient rental rates across its portfolio, or operating expenses are higher than anticipated, its ability to generate cash flow growth will be negatively impacted.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, Belpointe PREP may suffer reduced revenues resulting in less cash available for distribution to holders of Class A units. In addition, the resale value of the property could be diminished because the market value of Belpointe PREP’s properties will depend principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of your Class A units.

Further, a decline in general economic conditions in the markets in which Belpointe PREP’s investments are located or in the U.S. generally could lead to an increase in tenant defaults, lower rental rates and less demand for commercial real estate space in those markets. As a result of these trends, Belpointe PREP may be more inclined to provide leasing incentives to its tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce the return on your Class A units.

Belpointe PREP may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

Belpointe PREP may enter into long-term leases with tenants of certain of its properties or include renewal options that specify a maximum rate increase. These leases often provide for rent to increase over time; however, if Belpointe PREP does not accurately judge the potential for increases in market rental rates, it may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under its long-term leases is less than then-current market rates. Further, Belpointe PREP may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, Belpointe PREP’s cash available for distribution could be lower than if it did not enter into long-term leases.

Certain properties that Belpointe PREP acquires may not have efficient alternative uses and Belpointe PREP may have difficulty leasing them to new tenants or have to make significant capital expenditures to get them to do so.

Certain properties that Belpointe PREP acquires may be difficult to lease to new tenants, should the current tenant terminate or choose not to renew its lease. These properties will generally have received significant tenant-specific improvements and only very specific tenants may be able to use such improvements, making the properties very difficult to re-lease in their current condition. Additionally, an interested tenant may demand that, as a condition of executing a lease for the property, Belpointe PREP finance and construct significant improvements so that the tenant could use the property. This expense may decrease cash available for distribution, as Belpointe PREP likely would have to (i) pay for the improvements up-front or (ii) finance the improvements at potentially unattractive terms.

Belpointe PREP will depend on tenants for its revenue, and lease defaults or terminations could reduce its net income and limit its ability to pay distributions holders of Class A units.

The success of Belpointe PREP’s investments materially depends on the financial stability of its tenants. A default or termination by a tenant on its lease payments to Belpointe PREP would cause it to lose the revenue associated with such lease and require it to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, Belpointe PREP may experience delays in enforcing its rights as landlord and may incur substantial costs in protecting its investment and re-leasing its property. If a tenant defaults on or terminates a lease, Belpointe PREP may be unable to lease the property for the rent previously received or sell the property without incurring a loss.

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These events could cause Belpointe PREP to reduce the amount of distributions to holders of Class A units.

If any of Belpointe PREP’s significant tenants were adversely affected by a material business downturn or were to become bankrupt or insolvent, its results of operations could be adversely affected.

General and regional economic conditions may adversely affect Belpointe PREP’s major tenants and potential tenants in its markets. Belpointe PREP’s major tenants may experience a material business downturn, which could potentially result in a failure to make timely rental payments or a default under their leases. In many cases, through tenant improvement allowances and other concessions, Belpointe PREP will have made substantial up-front investments in the applicable leases that it may not be able to recover. In the event of a tenant default, Belpointe PREP may experience delays in enforcing its rights and may also incur substantial costs to protect its investments.

The bankruptcy or insolvency of a major tenant or lease guarantor may adversely affect the income produced by Belpointe PREP’s properties and may delay its efforts to collect past due balances under the relevant leases and could ultimately preclude collection of these sums altogether. If a lease is rejected by a tenant in bankruptcy, Belpointe PREP would have only a general unsecured claim for damages that is limited in amount and which may only be paid to the extent that funds are available and in the same percentage as is paid to all other holders of unsecured claims.

If any of Belpointe PREP’s significant tenants were to become bankrupt or insolvent, suffer a downturn in their business, default under their leases, fail to renew their leases or renew on terms less favorable to Belpointe PREP than their current terms, its results of operations and cash flow could be adversely affected.

Belpointe PREP expects to acquire primarily qualified opportunity zone investments, with a focus on markets with favorable risk-return characteristics. If Belpointe PREP’s investments in these geographic areas experience adverse economic conditions, its investments may lose value and it may experience losses.

Belpointe PREP’s initial investments consist of and are expected to continue to consist of properties located in qualified opportunity zones for the development or redevelopment of multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, office, mixed-use, data centers and solar projects (collectively, the “qualified opportunity zone investments”) located throughout the United States and its territories. These qualified opportunity zone investments will carry the risks associated with certain markets where Belpointe PREP acquires properties. Consequently, Belpointe PREP may experience losses as a result of being overly concentrated in certain geographic areas. A worsening of economic conditions in U.S. markets and, in particular, the markets where Belpointe PREP end up acquiring properties, could have an adverse effect on its business and could impair the value of its collateral.

Actions of any joint venture partners that Belpointe PREP may have in the future could reduce the returns on joint venture investments and decrease your overall investment return.

Belpointe PREP intends to enter into joint ventures to acquire properties and other assets and investments. Belpointe PREP may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that Belpointe PREP’s co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;
•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with Belpointe PREP’s business interests or goals;
•	that such co-venturer, co-tenant or partner may be delegated certain “day-to-day” property operating procedures;
•	that such co-venturer, co-tenant or partner may be in a position to act contrary to Belpointe PREP’s instructions or requests or contrary to its policies or objectives; or
•	that disputes between Belpointe PREP and its co-venturer, co-tenant or partner may result in litigation or arbitration that would increase Belpointe PREP’s expenses and prevent its officers and directors from focusing their time and effort on Belpointe PREP’s operations.

Any of the above might subject an investment to liabilities in excess of those contemplated and thus reduce Belpointe PREP’s returns on that investment and the value of your Class A units.

Belpointe PREP may seek opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses.

Belpointe PREP’s may seek opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses. These acquisitions will involve significant challenges and risks, including, without limitation, regulatory complexities associated with integrating other qualified opportunity funds and qualified opportunity zone businesses into Belpointe PREP’s organizational structure in a manner that is consistent with its intended qualification as a publicly traded partnership and qualified opportunity fund, new regulatory requirements and compliance risks that Belpointe PREP may become subject to as a result of acquisitions, unforeseen or hidden liabilities or costs that may adversely affect its NAV following such acquisitions, and the risk that

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any of Belpointe PREP’s proposed acquisitions do not close. Any of these challenges could disrupt Belpointe PREP’s ongoing operations, increase its expenses and adversely affect its results of operations and financial condition.

Costs imposed pursuant to governmental laws and regulations may reduce Belpointe PREP’s net income and the cash available for distributions to holders of Class A units.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. Belpointe PREP could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of Belpointe PREP’s tenants, the condition of properties at the time it buys them, operations in the vicinity of its properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect Belpointe PREP’s properties.

The presence of hazardous substances, or the failure to properly manage, insure, bond over, or remediate these substances, may hinder Belpointe PREP’s ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages Belpointe PREP must pay will reduce its ability to make distributions and may reduce the value of your Class A units.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to holders of Class A units.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent Belpointe PREP from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to holders of Class A units.

Belpointe PREP expects that all of its properties will be subject to Phase I environmental assessments at the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time Belpointe PREP acquires the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of Belpointe PREP’s properties were found to contain hazardous or toxic substances after their acquisition, the value of Belpointe PREP’s investment could decrease below the amount paid for such investment.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Belpointe PREP’s properties may be subject to the Americans with Disabilities Act of 1990, as amended (the “ADA”). Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce Belpointe PREP’s net income and the amount of cash available for distributions to holders of Class A units.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce Belpointe PREP’s cash flows and the return on your Class A units.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase

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the premiums Belpointe PREP pays for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit Belpointe PREP’s ability to finance or refinance its properties. In such instances, Belpointe PREP may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Belpointe PREP may not have adequate coverage for such losses. If any of Belpointe PREP’s properties incurs a casualty loss that is not fully insured, the value of its assets will be reduced by any such uninsured or under insured loss, which may reduce the value of your Class A units. In addition, other than any working capital reserve or other reserves Belpointe PREP may establish, it has no source of funding to repair or reconstruct any uninsured or under insured property. Also, to the extent Belpointe PREP must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in lower distributions to holders of Class A units.

Many of Belpointe PREP’s investments are illiquid and it may not be able to vary its portfolio in response to changes in economic and other conditions.

Many factors that are beyond Belpointe PREP’s control affect the market for commercial real estate, real estate-related assets and private equity investments and could affect its ability to sell assets and investments for the price, on the terms or within the time frame that it desires. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because commercial real estate, real estate-related assets and private equity investments are relatively illiquid, Belpointe PREP will have a limited ability to vary its portfolio in response to changes in economic or other conditions. Further, before Belpointe PREP can sell an investment on the terms it wants, it may be necessary to expend funds to improve such investments. There can be no assurance that Belpointe PREP will have the funds available make such improvements. As a result, Belpointe PREP expects many of its investments will be illiquid, and if it is required to liquidate all or a portion of its portfolio quickly, Belpointe PREP may realize significantly less than the value at which it had previously recorded its investments and its ability to vary its portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect Belpointe PREP’s results of operations and financial condition.

Declines in the market values of Belpointe PREP’s investments may adversely affect results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to holders of Class A units.

Some of Belpointe PREP’s assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to unitholders’ capital without impacting net income on the income statement. Moreover, if Belpointe PREP determines that a decline in the estimated fair value of an available-for-sale asset falls below its amortized value and is not temporary, it will recognize a loss on that asset on the income statement, which will reduce Belpointe PREP’s earnings in the period recognized.

A decline in the market value of Belpointe PREP’s assets may adversely affect Belpointe PREP particularly in instances where it has borrowed money based on the market value of those assets. If the market value of those assets decline, the lender may require Belpointe PREP to post additional collateral to support the loan. If Belpointe PREP were unable to post the additional collateral, it may have to sell assets at a time when it might not otherwise choose to do so. A reduction in credit available may reduce Belpointe PREP’s earnings and, in turn, cash available for distribution to holders of Class A units.

Further, credit facility providers may require Belpointe PREP to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow Belpointe PREP to satisfy its collateral obligations. As a result, Belpointe PREP may not be able to leverage its assets as fully as it would choose, which could reduce its return on equity. In the event that Belpointe PREP is unable to meet these contractual obligations, its financial condition could deteriorate rapidly.

Market values of Belpointe PREP’s investments may decline for a number of reasons, such as changes in prevailing market capitalization rates, increases in market vacancy, or decreases in market rents.

If Belpointe PREP sells a property by providing financing to the purchaser, it will bear the risk of default by the purchaser, which could delay or reduce the distributions available to holders of Class A units.

If Belpointe PREP decides to sell any of its properties, it intends to use its best efforts to sell them for cash; however, in some instances, Belpointe PREP may sell its properties by providing financing to purchasers. When Belpointe PREP provides financing to a purchaser, it will bear the risk that the purchaser may default, which could reduce its cash distributions to holders of Class A units. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to holders of Class A units, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property Belpointe PREP may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

Risks Related to Conflicts of Interest

There are conflicts of interest between Belpointe PREP, the Belpointe PREP Manager and its affiliates.

Belpointe PREP’s executive officers, Brandon Lacoff and Martin Lacoff, are executive officers of the Belpointe PREP Manager and its affiliates, including the Sponsor. Prevailing market rates are determined by the Belpointe PREP Manager based on industry standards and expectations of what the Belpointe PREP Manager would be able to negotiate with a third party on an arms-

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length basis. All of the agreements and arrangements between Belpointe PREP and the Belpointe PREP Manager or its affiliates, including those relating to compensation, are not the result of arms-length negotiations with an unaffiliated third party. Belpointe PREP, the Belpointe PREP Manager and its affiliates will try to balance Belpointe PREP’s interests with their own. However, to the extent that the Belpointe PREP Manager and its affiliates take actions that are more favorable to other entities, these actions could have a negative impact on Belpointe PREP’s financial performance and, consequently, on distributions to the holders of Class A units and the NAV of Class A units.

The interests of the Belpointe PREP Manager, and its affiliates may conflict with the interests of holders of Class A units.

The management agreement provides the Belpointe PREP Manager with broad powers and authority which may result in one or more conflicts of interest between the interests of holders of Class A units and those of the Belpointe PREP Manager and its affiliates. This risk is increased by the Sponsor and the Belpointe PREP Manager being controlled by Brandon Lacoff and Martin Lacoff, who currently participate, and are expected to sponsor and participate, directly or indirectly, in other offerings by the Sponsor and its affiliates. Potential conflicts of interest include, but are not limited to, the following:

•	the Sponsor, the Belpointe PREP Manager, and their affiliates may continue to offer other real estate, real estate-related and private equity investment opportunities, including additional offerings similar to Belpointe PREP’s continuous offering, and may make investments in assets for their own respective accounts, whether or not competitive with Belpointe PREP’s business;
•	the Sponsor, the Belpointe PREP Manager, and their affiliates will not be required to disgorge any profits, fees or other compensation they may receive from any other business they own or operate separately from Belpointe PREP, and holders of Class A units will not be entitled to receive or share in any of the profits, returns, fees or other compensation from any other business owned or operated by the Sponsor, the Belpointe PREP Manager or their affiliates;
•	Belpointe PREP may engage the Sponsor, the Belpointe PREP Manager or their affiliates to perform services at prevailing market rates. Prevailing market rates are determined by the Belpointe PREP Manager based on industry standards and expectations of what the Sponsor and the Belpointe PREP Manager would be able to negotiate with a third party on an arms-length basis; and
•	the Sponsor, the Belpointe PREP Manager and their affiliates are not required to devote all of their time and efforts to Belpointe PREP’s business and affairs.

Holders of Class A units will have no right to enforce the obligations of the Sponsor, the Belpointe PREP Manager or any of their affiliates under the terms of any agreements with Belpointe PREP.

Any agreements between Belpointe PREP, on one hand, and the Sponsor, the Belpointe PREP Manager or any of Belpointe PREP’s or their affiliates, on the other, will not grant to the holders of Class A units, separate and apart from Belpointe PREP, the right to enforce the terms of such agreements or any obligations of the Sponsor, the Belpointe PREP Manager or any of Belpointe PREP’s or their affiliates in favor of Belpointe PREP.

The management fee the Belpointe PREP Manager receives will be based on Belpointe PREP’s NAV and the Belpointe PREP Manager is ultimately responsible for calculating Belpointe PREP’s NAV.

Belpointe PREP pays the Belpointe PREP Manager a quarterly management fee at an annualized rate of 0.75%. The management fee is based on Belpointe PREP’s NAV, as calculated by the Belpointe PREP Manager at the end of each quarter. From the effective date of Belpointe PREP’s offering through no later than the first quarter following the December 31, 2022 year end, the NAV of Belpointe PREP’s Class A units will be equal to $100.00 per Class A unit. Thereafter, no later than the first quarter following the December 31, 2021 year end, Belpointe PREP will announce its NAV within approximately 60 days of the last of each quarter. Belpointe PREP’s NAV will be calculated using a process designed to produce a fair and accurate estimate of the price that would be received for its assets and investments in an arms-length transaction between a willing buyer and a willing seller in possession of all material information about Belpointe PREP’s assets and investments. As with any asset valuation protocol, the conclusions reached by the Belpointe PREP Manager or any third-party firm that Belpointe PREP engages to prepare or assist with preparing the NAV of its Class A units will involve significant judgments, assumptions and opinions in the application of both observable and unobservable attributes that may or may not prove to be correct. It is important to note that the determination of Belpointe PREP’s NAV will not be based on, nor is it intended to comply with, fair value standards under U.S. GAAP, and Belpointe PREP’s NAV may not be indicative of the price that it would receive for its assets at current market conditions. There can be no assurance that the judgments, assumptions and opinions used by the Belpointe PREP Manager to calculate Belpointe PREP’s NAV, or the resulting NAV, will be the same as those judgments, assumptions and opinions that would be used, or the NAV that would be calculated, by an independent third-party firm. In addition, the Belpointe PREP Manager may benefit by Belpointe PREP retaining ownership of its assets and investments in order to avoid a reduction in its NAV at times when the holders of Class A units may be better served by the sale or disposition of Belpointe PREP’s assets or investments. If Belpointe PREP’s NAV is calculated in a way that is not reflective of its actual NAV, then the price of shares of Belpointe PREP’s Class A units may not accurately reflect the value of its assets and investments.

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Risks Related to Sources of Financing and Hedging

Belpointe PREP may incur significant debt, which may subject it to increased risk of loss and may reduce cash available for distributions to holders of Class A units.

Subject to market conditions and availability, Belpointe PREP may incur significant debt through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. The percentage of leverage Belpointe PREP employs will vary depending on its available capital, its ability to obtain and access financing arrangements with lenders, debt restrictions contained in those financing arrangements and the lenders’ and rating agencies’ estimate of the stability of its investment portfolio’s cash flow. Belpointe PREP’s targeted aggregate property-level leverage, excluding any debt at the company level or on assets under development or renovation, after it has acquired a substantial portfolio of stabilized properties, is between 50-70% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of Belpointe PREP’s assets. Belpointe PREP’s targeted aggregate property-level leverage, excluding any debt at the company level or on assets under development or redevelopment, after Belpointe PREP has acquired a substantial portfolio of stabilized commercial real estate, is between 50-70% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of its assets. During the period when Belpointe PREP is acquiring, developing and redeveloping its investments, it may employ greater leverage on individual assets. The Belpointe PREP Manager may from time to time modify Belpointe PREP’s leverage policy in its discretion. Incurring substantial debt could subject Belpointe PREP to many risks that, if realized, would materially and adversely affect it, including the risk that:

•	Belpointe PREP’s cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or it may fail to comply with all of the other covenants contained in the debt, which is likely to result in (i) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that Belpointe PREP may be unable to repay from internal funds or to refinance on favorable terms, or at all, (ii) Belpointe PREP’s inability to borrow unused amounts under its financing arrangements, even if it is current in payments on borrowings under those arrangements or pay distributions of excess cash flow held in reserve by such financing sources, or (iii) the loss of some or all of Belpointe PREP’s assets to foreclosure or sale;
•	Belpointe PREP’s debt may increase its vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing costs;
•	Belpointe PREP may be required to dedicate a substantial portion of its cash flow from operations to payments on its debt, thereby reducing funds available for operations, future business opportunities, distributions to holders of Class A units or other purposes; and
•	Belpointe PREP is not able to refinance debt that matures prior to the investment it was used to finance on favorable terms, or at all.

There can be no assurance that a leveraging strategy will be successful.

Any lending facilities will likely impose restrictive covenants.

Any lending facilities which Belpointe PREP enters into would be expected to contain customary negative covenants and other financial and operating covenants that, among other things, may affect its ability to incur additional debt, make certain investments or acquisitions, reduce liquidity below certain levels, pay distributions to holders of Class A units, redeem debt or equity securities and impact Belpointe PREP’s flexibility to determine its operating policies and investment strategies. For example, such loan documents may contain negative covenants that limit, among other things, Belpointe PREP’s ability to distribute more than a certain amount of its net income or funds from operations to holders of Class A units, employ leverage beyond certain amounts, sell assets, engage in mergers or consolidations, grant liens, and enter into transactions with affiliates (including amending the management agreement with the Belpointe PREP Manager in a material respect). If Belpointe PREP fails to meet or satisfy any such covenants, it would likely be in default under these agreements, and the lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their interests against existing collateral. Belpointe PREP could also become subject to cross-default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral and foreclosure rights upon default.

Interest rate fluctuations could increase Belpointe PREP’s financing costs and reduce its ability to generate income on its investments, each of which could lead to a significant decrease in Belpointe PREP’s results of operations, cash flows and the market value of its investments.

Belpointe PREP’s primary interest rate exposures will relate to the yield on its investments and the financing cost of its debt, as well as any interest rate derivatives that Belpointe PREP utilizes for hedging purposes. Changes in interest rates will affect Belpointe PREP’s net interest income, which is the difference between the income Belpointe PREP earns on its investments and the interest expense it incurs in financing these investments. Interest rate fluctuations resulting in Belpointe PREP’s interest expense exceeding income would result in operating losses for it. Changes in the level of interest rates also may affect Belpointe PREP’s ability to invest in investments, the value of its investments and its ability to realize gains from the disposition of assets and investments.

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To the extent that Belpointe PREP’s financing costs will be determined by reference to floating rates, such as LIBOR, SOFR or a Treasury index, plus a margin, the amount of such costs will depend on a variety of factors, including, without limitation, (i) for collateralized debt, the value and liquidity of the collateral, and for non-collateralized debt, Belpointe PREP’s credit, (ii) the level and movement of interest rates, and (iii) general market conditions and liquidity. In a period of rising interest rates, Belpointe PREP’s interest expense on floating rate debt would increase, while any income it earns may not compensate for such increase in interest expense.

Belpointe PREP’s operating results will depend, in part, on differences between the income earned on its investments, net of credit losses, and its financing costs. For any period during which Belpointe PREP’s investments are not match-funded, the income earned on such investments may respond more slowly to interest rate fluctuations than the cost of its borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease Belpointe PREP’s results of operations and cash flows and the market value of its investments.

Hedging against interest rate exposure may adversely affect Belpointe PREP’s earnings, limit its gains or result in losses, which could adversely affect cash available for distribution to holders of Class A units.

Belpointe PREP may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Belpointe PREP’s hedging activity will vary in scope based on the level of interest rates, the type and expected duration of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect Belpointe PREP because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;
•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;
•	the duration of the hedge may not match the duration of the related liability or asset;
•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs Belpointe PREP’s ability to sell or assign its side of the hedging transaction;
•	the party owing money in the hedging transaction may default on its obligation to pay; and
•	Belpointe PREP may purchase a hedge that turns out not to be necessary (i.e., a hedge that is out of the money).

Any hedging activity Belpointe PREP engages in may adversely affect its earnings, which could adversely affect cash available for distribution to holders of Class A units. Therefore, while Belpointe PREP may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if it had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, Belpointe PREP may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent Belpointe PREP from achieving the intended hedge and expose it to risk of loss.

Hedging instruments are often not traded on regulated exchanges or guaranteed by an exchange or its clearing house and involve risks and costs that could result in material losses.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates, Belpointe PREP may increase its hedging activity and thus increase its hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they are often not traded on regulated exchanges or guaranteed by an exchange or its clearing house. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom Belpointe PREP enters into a hedging transaction will most likely result in its default. Default by a party with whom Belpointe PREP enters into a hedging transaction may result in the loss of unrealized profits and force Belpointe PREP to cover its commitments, if any, at the then current market price.

Although generally Belpointe PREP will seek to reserve the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and Belpointe PREP may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and Belpointe PREP may be required to maintain a position until exercise or expiration, which could result in significant losses.

Any bank credit facilities and repurchase agreements that Belpointe PREP may use in the future to finance its assets may require Belpointe PREP to provide additional collateral or pay down debt.

Belpointe PREP may utilize bank credit facilities, repurchase agreements (including term loans and revolving facilities) or guarantee arrangements to finance its assets if they become available on acceptable terms. Such financing arrangements, including any

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guarantees, would involve the risk that the market value of any investments pledged by Belpointe PREP to the provider of the bank credit facility or repurchase agreement counterparty may decline in value, in which case the lender may require Belpointe PREP to provide additional collateral or to repay all or a portion of the funds advanced. Belpointe PREP may not have the funds available to repay its debt at that time, which would likely result in defaults unless Belpointe PREP is able to raise the funds from alternative sources, which it may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce Belpointe PREP’s liquidity and limit its ability to leverage its assets. If Belpointe PREP cannot meet these requirements, the lender could accelerate its indebtedness or enforce its guarantee, increase the interest rate on advanced funds and terminate its ability to borrow funds from such lender, which could materially and adversely affect Belpointe PREP’s financial condition and ability to implement its investment strategy. In addition, if the lender files for bankruptcy or becomes insolvent, Belpointe PREP’s loans and guarantees may become subject to bankruptcy or insolvency proceedings, thus depriving it, at least temporarily, of the benefit of these assets. Such an event could restrict Belpointe PREP’s access to bank credit facilities and increase its cost of capital. The providers of bank credit facilities and repurchase agreement financing may also require Belpointe PREP to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow Belpointe PREP to satisfy its collateral obligations. As a result, Belpointe PREP may not be able to leverage its assets as fully as it would choose, which could reduce its return on assets. If Belpointe PREP is unable to meet these collateral obligations, its financial condition and prospects could deteriorate rapidly.

Belpointe PREP may give full or partial guarantees to lenders of mortgage debt to the entities that own its properties.

When Belpointe PREP gives a guaranty on behalf of an entity that owns one of its properties, it will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of Belpointe PREP’s properties are foreclosed upon due to a default, its ability to make distributions to holders of Class A units will be adversely affected. Accordingly, Belpointe PREP’s approach to investing in properties utilizing leverage in order to accomplish its investment objectives may present more risks to investors than comparable real estate programs that do not utilize borrowing to the same degree.

If Belpointe PREP enters into financing arrangements involving balloon payment obligations, it may adversely affect Belpointe PREP’s ability to make distributions to holders of Class A units.

Some of Belpointe PREP’s financing arrangements may require it to make a lump-sum or “balloon” payment at maturity. Belpointe PREP’s ability to make a balloon payment is uncertain and may depend upon its ability to obtain replacement financing or its ability to sell particular properties. At the time the balloon payment is due, Belpointe PREP may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to holders of Class A units and the projected time of disposition of Belpointe PREP’s assets.

Belpointe PREP’s access to sources of financing may be limited and thus its ability to grow its business and to maximize its returns may be adversely affected.

Subject to market conditions and availability, Belpointe PREP may incur significant debt through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. Belpointe PREP may also issue additional debt or equity securities to fund its growth.

Belpointe PREP’s access to sources of financing will depend upon a number of factors, over which it has little or no control, including:

•	general economic or market conditions;
•	the market’s view of the quality of its assets;
•	the market’s perception of its growth potential; and
•	Belpointe PREP’s current and potential future earnings and cash distributions.

Belpointe PREP will need to periodically access the capital and credit markets to raise cash to fund new investments. Unfavorable economic or market conditions may increase Belpointe PREP’s funding costs, limit its access to the capital or credit markets or could result in a decision by potential lenders not to extend credit. An inability to successfully access the capital or credit markets could limit Belpointe PREP’s ability to grow its business and fully execute its investment strategy and could decrease its earnings, if any. In addition, uncertainty in the capital and credit markets could adversely affect one or more private lenders and could cause one or more of Belpointe PREP’s private lenders to be unwilling or unable to provide it with financing or to increase the costs of that financing. In addition, if regulatory capital requirements imposed on Belpointe PREP’s private lenders change, they may be required to limit, or increase the cost of, financing they provide to Belpointe PREP. In general, this could potentially increase Belpointe PREP’s financing costs and reduce its liquidity or require it to sell assets at an inopportune time or price. There can be no assurance that Belpointe PREP will be able to obtain any such financing on favorable terms or at all.

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Risks Relating to U.S. Federal Taxation

If Belpointe PREP fails to qualify as a partnership for U.S. federal income tax purposes and no relief provisions apply, it would be subject to entity level U.S. federal income tax and, as a result, its cash available for distributions and the value of its Class A units could materially decrease.

The anticipated after-tax economic benefit of Belpointe PREP’s Class A units depends largely on Belpointe PREP being treated as a partnership for U.S. federal income tax purposes.

Despite the fact that Belpointe PREP is organized as a limited liability company under Delaware law, it would be treated as a corporation for federal income tax purposes unless it satisfies a “qualifying income” exception. Failing to meet the qualifying income requirement, or a change in current law could cause Belpointe PREP to be treated as a corporation for federal income tax purposes or otherwise subject it to taxation as an entity.

If Belpointe PREP were treated as a corporation for federal income tax purposes, it would pay federal income tax on its taxable income at the corporate tax rate. Distributions to holders of Class A units would generally be taxed again as corporate distributions, and no income, gains, losses or deductions would flow through to holders of Class A units. Because a tax would be imposed on Belpointe PREP as a corporation, its cash available for distribution to holders of Class A units would be substantially reduced. Therefore, Belpointe PREP’s treatment as a corporation would result in a material reduction in cash flow and after-tax return to holders of Class A units, likely causing a substantial reduction in the value of Belpointe PREP’s Class A units.

There can be no assurance that Belpointe PREP will meet the requirements for classification as a qualified opportunity fund.

Belpointe PREP intends to manage its affairs so that it will meet the requirements for classification as a “qualified opportunity fund,” pursuant to Section 1400Z-2 of the Code and the related regulations issued by the U.S. Department of the Treasury and U.S. Internal Revenue Service (the “IRS”) on December 19, 2019, together with the correcting amendments and additional relief issued on April 1, 2020 and January 19, 2021, respectively (collectively the “Opportunity Zone Regulations”). However, qualified opportunity funds and the Opportunity Zone Regulations are a relatively new and as yet untested, and Belpointe PREP’s ability to be treated as a qualified opportunity fund and to operate in conformity with the requirements to continue to be treated as a qualified opportunity fund is subject to uncertainty. If Belpointe PREP fails to meet the requirements for classification as a qualified opportunity fund, holders of Class A units would lose the tax benefits associated with investing a qualified opportunity fund and the value of Belpointe PREP’s Class A units would likely be adversely affected.

You must make appropriate timely investments and elections in order to take advantage of the benefits of investing in a qualified opportunity fund.

In order to receive the benefits of investing in a qualified opportunity fund, taxpayers must make deferral elections on Form 8949 (Sales and Other Dispositions of Capital Assets), which will need to be attached to their U.S. federal income tax returns for the taxable year in which gain treated as capital gain (short-term or long-term) that result from the sale or exchange of capital assets would have been recognized had it not been deferred. In addition, Form 8997 (Initial and Annual Statement of Qualified Opportunity Fund (QOF) Investments) which requires eligible taxpayers holding a qualified opportunity fund investment at any point during the tax year to report: (i) qualified opportunity fund investments holdings at the beginning and end of the tax year; (ii) current tax year capital gains deferred by investing in a qualified opportunity fund; and (iii) qualified opportunity fund investments disposed of during the tax year.

The tax treatment of an acquisition of Belpointe PREP’s Class A units could be subject to potential legislative, judicial or administrative changes or differing interpretations, possibly applied on a retroactive basis.

The present U.S. federal income tax treatment of an acquisition of Belpointe PREP’s Class A units may be modified by administrative, legislative or judicial interpretation at any time. From time to time, members of Congress propose and consider substantive changes to the existing U.S. federal income tax laws that would affect Belpointe PREP, including a prior legislative proposal that would have eliminated the “qualifying income” exception upon which Belpointe PREP intends to rely for its treatment as a partnership for U.S. federal income tax purposes. Although there are no current legislative or administrative proposals pending with respect to the qualifying income exception or qualified opportunity funds, there can be no assurance that there will not be further changes to U.S. federal income tax laws or the Department of Treasury’s or IRS’s interpretation of the qualifying income and qualified opportunity fund rules in a manner that could impact Belpointe PREP’s ability to continue to qualify as a partnership or qualified opportunity fund in the future, which could negatively impact the value of your Class A units. Any changes to the U.S. federal tax laws and interpretations thereof may be applied prospectively or retroactively and could make it more difficult or impossible for Belpointe PREP to meet the qualifying income exception or qualified opportunity fund requirements and accordingly adversely affect the tax consequences associated with Belpointe PREP’s Class A units.

If the IRS contests the U.S. federal income tax positions Belpointe PREP takes, the value its Class A units may be adversely impacted, and the cost of any IRS contest will reduce cash available for distribution to holders of Class A units.

The IRS may adopt positions that differ from the positions Belpointe PREP has taken or may take on tax matters. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions Belpointe PREP takes. A court may not agree with some or all of the positions Belpointe PREP takes. Any contest with the IRS may materially and adversely impact the value of Belpointe PREP’s Class A units. In addition, the costs of any contest with the IRS will be borne indirectly by the holders of

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Class A units because the costs will reduce Belpointe PREP’s cash available for distribution.

If the IRS makes audit adjustments to Belpointe PREP’s income tax returns, the IRS (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustments directly from Belpointe PREP, in which case Belpointe PREP’s cash available for distribution holders of Class A units might be substantially reduced, and current and former holders of Class A units may be required to indemnify Belpointe PREP for any taxes (including applicable penalties and interest) resulting from audit adjustments paid on their behalf.

Even if you do not receive any cash distributions from Belpointe PREP, you will be required to pay taxes on your share of Belpointe PREP’s taxable income.

You will be required to pay U.S. federal income taxes and, in some cases, state and local income taxes, on your share of Belpointe PREP’s taxable income, whether or not you receive cash distributions from Belpointe PREP. For example, if Belpointe PREP sells assets and reinvests the proceeds or uses proceeds to repay existing debt, you may be allocated taxable income and gain resulting from the sale and Belpointe PREP’s cash available for distribution would not increase. You may not receive cash distributions from Belpointe PREP equal to your share of its taxable income or even equal to the actual tax due from you with respect to that income.

You will likely be subject to state and local taxes and return filing requirements as a result of acquiring Belpointe PREP’s Class A units.

In addition to federal income taxes, holders of Class A units likely will be subject to other taxes, such as state and local income taxes, unincorporated business taxes and estate, inheritance, or intangible taxes that are imposed by the various jurisdictions in which Belpointe PREP does business or owns property now or in the future. Holders of Class A units will likely be required to file state and local income tax returns and pay state and local income taxes in some or all of these various jurisdictions, even if they do not live in these jurisdictions. Further, holders of Class A units may be subject to penalties for failure to comply with those requirements. It is the responsibility of the holders of Class A units to file all federal, state, local and foreign tax returns.

You will receive a Schedule K-1 to IRS Form 1065, which could increase the complexity of your tax circumstances.

Belpointe PREP will prepare and deliver a Schedule K-1 to IRS Form 1065 for each holder of Class A units. Your Schedule K-1 will contain information regarding your allocable share of Belpointe PREP’s items of income, gain, loss, deduction, credit and adjustments to the carrying value of its assets and investments. Schedule K-1s are usually complex, and you may find that preparing your own tax returns requires additional time. You may also find it necessary or advisable to engage the services of an accountant or other tax adviser, at your own cost and expense, to assist with the preparation of your tax returns.

In addition, it is possible that your income tax liability with respect your allocable share of Belpointe PREP’s income for a particular taxable year, as reflected on your Schedule K-1, could exceed the amount of cash distributions, if any, that Belpointe PREP makes to you for that taxable year, thus giving rise to an out-of-pocket tax liability. Accordingly, you should consult with your own accountant or other tax advisers concerning the tax consequences of your specific tax circumstances prior to acquiring, holding or disposing of any Class A units.

Belpointe PREP does not expect to be able to furnish definitive Schedule K-1s to IRS Form 1065 to each holder of Class A units prior to the deadline for filing U.S. income tax returns, which means that holders of Class A units who are U.S. taxpayers should anticipate the need to file annually a request for an extension of the due date of their income tax returns. In addition, it is possible that holders of Class A units may be required to file amended income tax returns

As a partnership, Belpointe PREP’s operating results, including distributions of income, gains, losses, deductions, credits and adjustments to the carrying value of its assets and investments, will be reported on Schedule K-1 to IRS Form 1065 and distributed annually to each holder of Class A units. Although Belpointe PREP currently intends to distribute Schedule K-1s on or around 90 days after the end of its fiscal year, it may require a substantial period of time after the end of a fiscal year to obtain the requisite information from all lower-tier entities to enable Belpointe PREP to prepare and deliver Schedule K-1s. For this reason, holders of Class A units who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past the due date of their income tax return.

In addition, it is possible that a holder of Class A units will be required to file amended income tax returns as a result of adjustments to items on the corresponding income tax returns of Belpointe PREP or its Operating Companies. Any obligation of a holder of Class A units to file amended income tax returns for the foregoing or any other reason, including any costs incurred in the preparation or filing of such returns, is the responsibility of each holder of Class A units.

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The Offer

General

Belpointe PREP, through its wholly owned subsidiary, BREIT Merger, is offering to exchange for each outstanding share of Belpointe REIT common stock validly tendered in the offer 1.05 Belpointe PREP Class A units, with any fractional Class A units rounded up to the nearest whole unit.

The purpose of the offer is for Belpointe PREP to acquire control of, and promptly thereafter, the entire equity interest in, Belpointe REIT while at the same time preserving the status of Belpointe REIT’s investments as qualified opportunity zone investments and enabling the Belpointe REIT stockholders to make a new deferral election with respect to the Belpointe PREP Class A units.

Belpointe REIT intends, promptly after consummation of the offer, to sell BPOZ 1991 Main, LLC, a Delaware limited liability company (“BPOZ 1991 Main”), and indirect wholly owned subsidiary of Belpointe REIT, to Belpointe Investment Holding, LLC, a Delaware limited liability company, and affiliate of the Sponsor (the “QOZB sale”). The purpose of the QOZB sale is to preserve the status of BPOZ 1991 Main as qualified opportunity zone property. The terms of the QOZB sale will be no less favorable to Belpointe REIT than would be obtained in a comparable arms-length transaction with an independent third party. Belpointe PREP intends, promptly after consummation of the offer and the QOZB sale, as a second step in its plan to acquire the entire equity interest in Belpointe REIT, to convert (the “conversion”) Belpointe REIT from a Maryland corporation into a Maryland limited liability company (as converted “BREIT LLC”). In the conversion, each outstanding Belpointe REIT share that was not acquired by Belpointe PREP or BREIT Merger will be converted into limited liability company interests of BREIT LLC (the “BREIT LLC units”). The purpose of the conversion is to trigger an inclusion event to enable the holders of BREIT LLC units to make a new deferral election with respect to the Belpointe PREP Class A units. Belpointe PREP intends, promptly after consummation of the conversion, as a final step in its plan, to complete a merger of BREIT LLC with and into BREIT Merger (the “merger”), with BREIT Merger surviving. The purpose of the merger is for Belpointe PREP to acquire all of the converted BREIT LLC units, that it did not acquire as Belpointe REIT shares in the offer. In the merger each BREIT LLC unit will convert into the right to receive 1.05 Class A units of Belpointe PREP. Upon the consummation of the merger, the BREIT LLC business will be held in BREIT Merger, a wholly owned subsidiary of Belpointe PREP, and the former holders BREIT LLC units will no longer have any direct ownership interest in the surviving company.

Reasons for the Offer, Conversion and Merger

The purpose of the offer is for Belpointe PREP to acquire control of, and ultimately the entire equity interest in, Belpointe REIT while at the same time preserving the status of Belpointe REIT’s investments as qualified opportunity zone investments and enabling the Belpointe REIT stockholders to make a new deferral election with respect to the Belpointe PREP Class A units.

In evaluating the offer, conversion and merger and the other transactions contemplated by the merger agreement, the boards of directors of Belpointe PREP and Belpointe REIT each considered a number of factors, and both concluded that they believed the combined structure will result in:

•	Increased Value — Belpointe PREP and Belpointe REIT both believe that the transaction will lead to increased value through consolidation of Belpointe REIT’s assets and stockholder base with Belpointe PREP’s increased capital raising capacity, allowing the combined company to benefit from a liquid market for Belpointe PREP Class A units, which are expected to be listed on NYSE American under the symbol “OZ”, as well as the expectation of raising significant additional investment capital from sales of Class A units in the continuous public offering that Belpointe PREP is conducting concurrently with the offer, conversion and merger;
•	Enhanced Long-Term Growth Prospects — Belpointe PREP and Belpointe REIT both believe that the transaction will lead to enhanced long-term growth prospects as a result of, among other things, the combined company’s limited liability company structure, status as a publicly traded partnership, organization under the laws of the State of Delaware and increased capital raising capacity;
•	Significant Tax Advantages — Belpointe PREP and Belpointe REIT both believe that the transaction will lead to significant tax advantages as a result of, among other things, the combined company’s status as a qualified opportunity fund, limited liability company and publicly traded partnership, allowing holders of Class A units to continue to benefit from certain tax advantages available under Belpointe REIT’s structure, such as the qualified business income deduction under Section 199A of the Code and the avoidance of gains attributable to depreciation recapture, in addition to providing holders of Class A units with the ability to take advantage of depreciations deductions on distributions; and
•	Improved Acquisition Prospects — Belpointe PREP and Belpointe REIT both believe that the transaction will lead to improved acquisition prospects as a result of, among other things, the combined company’s limited liability company structure simplifying the process of acquiring additional qualified opportunity funds without triggering an inclusion event.

The boards of directors of Belpointe PREP and Belpointe REIT each also considered the following specific aspects of the merger agreement: (i) the exchange ratio, including the fact that the ratio is fixed and designed to compensate Belpointe REIT

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stockholders and holders of BREIT LLC units for their need to make a new deferral election upon consummation of the offer and merger, as applicable, and (ii) the challenges associated with closing the transactions while maintaining the status of Belpointe REIT’s qualified opportunity zone investments and the sale of certain of those investments to Belpointe PREP to achieve that objective.

Finally, in evaluating the offer, conversion and merger and the other transactions contemplated by the merger agreement, the boards of directors of Belpointe PREP and Belpointe REIT each considered potential risks and potential negative factors concerning the transactions, including, without limitation, the risks and costs to the companies if the transactions are not consummated, such as the diversion of management attention, potential negative effects on relationships with business partners and direct costs incurred in consummating the transactions, as well as the other risks described in the section entitled “Risk Factors.”

The board of directors of Belpointe REIT unanimously determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the offer, conversion, merger and issuance of Belpointe PREP Class A units in connection therewith, are fair to, and in the best interests of, Belpointe REIT and its stockholders; determined that it is in the best interests of Belpointe REIT and its stockholders and declared it advisable to enter into the merger agreement; and approved the execution and delivery by Belpointe REIT of the merger agreement, the performance by Belpointe REIT of its covenants and agreements contained in the merger agreement and the consummation of the offer, conversion, merger and other transactions contemplated by the merger agreement upon the terms and subject to the conditions contained in the merger agreement. The board of directors of Belpointe REIT has also resolved to recommend that the stockholders of Belpointe REIT accept the offer and tender their shares of Belpointe REIT common stock to BREIT Merger pursuant to the offer.

The Belpointe PREP board of directors also unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the offer, merger and issuance of Belpointe PREP Class A units in the offer and merger, are advisable and fair to, and in the best interests of, Belpointe PREP and the holders of its units, and approved the execution and delivery by Belpointe PREP of the merger agreement.

This discussion of the information and factors considered by the boards of directors of Belpointe PREP and Belpointe REIT includes the principal positive and negative factors, but is not intended to be exhaustive and may not include all of the factors considered by the boards of directors of Belpointe PREP or Belpointe REIT. In view of the wide variety of factors considered in connection with their evaluation of the transactions, and the complexity of these matters, the boards of directors of Belpointe PREP and Belpointe REIT did not attempt to quantify or assign any relative or specific weights to the various factors considered in reaching their determination to approve the merger agreement and the transactions contemplated thereby and, in the case of the board of directors of Belpointe REIT, to make its recommendations to the Belpointe REIT stockholders. Rather, the boards of directors of Belpointe PREP and Belpointe REIT viewed their respective decisions as being based on the totality of the information presented to them and the factors that they considered. In addition, individual members of the boards of directors of Belpointe PREP and Belpointe REIT may have given differing weights to different factors. It should be noted that this explanation of the reasoning of the boards of directors of Belpointe PREP and Belpointe REIT and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Distribution of Offering Materials

This document, the related letter of transmittal and other relevant materials will be delivered to record holders of Belpointe REIT common stock and to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on Belpointe REIT’s stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing, so that they can in turn send these materials to beneficial owners of Belpointe REIT common stock.

Expiration of the Offer

The offer expired at 11:59 p.m., New York City time, at the end of June 18, 2021, unless further extended or terminated in accordance with the merger agreement. “Expiration date” means 11:59 p.m., New York City time, at the end of June 18, 2021, unless and until BREIT Merger has extended the period during which the offer is open, subject to the terms and conditions of the merger agreement, in which event the term “expiration date” means the latest time and date at which the offer, as so extended by BREIT Merger, will expire.

Extension, Termination and Amendment of Offer

Subject to the provisions of the merger agreement and the applicable rules and regulations of the SEC, and unless Belpointe REIT consents otherwise (which may be granted or withheld in its sole discretion) or the merger agreement is otherwise terminated:

•	BREIT Merger must extend the offer for any period required by any applicable law, or any rule, regulation, interpretation or position of the Securities and Exchange Commission (“SEC”) or its staff or the NYSE American applicable to the offer, or to the extent necessary to resolve any comments of the SEC or its staff applicable to the offer or the registration statement on Form S-4 of which this document is a part;
•	in the event that any of the conditions to the offer (other than the minimum tender condition, and other than any such conditions that by their nature are to be satisfied at the expiration of the offer) have not been satisfied or waived in accordance with the merger agreement as of any then-scheduled expiration of the offer, BREIT Merger must extend
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the offer for successive extension periods of up to 10 business days each (or for such longer period as may be agreed by Belpointe PREP and Belpointe REIT) in order to permit the satisfaction or valid waiver of the conditions to the offer (other than the minimum tender condition); and

•	if as of any then-scheduled expiration of the offer each condition to the offer (other than the minimum tender condition, and other than any such conditions that by their nature are to be satisfied at the expiration of the offer (if such conditions would be satisfied or validly waived were the expiration of the offer to occur at such time)) has been satisfied or waived in accordance with the merger agreement and the minimum tender condition has not been satisfied, BREIT Merger may, and at the request in writing of Belpointe REIT must, extend the offer for successive extension periods of up to 10 business days each (with the length of each such period being determined in good faith by Belpointe PREP) (or for such longer period as may be agreed by Belpointe PREP and Belpointe REIT).

No extension will impair, limit or otherwise restrict the right of the parties to terminate the merger agreement pursuant to its terms.

BREIT Merger may not terminate or withdraw the offer prior to the then-scheduled expiration of the offer unless the merger agreement is validly terminated in accordance with its terms, in which case BREIT Merger will terminate the offer promptly (but in no event more than one business day) after such termination. Among other circumstances, the merger agreement may be terminated by either Belpointe PREP or Belpointe REIT if the offer shall have terminated or expired in accordance with its terms (subject to the rights and obligations of Belpointe PREP or BREIT Merger to extend the offer pursuant to the merger agreement) without BREIT Merger having accepted for exchange any Belpointe REIT common stock pursuant to the offer, or if the acceptance for exchange of Belpointe REIT common stock tendered in the offer has not occurred on or before, November 30, 2021 (subject to the two-month extension) (the “outside date”). See “Merger Agreement—Termination of the Merger Agreement.”

BREIT Merger expressly reserves the right to waive any offer condition or modify the terms of the offer, except that BREIT Merger may not make certain changes to the offer or waive certain conditions to the offer without the prior written consent of Belpointe REIT (which may be granted or withheld in its sole discretion). Changes to the offer that require the prior written consent of Belpointe REIT include changes that (i) change the form of consideration, (ii) decrease the transaction consideration in the offer, (iii) extend the offer (other than in a manner required or permitted by the merger agreement), (iv) impose conditions to the offer not included in the merger agreement, (v) amend or modify any of the conditions to the offer, or (vi) amend or modify any other term of or condition to the offer in any manner that is adverse to the holders of Belpointe REIT common stock.

Conditions to the offer that BREIT Merger and Belpointe PREP may not amend, modify or waive without the prior written consent of Belpointe REIT (which may be granted or withheld in its sole discretion) include (i) the minimum tender condition, (ii) lack of legal prohibitions, (iii) the effectiveness of the registration statement on Form S-4 of which this document is a part, and (v) the approval for listing on the NYSE American of the Belpointe PREP Class A units to be issued in the offer and merger.

BREIT Merger will effect any extension, termination, amendment or delay of the offer by giving oral or written notice to the exchange agent and by making a public announcement as promptly as practicable thereafter. In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date. Subject to applicable law and without limiting the manner in which BREIT Merger may choose to make any public announcement, BREIT Merger assumes no obligation to publish, advertise or otherwise communicate any such public announcement of this type other than by issuing a press release.

If BREIT Merger materially changes the terms of the offer or the information concerning the offer, or if BREIT Merger waives a material condition of the offer, in each case, subject to the terms and conditions of the merger agreement, BREIT Merger will extend the offer to the extent legally required under the Exchange Act.

For purposes of the offer, a “business day” means any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks in New York, New York are authorized or required by applicable law, regulation or executive order to close.

No subsequent offering period will be available following the expiration of the offer without the prior written consent of Belpointe REIT, other than in accordance with the extension provisions set forth in the merger agreement.

Exchange of Shares; Delivery Belpointe PREP Class A Units

Belpointe PREP has retained Securities Transfer Corporation as the depositary and exchange agent (the “exchange agent”) for the offer and merger to handle the exchange of Belpointe REIT common stock for the transaction consideration in the offer and the exchange of BREIT LLC units for the transaction consideration in the merger.

Upon the terms and subject to the satisfaction or waiver of the conditions of the offer (including, if the offer is extended or amended in accordance with the merger agreement, the terms and conditions of any such extension or amendment), BREIT Merger will accept for exchange, and will exchange, Belpointe REIT common stock validly tendered in the offer, promptly after the expiration of the offer. In all cases, a Belpointe REIT stockholder will receive consideration for Belpointe REIT common stock tendered in the offer only after timely receipt by the exchange agent of either a confirmation of a book-entry transfer of such shares into the exchange

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agent’s account at The Depository Trust Company (“DTC”) (as described in “—Procedure for Tendering”) or a properly completed and duly executed letter of transmittal, in each case, together with any other required documents.

For purposes of the offer, BREIT Merger will be deemed to have accepted for exchange Belpointe REIT common stock validly tendered if and when it notifies the exchange agent of its acceptance of those Belpointe REIT common stock pursuant to the offer. The exchange agent will deliver to the applicable Belpointe REIT stockholders Belpointe PREP Class A units issuable in exchange for Belpointe REIT common stock validly tendered and accepted pursuant to the offer promptly after receipt of such notice. The exchange agent will act as the agent for tendering Belpointe REIT stockholders for the purpose of receiving Belpointe PREP Class A units from BREIT Merger and transmitting such Belpointe PREP Class A units to the tendering Belpointe REIT stockholders.

If BREIT Merger does not accept any tendered Belpointe REIT common stock for exchange pursuant to the terms and conditions of the offer for any reason, the Belpointe REIT common stock to be returned will be credited to an account maintained with DTC or otherwise credited to the tendering stockholder as soon as practicable following expiration or termination of the offer.

Procedure for Tendering

All Belpointe REIT common stock are held in electronic book entry form.

To validly tender Belpointe REIT common stock held of record, Belpointe REIT stockholders must deliver a properly completed and duly executed letter of transmittal, along with any required signature guarantees and any other required documents for tendered Belpointe REIT common stock to the exchange agent for the offer, at its address set forth elsewhere in this document, all of which must be received by the exchange agent prior to the expiration of the offer.

If Belpointe REIT common stock are held in “street name” (i.e., through a broker, dealer, commercial bank, trust company or other nominee), those shares of common stock may be tendered by the nominee holding such shares by book-entry transfer through DTC. To validly tender such shares held in street name, Belpointe REIT stockholders should instruct such nominee to do so prior to the expiration of the offer.

The exchange agent has established an account with respect to the Belpointe REIT common stock at DTC in connection with the offer, and any financial institution that is a participant in DTC may make book-entry delivery of Belpointe REIT common stock by causing DTC to transfer such shares prior to the expiration date into the exchange agent’s account in accordance with DTC’s procedure for such transfer. However, although delivery of Belpointe REIT common stock may be effected through book-entry transfer at DTC, the letter of transmittal with any required signature guarantees, or an agent’s message, along with any other required documents, must, in any case, be received by the exchange agent at its address set forth elsewhere in this document prior to the expiration date. The term “agent’s message” means a message transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant tendering the shares that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that BREIT Merger may enforce that agreement against such participant.

BREIT Merger is not providing for guaranteed delivery procedures and therefore Belpointe REIT stockholders who hold their shares through a DTC participant must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC prior to the expiration date. Tenders received by the exchange agent after the expiration date will be disregarded and of no effect.

Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which shares are tendered either by a registered holder of Belpointe REIT common stock who has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” on the letter of transmittal or for the account of an eligible institution.

If the Belpointe REIT common stock are registered in the name of a person other than the person who signs the letter of transmittal, or if the transaction consideration is to be delivered to a person other than the registered holder(s), the tendering stockholder must provide appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the applicable book entry position, with the signature or signatures on the stock powers guaranteed by an eligible institution.

The method of delivery of all required documents, including delivery through DTC, is at the option and risk of the tendering Belpointe REIT stockholder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, BREIT Merger recommends registered mail with return receipt requested and properly insured. In all cases, Belpointe REIT stockholders should allow sufficient time to ensure timely delivery.

To prevent U.S. federal backup withholding, each Belpointe REIT stockholder that is a U.S. person (as defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), other than a stockholder exempt from backup withholding as described elsewhere in this document, must provide the exchange agent with its correct taxpayer identification number and certify that it is not subject to U.S. federal backup withholding by timely completing the IRS Form W-9 included in the letter of transmittal. Certain stockholders (including, among others, certain foreign persons) are not subject to these backup withholding requirements. In order for a Belpointe REIT stockholder that is a foreign person to qualify as an exempt recipient for purposes of U.S. federal backup withholding, the stockholder must timely submit an applicable IRS Form W-8, signed under penalty of perjury, attesting to such person’s exempt status.

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The acceptance for payment by BREIT Merger of Belpointe REIT common stock pursuant to any of the procedures described above will constitute a binding agreement between BREIT Merger and the tendering Belpointe REIT stockholder upon the terms and subject to the conditions of the offer (including, if the offer is extended or amended in accordance with the merger agreement, the terms and conditions of any such extension or amendment).

No Guaranteed Delivery

BREIT Merger is not providing for guaranteed delivery procedures, and therefore Belpointe REIT stockholders must allow sufficient time for the necessary tender procedures to be completed prior to the expiration date. If Belpointe REIT stockholders hold shares through a DTC participant, such stockholders must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC prior to the expiration date. Belpointe REIT stockholders must tender their Belpointe REIT common stock in accordance with the procedures set forth in this document. In all cases, BREIT Merger will exchange Belpointe REIT common stock tendered and accepted for exchange pursuant to the offer only after either a confirmation of a book-entry transfer of such shares (as described in “—Procedure for Tendering”) or a properly completed and duly executed letter of transmittal, in each case, together with any other required documents.

Grant of Proxy

By executing a letter of transmittal, subject to and effective upon acceptance for exchange of Belpointe REIT common stock tendered thereby, a Belpointe REIT stockholder will irrevocably appoint BREIT Merger’s designees as such Belpointe REIT stockholder’s attorneys-in-fact and proxies, each with full power of substitution, to exercise to the full extent such stockholder’s rights with respect to its Belpointe REIT common stock tendered and accepted for exchange by BREIT Merger and with respect to any and all other shares and other securities issued or issuable in respect of those Belpointe REIT common stock. That appointment is effective, and voting rights will be effected, when and only to the extent that BREIT Merger accepts tendered Belpointe REIT common stock for exchange pursuant to the offer and deposits with the exchange agent the transaction consideration for such Belpointe REIT common stock. Furthermore, the letter of transmittal will not constitute a binding agreement between the signatory thereto and BREIT Merger until BREIT Merger accepts tendered Belpointe REIT common stock for exchange pursuant to the offer and deposits with the exchange agent the transaction consideration for such Belpointe REIT common stock.

All such proxies, when effective, will be considered coupled with an interest in the tendered Belpointe REIT common stock and therefore will not be revocable. Upon the effectiveness of such appointment, all prior powers of attorney and proxies that the Belpointe REIT stockholder has given will be revoked, and such stockholder may not give any subsequent powers of attorney or proxies (and, if given, they will not be deemed effective). BREIT Merger’s designees will, with respect to the Belpointe REIT common stock for which the appointment is effective, be empowered, among other things, to exercise all of such stockholder’s voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of Belpointe REIT’s stockholders or otherwise.

BREIT Merger reserves the right to require that, in order for Belpointe REIT common stock to be deemed validly tendered, immediately upon BREIT Merger’s acceptance of such shares for exchange, BREIT Merger must be able to exercise full voting rights with respect to such shares. However, prior to acceptance for exchange by BREIT Merger in accordance with terms of the offer, the appointment will not be effective, and BREIT Merger will have no voting rights as a result of the tender of Belpointe REIT common stock.

Fees and Commissions

Tendering registered Belpointe REIT stockholders who tender Belpointe REIT common stock directly to the exchange agent will not be obligated to pay any charges or expenses of the exchange agent or any brokerage commissions. Tendering Belpointe REIT stockholders who hold Belpointe REIT common stock through a broker, dealer, commercial bank, trust company or other nominee should consult that institution as to whether or not such institution will charge the Belpointe REIT stockholder any service fees in connection with tendering Belpointe REIT common stock pursuant to the offer.

Matters Concerning Validity and Eligibility

BREIT Merger will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Belpointe REIT common stock, in its sole discretion, and its determination will be final and binding to the fullest extent permitted by applicable law. BREIT Merger reserves the absolute right to reject any and all tenders of Belpointe REIT common stock that it determines are not in the proper form or the acceptance of or exchange for which may be unlawful. BREIT Merger also reserves the absolute right to waive any defect or irregularity in the tender of any Belpointe REIT common stock. No tender of Belpointe REIT common stock will be deemed to have been validly made until all defects and irregularities in tenders of such shares have been cured or waived. None of BREIT Merger, Belpointe PREP, Belpointe REIT or any of their affiliates or assigns, the exchange agent or any other person will be under any duty to give notification of any defects or irregularities in the tender of any Belpointe REIT common stock or will incur any liability for failure to give any such notification. BREIT Merger’s interpretation of the terms and conditions of the offer (including the letter of transmittal and instructions thereto) will be final and binding to the fullest extent permitted by applicable law.

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Belpointe REIT stockholders who have any questions about the procedure for tendering Belpointe REIT common stock in the offer should contact Belpointe PREP investor relations by email or at the address set forth elsewhere in this document.

Announcement of Results of the Offer

Belpointe PREP will announce the final results of the offer, including whether all of the conditions to the offer have been satisfied or waived and whether BREIT Merger will accept the tendered Belpointe REIT common stock for exchange, as promptly as practicable following the expiration date. The announcement will be made by a press release in accordance with applicable securities laws and stock exchange requirements.

Purpose of the Offer and Merger

The purpose of the offer is for Belpointe PREP to acquire control of, and promptly thereafter, the entire equity interest in, Belpointe REIT while at the same time preserving the status of Belpointe REIT’s investments as qualified opportunity zone investments and enabling the Belpointe REIT stockholders to make a new deferral election with respect to the Belpointe PREP Class A units.

Belpointe REIT intends, promptly after consummation of the offer, to sell BPOZ 1991 Main, LLC, a Delaware limited liability company (“BPOZ 1991 Main”), and indirect wholly owned subsidiary of Belpointe REIT, to Belpointe Investment Holding, LLC, a Delaware limited liability company, and affiliate of the Sponsor (the “QOZB sale”). The purpose of the QOZB sale is to preserve the status of BPOZ 1991 Main as qualified opportunity zone property. The terms of the QOZB sale will be no less favorable to Belpointe REIT than would be obtained in a comparable arms-length transaction with a person that is not an affiliate. Belpointe PREP intends, promptly after consummation of the offer and the QOZB sale, as a second step in its plan to acquire the entire equity interest in Belpointe REIT, to convert Belpointe REIT from a Maryland corporation into a Maryland limited liability company. In the conversion, each outstanding Belpointe REIT share that was not acquired by Belpointe PREP or BREIT Merger will be converted into limited liability company interests of BREIT LLC. The purpose of the conversion is to trigger an inclusion event to enable the holders of BREIT LLC units to make a new deferral election with respect to the Belpointe PREP Class A units. Belpointe PREP intends, promptly after consummation of the conversion, as a final step in its plan, to complete a merger of BREIT LLC with and into BREIT Merger, with BREIT Merger surviving. The purpose of the merger is for Belpointe PREP to acquire all of the converted BREIT LLC units, that it did not acquire as Belpointe REIT shares in the offer. In the merger each BREIT LLC unit will convert into the right to receive 1.05 Class A units of Belpointe PREP. Upon the consummation of the merger, the BREIT LLC business will be held in BREIT Merger, a wholly owned subsidiary of Belpointe PREP, and the former holders BREIT LLC units will no longer have any direct ownership interest in the surviving company.

No Stockholder Approval in Connection with the Conversion

If the offer is consummated, Belpointe PREP is not required to and will not seek the approval of Belpointe REIT’s remaining public stockholders before effecting the conversion of Belpointe REIT into BREIT LLC pursuant to §3-901 of the Maryland General Corporate Law (the “MGCL”). Thereafter, the merger of BREIT LLC with and into BREIT Merger will be governed by §4A-702 of the Maryland Limited Liability Company Act (the “MLLCA”) and §18-209 of the Delaware Limited Liability Company Act (the “DLLCA”). If Belpointe PREP holds less than the required number of BREIT LLC units following the conversion.

BREIT LLC Unitholder Approval and Objectors’ and Appraisal Rights in Connection with the Merger

Objectors’ and appraisal rights are not available in connection with the offer or conversion, and Belpointe REIT stockholders who tender their shares in the offer will not have objectors’ or appraisal rights in connection with the merger. However, if BREIT Merger accepts shares in the offer and the conversion is consummated, Belpointe PREP may seek approval of the holders of BREIT LLC units in connection with the merger if Belpointe PREP holds less than the required number of units necessary to effect the transaction. If the merger is completed, holders of BREIT LLC units will be entitled to exercise objectors’ and appraisal rights in connection with the merger, subject to and in accordance with the MLLCA and MGCL. Holders of BREIT LLC units who comply with the applicable statutory procedures under the MGCL will be entitled to receive a judicial determination of the fair value of their BREIT LLC units (exclusive of any appreciation or depreciation which directly or indirectly results from the transaction or its proposal) and to receive payment of such fair value in cash, together with interest from the date of determination, if certain statutory requirements are satisfied. Any such judicial determination of the fair value of BREIT LLC units could be based on considerations other than, or in addition to, the price paid in the offer and the market value of Belpointe REIT shares. The value so determined could be higher or lower than the price per Belpointe REIT share paid by Belpointe PREP or BREIT Merger pursuant to the offer and merger. Moreover, Belpointe PREP may argue in any appraisal proceeding that, for purposes of such a proceeding, the fair value of the BREIT LLC units is less than the transaction consideration paid in the offer and merger. Belpointe PREP may also send a written offer to pay the holders of BREIT LLC units who exercise objectors’ and appraisal rights in connection with the merger what Belpointe PREP considers to be the fair value of their BREIT LLC units.

Under §4A-705 of the MLLCA and §3-201 et seq. of the MGCL, BREIT LLC must notify each holder of BREIT LLC units entitled to objectors’ and appraisal rights of the approval of the merger and that objectors’ and appraisal rights are available for any or all of such BREIT LLC units. Such notice will include a copy of §4A-705 of the MLLCA and §3-201 et seq. of the MGCL.

The foregoing summary does not purport to be a complete statement of the procedures to be followed by holders of BREIT

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LLC units desiring to exercise any available objectors’ and appraisal rights under §4-A705 of the MLLCA and §3-201 et seq. of the MGCL and is qualified in its entirety by the full text of §4-A705 of the MLLCA and §3-201 et seq. of the MGCL.

Failure to follow the steps required by §4-A705 of the MLLCA and §3-201 et seq. of the MGCL for perfecting objectors’ and appraisal rights may result in the loss of such rights. Because of the complexity of Maryland law relating to objectors’ and appraisal rights, you are encouraged to seek the advice of your own legal counsel. The foregoing discussion is not a complete statement of the MLLCA or MGCL and is qualified in its entirety by reference to §4-A705 of the MLLCA and §3-201 et seq. of the MGCL, copies of which is attached to this document as Annex B.

Non-Applicability of Rules Regarding “Going Private” Transactions

The SEC has adopted Rule 13e-3 under the Exchange Act, which is applicable to certain “going private” transactions, and which may under certain circumstances be applicable to a merger or another business combination following the acceptance of shares pursuant to an offer in which BREIT Merger seeks to acquire the remaining shares not held by it. BREIT Merger believes that Rule 13e-3 will not be applicable to the merger because it is anticipated that the merger will be effected within one year following the consummation of the offer and conversion and, in the merger, holders of BREIT LLC units will receive the same consideration as paid in the offer.

Ownership of Belpointe PREP Class A Units Following the Offer and Merger

Belpointe PREP estimates that former Belpointe REIT stockholders would own, in the aggregate, approximately 99.9% of the outstanding Belpointe PREP Class A units immediately following consummation of the offer, conversion and merger, assuming that:

•	Belpointe PREP acquires through the offer 100% of the outstanding Belpointe REIT common stock and through the merger 100% of the BREIT LLC units;
•	in the offer and merger, Belpointe PREP issues 1,249,630 Belpointe PREP Class A units as part of the transaction consideration; and
•	immediately following completion of the transactions, there are 1,249,730 Belpointe PREP Class A units outstanding (calculated by adding 100, the number of Belpointe PREP Class A units outstanding as of April 21, 2021, plus 1,249,630, the number of Belpointe PREP Class A units estimated to be issued as part of the transaction consideration).

Each Belpointe PREP Class A unit has one vote.

Conditions of the Offer

Notwithstanding any other provisions of the offer and in addition to Belpointe PREP’s and BREIT Merger’s rights to extend, amend or terminate the offer in accordance with the terms and conditions of the merger agreement and applicable law, and in addition to the obligations of BREIT Merger to extend the offer in accordance with the terms and conditions of the merger agreement and applicable law, BREIT Merger and Belpointe PREP are not required to accept for exchange or, subject to any applicable rules and regulations of the SEC (including Rule 14e-1(c) under the Exchange Act), exchange the transaction consideration for any Belpointe REIT common stock validly tendered in the offer prior to the expiration of the offer, if at the expiration of the offer any of the following conditions have not been satisfied or waived in accordance with the merger agreement:

•	Minimum Tender Condition — Belpointe REIT stockholders having validly tendered in accordance with the terms of the offer and prior to the expiration of the offer a number of shares of Belpointe REIT common stock that, upon the consummation of the offer would represent at least a majority of the aggregate voting power of the Belpointe REIT shares outstanding immediately after the consummation of the offer (the “minimum tender condition”);
•	No Legal Prohibition — No governmental entity of competent jurisdiction having (i) enacted, issued or promulgated any law that is in effect as of immediately prior to the expiration of the offer, or (ii) issued or granted any order or injunctions (whether temporary, preliminary or permanent) that is in effect as of immediately prior to the expiration of the offer, which, in each case, has the effect of restraining or enjoining or otherwise prohibiting the consummation of the offer or the merger;
•	Effectiveness of Form S-4 — The registration statement on Form S-4, of which this document is a part, having become effective under the Securities Act of 1933, as amended (the “Securities Act”), and not being the subject of any stop order or proceeding seeking a stop order;
•	Listing of Belpointe PREP Class A Units — The Belpointe PREP Class A units to be issued in the offer and merger have been approved for listing on the NYSE American;
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•	Termination of Regulation A Offering – Belpointe REIT shall have terminated its offering under Regulation A of the Securities Act within one business day of having received written notice requesting such termination from Belpointe PREP;
•	Belpointe REIT Material Adverse Effect — There not having occurred any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence since the date of the merger agreement that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business, assets or operations of Belpointe REIT and its subsidiaries, taken as a whole (with such term as defined in the merger agreement and described under “Merger Agreement—Material Adverse Effect”), and that is continuing as of immediately prior to the expiration of the offer;
•	Accuracy of Belpointe REIT’s Representations and Warranties — The representations and warranties of Belpointe REIT contained in the merger agreement being true and correct as of the expiration date of the offer, subject to specified materiality standards; and
•	Belpointe REIT’s Compliance with Covenants — Belpointe REIT having performed or complied in all material respects with the covenants and agreements required to be performed or complied with by it under the merger agreement prior to the expiration of the offer.

Except as expressly set forth in the merger agreement, the foregoing conditions to the offer are for the sole benefit of Belpointe PREP and BREIT Merger and may be asserted by Belpointe PREP or BREIT Merger regardless of the circumstances giving rise to any such conditions, and may be waived by Belpointe PREP or BREIT Merger in whole or in part at any time and from time to time in their sole and absolute discretion. However, certain specified conditions may only be waived by Belpointe PREP or BREIT Merger with the prior written consent of Belpointe REIT (which may be granted or withheld in its sole discretion). These conditions are the minimum tender condition, lack of legal prohibitions, the registration statement on Form S-4, of which this document is a part, having become effective and the Belpointe PREP Class A units to be issued in the offer and merger having been approved for listing on the NYSE. There is no financing condition to the offer.

Regulatory Approvals

Belpointe PREP is not aware of any governmental license or regulatory permit that appears to be material to Belpointe REIT’s business that might be adversely affected by the acquisition of Belpointe REIT common stock pursuant to the offer or BREIT LLC units pursuant to the merger or of any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of Belpointe REIT common stock pursuant to the offer or BREIT LLC units pursuant to the merger. Should any of these approvals or other actions be required, Belpointe PREP and BREIT Merger currently contemplate that these approvals or other actions will be sought. There can be no assurance that (i) any of these approvals or other actions, if needed, will be obtained (with or without substantial conditions), (ii) if these approvals were not obtained or these other actions were not taken, adverse consequences would not result to Belpointe REIT’s business, or (iii) certain parts of Belpointe REIT’s or any of its subsidiaries’ businesses would not have to be disposed of or held separate. BREIT Merger’s obligation under the offer to accept for exchange shares of Belpointe REIT common stock is subject to certain conditions. See “The Offer—Conditions of the Offer.”

Subject to the terms and conditions of the merger agreement, Belpointe PREP and Belpointe REIT have agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the offer, conversion and merger as soon as practicable after the date of the merger agreement. Notwithstanding the foregoing, neither Belpointe REIT nor any of its subsidiaries or affiliated entities (the “Belpointe REIT Group”) may, without the prior written consent of Belpointe PREP, become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of any member of the Belpointe REIT Group, (ii) conduct, restrict, operate, invest or otherwise change the assets, the business or portion of the business of any member of the Belpointe REIT Group in any manner, or (ii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of any member of the Belpointe REIT Group. However, if requested by Belpointe PREP, Belpointe REIT or the members of the Belpointe REIT Group will become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on Belpointe REIT or the members of the Belpointe REIT Group in the event the merger is completed.

Interests of Certain Persons in the Offer and Merger

Belpointe REIT’s directors and executive officers may have interests in the offer, conversion and merger that are different from, or in addition to, the interests of the Belpointe REIT stockholders generally. These interests may create potential conflicts of interest. The Belpointe REIT board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement

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Indemnification

Under the merger agreement, for a period of not less than six years after the effective time of the merger, Belpointe PREP must, and must cause BREIT Merger to, indemnify and hold harmless, to the fullest extent permitted under applicable law and the organizational documents of the members of the Belpointe REIT Group, or any other agreements in existence as of the date of the merger agreement, each current and former director and executive officer of the members of the Belpointe REIT Group, the Sponsor, the Belpointe REIT Manager, and their respective affiliates, against any costs and expenses in connection with any actual or threatened claims in respect of acts or omissions occurring or alleged to have occurred at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, in connection with such person serving as an executive officer, director, employee or other fiduciary of a member of the Belpointe REIT Group or any other person if such service was at the request or for the benefit of the members of the Belpointe REIT Group. See “Merger Agreement—Indemnification.”

Belpointe PREP Ownership of Belpointe REIT Common Stock

As of the date of this document, Belpointe PREP does not own any shares of Belpointe REIT common stock. Neither Belpointe PREP nor BREIT Merger has effected any transaction in securities of Belpointe REIT.

Source and Amount of Funds

The offer, conversion and merger are not conditioned upon any financing arrangements or contingencies.

Belpointe PREP anticipates that the funds needed to complete the transactions will be derived from (i) available cash on hand, (ii) proceeds from sales of Class A units in the continuous public offering that Belpointe PREP is conducting concurrently with the offer, conversion and merger, and (iii) advancement of reimbursable expenses by the Belpointe PREP Manager and its affiliates, including the Sponsor.

Fees and Expenses

Belpointe PREP has retained Securities Transfer Corporation as exchange agent in connection with the offer and merger (the “exchange agent”). Belpointe PREP will pay the exchange agent reasonable and customary compensation for its services in connection with the offer and the, will reimburse the exchange agent for its reasonable out-of-pocket expenses and will indemnify the exchange agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

Belpointe PREP will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers. Except as set forth above, neither Belpointe PREP nor BREIT Merger will pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Belpointe REIT common stock pursuant to the offer.

Accounting Treatment

Belpointe PREP and Belpointe REIT are considered entities under common control. Accordingly, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), the contemplated transactions, including the acquisition of shares through the offer and units through the merger, will be treated for accounting purposes as a business reorganization of entities under common control and will be recorded at the historical carrying value of the assets, liabilities and equity interests of the parties.

Stock Exchange Listing

The Belpointe PREP Class A units to be issued in the offer and merger having been approved for listing on the NYSE. Such listing is a condition to completion of the offer.

Resale of Belpointe PREP Class A Units

All Belpointe PREP Class A units received by Belpointe REIT stockholders and holders of BREIT LLC units as part of the transaction consideration in the offer and merger will be freely tradable for purposes of the Securities Act, except for Belpointe PREP Class A units received by any person who is deemed an “affiliate” of Belpointe PREP at the time of the closing of the merger. Belpointe PREP Class A units held by an affiliate of Belpointe PREP may be resold or otherwise transferred without registration in compliance with the volume limitations, manner of sale requirements, notice requirements and other requirements under Rule 144 or as otherwise permitted under the Securities Act. This document does not cover resales of Belpointe PREP Class A units received upon completion of the offer or the merger by any person, and no person is authorized to make any use of this document in connection with any such resale.

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The Merger Agreement

The following summary describes certain material provisions of the merger agreement entered into by and among Belpointe PREP, BREIT Merger and Belpointe REIT, a copy of which is attached hereto as Annex A. This summary may not contain all of the information about the merger agreement that is important to Belpointe REIT stockholders, and Belpointe REIT stockholders are encouraged to read the merger agreement carefully in its entirety. The legal rights and obligations of the parties are governed by the specific language of the merger agreement and not this summary.

The Offer

BREIT Merger is offering to exchange for each outstanding share of Belpointe REIT common stock validly tendered in the offer 1.05 Class A units of Belpointe PREP, with any fractional Class a units rounded up to the nearest whole unit.

BREIT Merger’s obligation to accept for exchange Belpointe REIT shares validly tendered pursuant to the offer is subject to the satisfaction or waiver by BREIT Merger of certain conditions, including the condition that, prior to the expiration of the offer, there have been validly tendered a number of Belpointe REIT shares that, upon the consummation of the offer, would represent at least a majority of the aggregate voting power of the Belpointe REIT shares outstanding immediately after the consummation of the offer (the “minimum tender condition”), as more fully described under “—Conditions of the Offer.”

Pursuant to the merger agreement, unless Belpointe REIT consents otherwise or the merger agreement is terminated:

•	BREIT Merger must extend the offer for any period required by any law, or any rule, regulation, interpretation or position of the SEC or its staff or the NYSE American applicable to the offer, or to the extent necessary to resolve any comments of the SEC or its staff applicable to the offer or the offer documents or the registration statement on Form S-4 of which this document is a part;
•	in the event that any of the conditions to the offer (other than the minimum tender condition, and other than any such conditions that by their nature are to be satisfied at the expiration of the offer) have not been satisfied or waived in accordance with the merger agreement as of any then-scheduled expiration of the offer, BREIT Merger must extend the offer for successive extension periods of up to 10 business days each (or for such longer period as may be agreed by Belpointe PREP and Belpointe REIT) in order to permit the satisfaction or valid waiver of the conditions to the offer (other than the minimum tender condition); and
•	if as of any then-scheduled expiration of the offer each condition to the offer (other than the minimum tender condition, and other than any such conditions that by their nature are to be satisfied at the expiration of the offer (if such conditions would be satisfied or validly waived were the expiration of the offer to occur at such time)) has been satisfied or waived in accordance with the merger agreement and the minimum tender condition has not been satisfied, BREIT Merger may, and at the request in writing of Belpointe REIT must, extend the offer for successive extension periods of up to 10 business days each (with the length of each such period being determined in good faith by Belpointe PREP) (or for such longer period as may be agreed by Belpointe PREP and Belpointe REIT).

No extension will impair, limit or otherwise restrict the right of the parties to terminate the merger agreement in accordance with its terms.

BREIT Merger may not terminate or withdraw the offer prior to the then-scheduled expiration of the offer unless the merger agreement is validly terminated in accordance with its terms, in which case BREIT Merger will terminate the offer promptly (but in no event more than one business day) after such termination. Among other circumstances, the merger agreement may be terminated by either Belpointe PREP or Belpointe REIT if the offer shall have terminated or expired in accordance with its terms (subject to the rights and obligations of Belpointe PREP or BREIT Merger to extend the offer pursuant to the merger agreement) without BREIT Merger having accepted for exchange any shares of Belpointe REIT common stock pursuant to the offer, or if the acceptance for exchange of shares of Belpointe REIT common stock tendered in the offer has not occurred on or before November 30, 2021 (subject, in certain circumstances, to a two-month extension) (the “outside date”). See “—Termination of the Merger Agreement.”

For a more complete description of the offer, see “The Offer.”

The Merger

The merger agreement provides that, if the offer is completed, as soon as practicable following (i) consummation of the offer, Belpointe REIT shall consummate the sale of BPOZ 1991 Main, LLC, a Delaware limited liability company (“BPOZ 1991 Main”), and indirect wholly owned subsidiary of Belpointe REIT, to Belpointe Investment Holding, LLC, a Delaware limited liability company, and affiliate of the Sponsor, for purposes of preserving the status of BPOZ 1991 Main as qualified opportunity zone property (the “QOZB sale”), (ii) consummation of the QOZB sale, Belpointe REIT shall convert (the “conversion”) from a Maryland corporation to a Maryland limited liability company (as converted “BREIT LLC”) and each outstanding Belpointe REIT share that was not acquired in the offer will be converted into a limited liability company interest of BREIT LLC (the “BREIT LLC units”), and (iii) consummation of the conversion, the parties will effect the merger of BREIT LLC with and into BREIT Merger, with BREIT Merger continuing as the surviving entity in the merger, and the former holders of BREIT LLC units will not have any direct equity ownership interest in the surviving company.

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Completion and Effectiveness of the Merger

Pursuant to the merger agreement, the closing of the merger must occur promptly after the acceptance of tendered Belpointe REIT shares in the offer and the satisfaction of the other condition to the merger, including the QOZB sale and the conversion, unless the parties agree otherwise in writing (see “—Conditions to the Merger”). The merger will become effective at such time as the certificate of merger is filed with the Secretary of State of the State of Delaware and the articles of merger is filed with the Maryland Department of Assessments and Taxation or at such other time specified in the certificate of merger and articles of merger

Merger Consideration

In the merger each outstanding BREIT LLC unit will be converted into the right to receive 1.05 Belpointe PREP Class A units, with any fractional Class A units rounded up to the nearest whole unit (the “transaction consideration”).

Objectors’ and Appraisal Rights

Objectors’ and appraisal rights are not available in connection with the offer or conversion, and Belpointe REIT stockholders who tender their shares in the offer will not have objectors’ and appraisal rights in connection with the merger. However, if BREIT Merger accepts shares in the offer, the conversion is consummated and the merger completed, holders of BREIT LLC units will be entitled to exercise objectors’ and appraisal rights in connection with the merger if they did not tender Belpointe REIT shares in the offer, subject to and in accordance with the MLLCA and MGCL. See “The Offer—Objectors’ and Appraisal Rights.”

Exchange of BREIT LLC Book-Entry Units for Belpointe PREP Class A Units

Belpointe PREP has retained Securities Transfer Corporation as the depositary and exchange agent (the “exchange agent”) for the offer and merger to handle the exchange of Belpointe REIT common stock for the transaction consideration in the offer and BREIT LLC units for the transaction consideration in the merger.

All shares of Belpointe REIT common stock are held in electronic book-entry form and, following consummation of the conversion, all BREIT LLC units will be held in electronic book-entry form. No holder of book-entry BREIT LLC units will be required to deliver a certificate or letter of transmittal or surrender such book-entry BREIT LLC unit to the exchange agent to receive the transaction consideration in the merger. In lieu thereof, each book-entry BREIT LLU unit will automatically on consummation of the merger be entitled to receive, and Belpointe PREP will cause the exchange agent to deliver in exchange therefor as promptly as practicable, Class A units in respect of such BREIT LLC units.

After the effective time of the merger, each BREIT LLC unit formerly representing a limited liability company membership interest in BREIT LLC that has not been surrendered will represent only the right to receive upon such surrender the transaction consideration to which such holder is entitled by virtue of the merger.

Conditions to the Merger

If the offer is completed, the respective obligations of each party to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	Completion of Offer — BREIT Merger has accepted for exchange all of the shares of Belpointe REIT common stock validly tendered pursuant to the offer;
•	No Legal Prohibition — No governmental entity of competent jurisdiction has (i) enacted, issued or promulgated any law that is in effect as of immediately prior to the effective time of the merger, or (ii) issued or granted any order or injunctions (whether temporary, preliminary or permanent) that is in effect as of immediately prior to the effective time of the merger, which, in each case, has the effect of restraining or enjoining or otherwise prohibiting the consummation of the merger;
•	Effectiveness of Form S-4 — The registration statement on Form S-4, of which this document is a part, having become effective under the Securities Act of 1933, as amended (the “Securities Act”), and not being the subject of any stop order or proceeding seeking a stop order;
•	Termination of Regulation A Offering – Belpointe REIT shall have terminated its offering under Regulation A of the Securities Act within one business day of having received written notice requesting such termination from Belpointe PREP;
•	Consummation of QOZB Sale — The Belpointe REIT shall have consummated the QOZB sale; and
•	Consummation of Conversion — The Belpointe REIT shall have consummated the conversion into BREIT LLC.

Representations and Warranties

The merger agreement contains customary representations and warranties of the parties. These include representations and warranties of Belpointe REIT with respect to:

•	organization and qualification;
•	subsidiaries;
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•	capitalization;
•	corporate authority relative to the merger agreement;
•	due execution, delivery and enforceability of the merger agreement;
•	required consents and approvals;
•	no violations;
•	SEC filings;
•	financial statements;
•	the absence of undisclosed liabilities;
•	absence of certain changes or events;
•	compliance with applicable laws;
•	permits;
•	tax matters;
•	investigations and litigation; and
•	information supplied for SEC filings.

The merger agreement also contains customary representations and warranties of Belpointe PREP and BREIT Merger, including among other things:

•	organization and qualification;
•	subsidiaries;
•	capitalization;
•	limited liability company authority relative to the merger agreement;
•	due execution, delivery and enforceability of the merger agreement;
•	required consents and approvals;
•	no violations;
•	the absence of undisclosed liabilities;
•	absence of certain changes or events;
•	compliance with applicable laws;
•	permits;
•	investigations and litigation;
•	information supplied for SEC filings;
•	valid issuance of Belpointe PREP Class A units in the offer and merger;
•	stock ownership; and
•	activity of BREIT Merger.

The representations and warranties contained in the merger agreement are generally qualified by “material adverse effect,” as defined in the merger agreement and described below. The representations and warranties contained in the merger agreement will expire at the effective time of the merger. The representations, warranties and covenants made by Belpointe REIT in the merger agreement are qualified by filings that Belpointe REIT has made with the SEC prior to the date of the merger agreement. Holders of Belpointe REIT stock or BREIT LLC units are not third-party beneficiaries of these representations, warranties and covenants under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Belpointe REIT or any of its affiliates or of Belpointe PREP or any of its affiliates.

Material Adverse Effect

A “material adverse effect” with respect ay party means any event, circumstance, development, change, occurrence or effect

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that, individually or in the aggregate, has or is reasonably likely to result in a material adverse effect on the financial condition, business, assets liabilities or results of operations of such party and its subsidiaries and affiliated entities, taken as a whole, except that no such event, circumstance, development, change, occurrence or effects resulting from, arising out of or relating to any of the following shall be deemed to constitute a material adverse effect or will be taken into account when determining whether a material adverse effect exists or has occurred or is reasonably likely to exist or occur:

(i)	any changes in general United States or global economic conditions, including any changes affecting financial, credit, foreign exchange or capital market conditions;
(ii)	any changes in general conditions in any industry or industries in which a party and its subsidiaries and affiliated entities operate;
(iii)	any changes after the date of the merger agreement in U.S. GAAP or the interpretation thereof;
(iv)	any changes after the date of the merger agreement in applicable law or the interpretation thereof;
(v)	any failure, in and of itself, by a party or any of its subsidiaries or affiliated entities to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “material adverse effect” may be taken into account);
(vi)	the execution and delivery of the merger agreement or the consummation of the transactions contemplated by the merger agreement, or the public announcement of the merger agreement or the transactions contemplated by the merger agreement (it being understood that this clause (vi) will not apply to any representation or warranty that is intended to address the consequences of the execution and delivery of the merger agreement or the consummation of the transactions contemplated by the merger agreement, or the public announcement of the merger agreement or the transactions contemplated by the merger agreement);
(vii)	any action taken or omission by a party pursuant to the written request of the other party; or
(viii)	any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of war, epidemic, pandemic or disease outbreak (including the COVID-19 virus), provided that in the case of each of clauses (i), (ii), (iii), (iv) or (viii), to the extent that any such event, circumstance, development, change, occurrence or effect has a disproportionate adverse effect on a party its subsidiaries and affiliated entities, taken as a whole, relative to the adverse effect such event, circumstance, development, change, occurrence or effect has on other companies operating in in any industry or industries in which a party and its subsidiaries and affiliated entities materially engages.

No Solicitation of Other Offers by Belpointe REIT

Pursuant to the terms of the merger agreement, subject to certain exceptions described below, Belpointe REIT has agreed that, from the date of the merger agreement until the earlier of the acceptance time (as defined below) or the date, if any, on which the merger agreement is terminated, Belpointe REIT will not, directly or indirectly:

(i)	solicit, initiate or knowingly encourage or facilitate (including by way of providing information or taking any other action) any inquiry, proposal or offer or the making, submission or announcement of any inquiry, proposal or offer which constitutes or would be reasonably expected to lead to an acquisition proposal (as defined below);
(ii)	participate in any negotiations regarding, or furnish to any person any non-public information relating to Belpointe REIT or any of its subsidiaries or affiliated entities (the “Belpointe REIT Group”) in connection with, an actual or potential acquisition proposal;
(iii)	adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend, any acquisition proposal;
(iv)	withdraw, change, amend, modify or qualify, or otherwise propose to withdraw, change, amend, modify or qualify, in a manner adverse to Belpointe PREP, the recommendation of the Belpointe REIT board of directors (the “Belpointe REIT board”) that Belpointe REIT stockholders accept the offer and tender their Belpointe REIT shares into the offer, or commit or agree to take any such action;
(v)	if an acquisition proposal has been publicly disclosed, fail to publicly recommend against any such acquisition proposal within 10 business days after the public disclosure of such acquisition proposal (or subsequently withdraw, change, amend, modify or qualify, in a manner adverse to Belpointe PREP, its rejection of such acquisition proposal) and reaffirm the Belpointe REIT board’s recommendation that Belpointe REIT stockholders accept the offer and tender their Belpointe REIT shares into the offer within such 10 business day period (or, with respect to any material amendments, revisions or changes to the terms of any such previously publicly disclosed acquisition proposal that are publicly disclosed within the last five business days’ prior to the then-scheduled expiration of the offer, fail to take the actions referred to in this clause (v), with references to the applicable 10 business day period being replaced with three business days);
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(vi)	approve, or authorize, or cause or permit any member of the Belpointe REIT Group to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement or commitment providing for, any acquisition proposal (other than certain confidentiality agreements); or
(vii)	commit or agree to do any of the foregoing (any actions set forth in clauses (iii), (iv), (v), (vi) and (vii) (to the extent related to the foregoing clauses (iii), (iv), (v) or (vi)) a “change of recommendation”).

Notwithstanding the prohibitions described above, if Belpointe REIT receives, prior to the acceptance time, a bona fide written acquisition proposal that did not result from a breach of Belpointe REIT’s non-solicitation obligations, Belpointe REIT is permitted to furnish non-public information to such person and engage in discussions or negotiations with such person with respect to the acquisition proposal, as long as:

•	the Belpointe REIT board determines in good faith, after consulting with outside legal counsel and financial advisors, that such proposal constitutes, or could reasonably be expected to lead to, a superior proposal;
•	the Belpointe REIT board determines in good faith, after consulting with outside legal counsel, that the failure to take such action would reasonably be expected to be a breach of the Belpointe REIT board’s fiduciary duties under applicable law; and
•	prior to furnishing any such non-public information, (i) the person making the acquisition proposal enters into a confidentiality agreement with Belpointe REIT, and (ii) Belpointe REIT also provides Belpointe PREP, prior to or substantially concurrently with the time such information is provided or made available to such person, any non-public information furnished to such other person that was not previously furnished to Belpointe PREP.

Pursuant to the merger agreement, Belpointe REIT is obligated to notify Belpointe PREP promptly (and in any event within 24 hours) of receipt by any member of the Belpointe REIT Group or any of their respective representatives of any acquisition proposal or any proposals or inquiries that could reasonably be expected to lead to an acquisition proposal, or any inquiry or request for non-public information relating to any member of the Belpointe REIT Group by any person who has made or could reasonably be expected to make any acquisition proposal (or of becoming aware of any of its or their other affiliates having received any such acquisition proposal, proposal, inquiry or request). The notice must include the identity of the person making the acquisition proposal, inquiry or request, and the material terms and conditions of any such proposal or offer or the nature of the information requested pursuant to any such inquiry or request, including unredacted copies of all written requests, proposals or offers (including any proposed agreements received by the Belpointe REIT Group) or, if such acquisition proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof.

For purposes of the merger agreement:

•	“acceptance time” means the time that BREIT Merger accepts for exchange all Belpointe REIT shares that are validly tendered pursuant to the offer after expiration of the offer (as it may be extended pursuant to the terms of the merger agreement) or, at Belpointe PREP’s election, concurrently with expiration of the offer if all conditions to the offer have been satisfied or waived in accordance with the merger agreement.
•	“acquisition proposal” means any offer, proposal or indication of interest from any person or group (as defined in Section 13(d) of the Exchange Act), other than a proposal or offer by Belpointe PREP and its subsidiaries, at any time relating to any transaction or series of related transactions involving any:
•	direct or indirect acquisition or purchase of more than 15% of the outstanding voting securities of Belpointe REIT any equity or voting securities of any member of the Belpointe REIT Group representing 15% or more of the consolidated assets of the Belpointe REIT Group or 15% or more of the revenues or earnings of the Belpointe REIT Group on a consolidated basis;
•	tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning 15% or more of the outstanding voting securities of Belpointe REIT, or any equity or voting securities of any member of the Belpointe REIT Group representing 15% or more of the consolidated assets of the Belpointe REIT Group or 15% or more of the revenues or earnings of the Belpointe REIT Group on a consolidated basis;
•	any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving any member of the Belpointe REIT Group, pursuant to which a person or group would acquire (i) assets equal to 15% or more of the consolidated assets of the Belpointe REIT Group, or to which 15% or more of the revenues or earnings of the Belpointe REIT Group on a consolidated basis are attributable, or (ii) beneficial ownership of 15% or more of any voting securities of Belpointe REIT, or any voting securities of the Belpointe REIT Group representing 15% or more of the consolidated assets of the Belpointe REIT Group or 15% or more of the revenues or earnings of the Belpointe REIT Group on a consolidated basis; or
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•	direct or indirect acquisition of assets of the Belpointe REIT Group equal to 15% or more of the consolidated assets of the Belpointe REIT Group, or to which 15% or more of the revenues or earnings of the Belpointe REIT Group on a consolidated basis are attributable.
•	“superior proposal” means a bona fide, written acquisition proposal by a third party which the Belpointe REIT board determines in good faith by majority vote (after consulting with outside legal counsel and financial advisors) to be more favorable to Belpointe REIT’s stockholders from a financial point of view than the offer and merger, taking into account all of the terms and conditions of such acquisition proposal (including the identity of the person making the acquisition proposal and the expected timing and likelihood of consummation, and all other financial, regulatory, legal and other aspects of such acquisition proposal), as well as any changes to the terms of the merger agreement proposed by Belpointe PREP in response to any such acquisition proposal. When determining whether an offer constitutes a superior proposal, references in the term “acquisition proposal” to “15%” will be replaced with references to “50%.”

Change of Recommendation; Match Rights

The merger agreement requires the Belpointe REIT board to recommend that Belpointe REIT stockholders accept the offer and tender their Belpointe REIT shares into the offer. Notwithstanding the foregoing, prior to the acceptance time the Belpointe REIT board may make:

•	certain types of a change of recommendation in response to an intervening event (as defined below) if the Belpointe REIT board determines in good faith, after consulting with outside legal counsel, that the failure to take such action would reasonably be expected to be a breach of the directors’ fiduciary duties under applicable law; or
•	the Belpointe REIT board may make a change of recommendation and cause Belpointe REIT to terminate the merger agreement in order to enter into a definitive agreement providing for an acquisition proposal that did not result from a breach of Belpointe REIT’s non-solicitation obligations which the Belpointe REIT board has determined in good faith after consulting with outside legal counsel and financial advisors is a superior proposal, but only if the Belpointe REIT board has determined in good faith after consulting with outside legal counsel, that the failure to take such action would reasonably be expected to be a breach of the directors’ fiduciary duties under applicable law.

Before making a change of recommendation for any reason set forth above, Belpointe REIT must provide Belpointe PREP four business days’ prior written notice advising Belpointe PREP that it intends to make a change of recommendation and specifying in reasonable detail the reasons therefor or the material terms and conditions of the acquisition proposal (including a copy of any proposed definitive agreement) for any superior proposal. Belpointe REIT must cause its representatives to be available to negotiate in good faith any proposal by Belpointe PREP to amend the merger agreement in a manner that would eliminate the need for the change of recommendation, and the Belpointe REIT board must make the required determination regarding its fiduciary duties again at the end of such four business day negotiation period (in good faith taking into account any amendments proposed by Belpointe PREP). With respect to any change of recommendation in response to a superior proposal, if there is any material amendment, revision or change to the terms of the then-existing superior proposal (including any revision to the amount, form or mix of consideration proposed to be received by Belpointe REIT’s stockholders as a result of such superior proposal), Belpointe REIT must again comply with the obligations described in this paragraph.

For purposes of the merger agreement an “intervening event” means any event, change or development first occurring or arising after the date of the merger agreement that is material to the Belpointe REIT Group, taken as a whole, and was not known by or reasonably foreseeable to the Belpointe REIT board as of the date of the merger agreement, except that in no event will the following events, changes or developments constitute an “intervening event” (i) the receipt, existence or terms of an acquisition proposal or any matter relating thereto or consequence thereof, or (ii) changes in the market price or trading volume of the Belpointe REIT common stock, or any change in credit rating or the fact that the Belpointe REIT Group meets or exceeds internal or published estimates, projections, forecasts or predictions for any period.

Nothing in the merger agreement prohibits Belpointe REIT or the Belpointe REIT board from disclosing to Belpointe REIT’s stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or any similar statement in response to any publicly disclosed acquisition proposal, provided that any such statement also includes an express reaffirmation of the Belpointe REIT board’s recommendation that Belpointe REIT stockholders accept the offer and tender their Belpointe REIT shares into the offer.

Conduct of Business by Belpointe REIT Pending Completion of the Merger

Pursuant to the merger agreement, except as specifically permitted or required by the merger agreement, required by applicable law or consented to in writing by Belpointe PREP, the members of the Belpointe REIT Group will conduct their business in all material respects in the ordinary course of business consistent with past practice and use commercially reasonable efforts to (i) preserve intact their present business organizations, goodwill and ongoing businesses, (ii) keep available the services of their present officers and other key personnel, and (iii) preserve their present relationships with persons with whom it and they have material business relations

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Access

Pursuant to the merger agreement, during the period from the date of the merger agreement until the earlier of the effective time of the merger or the date, if any, on which the merger agreement is terminated, to the extent permitted by applicable law, the Belpointe REIT Group will give Belpointe PREP and its representatives reasonable access during normal business hours and upon reasonable advance notice to the Belpointe REIT Group’s offices, properties, contracts, personnel, books and records, and will furnish reasonably promptly to Belpointe PREP all information (financial or otherwise) concerning the Belpointe REIT Group’s business, properties and personnel available to, or prepared by, any member of the Belpointe REIT Group in the normal course of its business as Belpointe PREP may reasonably request.

Additional Agreements

Pursuant to the merger agreement, Belpointe PREP and Belpointe REIT are required to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement as soon as practicable, including:

•	preparing and filing or otherwise providing, in consultation with the other party and as promptly as practicable and advisable, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to consummate the transactions contemplated by the merger agreement; and
•	taking all steps as may be necessary, subject to the limitations in the merger agreement, to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals.

Notwithstanding the foregoing, no member of the Belpointe REIT Group may, without the prior written consent of Belpointe PREP, become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of any member of the Belpointe REIT Group, (ii) conduct, restrict, operate, invest or otherwise change the assets, the business or portion of the business of any member of the Belpointe REIT Group in any manner, or (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of any member of the Belpointe REIT Group.

Indemnification

Pursuant to the merger agreement, for a period of not less than six years after the effective time of the merger, Belpointe PREP and BREIT Merger must indemnify and hold harmless, to the fullest extent permitted under applicable law and the organizational documents of the members of the Belpointe REIT Group, all past and present directors and officers of the members of the Belpointe REIT Group, the Sponsor, Belpointe REIT Manager, and their respective affiliates, including their respective past and present directors, officers, equity holders, partners and employees against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the effective time of the merger, in connection with such person’s performance of its duties to, at the request of or for the benefit of the members of the Belpointe REIT Group, to the fullest extent permitted by applicable law and the organizational documents and other agreements of the members of the Belpointe REIT Group.

Termination of the Merger Agreement

Termination by Belpointe PREP or Belpointe REIT

The merger agreement may be terminated at any time before the acceptance time:

•	by mutual written consent of Belpointe PREP and Belpointe REIT; or
•	by either Belpointe PREP or Belpointe REIT, if:
•	any governmental entity of competent jurisdiction has issued a final, non-appealable order, injunction, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement;
•	the offer has terminated or expired in accordance with its terms (subject to the rights and obligations of Belpointe PREP or BREIT Merger to extend the offer pursuant to the merger agreement) without BREIT Merger having accepted for exchange any Belpointe REIT shares pursuant to the offer; provided that this right to terminate the merger agreement will not be available to Belpointe PREP if Belpointe PREP or BREIT Merger has failed to comply in any material respect with its obligations under the merger agreement related to the extension of the offer; or
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•	acceptance time has not occurred by on or before November 30, 2021 (the “outside date”), except that (i) if on the outside date all of the conditions to the offer, other than those conditions to the offer that by their nature are to be satisfied at the expiration of the offer (if such conditions (other than the minimum tender condition) would be satisfied or validly waived were the expiration of the offer to occur at such time), have been satisfied or waived, then the outside date will automatically be extended by a period of two months, and (ii) this right to terminate the merger agreement will not be available to any party whose action or failure to fulfill any obligation under the merger agreement has been a proximate cause of the failure to close the offer and such action or failure to act constitutes a material breach of the merger agreement.

Termination by Belpointe REIT

The merger agreement may be terminated at any time before the acceptance time by Belpointe REIT if:

•	the Belpointe REIT board effects a change of recommendation and Belpointe REIT substantially concurrently enters into a definitive agreement providing for a superior proposal, provided that Belpointe REIT has complied in all material respects with its obligations to provide notice and negotiate with Belpointe PREP regarding amendments to the merger agreement, as described under “—Change of Recommendation; Match Rights;” or
•	no member of the Belpointe REIT Group is not then in material breach of the merger agreement, and (i) Belpointe PREP or BREIT Merger has breached, failed to perform or violated in any material respect their respective covenants or agreements under the merger agreement, or any of the representations and warranties of Belpointe PREP or BREIT Merger in the merger agreement have become inaccurate and such inaccuracy would reasonably be expected to have a material adverse effect on the ability of Belpointe PREP or BREIT Merger to consummate the transactions contemplated by the merger agreement prior to the outside date, and (ii) such breach, failure to perform, violation or inaccuracy is incapable of being cured by the outside date or, if capable of being cured by the outside date, is not cured before the earlier of the business day immediately prior to the outside date and the 30th calendar day following receipt of written notice from Belpointe REIT of such breach, failure to perform, violation or inaccuracy.

Termination by Belpointe PREP

The merger agreement may be terminated at any time before the acceptance time by Belpointe PREP if:

•	the Belpointe REIT board has effected a change of recommendation or Belpointe REIT has materially breached its obligations described under “—No Solicitation of Other Offers by Belpointe REIT” or “—Change of Recommendation; Match Rights;” or
•	neither Belpointe PREP nor BREIT Merger are then in material breach of the merger agreement, and (i) a member of the Belpointe REIT Group has breached, failed to perform or violated its covenants or agreements under the merger agreement or any of the representations and warranties of the members of the Belpointe REIT Group in the merger agreement have become inaccurate, in either case in a manner that would give rise to the right of Belpointe PREP and BREIT Merger not to accept for exchange and exchange any shares of Belpointe REIT common stock pursuant to the offer; and (ii) such breach, failure to perform, violation or inaccuracy is incapable of being cured by the outside date or, if capable of being cured by the outside date, is not cured before the earlier of the business day immediately prior to the outside date and the 30th calendar day following receipt of written notice from Belpointe PREP of such breach, failure to perform, violation or inaccuracy.

Effect of Termination

In the event of termination of the merger agreement in accordance with the terms of the merger agreement, the merger agreement will become null and void (except that provisions relating to the effect of termination and certain other miscellaneous provisions will survive any such termination), and there will be no liability on the part of any of the parties, provided that no party will be relieved of liability for any fraud or willful breach of the merger agreement prior to such termination.

Amendments

The merger agreement may be amended by the parties at any time.

Enforcements and Remedies

Pursuant to the merger agreement, the parties have agreed that, prior to the termination of the merger agreement, each party will be entitled to:

•	an injunction or injunctions to prevent or remedy any breaches or threatened breaches of the merger agreement;
•	a decree or order of specific performance specifically enforcing the terms and provisions of the merger agreement; and
•	any further equitable relief.
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Extensions and Waivers

Pursuant to the merger agreement, at any time prior to the effective time of the merger, any party may:

•	extend the time for the performance of any of the obligations or other acts of the other parties;
•	waive any inaccuracies in the representations and warranties of the other parties; and
•	waive compliance by the other parties with any of the agreements or conditions for the benefit of such party.
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Market and Dividend Information

Market Information of Belpointe PREP Class A Units

No public market currently exists for the Belpointe PREP Class A units. Belpointe PREP has applied to have the Class A units to be issued in the offer and merger approved for listing on the NYSE American under the symbol “OZ.” As of April 21, 2021, the Sponsor and its affiliate are the only holders of record of Belpointe PREP Class A units.

Market Information of Belpointe REIT Common Stock

Belpointe REIT common stock is quoted for trading on the OTCQX under the symbol “BELP.” As of March 29, 2021 there were approximately 800 holders of record of Belpointe REIT common stock. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. These figures do not include the number of persons whose securities are held in nominee or “street” name accounts through brokers.

Dividends Information of Belpointe PREP Class A Units

Belpointe PREP has not paid any cash dividends on its units to date. It is the present intention of Belpointe PREP is to retain any earnings for use in its business operations and, accordingly, Belpointe PREP does not anticipate declaring any dividends in the foreseeable future.

Dividends Information of Belpointe REIT Common Stock

Belpointe REIT has not paid any cash dividends on its common stock to date. It is the present intention of Belpointe REIT to retain any earnings for use in its business operations and, accordingly, Belpointe REIT does not anticipate declaring any dividends in the foreseeable future.

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Security Ownership of Certain Beneficial Owners and Management

Belpointe PREP

The following tables set forth information regarding the expected effect that the offer and merger will have on the amount and percentage of the present holdings of Belpointe PREP Class A units, Class B units and Class M unit owned by each of Belpointe PREP’s directors, each of its executive officers, all of its directors and executive officers as a group, and any person known to Belpointe PREP to be the beneficial owner of more than 5% of its outstanding units. Belpointe PREP has no present commitments to such persons with respect to the issuance of Belpointe PREP units. As of the date of this document, Belpointe PREP has 100 Class A units issued and outstanding, 100,000 Class B units issued and outstanding and one Class M unit issued and outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes securities that a person has the right to acquire within 60 days. Unless otherwise specified, the address for each of the persons named below is c/o Belpointe PREP, LLC, 255 Glenville Road, Greenwich, Connecticut 06831.

Belpointe PREP Beneficial Ownership Immediately Prior to the Offer and Merger

	Class A units Beneficially Owned		Class B units Beneficially Owned		Class M unit Beneficially Owned

Name of Beneficial Owner (1)	Number	Percent	Number	Percent	Number	Percent
Directors and Officers
Brandon E. Lacoff (2)(3)	100	100%	100,000	100%	1	100%
Martin Lacoff	—	—%	—	—%	—	—%
All directors and officers as a group	100	100%	100,000	100%	1	100%

5% Unitholders
Belpointe, LLC (2)	99	99%	—	—%	—	—%
Belpointe PREP Manager, LLC (3)	—	—%	100,000	100%	1	100%

(1)

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person, directly or indirectly, has or shares “voting power,” which includes the power to vote, or to direct the voting of, such security, and/or “investment power,” which includes the power to dispose, or to direct the disposition of, such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Belpointe, LLC, the Sponsor, owns 99 Class A units and Belpointe Capital Management, LLC, (“BCM”), an affiliate of the Sponsor, owns one Class A unit. Brandon E. Lacoff, the manager of the Sponsor and BCM, may be deemed to share voting and dispositive power with respect to the Class A units held by the Sponsor and BCM.

(3)

Belpointe PREP Manager, LLC, owns 100,000 Class B units and one Class M unit, and Brandon E. Lacoff, the manager of the Belpointe PREP Manager, may be deemed to share voting and dispositive power with respect to the Class B units and Class M unit held by the Belpointe PREP Manager.

Belpointe PREP Beneficial Ownership Immediately Following the Offer and Merger

	Class A units Beneficially Owned			Class B units Beneficially Owned		Class M unit Beneficially Owned

Name of Beneficial Owner (1)	Number	Percent		Number	Percent	Number	Percent
Directors and Officers
Brandon E. Lacoff (2)(3)	205	*	%	100,000	100%	1	100%
Martin Lacoff (4)	12	*	%	—	—%	—	—%
All directors and officers as a group	217	*	%	100,000	100%	1	100%

5% Unitholders
[●]	[●]	[●]	%	—	—%	—	—%
	[●]	[●]	%	100,000	100%	1	100%

(*)	Less than 1%.

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person, directly or indirectly, has or shares “voting power,” which includes the power to vote, or to direct the voting of, such security, and/or “investment power,” which includes the power to dispose, or to direct the disposition of, such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

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(2)

Belpointe, LLC, the Sponsor, owns (i) 100 shares of Belpointe REIT common stock, which will be exchanged for 105 Belpointe PREP Class A units in the offer, and (ii) 99 Belpointe PREP Class A units. Belpointe Capital Management, LLC, (“BCM”), an affiliate of the Sponsor, owns one Class A unit. Brandon E. Lacoff, the manager of the Sponsor and BCM, may be deemed to share voting and dispositive power with respect to the Class A units held by the Sponsor and BCM.

(3)

Belpointe PREP Manager, LLC, owns 100,000 Class B units and one Class M unit, and Brandon E. Lacoff, the manager of the Belpointe PREP Manager, may be deemed to share voting and dispositive power with respect to the Class B units and Class M unit held by the Belpointe PREP Manager.

(4)	M&C III Partners, an entity over which Martin Lacoff shares investment and voting power with his spouse, owns 11 shares of Belpointe REIT common stock, which will be exchanged for 12 Belpointe PREP Class A units in the offer.

Belpointe REIT

The following tables set forth information regarding the amount and percentage of the present holdings of Belpointe REIT common stock owned by each of Belpointe REIT’s directors, each of its executive officers, all of its directors and executive officers as a group, and any person known to Belpointe REIT to be the beneficial owner of more than 5% of its outstanding units. Belpointe REIT has no present commitments to such persons with respect to the issuance of Belpointe REIT common stock. As of the date of this document, Belpointe REIT has 1,001,926 shares of common stock issued and outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes securities that a person has the right to acquire within 60 days. Unless otherwise specified, the address for each of the persons named below is c/o Belpointe REIT, Inc., 255 Glenville Road, Greenwich, Connecticut 06831.

Belpointe REIT Beneficial Ownership Immediately Prior to the Offer and Merger

	Common Stock Beneficially Owned

Name of Beneficial Owner (1)	Number	Percent
Directors and Officers
Brandon E. Lacoff (2)	101	*	%
Martin Lacoff (3)	11	*	%
All directors and officers as a group	112	*	%

5% Unitholders
[●]	—	—%
[●]	[●]	[●]	%

(*)	Less than 1%.

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person, directly or indirectly, has or shares “voting power,” which includes the power to vote, or to direct the voting of, such security, and/or “investment power,” which includes the power to dispose, or to direct the disposition of, such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Belpointe, LLC, the Sponsor, owns 100 shares of common stock, and Brandon E. Lacoff, the manager of the Sponsor, may be deemed to share voting and dispositive power with respect to the common stock held by the Sponsor.

(3)	The shares of common stock are owned by M&C III Partners. Mr. Lacoff shares investment and voting power with respect to the shares of common stock with his spouse.

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Unaudited Pro Forma Consolidated Financial Statements

The unaudited pro forma consolidated balance sheet of Belpointe PREP as of March 31, 2021 and the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 combine the historical financial statements of Belpointe PREP and Belpointe REIT giving effect to:

•	Belpointe PREP’s offer to exchange 1.05 Class A units for each outstanding share of Belpointe REIT common stock validly tendered in the offer (the “offer”);
•	Belpointe REIT’s sale of its indirect wholly owned subsidiary, BPOZ 1991 Main, LLC, a Delaware limited liability company (“BPOZ 1991 Main”), to Belpointe Investment Holding, LLC, a Delaware limited liability company, and affiliate of the Sponsor (the “QOZB sale”);
•	the conversion of Belpointe REIT (the “conversion”) into a Maryland limited liability company (as converted “BREIT LLC”); and
•	the merger of BREIT LLC into BREIT Merger, LLC a Delaware limited liability company (“BREIT Merger”), and wholly owned subsidiary of Belpointe PREP, with BREIT Merger surviving (the “merger” and, together with the offer, QOZB sale and conversion, the “transaction”).

In addition to the transaction, the unaudited pro forma consolidated balance sheet as of March 31, 2021 includes certain adjustments to give effect to the purchase accounting of certain qualified opportunity zone investments by Belpointe PREP (the “Belpointe PREP investments”) after March 31, 2021 as if they had been consummated on March 31, 2021. The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2021 include certain adjustments to give effect to the Belpointe PREP investments as if they had been consummated on January 1, 2020.

The unaudited pro forma consolidated financial information should be read in conjunction with the unaudited financial statements of Belpointe PREP and Belpointe REIT for the three months ended March 31, 2021 and the audited financial statements of Belpointe PREP and Belpointe REIT as of and for the year ended December 31, 2020, including the notes relating thereto, and other financial information and analyses, all of which are presented elsewhere in this document.

The unaudited pro forma consolidated financial information is derived from the historical financial statements of Belpointe PREP and Belpointe REIT and based on available information and assumptions which Belpointe PREP believes to be reasonable. The unaudited pro forma consolidated financial information includes a preliminary allocation of the purchase price based on the relative fair value of the investment, assets and liabilities. The assets acquired and liabilities assumed of Belpointe REIT have been recorded at their carrying amounts.

The unaudited pro forma consolidated financial information (i) is being provided for informational purposes only, (ii) does not purport to be indicative of Belpointe PREP’s future results of operations or financial position, and (iii) does not purport to represent the financial position or results of operations that would actually have occurred assuming completion of the activities and transactions described above had occurred on March 31, 2021 for the pro forma consolidated balance sheet or on January 1, 2020 for the pro forma consolidated statement of income. Future results may vary significantly from the results reflected in the unaudited pro forma consolidated financial information.

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Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2021
(in thousands)

	Historical
	Belpointe PREP	Belpointe REIT	QOZB Sale Pro Forma Adjustments	Investment Pro Forma Adjustments	Transaction Pro Forma Adjustments	Belpointe PREP Pro Forma Consolidated
Assets
Real estate
Land (2A, 2B)	$11,343	$1,580	$(1,580)	$24,081	$—	$35,424
Building and improvements (2B, 2E)	4,231	10,427	(10,427)	—	10	4,241
Intangible assets (2A)	2,251	—	—	190	—	2,441
Real estate under construction (2A, 2B)	16,233	14,609	(14,578)	2,231	—	18,495
Total land, building and improvements (2A, 2B, 2E)	34,058	26,616	(26,585)	26,502	10	60,601
Accumulated depreciation (2B)	(113)	(492)	492	—	—	(113)
Real estate, net (2A, 2B, 2E)	33,945	26,124	(26,093)	26,502	10	60,488
Due from affiliates(2C)	—	59,025	—	—	(59,025)	—
Cash and cash equivalents (2A, 2B)	27,086	12,291	(1,179)	(25,802)	—	12,395
Investment in real estate (2D)	—	3,114	(3,114)	—	—	—
Stockholder funds receivable	—	1,120	—	—	—	1,120
Loan receivable (2B, 2D)	—	—	22,704	—	—	22,704
Other assets (2A, 2B)	836	4,170	(4,131)	(700)	—	176
Total assets	$61,867	$105,844	$(11,813)	$—	$(59,015)	$96,883
Liabilities
Short-term loan to affiliate (2C)	$59,000	$—	$—	$—	$(59,000)	$—
Debt, net (2B)	—	11,997	(11,997)	—	—	—
Due to affiliates (2B, 2C)	523	422	(53)	—	(25)	867
Accounts payable, accrued expenses and other liabilities (2B, 2E)	2,381	1,167	(1,008)	—	543	3,083
Total liabilities	61,904	13,586	(13,058)	—	(58,482)	3,950

Commitments and contingencies	—	—	—	—	—	—

Stockholders’ equity (2E, 2F)	—	92,258	1,245	—	(93,503)	—
Members’ capital (2F)	(230)	—	—	—	92,970	92,740
Members’ capital excluding noncontrolling interest (2F)	(230)	92,258	1,245	—	(533)	92,740
Noncontrolling interest	193	—	—	—	—	196
Total member’s capital	(37)	92,258	1,245	—	(533)	92,933
Total liabilities and members’ capital	$61,867	$105,844	$(11,813)	$—	$(59,015)	$96,883

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Unaudited Pro Forma Consolidated Statement of Operations
As of March 31, 2021
(in thousands, except share/unit and per share/unit data)

	Historical
	Belpointe PREP	Belpointe REIT	QOZB Sale Pro Forma Adjustments	Investment Pro Forma Adjustments	Transaction Pro Forma Adjustments	Belpointe PREP Pro Forma Consolidated
Revenue
Lease revenue (2G, 2H)	$154	$18	$(18)	$72	$—	$226
Other real estate revenue (2G, 2H)	—	20	(20)	20	—	20
Total revenue	154	38	(38)	92	—	246

Expenses
Property expenses (2I, 2J)	71	289	(109)	20	—	271
General and administrative (2I, 2K)	132	240	(15)	—	(12)	345
Abandoned pursuit expense	—	—	—	—	—	—
Depreciation expense (2L, 2M)	70	87	(87)	65	—	135
Total expenses	273	616	(211)	85	(12)	751

Other income (expense)
Interest expense (2N, 2O)	(16)	(7)	7	—	16	—
Other Income (2O)	—	16	—	—	(16)	—
Equity in net income from unconsolidated joint venture (2P)	—	(6)	(6)	—	—	—
Total other income (expense)	(16)	3	13	—	—	—

Net (loss) income	$(135)	$(575)	$186	$7	$12	$(505)
Net Loss attributable to noncontrolling interest	7	—	—	—	—	7
Net (loss) income attributable to Belpointe PREP, LLC	(128)	(575)	186	7	12	(498)
Loss per share or unit (basic and diluted)
Net loss per share or unit (2Q)	$(1,280)	$(0.65)	$—	$—	$—	$(0.57)
Weighted-average shares or units outstanding (2Q)	100	882,486	—	—	—	878,378

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Unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2020
(in thousands, except share/unit and per share/unit data)

	Historical
	Belpointe PREP	Belpointe REIT	QOZB Sale Pro Forma Adjustments	Investment Pro Forma Adjustments	Transaction Pro Forma Adjustments	Belpointe PREP Pro Forma Consolidated
Revenue
Lease revenue (2G, 2H)	$101	$87	$(87)	$475	$—	$576
Other real estate revenue (2G, 2H)	—	78	(78)	81	—	81
Total revenue	101	165	(165)	556	—	657

Expenses
Property expenses (2I, 2J)	48	985	(553)	119	—	599
General and administrative (2I,2K)	113	1,200	(136)	—	(80)	1,097
Abandoned pursuit expense	—	7	—	—	—	7
Depreciation expense (2L, 2M)	43	348	(348)	399	—	442
Total expenses	204	2,540	(1,037)	518	(80)	2,145

Other income (expense)
Interest expense (2N, 2O)	(9)	(69)	69	—	9	—
Other Income (2O)	—	9	—	—	(9)	—
Equity in net income from unconsolidated joint venture (2P)	—	164	(164)	—	—	—
Total other income (expense)	(9)	104	(95)	—	—	—

Net (loss) income	$(112)	$(2,271)	$777	$38	$80	$(1,488)
Loss per share or unit (basic and diluted)
Net loss per share or unit (2Q)	$(1,120)	$(4.55)	$—	$—	$—	$(1.69)
Weighted-average shares or units outstanding (2Q)	100	498,923	—	—	—	878,378

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Notes to Unaudited Pro Forma Consolidated Financial Information

1.	Basis of Pro Forma Presentation

The accompanying unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted in the United States of America. Pro forma financial information illustrates the effects of a particular transaction and is based on historically determined amounts.

The unaudited pro forma consolidated financial information was prepared as a business reorganization of entities under common control and is based on the historical unaudited consolidated financial statements of Belpointe PREP and Belpointe REIT as of and for the three months ended March 31, 2021 and the audited consolidated statements of operations of Belpointe PREP and Belpointe REIT for the year ended December 31, 2020. As a result of this reorganization, assets or liabilities are transferred and recorded at the carrying amounts in the transferring entity’s financial statements on the transfer date. The historical financial statements of Belpointe PREP begin on page F-2 and the historical financial statements of Belpointe REIT begin on page F-26.

The unaudited pro forma consolidated financial information is based on available information and assumptions which Belpointe PREP believes to be reasonable. The pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of Belpointe PREP’s financial results or financial position as if the transactions reflected therein had occurred or been in effect during the pro forma periods. In addition, the pro forma consolidated financial information should not be viewed as indicative of the Belpointe PREP’s expected financial results for future periods.

2.	Pro Forma Adjustments
A.	Preliminary Purchase Price Allocation of Belpointe PREP Investments

Belpointe PREP acquired two investments during the second quarter 2021. The unaudited pro forma consolidated financial information incorporates various assumptions, including those related to the preliminary purchase price allocation of these investments based on Belpointe PREP’s best estimate of fair value. The final purchase price allocation will be determined when Belpointe PREP has completed final appraisals, valuations and analyses of the fair value of the Belpointe PREP investments. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the preliminary allocations of the purchase price for the Belpointe PREP investments:

	1900 Fruitville (1)	900 Eighth Avenue South (2)	Total Purchase Price
Assets
Land	$4,460	$19,621	$24,081
Real estate under construction	—	2,231	2,231
Intangible assets	190	—	190
Total consideration paid, including transaction costs	$4,650	$21,852	$26,502

(1)	Represents adjustments to reflect the acquisition 1900 Fruitville Road on May 7, 2021, a 1.205-acre site, consisting of a fully leased retail building and parking lot located in Sarasota, Florida, for a purchase price of approximately $4,650,000. We funded the acquisition with proceeds from the Secured Notes.
(2)	Represents adjustments to reflect the acquisition 900 Eighth Avenue South, a 3.17-acre land assemblage, consisting of a few small buildings, parking lots and open lots, located in Nashville, Tennessee for a purchase price of approximately $19,622,000, inclusive of transaction costs. Upon acquisition, an upfront development fee of approximately $2,231,000 was earned. We funded the acquisition with proceeds from the Secured Notes and anticipate funding entitlements with a mix of equity investments by our joint venture partner and proceeds from the Secured Notes.
B.	1991 Main

On November 8, 2019, BPOZ 1991 Main, an indirect majority owned subsidiary of Belpointe REIT, completed the acquisition of a qualified opportunity zone investment consisting of a 5.3-acre site, comprised of an 808-space parking garage and a 250,000 square foot two story former shopping mall located in Sarasota, Florida (“1991 Main”).

Belpointe REIT intends, promptly after consummation of the offer, to sell BPOZ 1991 Main to Belpointe Investment Holding, LLC, a Delaware limited liability company (“Belpointe Investment”), and affiliate of the Sponsor for its cost basis. Belpointe REIT presently intends to negotiate a loan for a portion of the purchase price with Belpointe Investment. The purpose of the QOZB sale is to preserve the status of BPOZ 1991 Main as qualified opportunity zone property.

C.	Secured Notes

On October 28, 2020, Belpointe REIT lent Belpointe PREP $35,000,000 (the “first Belpointe REIT loan”) pursuant to the terms of a secured promissory note (the “first secured note”). The secured note bears interest at a rate of 0.14%, is due and payable on the maturity date (as hereinafter defined) and is secured by all of the assets of Belpointe PREP (the “collateral”). Belpointe PREP used the proceeds from the loan to make certain qualified opportunity zone investments. The pro forma adjustment is to eliminate the first secured note and accrued interest between Belpointe REIT and Belpointe PREP upon consummation of the transaction.

On February 16, 2021, Belpointe REIT entered into a second loan transaction with Belpointe PREP (the “second Belpointe REIT loan”) whereby Belpointe REIT advanced Belpointe PREP an additional $24,000,000. The second Belpointe REIT loan is evidenced by a secured promissory note (the “second secured note”) which bears interest at a rate of 0.14%, is due and payable on the maturity date and is secured by the collateral.

On May 28, 2021, Belpointe REIT entered into an agreement with Belpointe PREP to amend the maturity date of the first secured note and second secured note to December 31, 2021 (the “maturity date”) and entered into a third loan transaction with Belpointe PREP (the “third Belpointe REIT loan”) whereby Belpointe REIT advanced Belpointe PREP an additional $15,000,000. The third Belpointe REIT loan is evidenced by a secured promissory note (the “third secured note”) which bears interest at a rate of 0.14%, is due and payable on the maturity date and is secured by the collateral. The unaudited pro forma consolidated financial information does not include the impact of the third Belpointe REIT loan since it was consummated after March 31, 2021 and will be eliminated upon consummation of the transaction.

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D.	CMC Transaction

On March 20, 2020, BPOZ 497 Middle Holding, LLC, a Connecticut limited liability company (“BPOZ 497”), an indirect majority-owned subsidiary of Belpointe REIT, originated an approximately $2,481,000 preferred equity investment in CMC Storrs SPV, LLC, a Connecticut limited liability company (“CMC”). CMC holds a property owned by a consortium of investors located in the University of Connecticut’s main campus in Mansfield, Connecticut.

On February 15, 2021, BPOZ 497 notified CMC of its election to terminate its interest in CMC. Belpointe PREP intends to lend CMC the funds necessary to redeem BPOZ 497’s preferred equity plus interest thereon.

E.	The Offer, Conversion and Merger

Belpointe PREP, through its wholly owned subsidiary BREIT Merger, is conducting a tender offer pursuant to which it is offering to exchange 1.05 of its Class A units for each outstanding share of Belpointe REIT common stock validly tendered in the offer. The purpose of the offer is for Belpointe PREP to acquire control of, and ultimately, the entire equity interest in, Belpointe REIT while at the same time preserving the status of Belpointe REIT’s investments as qualified opportunity zone investments. Belpointe PREP’s obligation to accept the Belpointe REIT common stock for exchange is subject to, among other conditions, the requirement that prior to the expiration of the offer there have been tendered a sufficient number of shares of Belpointe REIT common stock such that, upon the consummation of the offer, Belpointe PREP would hold at least a majority of the aggregate voting power of the Belpointe REIT common stock outstanding. Promptly after consummation of the offer, Belpointe REIT will complete the QOZB sale and thereafter the conversion of Belpointe REIT into BREIT LLC and finally the merger BREIT LLC with and into BREIT Merger, with BREIT Merger surviving. In the conversion each share of Belpointe REIT common stock will be converted into a BREIT LLC unit. In the merger each BREIT LLC unit will be converted into the right to receive 1.05 Class A units of Belpointe PREP.

Belpointe PREP, as the ultimate acquirer, will account for the transaction as a business reorganization of entities under common control and the assets acquired and liabilities assumed of Belpointe REIT will be recorded at their carrying amounts. As a result, the unaudited pro forma consolidated balance sheet for this common control transaction primarily consists of pro forma adjustments for capital accounts.

The estimated transaction consideration of approximately $100,803,843 is based on a price of $100.00 per Belpointe PREP Class A unit and the number of shares of Belpointe REIT common stock outstanding on March 31, 2021. The value of the estimated transaction consideration will be adjusted based on the number of shares of Belpointe REIT common stock outstanding on the closing date of the offer.

The following table summarizes the components of the estimated transaction fair value:

Belpointe REIT common stock outstanding (1)	959,926
Exchange ratio	1.05
Estimated Belpointe PREP Class A units to be issued	1,007,922
Estimated additional Belpointe PREP Class A units to be issued for fractional Class A units (2)	116
Belpointe PREP Class A unit price (3)	$100.00
Total estimated fair value of Class A units after transaction	$100,803,843

(1)	Represents Belpointe REIT’s outstanding common stock as of March 31, 2021.
(2)	Any fractional Class A units to be issued in the offer or merger will be rounded up to the nearest whole unit.
(3)	Represents the Belpointe PREP Class A unit price on March 31, 2021.

The allocation of shares of Belpointe REIT common stock converted into Belpointe PREP Class A units is preliminary and subject to change based on the final determination of the fair values of Belpointe REIT’s assets acquired and liabilities assumed on the date of completion of the transaction. The estimated fair value of Belpointe PREP’s Class A units after completion of the transaction of approximately $100,803,843 consists of the value of Belpointe PREP’s Class A units and additional fractional units to be issued in exchange for Belpointe REIT’s common stock outstanding on the date of completion of the offer and BREIT LLC’s units on the date of completion of the merger. The fair value of the Belpointe PREP Class A units to be issued in the offer and merger is based on the offering price of $100.00 per Class A unit in Belpointe PREP’s concurrent initial public offering. Accordingly, upon completion of the offer, each share of Belpointe REIT common stock tendered will be cancelled and converted into 1.05 Belpointe PREP Class A units and, upon completion of the merger, each BREIT LLC unit will be converted into the right to receive 1.05 Belpointe PREP Class A units. As a result, if the transaction were completed as of March 31, 2021, Belpointe PREP would have issued approximately 1,008,038 Class A units to Belpointe REIT stockholders or BREIT LLC unitholders, as applicable, in exchange for Belpointe REIT common stock or BREIT LLC units, as applicable, that it did not own.

F.	Members’ Capital

Immediately upon effectiveness of the registration statement of which this document is a part, Belpointe PREP will (i) amend and restate its Limited Liability Company Operating Agreement, and (ii) reclassify all of its outstanding common units into an equivalent number of Class A units. Belpointe PREP will have three classes of units (Class A, Class B and Class M), of which the Class B and Class M units will be issued immediately upon effectiveness of the registration statement. In the conversion each share of Belpointe REIT common stock will be converted into a BREIT LLC unit. In the merger each BREIT LLC unit will be converted into the right to receive 1.05 Belpointe PREP Class A units. The Belpointe PREP Manager will hold 100% of the Belpointe PREP Class B units, will entitle the Belpointe PREP Manager to 5% of any gain recognized by or distributed to Belpointe PREP or recognized by or distributed from any Belpointe PREP Operating Company or any subsidiary. In addition, the Belpointe PREP Manager will hold one Class M Unit which may only be held by the Belpointe PREP Manager or an affiliate of the Belpointe PREP Manager. Each Class M unit entitles the holder thereof to that number of votes equal to the product obtained by multiplying (i) the sum of aggregate number of outstanding Class A units plus Class B units, by (ii) 10, on matters on which the holder the Class M unit has a vote. Accordingly, the Belpointe PREP Manager will be able to determine the outcome of all matters on which the holder of Belpointe PREP’s Class M unit has a vote. Such matters include certain mergers and acquisitions, certain amendments to Belpointe PREP’s operating agreement and the election of the Class M Director. The Class M unit does not represent an economic interest in Belpointe PREP.

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The following table summarizes the impact of the transaction on Partners’ Capital:

	Historical
	Belpointe PREP	Belpointe REIT	Class A Pro Forma	Class B Pro Forma (1)(2)	Class M Pro Forma (2)	Belpointe PREP Pro Forma Consolidated
Issuance of common units/stock	$—	$9	$4,811	$—	$—	$4,820
Paid in Capital	10	95,983	(4,811)	—	—	91,182
Offering costs	—	(344)	—	—	—	(344)
Net (loss) income	(47)	(3,390)	712	—	—	(2,725)
Members’ Capital as of March 31, 2021	$(37)	$92,258	$712	$—	$—	$92,933

(1)	The capital account of each holder of Class B and Class M units will be established upon effectiveness of the registration statement registering Belpointe PREP’s initial public offering.
(2)	The capital account of the holder of the Class M unit shall at all times be zero, except to the extent the record holder of such Class M unit also holds units other than the Class M unit.
G.	Adjustments to Lease Revenue – QOZB Sale

The unaudited pro forma consolidated statement of operations has been adjusted to record a decrease in rental income of $38,000 and $165,000 for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, reflecting consummation of the QOZB Sale.

H.	Adjustments to Lease Revenue – Investments

The unaudited pro forma consolidated statement of operations has been adjusted to record an increase in rental income of $92,000 and $556,000 for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, reflecting lease revenues received from the Belpointe PREP investments.

I.	Property Expenses and General and Administrative Expenses – QOZB Sale

The unaudited pro forma consolidated statement of operations has been adjusted to record a decrease in property expenses of $109,000 and $553,000 for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, and a decrease in general and administrative expenses of $15,000 and $136,000 for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, reflecting consummation of the QOZB Sale.

J.	Property Expenses – Investments

The unaudited pro forma consolidated statement of operations has been adjusted to record an increase in property expenses of $20,000 and 119,000 for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, reflecting the Belpointe PREP investments.

K.	Adjustments to General and Administrative Expenses – Transaction

The unaudited pro forma consolidated statement of operations has been adjusted to record a decrease in general and administrative expenses of $12,000 and $80,000 for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, reflecting the consummation of the transaction.

L.	Adjustments to Depreciation Expense – QOZB Sale

The unaudited pro forma consolidated statement of operations has been adjusted to record a decrease in general and administrative expenses of $12,000 and $80,000 for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, reflecting the consummation of the transaction.

M.	Adjustments to Depreciation Expense – Investment

The unaudited pro forma consolidated statement of operations has been adjusted to record a decrease in depreciation expense of $87,000 and $348,000 for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, reflecting consummation of the QOZB Sale.

N.	Adjustments to Interest Expense – QOZB Sale

The unaudited pro forma consolidated statement of operations has been adjusted to record an increase in depreciation expense of $65,000 and $399,000 for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, reflecting the Belpointe PREP investments.

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O.	Adjustments to Interest Expense and Interest Income – Transaction

The unaudited pro forma consolidated statement of operations has been adjusted to record a decrease in interest expense of $7,000 and $69,000 for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, reflecting consummation of the QOZB Sale.

P.	Adjustments to Equity in Net Income from Unconsolidated Joint Venture – CMC Transaction

Upon consummation of the transaction as it relates to the first secured note between Belpointe PREP and Belpointe REIT, the unaudited pro forma consolidated statement of operations has been adjusted to eliminate (a) the interest expense of $16,000 on Belpointe PREP and the interest income of $16,000 on Belpointe REIT during the three months ended March 31,2021, and (b) the interest expense of $9,000 on Belpointe PREP and the interest income of $9,000 on Belpointe REIT during the year ended December 31, 2020.

Q.	Adjustments to Net Loss Per Share

The unaudited pro forma consolidated statement of operations has been adjusted to record an increase in equity in net income from unconsolidated joint venture of $6,000 for the three months ended March 31, 2021 and a decrease in equity in net income from unconsolidated joint venture of $164,000 for the year ended December 31, 2020 reflecting the notice to terminate its interest in CMC.

	Historical Belpointe PREP	Pro Forma Adjustments	Pro Forma Consolidated
For the year ended March 31, 2021
Basic and diluted	100	1,007,938	1,008,038
For the year ended December 31, 2020
Basic and diluted	100	1,007,938	1,008,038

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Material U.S. Federal Income Tax Consequences of the Offer, Conversion and Merger

This summary discusses the material U.S. federal income tax consequences of the offer and conversion to Belpointe REIT stockholders and the merger to holders of BREIT LLC units. This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), on the regulations promulgated thereunder and on published administrative rulings and judicial decisions, all of which are subject to change at any time, possibly with retroactive effect. This discussion is necessarily general and may not apply to all categories of investors, some of which, such as banks or other financial institutions, insurance companies, persons liable for the alternative minimum tax, dealers and others that do not own their Belpointe REIT common stock or BREIT LLC units as capital assets, and, except to the extent discussed below, non-U.S. Holders (as hereinafter defined), may be subject to special rules not described herein.

Such holders of Belpointe REIT common stock or BREIT LLC units, as applicable, should consult with their own tax advisors concerning the U.S. federal, state and local income tax consequences in their particular situations. The actual tax consequences of the offer, conversion and merger will vary depending on your circumstances.

The U.S. federal income tax consequences of the offer, conversion and merger to a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds Belpointe REIT common stock or BREIT LLC units, as applicable, will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Belpointe REIT common stock or BREIT LLC units should consult their own tax advisors.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Belpointe REIT common stock or BREIT LLC units that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A “Non-U.S. Holder” is a beneficial owner of Belpointe REIT common stock or BREIT LLC units that is not a U.S. Holder.

Belpointe REIT stockholders and holders of BREIT LLC units should consult their own tax advisors concerning the U.S. federal, state and local income tax consequences in their particular situations with respect to the offer, conversion and merger, as well as any consequences under the laws of any other taxing jurisdiction. This discussion only addresses the material U.S. federal income tax considerations of the offer, conversion and merger and does not address tax considerations under the laws of any tax jurisdiction other than the United States. Non-U.S. Holders, therefore, should consult their own tax advisors regarding the tax consequences to them of the offer, conversion and merger under the laws of their own taxing jurisdiction.

Material U.S. Federal Income Tax Consequences of the Offer, Conversion and Merger to U.S. Holders

Tax Characterization of the Offer, Conversion and Merger

The offer, conversion and merger will be taxable transactions for U.S. Holders for U.S. federal income tax purposes. In general, the offer will be treated as a taxable sale of a U.S. Holder’s Belpointe REIT common stock in exchange for Belpointe PREP Class A units. The conversion will be treated as (i) a complete liquidation of Belpointe REIT, (ii) a constructive distribution of Belpointe REIT’s assets to and assumption of its liabilities by U.S. Holders Belpointe REIT common stock, and (iii) a constructive contribution by the U.S. Holders of the distributed assets to BREIT LLC, and BREIT LLC’s assumption of the liabilities, in exchange for BREIT LLC units. The merger will be treated as a taxable sale of a U.S. Holder’s BREIT LLC units in exchange for Belpointe PREP Class A units.

Amount and Character of Gain or Loss Recognized

In general, for U.S. federal income tax purposes, a U.S. Holder who receives transaction consideration in exchange for shares of Belpointe REIT common stock pursuant to the offer will recognize gain or loss in an amount equal to the difference, if any, between (i) the fair market value of the Belpointe PREP Class A units received pursuant to the offer as of the acceptance time, and (ii) the U.S. Holder’s adjusted tax basis in its shares of such Belpointe REIT common stock surrendered in the offer.

A U.S. Holder who receives BREIT LLC units in exchange for Belpointe REIT common stock pursuant to the conversion will recognize gain or loss in an amount equal to the difference, if any, between (i) the fair market value of the BREIT LLC units received pursuant to the conversion as of the effective time, and (ii) the U.S. Holder’s adjusted tax basis in its Belpointe REIT common stock surrendered in the conversion.

A U.S. Holder who receives transaction consideration in exchange for BREIT LLC units pursuant to the merger will recognize gain or loss in an amount equal to the difference, if any, between (i) the fair market value of the Belpointe PREP Class A units received pursuant to the merger as of the effective time, and (ii) the U.S. Holder’s adjusted tax basis in its BREIT LLC units surrendered in the merger.

If a U.S. Holder’s holding period in the shares of Belpointe REIT common stock surrendered in the offer is greater than one

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year as of the acceptance time such U.S. Holder’s gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized in connection with the offer is subject to limitations. If a U.S. Holder acquired different blocks of Belpointe REIT common stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Belpointe REIT common stock.

Tax Basis in Belpointe PREP Class A Units Received in the Offer and Merger

A U.S. Holder’s aggregate tax basis in the Belpointe PREP Class A units received in the offer or merger will equal the fair market value of such Belpointe PREP Class A units as of the acceptance time of the offer or effective time of the merger, respectively.

Holding Period in Belpointe PREP Class A Units Received in the Offer and Merger

The holding period of the Belpointe PREP Class A units received in the offer or merger will begin on the day after the acceptance time of the offer or effective time of the merger, respectively.

Opportunity Zone Investors

In order to receive the benefits of investing in a qualified opportunity fund, U.S. Holders must make a new deferral elections on Form 8949 (Sales and Other Dispositions of Capital Assets), which will need to be attached to their U.S. federal income tax returns for the taxable year of the acceptance time of the offer or effective time of the merger, as applicable. In addition, Form 8997 (Initial and Annual Statement of Qualified Opportunity Fund (QOF) Investments) requires eligible taxpayers holding a qualified opportunity fund investment at any point during the tax year to report: (i) qualified opportunity fund investments holdings at the beginning and end of the tax year; (ii) current tax year capital gains deferred by investing in a qualified opportunity fund; and (iii) qualified opportunity fund investments disposed of during the tax year.

Material U.S. Federal Income Tax Consequences of the Offer, Conversion and Merger to Non-U.S. Holders

In general, a non-U.S. Holder will not be subject to U.S. federal income tax with respect to the (i) exchange of Belpointe REIT common stock for Belpointe PREP Class A units pursuant to the offer, (ii) conversion of the Belpointe REIT common stock into BREIT LLC units pursuant to the conversion, or (ii) exchange of the BREIT LLC units for Belpointe PREP Class A units pursuant to the merger, unless:

•	any gain recognized on the exchange or conversion, as applicable, is “effectively connected” with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment of the non-U.S. Holder in the United States);
•	the non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the consummation of the offer, conversion or merger, as applicable, and certain other conditions are met; or
•	the Belpointe REIT common stock or BREIT LLC units exchanged or converted, as applicable, constitute a “United States real property interest” with respect to the non-U.S. Holder.

With respect to the first bullet above, unless an applicable income tax treaty provides otherwise, non-U.S. Holders are subject to U.S. federal income tax on effectively connected income on a net income basis at U.S. federal income tax rates applicable to U.S. persons. “Effectively connected” gains that are recognized by a non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject, under certain circumstances, to an additional “branch profits tax” at a 30% rate (or at a lower rate if such non-U.S. Holder is eligible for the benefits of an applicable income tax treaty that provides for a lower rate).

Gain realized by an individual non-U.S. Holder described in the second bullet-point above will be subject to a flat 30% tax (or at a lower rate if such non-U.S. Holder is eligible for the benefits of an applicable income tax treaty that provides for a lower rate), which gain may be offset by U.S.-source capital losses, provided that a U.S. federal income tax return has been timely filed with respect to such losses.

The preceding discussion is intended only as a summary of material U.S. federal income tax consequences of the offer, conversion and merger. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder of Belpointe REIT common stock or BREIT LLC units. All holders of Belpointe REIT common stock and BREIT LLC units should consult their own tax advisors as to the specific tax consequences of the offer, conversion and merger to them, including tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

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Belpointe PREP’s Investment Objective and Strategies

Investment Objectives

Belpointe PREP’s primary investment objectives are:

•	to preserve, protect and return capital contributions;
•	to pay attractive and consistent cash distributions;
•	to grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long term; and
•	to realize growth in the value of its investments.

Investment Strategy

Belpointe PREP is focused on identifying, acquiring, developing or redeveloping and managing commercial real estate located within qualified opportunity zones. At least 90% of Belpointe PREP’s assets consist of qualified opportunity zone property. Belpointe PREP will qualify as a qualified opportunity fund beginning with its taxable year ended December 31, 2020. Because Belpointe PREP will be a qualified opportunity fund, certain holders of Belpointe PREP Class A units will be eligible for favorable capital gains tax treatment on their Class A units.

Belpointe PREP’s initial investments consist of and are expected to continue to consist of properties located in qualified opportunity zones for the development or redevelopment of multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, office, mixed-use, data centers and solar projects (collectively, the “qualified opportunity zone investments”) located throughout the United States and its territories. Belpointe PREP also anticipate identifying, acquiring, developing or redeveloping and managing a wide range of commercial real estate properties located throughout the United States and its territories, including, but not limited to, real estate-related assets, such as commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, as well as making private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses, with the goal of increasing distributions and capital appreciation. There can be no assure that Belpointe PREP will attain these objectives or that the value of its assets will not decrease.

Belpointe PREP’s investment guidelines delegate to the Belpointe PREP Manager discretion and authority to execute acquisitions and dispositions of investments (including the reinvestment of capital basis and gains) in commercial real estate properties located throughout the United States and its territories, real estate-related assets, including commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, as well as private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses, provided such investments are consistent with Belpointe PREP’s investment objectives and strategy and investment guidelines. The Belpointe PREP Manager’s investment committee will periodically review Belpointe PREP’s portfolio of assets and investments, investment objectives and strategy and investment guidelines to determine whether they remain in the best interests of Belpointe PREP’s members and may recommend changes to the Belpointe PREP board as it deems appropriate. Belpointe PREP may, at any time and without member approval, cease to be a qualified opportunity fund and acquire assets that do not qualify as qualified opportunity zone investments. Furthermore, there are no prohibitions in in Belpointe PREP’s operating agreement on the amount or percentage of assets that may be invested in a single property, and Belpointe PREP expects, at least initially, to have a limited number of properties.

In executing on Belpointe PREP’s investment strategy, it also expects to greatly benefit from the Belpointe PREP Manager’s affiliation with the Sponsor given the Sponsor’s strong track record and extensive experience as a fund manager. These competitive advantages include, without limitation:

•	The Sponsor’s experience and reputation as a seasoned real estate investment fund manager, which has historically provided the Sponsor with access to a large investment pipeline similar to the types of investments that Belpointe PREP intends to target as well as to the type of key market data that Belpointe PREP intends to use to underwrite and manage its investment portfolio;
•	The Sponsor’s network of relationships with financial institutions and other lenders which originate and distribute commercial real estate debt and other real estate-related products and finance the type of investments that Belpointe PREP intends to acquire;
•	The Sponsor’s acquisition experience, which includes identifying, evaluating and underwriting real estate deals in multifamily and mixed-use properties in various locations throughout the United States and under a variety of market conditions; and
•	The Sponsor’s asset management experience, which includes actively monitoring investments through critical property management, leasing, redevelopment and disposition activities.

Investment Decisions and Asset Management

Within Belpointe PREP’s investment strategy and guidelines, the Belpointe PREP Manager’s investment committee has

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discretion and authority with respect to the selection of specific investments and the acquisition and disposition of Belpointe PREP’s assets. Belpointe PREP believes that successful real estate investment requires implementation of strategies that permit favorable originations and purchases, effective asset management and timely disposition of those assets. The Belpointe PREP Manager has developed a disciplined investment approach that combines the experience of its team of investment and asset management professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

Belpointe PREP believes that active management is critical to creating value. The Belpointe PREP Manager will continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and Belpointe PREP’s overall portfolio objectives to determine the optimal time to sell or refinance the asset.

To execute Belpointe PREP’s disciplined investment approach, a team of the Belpointe PREP Manager’s investment and asset management professionals will take responsibility for the business plan of each of Belpointe PREP’s investments. The following practices summarize its investment approach:

•	Market Research – The investment team will complete exhaustive market diligence on demographics, employment drivers, competing properties and capital market activity.
•	Physical Research – The investment team will engage third party property condition, environmental, zoning and code compliance, and building systems assessments to identify prospective investment deferred maintenance items and to validate capital requirement assumptions.
•	Underwriting Discipline – The Belpointe PREP Manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for appreciation, potential for principal loss, tax considerations and liquidity. Only those assets meeting Belpointe PREP’s investment guidelines will be accepted for inclusion in its portfolio. In an effort to keep an asset in compliance with those standards, the Belpointe PREP Manager’s underwriting team will remain involved through the investment life cycle of the asset and consult with the other internal professionals responsible for the asset.
•	Asset Management – Prior to the purchase of an individual asset or portfolio, the Belpointe PREP Manager’s acquisition team will work in tandem with the asset management team to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to implement the contemplated business plan in an attempt to achieve the anticipated returns. The Belpointe PREP Manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Opportunity and Market Overview

Belpointe PREP believes that its innovative investment platform has the ability to disrupt the real estate investment industry through the unique combination of potential economic benefits that it offers holders of Belpointe PREP Class A units, including: (i) multiple potential capital gains tax benefits; (ii) potential qualified business income tax benefits; (iii) zero upfront loads, sales commissions or entrance fees; (iv) significantly reduced fees payable to the Belpointe PREP Manager; (v) no capital calls; (vi) no investor servicing fees; (vii) significantly lower carried interest payable to the Belpointe PREP Manager; (viii) potential for liquidity events; and (ix) low minimum investment requirements, all of which should result in greater investment returns to holders of Class A units than those generated by traditional private real estate funds, real estate investment trusts (“REITs”) and other traditional real estate investment platforms.

Belpointe PREP will use multiple investment platform structures to deploy capital, which Belpointe PREP anticipates will give it access to higher quality investment opportunities and better execution of investment strategies than less diverse investment models. See “Investment Objectives and Strategy—Joint Venture and Other Co-Ownership Arrangements.” Belpointe PREP also expects to greatly benefit from the resources provided by its Sponsor, its Sponsor’s vertically integrated real estate platform and the experience of its Sponsor’s principals.

Set forth below are some of the key benefits that Belpointe PREP believes distinguishes it from more traditional private real estate funds, REITs and other traditional real estate investment platforms:

•	Capital Gains Tax Deferral – An eligible investor may defer recognition of capital gains (short-term or long-term) resulting from the sale or exchange of capital assets by reinvesting those gains into Belpointe PREP Class A units within a period of 180 days of the sale or exchange (the “Deferred Capital Gains”). Deferred Capital Gains are recognized on the earlier of December 31, 2026 or the date on which an inclusion event occurs, such as the date on which the investor sells its Class A units.
•	Capital Gains Reduction – An eligible investor may also receive an increase in basis equal to 10% of the Deferred Capital Gains if the investor holds the Belpointe PREP Class A units for a period of five years.
•	Capital Gains Tax Exemption – An eligible investor may elect to receive an increase in basis with respect to our Class A units equal to the fair market value of our Class A units on the date of their sale or exchange if the investor
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holds our Class A units for a period of ten years or more, up to December 31, 2047. Thus, for U.S. federal income tax purposes, an investor will not recognize capital gains as a result of an appreciation in our Class A units.

•	No Depreciation Recapture – An eligible investor who elects to receive an increase in basis with respect to our Class A units equal to the fair market value of our Class A units on the date of their sale or exchange, if the investor has held our Class A units for a period of ten years or more, up to December 31, 2047, will not recognize depreciation recapture (excluding inventory gains) as a result of an appreciation in our Class A units.
•	20% Qualified Business Income Deduction – Individuals as well as some trusts and estates that hold Belpointe PREP Class A units are entitled to a deduction of up to 20% of their allocable share of Belpointe PREP’s “qualified business income” for taxable years ending on or before December 31, 2025, subject to certain limitations. See “U.S. Federal Income Tax Considerations.”
•	No Up-Front Load, Sale Commissions or Entrance Fees – Belpointe PREP will not charge up front loads, sale commissions or entrance fees to investors who purchase Belpointe PREP Class A units, unlike fees commonly charged by many other real estate investment platforms which can add up to as much as 10% of invested capital.
•	Significantly Reduced Management Fees – The Belpointe PREP Manager is paid annual management fees of only 0.75% of Belpointe PREP’s NAV, which is significantly less than the management fees of 1.5%-2.1% typically charged by other traditional private real estate funds, REITs and other traditional real estate investment platforms.
•	No Capital Calls – Holders of Belpointe PREP Class A units will not be required to make capital contributions beyond the purchase price of their Class A units, unlike traditional private real estate funds and other real estate investment platforms.
•	No Investor Servicing Fees – Belpointe PREP will not charge investor servicing fees, typically charged for other real estate investments offered through broker dealer platforms, which can add up to as much as 0.6% of invested capital on annual basis.
•	Significantly Lower Carried Interest – The Belpointe PREP Manager holds 100% of Belpointe PREP’s Class B units, which entitle the Belpointe PREP Manager to 5% of any gain recognized by or distributed to Belpointe PREP or recognized or distributed from the Operating Companies or any subsidiary. This ownership interest will result in a “carried interest” to the Belpointe PREP Manager that is significantly lower than the carried interest of 15%-25% typically earned by external managers of traditional private real estate funds, REITs and other traditional real estate investment platforms.
•	Ability to Use Equity as Transaction Consideration – Belpointe PREP intends to make private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses using its equity as transaction consideration, thereby preserving cash for other investing activities.
•	Greater Diversification – Belpointe PREP intends to hold a larger and more diversified portfolio of real estate and real estate-related assets than most other qualified opportunity zone real estate investment platforms. Greater diversification offers holders of Belpointe PREP Class A units the potential to achieve greater returns at a lower risk.
•	Public Company Transparency – Belpointe PREP is a reporting company subject to the periodic and current reporting requirements of the federal securities laws, requiring Belpointe PREP to file, among other things, annual and quarterly reports (including financial statements, financial statement schedules and exhibits) and current reports disclosing material events. As a result, unlike private real estate investment platforms, holder of Belpointe PREP Class A units will have access to regular updates regarding Belpointe PREP’s performance.
•	Public Market Liquidity – Belpointe PREP has applied to have its Class A units approved for listing on the NYSE American under the symbol “OZ”. As a result, Belpointe PREP will be the first qualified opportunity fund listed on a national securities exchange. Having its Class A units listed for trading on NYSE will provide holders of Belpointe PREP’s Class A units with liquidity in respect of their investment and greater control over the timing of purchases and sales of their Class A units.
•	Development Expertise – The Belpointe PREP Manager employs a highly qualified team with extensive real estate development and construction management experience, thereby providing Belpointe PREP with knowledge, relationships and internal development expertise that Belpointe PREP believes far exceeds what many other real estate investment platforms can offer their investors.
•	Multiple Investment Platforms – In order to maximize its development opportunities, Belpointe PREP anticipates entering into joint ventures in a variety of forms, including: (i) franchise platforms with affiliated development companies in specific regional markets; (ii) programmatic platforms with established regional developers with which Belpointe PREP will have an exclusive relationship to engage in multiple regional investments; and (iii) traditional local joint venture partnerships for one-off developments.
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Belpointe PREP believes that it will be able to provide holders of its Class A units with compelling investment performance on a risk-adjusted basis through: (i) the application of its rigorous investment and underwriting standards; (ii) the geographic and asset class diversification of its investments; (iii) the expected tax benefits from an investment in Belpointe PREP; and (iv) its lower cost structure.

Belpointe PREP is initially focused on the development or redevelopment of its qualified opportunity zone investments in opportunity zones that have completed, or are engaged in, the revitalization process, which are expected to be located within 75 miles of metropolitan markets. Given the recent concentration of investment capital in increasingly larger deals in major metropolitan areas, Belpointe PREP believes that there will be less competition for its targeted assets. Additionally, Belpointe PREP believes that its focus on markets with favorable risk-return characteristics should enable it to achieve higher capital appreciation than would be achievable on similar deals in larger markets.

Belpointe PREP expects to be able to manage the risks associated with developing or redeveloping and managing its investments better than other real estate investment companies due, in part, to its ability to access the resources of its Sponsor. The Sponsor is a fully integrated, well capitalized real estate company that combines investment and asset management professionals with construction and development professionals, which Belpointe PREP believe will enable the Belpointe PREP Manager to better evaluate and manage Belpointe PREP’s investments to reduce risk and increase potential returns for holder of its Class A units.

It is important to note, however, that real estate markets are often unpredictable and subject to change over time. Accordingly, changes may occur that could require Belpointe PREP to modify its investment strategy in order to identify and acquire assets providing attractive risk-adjusted returns.

Targeted Investments

Prior to acquiring an asset, the Belpointe PREP Manager’s investment committee will perform an individual analysis of the asset to determine whether it meets Belpointe PREP’s investment objectives and guidelines. The Belpointe PREP Manager’s investment committee will use the information derived from the analysis in determining whether the asset is an appropriate investment for Belpointe PREP.

Belpointe PREP is initially focused on identifying, acquiring, developing or redeveloping and managing commercial real estate located within qualified opportunity zones. At least 90% of Belpointe PREP’s assets consist of qualified opportunity zone property. Belpointe PREP will qualify as a qualified opportunity fund beginning with its taxable year ended December 31, 2020. Because Belpointe PREP will be a qualified opportunity fund, certain holders of Belpointe PREP Class A units will be eligible for favorable capital gains tax treatment on their Class A units. Belpointe PREP’s initial investments consist of and are expected to continue to consist of properties located in qualified opportunity zones for the development or redevelopment of multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, office, mixed-use, data centers and solar projects (collectively, the “qualified opportunity zone investments”) located throughout the United States and its territories.

Belpointe PREP also anticipates identifying, acquiring, developing or redeveloping and managing a wide range of commercial real estate properties located throughout the United States and its territories, including, but not limited to, real estate-related assets, such as commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, as well as making private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses, with the goal of increasing distributions and capital appreciation. As of the date of this document, Belpointe PREP has made four qualified opportunity zone investments.

Each of Belpointe PREP’s assets (including, but not limited to, investments in stabilized real estate assets) will have either affiliates of its Sponsor or the Belpointe PREP Manager, such as Belpointe SP, LLC (“Belpointe SP”), or their respective affiliates (together with Belpointe SP, the “Belpointe SP Group”), or an independent third party, or any combination of the foregoing, as the sponsor or co-sponsor, general partner or co-general partner, manager or co-manager of the investment, and Belpointe PREP’s role, in general, will be as a passive investor.

Qualified Opportunity Zone

The opportunity zone is a new community development program established by Congress in the Tax Cuts and Jobs Act of 2017 to encourage new long-term investments in low-income urban and rural communities nationwide. The opportunity zone program provides a tax incentive for investors to re-invest their unrealized capital gains into qualified opportunity funds dedicated to investing in “qualified opportunity zones.” Qualified opportunity zones are census tracts identified and nominated by the chief executives of every state and territory of the United States (e.g., governors) and designated by the Secretary of the Treasury.

To be designated as a qualified opportunity zone, the nominated census tract must have either been (i) a qualified low-income community, or (ii) a census tract that was contiguous with a nominated qualified low-income community if the median family income of the tract does not exceed 125% of that contiguous, nominated qualified low-income community.

Qualified low-income communities included census tracts that have at least one of the following criteria: (i) a poverty rate of at least 20%; (ii) a median family income below 80% of the greater of the statewide or metropolitan area median family income if located in a metropolitan area; or (iii) a median family income below 80% of the median statewide family income if located outside a metropolitan area. In addition, designated targeted populations may be treated as low-income communities.

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As of December 31, 2019, there were more than 8,700 qualified opportunity zones throughout the United States and its territories.

A “qualified opportunity fund” is generally defined as an investment vehicle that is taxed as a corporation or partnership for U.S. federal income tax purposes and organized to invest in, and at least 90% of its assets consist of, qualified opportunity zone property (the “90% Asset Test”).

A qualified opportunity fund must determine whether it meets the 90% Asset Test on each of: (i) the last day of the first six-month period of its taxable year, and (ii) the last day of its taxable year (each a “Test Date”). Subject to a one time six-month cure period, for each month following a Test Date in which a qualified opportunity fund fails to meet the 90% Asset Test it will incur a penalty equal to: (a) the excess of 90% of the fund’s aggregate assets over the aggregate amount of qualified opportunity zone property held by the fund, multiplied by (b) the short-term federal interest rate plus 3%. However, notwithstanding a qualified opportunity fund’s failure to meet the 90% Asset Test, no penalty will be imposed if the fund demonstrates that its failure is due to reasonable cause.

An investor may defer recognition of capital gains (short-term or long-term) resulting from the sale or exchange of capital assets by reinvesting those gains into a qualified opportunity fund within a period of 180 days of the sale or exchange (the “Deferred Capital Gains”). The 180-day period generally begins on the day on which the gains would be recognized for U.S. federal income tax purposes had they not been reinvested into a qualified opportunity fund. Deferred Capital Gains are recognized on the earlier of December 31, 2026, or the date on which an inclusion event occurs, such as the date on which the investor sells its qualified opportunity fund investment.

All individuals and entities that recognize capital gains for U.S. federal income tax purposes are eligible to elect to defer. This includes natural persons as well as entities such as corporations, regulated investment companies, REITs, partnerships and other pass-through entities (including, certain common trust funds, qualified settlement funds, and disputed ownership funds). Taxpayers will make deferral elections on Form 8949 (Sales and Other Dispositions of Capital Assets), which will need to be attached to their U.S. federal income tax returns for the taxable year in which the capital gain would have been recognized had it not been deferred. In addition, on January 20, 2020, Form 8997 (Initial and Annual Statement of Qualified Opportunity Fund (QOF) Investments) requires eligible taxpayers holding a qualified opportunity fund investment at any point during the tax year to report: (i) qualified opportunity fund investments holdings at the beginning and end of the tax year; (ii) current tax year capital gains deferred by investing in a qualified opportunity fund; and (iii) qualified opportunity fund investments disposed of during the tax year.

A qualified opportunity fund investor may also receive an increase in basis equal to 10% of the Deferred Capital Gains if the investor holds its qualified opportunity fund investment for a period of five years.

Finally, a qualified opportunity fund investor may elect to receive an increase in basis with respect to its qualified opportunity fund investment interest equal to the fair market value of the investment interest on the date of its sale or exchange if the investor holds the qualified opportunity fund investment for a period of ten years or more, up to December 31, 2047. Thus, an investor will not recognize capital gains for U.S. federal income tax purposes as a result of an appreciation in its qualified opportunity fund investment interest.

Basis of Class A Units

Generally, you will have an initial tax basis in your Class A units equal to the amount you paid for your Class A units plus your share, under partnership tax rules, of Belpointe PREP’s liabilities, if any. However, the initial tax basis of any Class A units you acquire by reinvesting Deferred Capital Gains (the “QOF Class A units”) will be zero. The basis of all Class A units, whether QOF Class A units or otherwise, will be increased by your share of Belpointe PREP’s income and by increases in your share, under partnership tax rules, of Belpointe PREP’s liabilities, if any. That basis will be decreased, but not below zero, by distributions from Belpointe PREP, by your share, under partnership tax rules, of Belpointe PREP’s losses and by decreases in your share, under partnership tax rules, of Belpointe PREP’s liabilities, if any. Your tax basis in any QOF Class A unit will be increased by the amount of gain recognized in respect of the QOF Class A unit on the earlier of December 31, 2026 or the date on which an Inclusion Event occurs, such as the date on which you sell the QOF Class A unit.

Generally, if you purchase Class A units in separate transactions, you must combine the basis of those Class A units and maintain a single adjusted tax basis for all Class A units. However, if some of your Class A units are QOF Class A units and some are not (a “Mixed-Fund Investment”), then you will need to track the tax basis for your QOF Class A units and your other Class A units separately. Upon a sale or other disposition of less than all of your Class A units, a portion of the tax basis must be allocated to the Class A units, and, in the case of a Mixed-Fund Investment, QOF Class A units, sold.

Treatment of Distributions

Distributions of cash, or marketable securities that are treated as cash, will not be taxable to you unless such distributions exceed the adjusted tax basis of your Class A units. Any distributions in excess of your adjusted tax basis will be considered to be gain from the sale or exchange of your Class A units, and, in the case of QOF Class A units, will constitute an Inclusion Event. Under current laws, such gain would be treated as capital gain and would be long-term capital gain if the holding period for your Class A units exceeds one year, subject to certain exceptions. However, in the case of QOF Class A units, such gain, if distributed prior to

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December 31, 2026, would be treated as having the same attributes (short-term or long-term) in the taxable year of the Inclusion Event as that gain would have had if it had not been a Deferred Capital Gain.

Any reduction in your allocable share of Belpointe PREP’s “nonrecourse liabilities”—liabilities for which no member bears the economic risk of loss—will also be treated as a distribution of cash by Belpointe PREP for U.S. federal income tax purposes. A decrease in your percentage interest in Belpointe PREP because of our issuance of additional Class A units may decrease your share of our nonrecourse liabilities. For purposes of the foregoing, your share of Belpointe PREP’s nonrecourse liabilities will generally be based on your share of the unrealized appreciation (or depreciation) in Belpointe PREP’s assets, to the extent thereof, with any excess nonrecourse liabilities allocated based on your share of Belpointe PREP’s profits.

It is important for a holder of Belpointe PREP Class A units seeking to avail itself of the Deferred Capital Gains benefits described in this document to be aware that subsequent changes in the tax laws or the adoption of new regulations, as well as early dispositions of Belpointe PREP Class A units, could cause you to lose any anticipated tax benefits. On December 19, 2019, the U.S. Department of the Treasury and the U.S. Internal Revenue Service (the “IRS”) issued final regulations and, on April 1, 2020 and January 19, 2021, correcting amendments and additional relief, respectively (collectively the “Opportunity Zone Regulations”), to provide guidance with respect to qualified opportunity zones program requirements. Accordingly, you are urged to consult with your own tax advisors regarding: (i) procedures you will need to follow to defer capital gains through investing in a qualified opportunity fund: (ii) tax consequences of purchasing, owning or disposing of Belpointe PREP Class A units, including the federal, state and local tax consequences of investing capital gains in Class A units; (iii) tax consequences associated with Belpointe PREP’s election to qualify as a partnership for U.S. federal income tax purposes and its election to qualify as a qualified opportunity fund; and (iv) tax consequences associated with potential changes in the interpretation of existing tax laws or the adoption of new laws or regulations.

Investments in Properties

In executing Belpointe PREP’s investment strategy with respect to investments in properties, Belpointe PREP has and will continue to invest in multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, office, mixed-use, data center and solar project properties located in qualified opportunity zones throughout the United States and its territories. Belpointe PREP anticipates its future investments in properties will include a wide range of commercial real estate located throughout the United States and its territories.

The Belpointe PREP Manager’s investment committee will identify and pursue properties that it believes will provide Belpointe PREP with positive cash flow characteristics, asset appreciation or both. In making investment decisions, the Belpointe PREP Manager’s investment committee will consider factors such as a property’s location, income-producing capacity, prospects for long-term appreciation as well as relevant liquidity, income and tax considerations.

There are no prohibitions in Belpointe PREP’s operating agreement on the amount or percentage of assets that may be invested in a single property, and Belpointe PREP expects, at least initially, to have a limited number of properties. Furthermore, Belpointe PREP intends to invest in markets with favorable risk-return characteristics, and, as a result, Belpointe PREP’s investments may be concentrated in a limited number of geographic regions. Over time the number and mix of properties Belpointe PREP invests in will depend on real estate and general market conditions, other circumstances existing at the time Belpointe PREP acquires its investments and the amount of proceeds it raises in its initial public offering.

Belpointe PREP generally excepts to hold its investments in properties through a special purpose entity as a fee title or long-term leasehold estate but may also selectively acquire properties with joint venture partners. In addition, Belpointe PREP may purchase properties and lease them back to the sellers. Belpointe PREP will use its best efforts to structure any such sale-leaseback transaction so that the lease is characterized as a “true lease” and Belpointe PREP is treated as the owner of the property for U.S. federal income tax purposes, however, the IRS could challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Belpointe PREP’s obligation to purchase any property will generally be conditioned on delivery and verification or certification to its satisfaction of certain documents and instruments, including, without limitation:

•	environmental reports;
•	surveys;
•	evidence of marketable title subject to liens and encumbrances that are acceptable to the Belpointe PREP Manager; and
•	title, property, liability, and other insurance policies.

Belpointe PREP will not purchase any property unless it obtains a “Phase I” environmental site assessment and is satisfied with the environmental status of the property. A Phase I environmental site assessment consists primarily of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, surveying of the ownership history, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt

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to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

Generally, sellers engage and pay third party brokers or finders in connection with the sale of a property. Although Belpointe PREP does not expect to do so on a regular basis, the Belpointe PREP Manager may from time to time, in its sole discretion, engage and compensate on Belpointe PREP’s behalf third party brokers or finders in connection with Belpointe PREP’s acquisitions. In addition, affiliates of the Sponsor may provide legal services, real estate brokerage services, equity and debt origination services and insurance brokerage services, including, but not limited to, title insurance, property and casualty insurance and other insurance products and services to Belpointe PREP and its subsidiaries in connection with their operations and acquisitions. Any commissions or fees to be paid to the insurance broker would be borne by the insurer.

In determining whether to purchase a particular property, Belpointe PREP may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. In purchasing properties, Belpointe PREP will be subject to risks generally incident to the ownership of real estate.

Multifamily and Mixed-Use Rental Properties

Belpointe PREP expects that a majority of its initial qualified opportunity zone investments will be multifamily and mixed-use rental property development projects. Belpointe PREP defines development projects to include a range of activities from capital improvement or major redevelopment and lease-up of existing buildings to ground up construction. Specifically, Belpointe PREP may acquire multifamily and mixed-use rental properties that may benefit from enhancement or repositioning and development. In each case, these multifamily and mixed-use rental properties will meet Belpointe PREP’s investment objectives and may include conventional multifamily rental properties, such as mid-rise, high-rise, and garden-style properties, as well as student housing and age-restricted properties (typically requiring that at least one resident of each unit be 55 or older). Location, condition, design and amenities are key characteristics for multifamily and mixed-use rental properties. The terms and conditions of any apartment lease that Belpointe PREP enters into with its residents may vary substantially; however, Belpointe PREP expects that a majority of its leases will be standardized leases customarily used between landlords and residents for the specific type and use of the property in the geographic area in which the property is located. In the case of apartment communities, such standardized leases generally have terms of one year.

While Belpointe PREP is initially focused on investments located in qualified opportunity zones throughout the United States and its territories, it anticipates that future investments in multifamily and mixed-use rental property development projects may include a wide range of markets and submarkets that Belpointe PREP deems likely to benefit from ongoing population shifts or that it believes are poised for high growth potential.

Joint Venture and Other Co-Ownership Arrangements

All of Belpointe PREP’s assets are and will continue to be held by, and all of its operations are and will continue to be conducted through one or more operating companies (each an “Operating Company” and together the “Operating Companies”), either directly or indirectly through subsidiaries. To further diversify its investment portfolio, Belpointe PREP also intends to enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with the Belpointe SP Group as well as independent developers and owners.

Belpointe PREP anticipates acquiring an interest in properties where a member of the Belpointe SP Group will act as general partner or co-general partner, manager or co-manager, developer or co-developer, or any of the foregoing, however, Belpointe PREP does not anticipate members of the Belpointe SP Group making cash investments in all or any of its joint venture investments. Entering into joint ventures with a member of the Belpointe SP Group, or any other affiliate of the Sponsor or the Belpointe PREP Manager, would align Belpointe PREP’s interests with the interests of its co-general partner, co-manager or co-developer for the benefit of the holders of the Belpointe PREP Class A units by leveraging of Belpointe PREP’s capital resources and its co-general partner’s, co-manager’s or co-developer’s extensive industry relationships and significant acquisition, development and management expertise to: (i) achieve potentially greater returns on Belpointe PREP’s invested capital; (ii) diversify its access to investment opportunities; and (iii) promote Belpointe PREP’s brand and potentially increase its market share. In determining whether to participate in a particular joint venture, the Belpointe PREP Manager’s investment committee will evaluate the property that such joint venture holds or is being formed to acquire using the same investment criteria described elsewhere in this document.

Belpointe PREP currently anticipates that substantially all of its joint venture investments will be structured in one of the following formats:

•	A member of the Belpointe SP Group will act as the general partner, co-general partner, manager, co-manager or as managing member of a joint venture in which Belpointe PREP’s Operating Companies, directly or indirectly through subsidiaries, will participate as a limited partners or non-managing members, to acquire stabilized, cash flow generating real estate assets that do not require renovation or development, real estate-related assets, including commercial real estate loans and mortgages, and debt and equity securities issued by other real estate companies, select private equity investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses.
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•	A member of the Belpointe SP Group will act as the general partner, manager or managing member of a joint venture in which Belpointe PREP’s Operating Companies, directly or indirectly through subsidiaries, will participate as limited partners or non-managing members, and a member of the Belpointe SP Group will act as the developer of the projects owned by the joint venture.
•	A member of the Belpointe SP Group will act as the general partner, manager or managing member of joint ventures in which subsidiaries of Belpointe PREP’s Operating Companies will participate as limited partners or non-managing members. A member of the Belpointe SP Group will partner with local developers to create satellite offices, which will act as the developer for multiple joint venture projects with Belpointe PREP’s Operating Companies, directly or indirectly through subsidiaries, within specific regions of the United States and its territories. These satellite offices will enable Belpointe PREP to increase its presence and expertise in multiple regions without having to incur the costs and expenses associated with opening offices in each region where new investment properties are located.
•	The Belpointe PREP Manager or a member of the Belpointe SP Group will set up exclusive programmatic joint ventures with experienced regional developers to co-invest and co-develop in one or more projects within specific regions of the United States and its territories. A member of the Belpointe SP Group will act as the general partner, manager or managing member of the programmatic joint ventures with subsidiaries of Belpointe PREP’s Operating Companies participating as limited partners or non-managing members. These programmatic joint ventures will enable Belpointe PREP to increase its presence and expertise in multiple regions without having to incur the costs and expenses associated with opening offices in each region where new investment properties are located.
•	The Belpointe PREP Manager or a member of the Belpointe SP Group will enter into joint ventures with experienced local developers to co-invest and co-develop projects on a deal-by-deal basis. A member of the Belpointe SP Group will act as the general partner, manager or managing member of the joint ventures with subsidiaries of Belpointe PREP’s Operating Companies participating as limited partners or non-managing members. A member of the Belpointe SP Group will act as the co-developer of projects with the joint venture partners and developers.
•	The Belpointe PREP Manager or a member of the Belpointe SP Group will enter into joint ventures with independent third-party experienced local developers to co-invest and co-develop on Belpointe PREP’s behalf. The joint venture partners and developers will typically act as the general partner or managing member for the joint ventures with subsidiaries of Belpointe PREP’s Operating Companies participating as the limited partners or non-managing members.

Under these joint venture arrangements, members of the Belpointe SP Group, their development affiliates and co-development partners will be entitled to receive the following fees, as applicable, at the project level: (i) a development fee equal to 4.75% of total project costs, of which up to 50% shall be paid up front at the property acquisition closing; (ii) a construction management fee equal to: (a) 9% of project hard costs up to $10,000,000; (b) 8% of project hard costs from $10,000,001 to $20,000,000; (c) 7% of project hard costs from $20,000,001 to $30,000,000; (d) 6% of project hard costs from $30,000,001 to $40,000,000; (e) 5% of project hard costs from $40,000,001 to $50,000,000; and (f) 4% of project hard costs in excess of $50,000,000; (iii) a construction management oversight fee equal to 1.5% of the costs of any construction, renovation or repair projects if a member of the Belpointe SP Group or its development affiliates are not acting as the construction manager for a particular project (members of the Belpointe SP Group or their development affiliates may elect to employ personnel to oversee the construction, renovation or repair projects, and the fees and expenses incurred in connection with employing such personnel will be in addition to the construction management oversight fee and the sole expense of the applicable joint venture); and (iv) with respect to all joint venture arrangements (including, but not limited to, acquisitions of stabilized real estate assets), after return of capital, a promoted interest equal to: (a) 25% after the participating Operating Company receives an 8% internal rate of return; (b) 35% after the participating Operating Company receives a 12% internal rate of return; (c) 45% after the participating Operating Company receives a 16% internal rate of return; and (d) 55% after the participating Operating Company receives a 20% internal rate of return; with a 50/50 catch up until each of the forgoing promoted interest levels are reached. If any individual project or investment is held for longer than five years from the participating Operating Company’s initial investment date, each of the foregoing promote interest levels will be reduced by 200 basis points, with retroactive effect to the initial investment date. Any membership interests that members of the Belpointe SP Group hold in Belpointe PREP’s joint venture investments in their capacity as a general partner, manager or managing member will be exempt from paying any promotes. In addition, the Sponsor, its affiliates or members of the Belpointe SP Group will be reimbursed by the joint ventures for fees and expenses, such as employee compensation, overhead expenses and other fees and expenses incurred in connection with organization and operation of the joint ventures.

In addition to directly investing in joint ventures, Belpointe PREP may also guarantee construction performance or repayment of indebtedness by the joint ventures that it invests in. Members of the Belpointe SP Group will have the right, but not the obligation, to invest funds in any joint venture, provided that any distribution made to a member of the Belpointe SP Group in respect of its capital contribution will be distributed 100% to such member of Belpointe SP Group and will not be subject to the distribution allocations described in the preceding paragraph.

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If the Belpointe PREP Manager or the joint venture general partner, manager or managing member determines that a joint venture should include third party limited partners or non-managing members, in addition to a directly or indirectly-owned subsidiary of Belpointe PREP’s Operating Companies, the general partner, manager or managing member of that joint venture, including members of the Belpointe SP Group, will receive a promoted interest on capital invested by all limited partners or non-managing members, however the promoted interest on the third-party limited partners’ or non-managing members’ capital may be different from the promoted interest on Belpointe PREP’s capital. Neither Belpointe PREP nor its Operating Companies will receive any portion of the promoted interest payable by the joint venture to the general partner, manager or managing member.

Any time the existing indebtedness on a joint venture investment is proposed to be refinanced or the fair market value of an investment is determined by an independent appraiser, regardless of whether the refinancing occurs or the investment is sold for the appraised value, if the proceeds from such proposed refinancing or sale would have been sufficient to provide the limited partners or members with an internal rate of return equal to one of the thresholds described in clause (iv) of the paragraph above, then any subsequent cash distributions made by that joint venture will be distributed in accordance with the applicable split described in such clause. The general partner, manager or managing member of any joint venture agreement Belpointe PREP enters into will typically have the right to compel Belpointe PREP to buy out their interest, generally for such general partner’s, manager’s or managing member’s pro rata portion of the appraised value of the particular investment. If Belpointe PREP does not have sufficient funds, borrowing capacity or other resources to acquire the interest, it may need to crystallize the general partner’s, manager’s or managing member’s interest or sell the investment owned by the joint venture even if market conditions are not advantageous for a sale at that time.

If one of Belpointe PREP’s Operating Companies, or one of their subsidiaries, provide senior debt, mezzanine debt or preferred equity to any investment or joint venture and the interest rate or dividend rate, as the case may be, payable by the investment or joint venture is in excess of 7% per annum, then each of such Operating Company, or its subsidiary, and the general partner, manager or managing member of the joint venture (which will include members of the Belpointe SP Group) will receive 50% of the amount any interest or dividend payment in excess of 7%. In addition, all origination or exit fees or points payable by the issuer of the senior debt, mezzanine debt or preferred equity will be split equally (50/50) between such Operating Company, or its subsidiary, and members of the Belpointe SP Group.

Any material terms not otherwise disclosed in this document, including any increase in the fees or promoted interest, will require approval of a committee of the Belpointe PREP board comprised entirely of independent directors (the “Belpointe PREP Independent Committee”).

Insurance

Belpointe PREP will purchase insurance policies covering its joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations, as well as their general partners, co-general partners, managers, co-managers, developers, co-developers, construction managers, property managers, the Sponsor, the Belpointe PREP Manager or any of the foregoing or their respective affiliates. Belpointe PREP will purchase deal level insurance policies for individual investments or blanket policies covering multiple investments and participants and their respective affiliates. Belpointe PREP will directly pay for any such policies or allocate premiums to or among its investments and their participants and respective affiliates on an estimated basis.

Investments in Commercial Real Estate Loans

Belpointe PREP anticipates acquiring commercial real estate loans and mortgages related to its targeted investments by directly originating loans or purchasing them from third party sellers. Although Belpointe PREP generally prefers the benefits of direct origination, current market conditions have created situations where holders of commercial real estate debt may be in distress and therefore willing to sell at prices that compensate purchasers for the lack of control typically associated with directly structured investments. The experience of the Belpointe PREP Manager’s management team in making distressed investments greatly augments Belpointe PREP’s capabilities in this area.

Belpointe PREP’s primary focus will be to originate and invest in the following types of commercial real estate loans and mortgages:

Senior Mortgage Loans

Belpointe PREP intends to invest in senior mortgage loans that are predominantly three to five-year term loans of either fixed or floating rates providing capital for the acquisition, refinancing or repositioning of commercial real estate and development projects and that immediately provide it with current income, which Belpointe PREP refers to as “current-pay loans.” Belpointe PREP expects that its senior mortgage loans will have low loan-to-value ratios and will be primarily backed by properties located in the United States. Belpointe PREP may selectively syndicate portions of these loans, including senior or junior participations that will effectively provide permanent financing or optimize returns which may include interest-only portions.

Senior mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure. As a result of these attributes, senior mortgage loans receive favorable treatment from third party rating agencies and financing sources, which should increase the liquidity of Belpointe PREP’s senior mortgage loan investments.

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Subordinated Mortgage Loans, or B-Notes

Belpointe PREP may also invest in structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets, commonly referred to as B-Notes, secured by commercial real estate and development projects primarily located in the United States and its territories. Belpointe PREP may create subordinated mortgage loans by creating participations of its directly originated senior mortgage loans generally through syndications of senior interests or co-origination with a senior lender or Belpointe PREP may buy such assets directly from third party originators. Further, Belpointe PREP expects that the re-emergence of the commercial mortgage-backed securities (“CMBS”) market will allow it to originate senior mortgage loans to commercial real estate owners with near-term liquidity issues and will allow Belpointe PREP to contribute the senior AAA rated proceeds of the origination for inclusion in securitizations while retaining the subordinate debt at attractive returns. Due to the current credit market weakness and resulting dearth of capital available in this part of the capital structure, Belpointe PREP believes that the opportunities to both directly originate and to buy subordinated mortgage investments from third parties on favorable terms will continue to be attractive.

Investors in subordinated mortgage loans are compensated for their increased risk from a pricing perspective but still benefit from a lien on the underlying property. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case payments are made only after any senior debt is paid in full. Investors’ rights are typically governed by participation and other agreements that, subject to certain limitations, provide investors with the ability to cure certain defaults and control certain decisions of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), thereby providing investors with additional downside protection and higher recoveries.

Mezzanine Loans

Belpointe PREP may acquire or originate mezzanine loans backed by commercial real estate and development projects that fit its investment objectives and strategy. Mezzanine loans are secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns commercial real estate. Mezzanine loans may be short or long term loans of either fixed or floating rates that are predominantly current-pay loans (although a portion of the interest may accrue if cash flow generated by the underlying real estate is insufficient to meet current interest payments) and may provide for participation in the value or cash flow appreciation of the underlying real estate in the form of an equity kicker. Belpointe PREP may hold mezzanine loans directly or it may hold a participation or a sub-participation in a mezzanine loan. Belpointe PREP believes that opportunities to both directly originate and to buy mezzanine loans from third parties on favorable terms will continue to be attractive. In the current market mezzanine loans play an indispensable role in bridging the gap between senior debt and borrower equity in a refinance or acquisition. Accordingly, Belpointe PREP expects to achieve favorable terms—both economic and structural—on its mezzanine loan investments.

Investors in mezzanine loans are compensated for their increased risk from a pricing perspective but still benefit from the right to foreclose on the underlying property, often more efficiently than senior debt. Investors’ rights are typically governed by intercreditor or interlender agreements that, subject to certain limitations, provide investors with the right to cure certain defaults and control certain decisions of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), thereby providing investors with additional downside protection and higher recoveries. Mezzanine loan investments still involve a higher degree of risk relative to senior debt. If investors are unable to cure senior debt defaults the investments may become unsecured as a result of foreclosure by the senior debt. Furthermore, in the event of a bankruptcy of the entity pledging its ownership interests as security, investors may not have full recourse to the assets of the pledging entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on mezzanine loans or debt senior to mezzanine loans, or in the event of a borrower bankruptcy, mezzanine loans will be satisfied only after senior debt has been repaid.

Equity Participations or Equity Kickers

Subject to Belpointe PREP’s ability to satisfy the requirements in connection with its intended qualification as a publicly traded partnership and qualified opportunity fund, Belpointe PREP may elect to receive equity participation opportunities in connection with its commercial real estate loans and mortgages. Equity participations or equity kickers are typically payable in the form of additional interest, exit fees, a percentage of sharing in refinance or resale proceeds or options or purchase warrants in the borrower. Equity participation can also take the form of a conversion feature, allowing Belpointe PREP to convert all or a portion of its loan or preferred equity investment into equity in the borrower at a negotiated premium. Belpointe PREP may generate additional revenue from these equity participations as a result of excess cash flows being distributed or as appreciated properties are sold or refinanced.

Investments in Debt and Equity Securities Issued by Other Real Estate-Related Companies

Subject to Belpointe PREP’s ability to satisfy the requirements in connection with its intended qualification as a publicly traded partnership and qualified opportunity fund, Belpointe PREP also may acquire equity interests in entities that own, operate or control commercial real property, equity securities issued by real-estate related public companies and debt securities, such as senior unsecured debt and investment grade, non-investment grade or unrated structured products.

Other Possible Investments

Although Belpointe PREP’s initial investments consist of and Belpointe PREP anticipates that they will continue to consist of qualified opportunity zone investments, it may make other investments, for example in alternative commercial properties such as data centers and solar projects. In fact, Belpointe PREP may invest in any type of commercial real estate properties, real estate-related assets, including commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, as well as

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make private equity acquisitions and investment, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses that Belpointe PREP believes to be in its best interest, subject to certain limitations set forth in its conflicts of interest policy related to investments involving the Belpointe PREP Manager, the Sponsor and their affiliates. See “Conflicts of Interest.”

Lack of Allocation Requirements

There are no restrictions or limitations on the percentage of Belpointe PREP investments that must be in a given geographic area, of a particular type of real estate, or acquired utilizing a particular method of financing. The Belpointe PREP Manager, subject to Belpointe PREP board oversight, may change Belpointe PREP’s targeted investments and investment strategy and guidelines without specific restrictions or limitations related to geographic location, diversification, or otherwise.

Investment Process

Belpointe PREP, its Operating Company and the Belpointe PREP Manager have entered into a management agreement under the terms of which the Belpointe PREP Manager’s investment committee has discretion and authority to execute acquisitions and dispositions of investments (including the reinvestment of capital basis and gains) in commercial real estate properties, real estate-related assets, including commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, as well as private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses on Belpointe PREP’s behalf, provided such investments are consistent with Belpointe PREP’s investment objectives and strategy and its investment guidelines. The Belpointe PREP Manager’s investment committee will also periodically review Belpointe PREP’s portfolio of assets and investments, its investment objectives and strategy and its investment guidelines to determine whether they remain in the best interests of the members and may recommend changes to the Belpointe PREP board as the Belpointe PREP Manager deems appropriate.

The Belpointe PREP Manager will focus on sourcing, analyzing and managing Belpointe PREP’s investments and making decisions related to the acquisition, management, financing and disposition of its portfolio of assets in accordance with Belpointe PREP’s investment objectives and strategy and investment guidelines. In selecting investments, the Belpointe PREP Manager’s underwriting team will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property:

•	location, prospects for appreciation and other market factors that may influence valuations;
•	a fundamental analysis of the property, including tenant rosters, lease terms, zoning, operating costs and its overall competitive position in its market;
•	real estate and market conditions affecting the property;
•	income-producing capacity, including cash flow in place and projected cash flow over the anticipated hold period;
•	appropriateness of estimated costs and timing associated with capital improvements;
•	third-party reports, including property condition, title, zoning and environmental reports;
•	potential for principal loss and downside risk;
•	physical inspections of the property and analysis of markets; and
•	the overall investment structure, including tax and liquidity considerations, and rights in the transaction documentation.

If a potential investment meets the criteria of the Belpointe PREP Manager’s underwriting team, the Belpointe PREP Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions, crystallization rights and recourse provisions. The Belpointe PREP Manager will evaluate Belpointe PREP’s position within the overall capital structure and its rights in relation to potential joint venture partners. The Belpointe PREP Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the investment. Only those potential investments meeting Belpointe PREP’s investment guidelines will be accepted for inclusion in its portfolio. In addition, in an effort to keep investments in compliance with Belpointe PREP’s standards, the Belpointe PREP Manager’s underwriting team will remain involved throughout the investment life cycle and will consult with the other internal professionals responsible for the investment as needed.

Belpointe PREP will not enter into any transaction in which its officers, directors, the Belpointe PREP Manager, the Sponsor or any of their respective affiliates has a prior interest without a determination by the Belpointe PREP Independent Committee that the terms of the transaction, including the price, are fair and reasonable.

Borrowing Policy

Belpointe PREP intend to employ leverage in order to provide more funds available for investment. Leverage will allow

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Belpointe PREP to make more investments than would otherwise be possible, resulting in a broader portfolio. Belpointe PREP believes that careful use of conservatively structured leverage will help it to achieve its diversification goals and potentially enhance the returns on its investments. Belpointe PREP also believes that the Sponsor’s ability to obtain both competitive financings and its relationships with top tier financial institutions will allow the Belpointe PREP Manager to access and successfully employ competitively priced borrowing.

Belpointe PREP’s targeted aggregate property-level leverage, excluding any debt at the company level or on assets under development or redevelopment, after Belpointe PREP has acquired a substantial portfolio of stabilized commercial real estate, is between 50-70% of the greater of the cost (before deducting depreciation or other non-cash reserves) or the fair market value of its assets. During the period when Belpointe PREP is acquiring, developing and redeveloping its investments, it may employ greater leverage on individual assets. An example of property-level leverage is a mortgage loan secured by an individual property or portfolio of properties incurred or assumed in connection with Belpointe PREP’s acquisition of such property or portfolio of properties. An example of debt at the company level is a line of credit obtained by Belpointe PREP or its Operating Companies.

The Belpointe PREP Manager may from time to time modify Belpointe PREP’s leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of Belpointe PREP’s assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. There is no limit on the amount Belpointe PREP may borrow with respect to any individual property or portfolio.

Operating Policies

Hedging Activities

Belpointe PREP may use derivative financial instruments to hedge its exposure to changes in interest rates on loans secured by its assets and investments. Derivative financial instruments may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other instruments. Subject to maintaining its intended qualification as a publicly traded partnership and qualified opportunity fund and to compliance with any applicable exemption from being regulated as a commodity pool operator, Belpointe PREP may use these instruments to hedge as much of the interest rate risk as it determines is in the best interest of the holders of the Belpointe PREP Class A units given the cost of such hedges. The Belpointe PREP Manager makes decisions regarding the use of derivative financial instruments based on facts and circumstances existing at the time Belpointe PREP enters into a transaction, as a result, actual hedging activities may differ from Belpointe PREP’s currently anticipated strategy. In addition, Belpointe PREP may elect to bear a level of interest rate risk that could otherwise be hedged if the Belpointe PREP Manager believes, based on all relevant facts and circumstances, that bearing such risk is advisable or economically unavoidable.

Equity Capital Policies

Under its operating agreement, Belpointe PREP has authority to issue an unlimited number of additional units and options, rights, warrants and appreciation rights relating to such units. In particular, the Belpointe PREP board is authorized to provide for the issuance of an unlimited amount of one or more classes or series of units and to fix the number of units, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without member approval. Belpointe PREP may elect to issue and sell additional units in future private or public offerings or issue units to the Belpointe PREP Manager or its affiliates, including the Sponsor, in payment of outstanding fees and expenses.

Disposition Policies

The period that Belpointe PREP will hold its investments will vary depending on a number of factors, including the type of investment, interest rates and economic and market conditions. The Belpointe PREP Manager’s investment committee will develop a well-defined exit strategy for each investment Belpointe PREP makes and will periodically perform a hold-sell analysis to determine the optimal holding period for generating strong returns. As each of Belpointe PREP’s investments reach what it believes to be its maximum value Belpointe PREP will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to holders of the Belpointe PREP Class A units or investing the proceeds in other investments that Belpointe PREP believes may produce a higher overall future return. However, Belpointe PREP may sell any or all of its investments before or after their anticipated holding period if, in the judgment of the Belpointe PREP Manager’s investment committee, selling the investment is in Belpointe PREP’s best interest.

The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of all relevant factors, including prevailing and projected economic and market conditions, whether the value of the investment is anticipated to change substantially, whether Belpointe PREP can apply the proceeds from the sale to make other investments consistent with its investment objectives and strategy, whether disposition of the investment would allow it to increase cash flow, and whether the sale of the investment would impact its intended qualification as a publicly traded partnership and qualified opportunity fund.

Investment Company Act Considerations

Belpointe PREP intend to engage primarily in the business of investing in real estate and to conduct its operations such that neither Belpointe PREP nor any of its subsidiaries are required to register as an “investment company” under the Investment Company

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Act of 1940, as amended (the “Investment Company Act”).

Under Section 3(a)(1)(A) of the Investment Company Act a company is an investment company if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. A company is an investment company under Section 3(a)(1)(C) of the Investment Company Act, if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis (the “40% Test”). The Investment Company Act defines investment securities generally as all securities except U.S. government securities and securities issued by “majority-owned subsidiaries” which are not themselves investment companies and are not relying on the exceptions from the definition of investment company provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act. The Investment Company Act further defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding “voting securities” of which are owned by such person, or by another company which is a majority-owned subsidiary of such person, and voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company.

All of Belpointe PREP’s assets are and will continue to be held by, and all of its operations are and will continue to be conducted through one or more operating companies (each an “Operating Company” and together the “Operating Companies”), either directly or indirectly through subsidiaries. To further diversify Belpointe PREP’s investment portfolio, it also intends to enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with affiliates of the Sponsor and the Belpointe PREP Manager, such as Belpointe SP, LLC, or its affiliates (collectively, the “Belpointe SP Group”), as well as independent developers and owners. Belpointe PREP will frequently acquire an interest in a property where a member of the Belpointe SP Group will act as general partner or co-general partner, manager or co-manager, developer or co-developer, or any of the foregoing. See “Investment Objectives and Strategy—Joint Venture and Other Co-Ownership Arrangements” for additional details regarding Belpointe PREP’s joint ventures, partnerships, co-tenancies and other co-ownership arrangements.

Neither Belpointe PREP nor its Operating Companies nor any of the majority-owned subsidiaries of Belpointe PREP’s Operating Companies will engage primarily or be held out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, Belpointe PREP’s initial investments consist of and are expected to continue to consist of commercial properties located in qualified opportunity zones, and future investments are expected to include a wide range of commercial real estate properties located throughout the United States and its territories, real estate-related assets, including commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, as well as private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses. Accordingly, Belpointe PREP believes that neither it nor its Operating Companies nor any of the majority-owned subsidiaries of its Operating Companies will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act.

Further, Belpointe PREP intends to hold its assets and conduct its operations such that Belpointe PREP, its Operating Companies and most, if not all, of the majority-owned subsidiaries of its Operating Companies comply with the 40% Test and Belpointe PREP will continuously monitor its holdings to confirm such compliance. Belpointe PREP does not expect most, if any, of the majority-owned subsidiaries of its Operating Companies to rely on the exceptions provided by either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. As such, interests in these subsidiaries (which are expected to constitute a substantial majority of Belpointe PREP’s assets) generally will not constitute “investment securities.” Accordingly, Belpointe PREP believes that neither it nor its Operating Companies nor most, if not all, of the majority-owned subsidiaries of its Operating Companies will be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

Belpointe PREP will treat entities in which its Operating Companies own at least 50% of the outstanding voting securities as majority-owned subsidiaries of its Operating Companies for purposes of the 40% Test. If, however, the SEC were to disagree with Belpointe PREP’s treatment of one or more entities as majority-owned subsidiaries of its Operating Companies, Belpointe PREP would need to adjust its strategy and its assets in order to continue to comply with the 40% Test. Any such adjustment in Belpointe PREP’s strategy could have a material adverse effect on it.

If any of the majority-owned subsidiaries of Belpointe PREP’s Operating Companies rely on the exceptions provided by either Section 3(c)(1) or 3(c)(7) of the Investment Company Act, Belpointe PREP intends to limit the amount of assets held by such subsidiaries to the extent necessary to ensure that it, its Operating Companies and Operating Companies’ other subsidiaries remain exempt from the Investment Company Act. This may require Belpointe PREP to forego opportunities to acquire traded securities or certain other assets that it would otherwise want to acquire or to sell such assets when Belpointe PREP would otherwise want to retain them.

If Belpointe PREP, its Operating Companies or any of the majority-owned subsidiaries of its Operating Companies were to ever inadvertently fall within the definition of an “investment company,” Belpointe PREP may rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. Through a series of no-action letters the SEC has taken the position that this exception may be available if: at least 55% of an entity’s assets consist of “mortgages and other liens on and interests in real estate” (“qualifying interests”) and the remaining 45% of its assets consist primarily of “real estate-type interests;” with at least 80% of the entity’s total assets consisting of qualifying interests and real estate-type interests and no more than 20% of its total assets consisting of assets that have no relationship to real estate (“miscellaneous assets”) (taken together, the “Asset

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Composition Test”).

For purposes of relying on the Section 3(c)(5)(C) exception, Belpointe PREP will classify its assets as qualifying interests, real estate-type interests or miscellaneous interests based on the interpretive positions taken by the SEC in this series of no-action letters, however, these no-action letters have been issued over a period of more than twenty years and are based on facts and circumstances that may substantially differ from the facts and circumstances that Belpointe PREP faces. Unless Belpointe PREP itself seeks no-action relief, there can be no assurance that the SEC will concur with how it classifies its assets. In addition, the SEC may, in the future, issue further guidance that could require Belpointe PREP to reclassify its assets for purposes of the Investment Company Act. If Belpointe PREP is required to reclassify its assets, Belpointe PREP may no longer be in compliance with the exception provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether Belpointe PREP satisfies the Asset Composition Test, it will rely on the interpretive positions taken by the SEC in its no-action letters and other guidance, Belpointe PREP intends to classify fee interests in real property held by its Operating Companies or the majority-owned subsidiaries of its Operating Companies, as qualifying assets. Belpointe PREP intends to classify investments in any joint ventures or other co-ownership arrangements that invest in qualifying assets, such as real property, as qualifying assets, but only if Belpointe PREP is active in the management and operation of the joint venture or other co-ownership arrangement and has the right to approve major decisions; otherwise, Belpointe PREP intends to classify such investments as real estate-type interests. Belpointe PREP will not participate in joint ventures or other co-ownership arrangements to the extent that it believes such participation would potentially subject it to registration under the Investment Company Act.

Belpointe PREP also intends to treat as qualifying assets senior mortgage loans and certain mezzanine loans that satisfy the interpretive positions taken by the SEC in its no-action letters and other guidance, as well as other assets that the SEC in various no-action letters and other guidance has determined are the functional equivalent of senior mortgage loans. Belpointe PREP will treat as real estate-related assets mezzanine loans that do not satisfy the conditions set forth by the SEC in its no-action letters and other guidance, and debt and equity securities of companies primarily engaged in real estate businesses. Unless a relevant SEC no-action letter or other guidance applies, Belpointe PREP expects to treat preferred equity interests as real estate-related assets.

Maintaining its exclusion from registration under the Investment Company Act will limit Belpointe PREP’s ability to make certain investments. In addition, although Belpointe PREP intends to continuously monitor its holdings, there can be no assurance that Belpointe PREP, its Operating Companies or any of the subsidiaries of its Operating Companies will be able to maintain their exclusion from registration. A change in the value of any of Belpointe PREP’s assets could negatively affect its ability to maintain its exclusion from registration and Belpointe PREP may be unable to sell assets it would otherwise want to sell and may need to sell assets it would otherwise want to retain. In addition, Belpointe PREP may have to acquire additional assets that it might not otherwise have acquired or may have to forego opportunities to acquire assets that it would otherwise want to acquire and would be important to its investment strategy.

To the extent that the SEC provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exclusions from that definition, Belpointe PREP may be required to adjust its investment strategy accordingly. For example, on August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exclusion (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exclusion that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC could provide additional flexibility to Belpointe PREP, or it could further inhibit Belpointe PREP’s ability to pursue the investment strategies it has chosen.

If Belpointe PREP is required to register as an investment company under the Investment Company Act, Belpointe PREP would become subject to substantial regulation with respect to its capital structure (including its ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit Belpointe PREP’s ability to make certain investments and require Belpointe PREP to significantly restructure its business plan. If Belpointe PREP were required to register as an investment company but failed to do so, Belpointe PREP could be prohibited from engaging in its business, and criminal and civil actions could be brought against Belpointe PREP.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

Belpointe PREP is a Delaware limited liability company formed to invest in and manage a portfolio consisting primarily of commercial real estate properties, real estate-related assets, including commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, and private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses.

Belpointe PREP is focused on identifying, acquiring, developing or redeveloping and managing commercial real estate located within qualified opportunity zones. At least 90% of Belpointe PREP’s assets consist of qualified opportunity zone property. Belpointe PREP will qualify as a qualified opportunity fund beginning with its taxable year ended December 31, 2020. Because Belpointe PREP will be a qualified opportunity fund, certain of its investors will be eligible for favorable capital gains tax treatment on their investments. Belpointe PREP also anticipates identifying, acquiring, developing or redeveloping and managing a wide range of commercial real estate properties located throughout the United States and its territories, including, but not limited to, real estate-related assets, such as commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, as well as making private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses, with the goal of increasing distributions and capital appreciation.

The Belpointe PREP Manager manages Belpointe PREP’s day-to-day operations. A team of investment and asset management professionals, acting through the Belpointe PREP Manager, makes all decisions regarding the selection, negotiation, financing and disposition of Belpointe PREP’s investments, subject to the limitations in Belpointe PREP’s operating agreement. The Belpointe PREP Manager also provides asset management, marketing, investor relations and other administrative services on Belpointe PREP’s behalf with the goal of maximizing Belpointe PREP’s operating cash flow and preserving its invested capital.

Belpointe PREP initially intends to operate in a manner that will allow it to qualify as a partnership for U.S. federal income tax purposes. If the Belpointe PREP Manager determines that it is no longer in Belpointe PREP’s best interests to continue as a partnership for U.S. federal income tax purposes, the Belpointe PREP Manager may elect to treat Belpointe PREP as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes. If Belpointe PREP elects to be taxable as a corporation for U.S. federal (and applicable state) income tax purposes, Belpointe PREP may also elect to qualify and be taxed as a real estate investment trust, or REIT.

COVID-19

The recent outbreak of COVID-19 and efforts by governmental and other authorities to contain the spread of the virus through lockdowns of cities, business closures, restrictions on travel and emergency quarantines, among others, and responses by businesses and individuals to reduce the risk of exposure to infection, including reduced travel, cancellation of meetings and events, and implementation of work-at-home policies, among others, have resulted in significant disruptions to global economic and market conditions and triggered a period of global economic slowdown.

The COVID-19 outbreak presents material uncertainty and risk with respect to Belpointe PREP’s future performance and future financial results, such as the potential to negatively impact Belpointe PREP’s costs of operations, the value of any investments it makes and laws, regulations and governmental and regulatory policies applicable to Belpointe PREP. Given the evolving nature of the COVID-19 outbreak, the extent to which it may impact Belpointe PREP’s future performance and future financial results will depend on future developments, including the duration and severity of the pandemic, the uneven impact on certain industries, advances in testing, treatment and prevention, the macroeconomic impact of government measures to contain the spread of the virus and related government stimulus measures, among others, all of which remain highly uncertain at this time and as a result Belpointe PREP is unable to estimate the impact that the COVID-19 outbreak may have on its future financial results at this time. The Belpointe PREP Manager continuously reviews Belpointe PREP’s investment and financing strategies for optimization and to reduce its risk in the face of the rapid development and fluidity of this situation.

Belpointe PREP’s Investment Portfolio

As of the date of this document, Belpointe PREP’s portfolio consists of five investments. All of Belpointe PREP’s assets are and will continue to be held by, and all of its operations are and will continue to be conducted through, one or more operating companies (each an “Operating Company” and together the “Operating Companies”), either directly or indirectly through its subsidiaries. As of the date of this document Belpointe PREP has two Operating Companies, Belpointe PREP OC, LLC, a Delaware limited liability company (“Belpointe PREP OC”), and Belpointe PREP TN OC, LLC, a Delaware limited liability company (“Belpointe PREP TN OC”).

1700 Main Street – Sarasota, Florida

On October 30, 2020, BPOZ 1700 Main, LLC, a Delaware limited liability company, and BPOZ 1718 Main, LLC, a Delaware limited liability company, each an indirect majority-owned subsidiary of Belpointe PREP OC, completed the acquisition of a 1.3-acre site, consisting of a former gas station, a three-story office building with parking lot with a one-story retail building, located in Sarasota, Florida (“1700 Main”), for an aggregate purchase price of approximately $6,909,000.

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Belpointe PREP funded the acquisition costs with proceeds of a $35,000,000 loan from Belpointe REIT (the “first Belpointe REIT loan”) and anticipates funding the redevelopment costs with a mix of equity investments by joint venture partners and construction loans. The first Belpointe REIT loan is evidenced by a secured promissory note (the “first secured note”) which bears interest at a rate of 0.14%, is due and payable on the maturity date (as hereinafter defined) and is secured by all of the assets of Belpointe PREP (the “collateral”).

Belpointe PREP anticipates 1700 Main will be redeveloped into a 168-apartment home community consisting of one-bedroom, two-bedroom and three-bedroom apartments, with approximately 7,000 square feet of retail space located on the first two levels. Belpointe PREP anticipates that 1700 Main will consist of a 10-story podium style building with a 3-story, 360-space garage and 7-stories of apartments above, including a clubroom, fitness center, courtyards with a swimming pool and rooftop terraces as well as a leasing office.

U.S. News & World Report ranks Sarasota as the 18th best place to live in the United States for 2019 and the 2nd best place to retire. Sarasota was included in Forbes annual list of America’s fastest-growing cities for 2018 and is headquarters to a diverse group of large companies, such as Boar’s Head Provisions, CAE Healthcare, PGT Innovations, Tervis, Sun Hydraulics and Voalte. The Sarasota area also has a large number of universities including USF, Florida State’s College of Medicine campus, Ringling College, SOF, Keiser College and New College of Florida. According to JLL, the housing demand for the Northport-Sarasota-Bradenton MSA is 5,700 new units between 2018 – 2021, but only 2,175 housing units will be delivered in that timeframe causing a short fall of 3,525 units by the completion of construction.

1700 Main is located within the historic downtown Sarasota area along Main Street, has a walkable score of 96 according to JLL, and it is located in a high foot traffic area next to a number of popular restaurants and retail establishments.

1701-1710 Ringling Boulevard – Sarasota, Florida

On October 30, 2020, BPOZ 1701 Ringling, LLC, a Delaware limited liability company and BPOZ 1710 Ringling, LLC, a Delaware limited liability company, each an indirect majority-owned subsidiary of Belpointe PREP OC, completed the acquisition of a 1.62-acre site, consisting of a six-story previously owner-occupied office building with parking lot, located in Sarasota, Florida (“1701-1710 Ringling”), for an aggregate purchase price of approximately $6,735,000.

Belpointe PREP funded the acquisition costs with proceeds from the first Belpointe REIT loan and anticipates funding the redevelopment costs with proceeds from the Belpointe REIT loans and construction loans.

Belpointe PREP anticipates 1701-1710 Ringling will be renovated into a fully functioning office building, consisting of approximately 80,000 square feet of rentable space and approximately 128 parking spaces, with an existing tenant leasing back approximately 42,000 square feet for 20 years with several lease extensions.

Prior to COVID-19, the vacancy rate in the Sarasota office market was well below the historical long-term average and annual rent growth rates were increasing year-over-year. Additionally, Sarasota was essentially at full employment in early 2020, with an extremely tight labor market and an unemployment rate far below the national average. Following the COVID-19 outbreak the overall market experienced a relative cooldown with demand weakening and softening office-using employment, however, the post-COVID rebound has tightened the market and asking rents in the Sarasota market continue to grow at more than twice the historical average, vacancies remain consistently tight by historical norms, and there is limited construction underway, lessening the likelihood of supply side pressure on rents going forward. Belpointe PREP believes the Sarasota office market will bounce back to stabilization over the next two years, as Sarasota has historically been an attractive place to live and work.

1701-1710 Ringling is located within the historic downtown Sarasota area along Ringling Boulevard, a major two-way arterial road, with good access to the surrounding Sarasota market, as well as fairly good access to Interstate 75 and therefore the greater Tampa-St Petersburgh area. 1701-1710 Ringling has a walkable score of 89 according to JLL, and it is located in a high foot traffic area near to a number of popular restaurants and retail establishments. Overall, the neighborhood is in the stable to growth trend stage of its life cycle.

902-1020 First Avenue North and 900 First Avenue North – St. Petersburg, Florida

On October 30, 2020, BPOZ 1000 First, LLC, a Delaware limited liability company, and indirect majority-owned subsidiary of Belpointe PREP OC, completed the acquisition of several parcels, comprising 1.6-acres of land, located in St. Petersburg, Florida (“902-1020 First”), for a purchase price of approximately $12,060,000.

On March 12, 2021, BPOZ 900 First, LLC, a Delaware limited liability company, and indirect majority-owned subsidiary of Belpointe PREP OC, completed the acquisition of an additional parcel, located in St. Petersburg, Florida (“900 First”), for a purchase price of approximately $2,427,000, inclusive of transaction costs.

Belpointe PREP funded the land acquisition costs with proceeds from the first Belpointe REIT loan and anticipates funding the development costs with proceeds from the Belpointe REIT loans as well as land and construction loans.

Belpointe PREP anticipates 902-1020 First will be developed into a high-rise apartment featuring approximately 252-apartment homes consisting of one-bedroom, two-bedroom and three-bedroom apartments, with approximately 22,000 square feet of retail space located on the first level and a four-level parking garage. Belpointe PREP anticipates that 902-1020 First will consist of two 15-story high-rise buildings, and will have a clubroom, fitness center, courtyard with a swimming pool, shared working space and a game room as well as a leasing office. 902-1020 First is located in the downtown district

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of St. Petersburg, one mile west of Tampa Bay and the downtown waterfront district and features direct access to downtown amenities such as public parking, restaurants, museums and cultural sites.

Belpointe PREP currently anticipates that 900 First will remain a two-tenant retail building and that Belpointe PREP will take the additional development rights and add them to 902-1020 First.

In 2017 St. Petersburg was ranked the number one best place to live by Southern Living Magazine, and in 2019 the Tampa-St. Petersburg-Clearwater MSA was ranked among the best in the nation amid 515 cities rated by personal finance site WalletHub. St. Petersburg is the 5th largest city in Florida and the 76th largest city in the United States and is currently growing at a rate of approximately 1.26% annually. Downtown St. Petersburg is one of the fastest growing neighborhoods in the MSA and has experienced increased demand in recent years because of proximity to the water, sporting events, shopping, bars and restaurants in the neighborhood. The Tampa-St. Petersburg-Clearwater MSA is headquarters to a diverse group of companies, including more than 20 corporate headquarters, seven of which are Fortune 1,000 companies. The St. Petersburg area also includes a branch of St. Petersburg College and the University of South Florida St. Petersburg and is home to two professional sports teams, the Tampa Bay Rays and the Tampa Bay Rowdies.

1900 Fruitville Road – Sarasota Florida

On May 7, 2021, BPOZ 1900 Fruitville, LLC, a Delaware limited liability company, and indirect majority-owned subsidiary of Belpointe PREP OC, completed the acquisition of a 1.205-acre site, consisting of a fully leased retail building and parking lot located in Sarasota, Florida, for an aggregate purchase price of approximately $4,650,000, exclusive of transaction costs.

Belpointe PREP funded acquisition costs with proceeds from the first Belpointe REIT loan and anticipates funding entitlements with proceeds from the Belpointe REIT loans.

900 8th Avenue South – Nashville, Tennessee

On May 28, 2021, 900 Eighth, LP, a Tennessee limited partnership, and indirect majority-owned subsidiary of Belpointe PREP TN OC, LLC, completed the acquisition of a 3.17-acre land assemblage, consisting of a few small buildings, parking lots and open lots, located in Nashville, Tennessee (together, “900 8th Avenue South”), for an aggregate purchase price of approximately $19,588,000, inclusive of transaction costs.

Belpointe PREP funded pre-acquisition costs with proceeds from the first Belpointe REIT loan and anticipates funding entitlements and acquisition costs with a mix of equity investments by a joint venture partner and proceeds from the Belpointe REIT loans.

Belpointe PREP currently anticipates that 900 8th Avenue South will be redeveloped into an approximately 252-apartment home community consisting of one-bedroom, two-bedroom and three-bedroom apartments, with approximately 11,000 square feet of retail space located on the first level. Belpointe PREP anticipates that 900 8th Avenue South will consist of an 7-story building with a 2-story approximately 400-space garage, the building will have a fitness center, courtyard with a swimming pool and rooftop terraces as well as a leasing office.

A July 2020 report published by real estate investing platform Roofstock found the Nashville-Davidson-Murfreesboro-Franklin metropolitan statistical area to be the 10th most affordable and fastest growing metro in the United States. Nashville is headquarters to a diverse group of Fortune 1000 companies, such as HCA Healthcare, Dollar General, Community Healthy Systems, Delek, Tractor Supply, Brookdale Senior Living, Acadia Healthcare, Cracker Barrel, Louisiana-Pacific and Genesco. It is also home to a number of colleges and universities, such as Tennessee State University, Vanderbilt University, Belmont University, Fisk University, Trevecca Nazarene University and Lipscomb University. Nashville is the largest apartment market in the state of Tennessee, and during the previous 10 years the Nashville apartment market has had an over 93% occupancy rate. While COVID-19 disrupted economic growth trends in Nashville, the metro has seen job growth return over the past several months coinciding with the phased reopening of the local economy. Additionally, given the strength of Nashville’s economy and multifamily market prior to the pandemic, Belpointe PREP believes the metro will recover at a faster rate than the nation as a whole.

900 8th Avenue South is located in central Nashville at the north end of the 8th Avenue south district, has a walkable score of 80 according to Redfin, and it is located within walking distance of a number of popular retail, dining and nightlife establishments in downtown Nashville.

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Results of Operations

Revenue

For the three months ended March 31, 2021, Belpointe PREP’s revenue totaled approximately $154,000, primarily from lease revenues. There were no comparable revenues for the three months ended March 31, 2020.

Expenses

Property

For the three months ended March 31, 2021, Belpointe PREP’s property expenses totaled approximately $71,000, and consisted of property expenses, real estate taxes, utilities and insurance expenses incurred in relation to its acquired Sarasota investments. There were no comparable property expenses for the three months ended March 31, 2020.

General and Administrative

For the three months ended March 31, 2021, Belpointe PREP’s general and administrative expenses totaled approximately $132,000 and was primarily comprised of employee cost sharing expenses (pursuant to the management agreement with the Belpointe PREP Manager). There were no comparable general and administrative expenses for the three months ended March 31, 2020.

Depreciation and Amortization

For the three months ended March 31, 2021, Belpointe PREP’s depreciation and amortization expense totaled approximately $70,000 and was related to depreciation amortization incurred on properties it acquired after commencing operations. There were no comparable depreciation and amortization expenses for the three months ended March 31, 2020.

Interest

For the three month ended March 31, 2021, Belpointe PREP’s interest expense on the first secured note and second secured note totaled approximately $16,000. There were no comparable interest expenses for the three months ended March 31, 2020.

Cash Flows

On February 11, 2020, Belpointe PREP was capitalized with a $10,000 investment by the Sponsor and its affiliate. For the three months ended March 31, 2021, Belpointe PREP financed its operations primarily through proceeds from the Belpointe REIT loans. For the three months ended March 31, 2021, Belpointe PREP did not declared or paid any distributions.

Off-Balance Sheet Arrangements

Belpointe PREP currently has no off-balance sheet arrangements that are reasonably likely to have a material current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Liquidity and Capital Resources

Concurrently with the offer, conversion and merger Belpointe PREP is offering on a continuous basis up to $750,000,000 of Belpointe PREP Class A units in a primary offering at an initial price equal to $100.00 per unit. Belpointe PREP intends to offer Class A units directly to investors and not through any underwriters, dealer-managers or other agents who would be paid commissions by Belpointe PREP or any of its affiliates. In the future, however, Belpointe PREP may engage the services of one or more underwriters, dealer-managers or other agents to participate in its offering. The amount of selling commissions or dealer-manager fees that Belpointe PREP or investors would pay to such underwriters, dealer-managers or other agents will depend on the terms of their engagement. Belpointe PREP’s offering is a “best efforts” offering. A “best efforts” offering means that Belpointe PREP is only required to use its best efforts to sell Class A units. When securities are offered to the public on a “best efforts” basis there is no firm commitment or obligation by any underwriter, dealer-manager or other person to purchase any of the securities offered.

Belpointe PREP is dependent on the assets acquired upon completion of the offer and merger and the net proceeds from its offering to fund its operations. Belpointe PREP expects to obtain the liquidity and capital resources required to pay its offering and operating fees and expenses, fund its investments, make distributions to holders of its units and pay interest on any outstanding indebtedness that it may incur, from the proceeds of its offering and any future offerings that it may conduct, from the advancement of reimbursable expenses by the Belpointe PREP Manager and its affiliates, including the Sponsor, from secured or unsecured financings from banks and other lenders and from any undistributed funds from its operations.

In addition to making investments in accordance with its investment objectives and strategy, Belpointe PREP expect its offering and operating fees and expenses will include, among other things, the management fee that Belpointe PREP will pay to the Belpointe PREP Manager, legal, audit and valuation fees and expenses, federal and state filing fees, printing expenses, administrative fees, transfer agent fees, marketing and distribution fees, and expenses related to acquiring, financing, appraising and managing its commercial real estate properties. Belpointe PREP does not have any office or personnel expenses as it does not have any employees. Belpointe PREP will reimburse the Belpointe PREP Manager and its affiliates, including the Sponsor, for certain out-of-pocket expenses incurred in connection with its organization and operations. Fees payable and expenses reimbursable to the Belpointe PREP Manager and its affiliates, including the Sponsor, may be paid, at the election of the recipient, in cash, by issuance of Belpointe PREP Class A units at the then-current net asset value, or through some combination of the foregoing.

If Belpointe PREP is unable to raise substantial offering proceeds, it will make fewer investments resulting in less diversification in terms of the type, number and size of investments that it makes and the value of an investment in Belpointe PREP will fluctuate with the performance of the specific assets that it acquires. Further, Belpointe PREP will have certain fixed operating expenses, including certain expenses associated with its intended qualification as a publicly traded partnership, regardless of whether it is able to raise substantial funds in its offering. Belpointe PREP’s inability to raise substantial funds would increase its fixed operating expenses as a percentage of gross income, reducing its net income and limiting its ability to make investments and distributions.

The Belpointe PREP Manager and its affiliates, including the Sponsor, have funded Belpointe PREP’s liquidity and capital resources on a short-term basis by advancing it substantially all of its organization and offering expenses which Belpointe PREP will reimburse to the Belpointe PREP Manager and its affiliates, including the Sponsor, pursuant to the terms of a management agreement and shared services agreement. As of December 31, 2020 and March 31, 2021, the Belpointe PREP Manager and its affiliates, including the Sponsor, have incurred organization and offering expenses of approximately $351,000 and $199,000, respectively, on Belpointe PREP’s behalf. Belpointe PREP expects the Belpointe PREP Manager and its affiliates, including the Sponsor, to continue to fund its short-term liquidity and capital resource needs through advancement of reimbursable expenses until such time as Belpointe PREP has sufficient capital resources to pay such expenses on its own behalf.

On February 16, 2021, Belpointe PREP entered into a second loan transaction with Belpointe REIT (the “second Belpointe REIT loan”) whereby Belpointe REIT advanced Belpointe PREP an additional $24,000,000. The second Belpointe REIT loan is evidenced by a secured promissory note (the “second secured note”) which bears interest at a rate of 0.14%, is due and payable on the maturity date and is secured by the collateral. On May 28, 2021, Belpointe PREP entered into an agreement with Belpointe REIT to amend the maturity date of the first secured note and second secured note to December 31, 2021 (the “maturity date”) and entered into a third loan transaction with Belpointe REIT (the “third Belpointe REIT loan” and, together with the first Belpointe REIT loan and second Belpointe REIT loan, the “Belpointe REIT loans”) whereby Belpointe REIT advanced Belpointe PREP an additional $15,000,000. The third Belpointe REIT loan is evidenced by a secured promissory note (the “third secured note” and, together with the first secured note and second secured note, the “secured notes”) which bears interest at a rate of 0.14%, is due and payable on the maturity date and is secured by the collateral. In the event that the offer, conversion and merger are not consummated or that Belpointe PREP does not raise sufficient proceeds in its offering by the maturity date, Belpointe PREP may not be able to repay the amounts due under the secured notes and Belpointe REIT may proceed against the collateral.

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On March 20, 2020, BPOZ 497 Middle Holding, LLC, a Connecticut limited liability company (“BPOZ 497”), an indirect majority-owned subsidiary of Belpointe REIT, originated an approximately $2,481,000 preferred equity investment in CMC Storrs SPV, LLC, a Connecticut limited liability company (“CMC”). CMC holds a property owned by a consortium of investors located in the University of Connecticut’s main campus in Mansfield, Connecticut. On February 15, 2021, BPOZ 497 notified CMC of its election to terminate its interest in CMC. Belpointe PREP intends to lend CMC the funds necessary to redeem BPOZ 497’s preferred equity plus interest thereon.

Other than the Belpointe REIT loans and reimbursable expenses payable to the Belpointe PREP Manager and its affiliates, including the Sponsor, Belpointe PREP currently has no outstanding debt and has not received a commitment from any lender to provide it with financing. Belpointe PREP’s targeted aggregate property-level leverage, excluding any debt at the company level or on assets under development or redevelopment, after it has acquired a substantial portfolio of stabilized commercial real estate, is between 50-70% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of its assets. During the period when Belpointe PREP is acquiring, developing and redeveloping its investments, it may employ greater leverage on individual assets. An example of property-level leverage is a mortgage loan secured by an individual property or portfolio of properties incurred or assumed in connection with Belpointe PREP’s acquisition of such property or portfolio of properties. An example of debt at the company level is a line of credit obtained by Belpointe PREP or its Operating Companies.

The Belpointe PREP Manager may from time to time modify Belpointe PREP’s leverage policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of Belpointe PREP’s assets, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. There is no limit on the amount Belpointe PREP may borrow with respect to any individual property or portfolio. See “Investment Objectives and Strategy—Borrowing Policy,”

Belpointe PREP intends to make reserve allocations as necessary to aid in its objective of preserving capital for its investors by supporting the maintenance and viability of property it acquires in the future. If reserves and any other available income become insufficient to cover Belpointe PREP’s operating expenses and liabilities, it may become necessary to obtain additional funds by borrowing, refinancing properties or liquidating its investment in one or more properties. There is no assurance that such funds will be available or, if available, that the terms will be acceptable to Belpointe PREP.

Trend Information

The outbreak of COVID-19 and efforts by governmental and other authorities to contain the spread of the virus through lockdowns of cities, business closures, restrictions on travel and emergency quarantines, among others, and responses by businesses and individuals to reduce the risk of exposure to infection, including reduced travel, cancellation of meetings and events, and implementation of work-at-home policies, among others, have resulted in significant disruptions to global economic and market conditions and triggered a period of global economic slowdown.

The COVID-19 outbreak presents material uncertainty and risk with respect to Belpointe PREP’s future performance and future financial results, such as the potential to negatively impact occupancy at Belpointe PREP’s properties, financing arrangements, costs of operations, the value of its investments and laws, regulations and governmental and regulatory policies applicable to Belpointe PREP. Given the evolving nature of the COVID-19 outbreak, the extent to which it may impact Belpointe PREP’s future performance and future financial results will depend on future developments, including the duration and severity of the pandemic, the uneven impact to certain industries, advances in testing, treatment and prevention, the effectiveness and efficiency of distribution of vaccines, the recovery time of the disrupted supply chains and industries, the impact of labor market interruptions, the macroeconomic impact of government measures to contain the spread of the virus and related government stimulus measures, among others, all of which remain highly uncertain at this time and as a result Belpointe PREP is unable to estimate the impact that the COVID-19 outbreak may have on its future financial results at this time. Belpointe PREP’s management continuously reviews its investment and financing strategies to optimize its portfolio and reduce Belpointe PREP’s risk in the face of the rapid development and fluidity of this situation.

Over the short term, Belpointe PREP remains cautiously optimistic about the opportunity to acquire investments offering attractive risk-adjusted returns in its targeted investment markets. However, Belpointe PREP recognizes disruptions in financial markets can occur at any time. By targeting qualified opportunity zone investments, Belpointe PREP believes it will remain well positioned, as compared to its competitors, in the event current market dynamics deteriorate.

Emerging Growth Company

Belpointe PREP is an “emerging growth company,” as defined in the Jump Start Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, Belpointe PREP is eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies and Belpointe PREP intend to take advantage of those exemptions. For so long as Belpointe PREP remain an emerging growth company, it will not be required to:

•	have an auditor attestation report on its internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);
•	submit certain executive compensation matters to member advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding member vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding member vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or
•	disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.
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In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. Belpointe PREP intends to take advantage of the extended transition period. Since Belpointe PREP will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, its financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If Belpointe PREP were to subsequently elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

Belpointe PREP will remain an emerging growth company for up to five years, or until the earliest of: (i) the last date of the fiscal year during which Belpointe PREP had total annual gross revenues of $1.07 billion or more; (ii) the date on which Belpointe PREP has, during the previous three-year period, issued more than $1.07 billion in non-convertible debt; or (iii) the date on which Belpointe PREP is deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.

Belpointe PREP does not believe that being an emerging growth company will have a significant impact on its business. Also, even once Belpointe PREP is no longer an emerging growth company, it still may not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act unless it meets the definition of a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act. In addition, so long as Belpointe PREP is externally managed by the Belpointe PREP Manager and it does not directly compensate its executive officers, or reimburse the Belpointe PREP Manager or its affiliates for the compensation paid to persons who serve as its executive officers, Belpointe PREP does not expect to include disclosures relating to executive compensation in its periodic reports or proxy statements and, as a result, does not expect to be required to seek member approval of executive compensation and golden parachute compensation arrangements pursuant to Sections 14A(a) and (b) of the Exchange Act.

Critical Accounting Policies

Below is a discussion of the accounting policies that Belpointe PREP believes are critical. Belpointe PREP considers these policies critical because they involve significant judgments and assumptions and require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating its reported financial results. Belpointe PREP’s accounting policies have been established to conform with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to use judgments in the application of such policies. These judgments will affect Belpointe PREP’s reported amounts of assets and liabilities and its disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in Belpointe PREP’s financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of its results of operations to those of companies in similar businesses.

Basis of Consolidation

Belpointe PREP will evaluate its economic interest in entities to determine if they are deemed to be variable interest entities (a “VIE”) and whether the entities should be consolidated. An entity is a VIE if it has any one of the following characteristics: (i) the entity does not have enough equity at risk to finance its activities without additional subordinated financial support; (ii) the at risk equity holders, as a group, lack the characteristics of a controlling financial interest; or (iii) the entity is structured with non-substantive voting rights. The distinction between a VIE and other entities is based on the nature and amount of the equity investment and the rights and obligations of the equity investors. Fixed price purchase and renewal options within a lease, as well as certain decision-making rights within a loan or joint-venture agreement, can cause Belpointe PREP to consider an entity a VIE. Limited partnerships and other similar entities that operate as a partnership will be considered VIEs unless the limited partners hold substantive kick-out rights or participation rights. Significant judgment is required to determine whether a VIE should be consolidated. Belpointe PREP reviews all agreements and contractual arrangements to determine whether (a) it or another party have any variable interests in an entity, (b) the entity is considered a VIE, and (c) which variable interest holder, if any, is the primary beneficiary of the VIE. Determination of the primary beneficiary is based on whether the entity (1) has the power to direct the activities that most significantly impact the economic performance of the VIE and (2) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real estate properties, Belpointe PREP will determine whether a transaction is a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the assets acquired are not a business, Belpointe PREP will account for the transaction as an asset acquisition. Belpointe PREP will capitalize acquisition-related costs and fees associated with its asset acquisitions and expense acquisition-related costs and fees associated with business combinations.

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It is Belpointe PREP’s policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, other value of in-place leases, certain development rights and value of tenant relationships, based in each case on their fair values.

The fair value of the tangible assets of an acquired property is determined by valuing the property as if it were vacant, which value is then allocated to land, buildings and improvements based on Belpointe PREP’s determination of the fair values of these assets. Belpointe PREP will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates, and (ii) the property valued as if vacant. Other factors Belpointe PREP will consider include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

Belpointe PREP will consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, Belpointe PREP will include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Belpointe PREP will estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction. In connection with the purchase of real property for development use, development rights are often transferred from one party to another to provide additional density. This transfer of rights allows an entity to permit, construct and develop additional dwelling units. Accordingly, Belpointe PREP will allocate a portion of the purchase price to these development right intangible assets based on the value ascertained to the land of which Belpointe PREP does not hold title to but are provided density transfer rights over. These rights will be amortized to amortization expense over the useful life based on the respective contract. If the rights are transferred in perpetuity and there are no legal, regulatory, contractual, competitive, economic or other factors that limit its useful life, Belpointe PREP will consider the intangible asset indefinite-lived and therefore will not amortize.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based Belpointe PREP’s evaluation of the specific characteristics of each customer’s lease and its overall relationship with that respective tenant. Belpointe PREP will consider the nature and extent of its existing business relationships with a customer, growth prospects for developing new business with the customer, the customer’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors. Belpointe PREP will amortize the value of in-place leases to depreciation and amortization expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a customer terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense in that period.

The values of acquired above-market and below-market leases will be determined based on Belpointe PREP's experience and the relevant facts and circumstances that exist at the time of the acquisitions and will be recorded based on the present values (using discount rates which reflect the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the leases negotiated and in place at the time of acquisition of the properties, and (ii) Belpointe PREP's estimate of fair market lease rates for the property or equivalent property. Such valuations include consideration of the non-cancellable terms of the respective leases (as well as any applicable below market renewal options). The values of above and below-market leases associated with the original non-cancelable lease term will be amortized to rental income over the terms of the respective non-cancelable lease periods. The portion of the values of the leases associated with below-market renewal options, that are likely to be exercised, will be amortized to rental income over the respective renewal periods.

The determination of the fair value of the assets and liabilities acquired requires the use of significant assumptions with regard to current market rental rates, discount rates and other variables.

Real Estate

Real estate investments will be carried at cost, less accumulated depreciation, and will consist of land, building and improvements and construction in process (costs incurred during development). Expenditures which improve or extend the useful life of the properties will be capitalized, while expenditures for maintenance and repairs, which do not extend lives of the assets, will be charged to expense.

Deprecation will be calculated using the straight-line method based on the estimated useful lives of the respective assets (not to exceed 40 years).

Project costs directly related to the construction and development of real estate projects (including but not limited to interest and related loan fees, property taxes, insurance and legal costs) will be capitalized as a cost of the project. Indirect project costs that relate to several projects will be capitalized and allocated to the projects to which they relate. Pertaining to assets under development, capitalization will begin when both direct and indirect project costs have been made and it is probable that development of the future asset is probable. Capitalization of project costs will cease when the project is considered substantially completed and occupied, or ready for its intended use (but no later than one year from cessation of major construction activity). Upon substantial completion, depreciation of these assets will commence. If discrete portions of a project are substantially completed and occupied and other portions have not yet reached that stage, the substantially completed portions will be accounted for separately. Belpointe PREP will allocate costs incurred between the portions under construction and the portions substantially completed and only capitalize those costs associated with the portion under construction.

Abandoned Pursuit Costs

Pre-development costs incurred in pursuit of new development opportunities which Belpointe PREP deems to be probable will be capitalized in other assets. If the development opportunity is not probable or the status of the project changes such that it is deemed no longer probable, construction costs incurred will be expensed.

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Cash and Cash Equivalents

Cash and cash equivalents consist of cash held in major financial institutions, cash on hand and liquid investments with original maturities of three months or less. Cash balances may at times exceed federally insurable limits per institution, however, Belpointe PREP deposits its cash and cash equivalents with high credit-quality institutions to minimize credit risk exposure.

Organization, Offering and Related Costs

The Belpointe PREP Manager and its affiliates, including the Sponsor, have paid various costs and expenses on behalf of Belpointe PREP, including all costs incurred in connection with its organization and the registration and offering of its Class A units. Offering expenses include, without limitation, legal, accounting, printing, mailing and filing fees and expenses, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars and reimbursements for customary travel, lodging, meals and entertainment expenses associated therewith.

Belpointe PREP will expense organization costs incurred. Offering costs, when incurred, will be charged to unitholders’ equity against the gross proceeds of Belpointe PREP’s continuous offering. Belpointe PREP will be liable to reimburse the Belpointe PREP Manager and its affiliates, including the Sponsor, once the first closing is held in connection with its continuous offering.

Fees payable and expenses reimbursable to the Belpointe PREP Manager and its affiliates, including the Sponsor, may be paid, at the election of the recipient, in cash, by issuance of Belpointe PREP Class A units at the then-current net asset value, or through some combination of the foregoing.

Revenue Recognition

Revenue will be recognized in accordance with the transfer of goods and services to customers at an amount that reflects the consideration that Belpointe PREP expects to be entitled to for those goods and services.

Income Taxes

Belpointe PREP initially intends to operate in a manner that will allow it to qualify as a partnership for U.S. federal income tax purposes. Generally, an entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Accordingly, no provision for U.S. federal income taxes will be made in the consolidated financial statement of Belpointe PREP. If Belpointe PREP fails to qualify as a partnership for U.S. federal income tax purposes in any taxable year, and if it is not entitled to relief under the U.S. Internal Revenue Code of 1986, as amended, for an inadvertent termination of its partnership status, Belpointe PREP will be subject to federal and state income tax on our taxable income at regular corporate income tax rates. See “Material U.S. Federal Tax Consequences of Belpointe Prep Class A Unit Ownership.”

Valuation of Financial Instruments and Private Equity Investments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marketplace participants at the measurement date under current market conditions (i.e., the exit price).

Belpointe PREP will categorize its financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities reported in Belpointe PREP’s financial statements will be categorized based on the inputs to the valuation techniques as follows:

Level 1 – Quoted market prices in active markets for identical assets or liabilities.

Level 2 – Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 – Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate Belpointe PREP’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board issued Accounting Standards Update 2016-02, Leases, which is codified in Accounting Standards Codification (“ASC”) 842, Leases, and supersedes current lease guidance in ASC 840, Leases. The update amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. As an emerging growth company, Belpointe PREP is permitted, and have elected, to use an extended transition period for complying with new or

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revised accounting standards that have different effective dates for public and private companies. For private companies, ASC 842 will be effective for annual reporting periods beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The adoption of this standard is not expected to have a material impact on Belpointe PREP’s financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Belpointe PREP may be exposed to interest rate changes as a result of long-term debt used to maintain liquidity, fund capital expenditures and expand its investment portfolio and operations. Market fluctuations in real estate financing may affect the availability and cost of funds needed to expand Belpointe PREP’s investment portfolio. In addition, restrictions on the availability of real estate financing or higher interest rates for real estate loans could adversely affect Belpointe PREP’s ability to dispose of real estate in the future. Belpointe PREP will seek to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs.

Belpointe PREP may use derivative financial instruments to hedge its exposure to changes in interest rates on loans secured by its assets and investments. Derivative financial instruments may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other instruments. If Belpointe PREP uses derivative financial instruments to hedge against interest rate fluctuations, it will be exposed to both credit risk and market risk. See “Investment Objectives and Strategies—Operating Policies—Hedging Activities” for additional details about Belpointe PREP’s hedging activities.

Credit risk includes the risk of loss arising from the inability or failure of a counterparty to perform its obligations to Belpointe PREP according to the terms of a derivative contract. If the fair value of a contract is positive, the counterparty will owe Belpointe PREP, which creates credit risk for Belpointe PREP. If the fair value of a derivative contract is negative, Belpointe PREP will owe the counterparty and, therefore, does not have credit risk. Belpointe PREP will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.

Market risk includes the risk of loss arising from adverse changes in the value of a financial instrument resulting from fluctuating interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With respect to variable rate debt, Belpointe PREP will assess its interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. The Belpointe PREP Manager will establish and maintain risk management control systems to monitor interest rate cash flow risk attributable to both Belpointe PREP’s outstanding and forecasted debt obligations as well as its potential offsetting hedge positions. This hedging strategy will be designed to minimize the impact of interest rate fluctuations on Belpointe PREP’s net income and cash flow from operations, however, it may also have the effect of reducing overall investment returns to holders of Belpointe PREP Class A units.

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Material U.S. Federal Tax Consequences of Belpointe PREP Class A Unit Ownership

This summary discusses the material U.S. federal income tax considerations related to the ownership and disposition of Belpointe PREP Class A units as of the date hereof. This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), on the regulations promulgated thereunder and on published administrative rulings and judicial decisions, all of which are subject to change at any time, possibly with retroactive effect. This discussion is limited to the material U.S. federal income tax considerations related to the ownership and disposition of Belpointe PREP Class A units and does not cover all U.S. federal income tax considerations that may be applicable to a particular holder of Class A units. In particular, certain categories of holders of Belpointe PREP Class A units, such as banks or other financial institutions, insurance companies, persons liable for the alternative minimum tax, dealers and others that do not own their Class A units as capital assets, and, except to the extent discussed below, tax-exempt organizations, mutual funds and non-U.S. Holders (as hereinafter defined), may be subject to special rules not described herein. Such holders of Belpointe PREP Class A units should consult with their tax advisors concerning the U.S. federal, state and local income tax consequences in their particular situations of the ownership and disposition of a Class A unit. The actual tax consequences of the ownership and disposition of Class A units will vary depending on your circumstances.

For purposes of this discussion, a “U.S. Holder” is a beneficial holder of a Belpointe PREP Class A unit that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A “non-U.S. Holder” is a beneficial holder of a Belpointe PREP Class A unit that is not a U.S. Holder.

If a partnership holds Belpointe PREP Class A units, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Belpointe PREP Class A units, you should consult your tax advisers. This discussion does not constitute tax advice and is not intended to be a substitute for tax planning.

Potential holders of Belpointe PREP Class A units should consult their own tax advisers concerning the U.S. federal, state and local income tax consequences, as well as any tax consequences under the laws of any other taxing jurisdiction, with respect to their particular tax circumstances in relation to the ownership and disposition of Belpointe PREP Class A units.

Taxation of Belpointe PREP, LLC

Generally, an entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Rather, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in determining its U.S. federal income tax liability, regardless of whether cash distributions are made. Distributions of cash by a partnership to a partner are not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.

Notwithstanding the foregoing, unless an exception applies, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nevertheless be taxable as a corporation if it is a “publicly traded partnership” within the meaning of Section 7704 of the Code. An entity that would otherwise be classified as a partnership is a publicly traded partnership within the meaning of Section 7704 of the Code if (i) interests in the partnership are traded on an established securities market, or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. Belpointe PREP has applied to have its Class A units listed on the NYSE American under the symbol “OZ.” There is, however, an exception to taxation as a corporation which is available if at least 90% of a partnership’s gross income for every taxable year consists of “qualifying income” and the partnership is not required to register under the Investment Company Act (the “Qualifying Income Exception”). Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

Belpointe PREP intends to manage its affairs so that it will meet the Qualifying Income Exception in each taxable year. If Belpointe PREP fails to meet the Qualifying Income Exception, other than for a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, or if it is required to register under the Investment Company Act, Belpointe PREP will be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation on the first day of the year in which it fails to meet the Qualifying Income Exception in return for stock in that corporation, and then distributed the stock to the holders of the Belpointe PREP Class A units in liquidation of their interests in Belpointe PREP. This contribution and liquidation should be tax-free to holders Class A units so long as Belpointe PREP does not have liabilities in excess of the tax basis of its assets. Thereafter, Belpointe PREP would be treated as a corporation for U.S. federal income tax purposes.

If Belpointe PREP were to be treated as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to holders of Belpointe PREP Class A units, and Belpointe PREP would be subject to U.S. corporate income tax on its taxable income. Distributions made to holders of Class A units would be treated as either (i) taxable dividend income, which may be

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eligible for reduced rates of taxation, to the extent of Belpointe PREP’s current or accumulated earnings and profits, or (ii) in the absence of earnings and profits, as a nontaxable return of capital, to the extent of a holder’s tax basis in its Class A units, or as taxable capital gain, after a holder’s basis is reduced to zero. In addition, in the case of non-U.S. Holders, income that Belpointe PREP receives with respect to investments may be subject to a higher rate of U.S. withholding tax if Belpointe PREP is treated as a corporation. Accordingly, treatment as a corporation could materially reduce a holder’s after-tax return and thus could result in a substantial reduction of the value of Belpointe PREP Class A units.

If at the end of any taxable year Belpointe PREP fails to meet the Qualifying Income Exception, it may still qualify as a partnership if it is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) Belpointe PREP agrees to make such adjustments (including adjustments with respect to its partners) or to pay such amounts as are required by the IRS. It is not possible to state whether Belpointe PREP would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for Belpointe PREP’s first taxable year as a publicly traded partnership. If this relief provision is inapplicable to a particular set of circumstances involving Belpointe PREP, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and Belpointe PREP retains its partnership status, Belpointe PREP or the holders of Belpointe PREP Class A units (during the failure period) will be required to pay such amounts as are determined by the IRS.

The remainder of this summary assumes that Belpointe PREP will be treated as a partnership for U.S. federal income tax purposes.

Taxation of Belpointe PREP’s Operating Companies

All of Belpointe PREP’s assets are and will continue to be held by, and all of its operations are and will continue to be conducted through, one or more operating companies (each an “Operating Company” and together the “Operating Companies”), either directly or indirectly through its subsidiaries.

As of the date of this document Belpointe PREP has two Operating Companies, Belpointe PREP OC, LLC, which is a wholly owned a Delaware limited liability company (“Belpointe PREP OC”) and Belpointe PREP TN OC, LLC, which is a wholly owned a Delaware limited liability company (“Belpointe PREP TN OC”). Each Operating Company will be treated as an entity disregarded as a separate entity from Belpointe PREP for U.S. federal income tax purposes. Accordingly, all the assets, liabilities and items of income, deduction and credit of the Operating Companies will be treated as Belpointe PREP’s assets, liabilities and items of income, deduction and credit.

Tax Treatment of Qualified Opportunity Funds

Belpointe PREP intends to manage its affairs so that it will meet the requirements for classification as a “qualified opportunity fund,” pursuant to Section 1400Z-2 of the Code and the related regulations, correcting amendments and additional relief issued by the U.S. Department of the Treasury and IRS on December 19, 2019, April 1, 2020 and January 19, 2021, respectively (together the “Opportunity Zone Regulations”).

A qualified opportunity fund is generally defined as an investment vehicle that is taxed as a corporation or partnership for U.S. federal income tax purposes and organized to invest in, and at least 90% of its assets consist of, “qualified opportunity zone property” (the “90% Asset Test”). Qualified opportunity zone property includes (i) “qualified opportunity zone stock,” (ii) “qualified opportunity zone partnership interests,” and (iii) “qualified opportunity zone business property.”

“Qualified opportunity zone stock” includes newly issued stock acquired solely in exchange for cash from an entity classified as a domestic corporation for U.S. federal income tax purposes, where the corporation’s trade or business is a “qualified opportunity zone business” business at the time of acquisition and during substantially all of the holding period for the stock.

“Qualified opportunity zone partnership interests” include any capital or profits interests acquired solely in exchange for cash from an entity classified as a domestic partnership for U.S. federal income tax purposes, where the partnership’s trade or business is a “qualified opportunity zone business” business at the time of acquisition and during substantially all of the holding period for the interests.

“Qualified opportunity zone business property” is to tangible property acquired by purchase or lease by a qualified opportunity fund and substantially all of the use of which is in a qualified opportunity zone during substantially all of the fund’s holding period or lease term.

In order to be a “qualified opportunity zone business,” a corporation or partnership must meet the following requirements: (i) substantially all of the tangible property owned or leased is qualified opportunity zone business property; (ii) at least 50% of the gross income is derived from and a substantial portion of the intangible property is used in the active conduct of a trade or business in a qualified opportunity zone; (iii) less than 5% of the average aggregate unadjusted bases of the property is attributable to nonqualified financial property (subject to a working capital safe harbor); and (iv) it is not engaged in a “sin business” (i.e., private or commercial golf course, country club, massage parlor, hot tub facility, suntan facility, racetrack or gambling facility, the sale of alcoholic beverages for consumption off premises).

Belpointe PREP intends that its Operating Companies and subsidiaries will meet the requirements for an interest in the

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Operating Companies and subsidiaries to be treated as qualified opportunity zone property. However, the ability for an interest in the Operating Companies and subsidiaries to be treated as qualified opportunity zone property from the time of their formation and to operate in conformity with the requirements to continue to be treated as qualified opportunity zone property is subject to uncertainty.

A qualified opportunity fund must determine whether it meets the 90% Asset Test on each of: (i) the last day of the first six-month period of its taxable year, and (ii) the last day of its taxable year (each a “Test Date”). A qualified opportunity fund may apply the 90% Asset Test without taking into account investments received in the 6-month period preceding the Test Date provided those investments are (i) received (a) solely in exchange for stock by a qualified opportunity fund that is a corporation, or (b) as a contribution by a qualified opportunity fund that is a partnership, and (ii) held continuously from the fifth business day after the exchange or contribution, as applicable, through the Test Date in cash, cash equivalents or debt instruments with a term of 18 months or less.

Subject to a one time six-month cure period, for each month following a Test Date in which a qualified opportunity fund fails to meet the 90% Asset Test it will incur a penalty equal to (a) the excess of 90% of the fund’s aggregate assets over the aggregate amount of qualified opportunity zone property held by the fund, multiplied by (b) the short-term federal interest rate plus 3%. However, notwithstanding a qualified opportunity fund’s failure to meet the 90% Asset Test, no penalty will be imposed if the fund demonstrates that its failure is due to reasonable cause.

Tax Treatment of Electing Opportunity Zone Investors

An investor may defer recognition of capital gains (short-term or long-term) resulting from the sale or exchange of capital assets by reinvesting those gains into a qualified opportunity fund within a period of 180 days of the sale or exchange (the “Deferred Capital Gains”). The 180-day period generally begins on the day on which the gains would be recognized for U.S. federal income tax purposes had they not been reinvested into a qualified opportunity fund. Deferred Capital Gains are recognized on the earlier of December 31, 2026 or the date on which an inclusion event occurs, such as the date on which the investor sells its qualified opportunity fund investment. In general, a transaction is an inclusion event if, and to the extent, it reduces or terminates your qualified opportunity fund investment. Inclusion events include, among other transactions, (i) a qualified opportunity fund ceasing to exist for federal income tax purposes, such as when a C corporation converts to a partnership or other disregarded entity, (ii) the transfer of a qualified opportunity fund investment upon the liquidation of its corporate owner, to the extent such transfer is treated as a sale for federal income tax purposes, (iii) the transfer of a qualified opportunity fund investment by gift or incident to divorce, (iv) the transfer of a qualified opportunity fund investment by an estate, trust, legatee, heir, beneficiary or surviving joint owner or other recipient who received the qualified opportunity fund investment upon the death of the holder thereof, and (v) a change in the status of a trust holding a qualified opportunity fund investment from grantor trust status to non-grantor trust status, other than as a result of the death of the grantor (each an “Inclusion Event”).

All individuals and entities that recognize capital gains for U.S. federal income tax purposes are eligible to elect to defer. This includes natural persons as well as entities such as corporations, regulated investment companies, real estate investment trusts (“REITs”), partnerships and other pass-through entities (including, certain common trust funds, qualified settlement funds, and disputed ownership funds). Taxpayers will make deferral elections on Form 8949 (Sales and Other Dispositions of Capital Assets), which will need to be attached to their U.S. federal income tax returns for the taxable year in which the capital gain would have been recognized had it not been deferred. In addition, Form 8997 (Initial and Annual Statement of Qualified Opportunity Fund (QOF) Investments) requires eligible taxpayers holding a qualified opportunity fund investment at any point during the tax year to report: (i) qualified opportunity fund investments holdings at the beginning and end of the tax year; (ii) current tax year capital gains deferred by investing in a qualified opportunity fund; and (iii) qualified opportunity fund investments disposed of during the tax year.

An eligible investor may also receive an increase in basis equal to 10% of the Deferred Capital Gains if the investor holds its qualified opportunity fund investment for a period of five years.

Finally, an investor may elect to receive an increase in basis with respect to its qualified opportunity fund investment interest equal to the fair market value of the investment interest on the date of its sale or exchange if the investor holds the qualified opportunity fund investment for a period of ten years or more, up to December 31, 2047 (the “Fair Market Value Election”). Thus, an investor making a Fair Market Value Election will not recognize capital gains, including depreciation recapture, for U.S. federal income tax purposes as a result of an appreciation in its qualified opportunity fund investment interest.

It is important for an investor seeking to avail itself of the Deferred Capital Gains benefits described in this document to be aware that subsequent changes in the tax laws or the adoption of new regulations, as well as early dispositions of Belpointe PREP Class A units, could cause such investor to lose any anticipated tax benefits. Accordingly, you are urged to consult with your own tax advisors regarding: (i) the Opportunity Zone Regulations; (ii) procedures you will need to follow to defer capital gains through investing in a qualified opportunity fund; (iii) tax consequences of owning or disposing of Belpointe PREP Class A units, including the federal, state and local tax consequences of investing capital gains in Class A units; (iv) tax consequences associated with Belpointe PREP’s election to qualify as a partnership for U.S. federal income tax purposes and its election to qualify as a qualified opportunity fund; and (v) tax consequences associated with potential changes in the interpretation of existing tax laws or regulations or the adoption of new laws or regulations.

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Tax Treatment of Belpointe PREP Class A Unit Ownership by U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a U.S. Holder of Belpointe PREP Class A units.

For U.S. federal income tax purposes, your allocable share of Belpointe PREP’s items of income, gain, loss, deduction or credit will be governed by Belpointe PREP’s operating agreement if such allocations have “substantial economic effect” or are determined to be in accordance with your interest in Belpointe PREP. Belpointe PREP believes that, for U.S. federal income tax purposes, such allocations will be given effect, and it intends to prepare tax returns based on such allocations. If the IRS successfully challenges the allocations made pursuant to Belpointe PREP’s operating agreement, the resulting allocations for U.S. federal income tax purposes might be less favorable than the allocations set forth in Belpointe PREP’s operating agreement.

Belpointe PREP may derive taxable income from an investment that is not matched by a corresponding distribution of cash. This could occur, for example, if Belpointe PREP used cash to make an investment or to reduce debt instead of distributing profits. In addition, special provisions of the Code may be applicable to certain of Belpointe PREP’s investments and may affect the timing of its income, requiring it to recognize taxable income before it receives cash attributable to such income. Accordingly, it is possible that the U.S. federal income tax liability of a holder with respect to its allocable share of Belpointe PREP’s income for a particular taxable year could exceed the cash distribution to the holder for the year, thus giving rise to an out-of-pocket tax liability for the holder.

Basis of Belpointe PREP Class A Units

Generally, you will have an initial tax basis in your Belpointe PREP Class A units equal to the amount you paid for your Class A units plus your share, under partnership tax rules, of Belpointe PREP’s liabilities, if any. However, the initial tax basis of any Class A units you acquire by reinvesting Deferred Capital Gains (the “QOF Class A units”) will be zero. The basis of all Class A units, whether QOF Class A units or otherwise, will be increased by your share of Belpointe PREP’s income and by increases in your share, under partnership tax rules, of Belpointe PREP’s liabilities, if any. That basis will be decreased, but not below zero, by distributions from Belpointe PREP, by your share, under partnership tax rules, of Belpointe PREP’s losses and by decreases in your share, under partnership tax rules, of Belpointe PREP’s liabilities, if any. Your tax basis in any QOF Class A unit will be increased by the amount of gain recognized in respect of the QOF Class A unit on the earlier of December 31, 2026 or the date on which an Inclusion Event occurs, such as the date on which you sell the QOF Class A unit.

Generally, if you purchase Belpointe PREP Class A units in separate transactions, you must combine the basis of those Class A units and maintain a single adjusted tax basis for all Class A units. However, if some of your Class A units are QOF Class A units and some are not (a “Mixed-Fund Investment”), then you will need to track the tax basis for your QOF Class A units and your other Class A units separately. Upon a sale or other disposition of less than all of your Class A units, a portion of the tax basis must be allocated to the Class A units, and, in the case of a Mixed-Fund Investment, QOF Class A units, sold.

Treatment of Distributions

Distributions of cash, or marketable securities that are treated as cash, will not be taxable to you unless such distributions exceed the adjusted tax basis of your Belpointe PREP Class A units. Any distributions in excess of your adjusted tax basis will be considered to be gain from the sale or exchange of your Class A units, and, in the case of QOF Class A units, will constitute an Inclusion Event. Under current laws, such gain would be treated as capital gain and would be long-term capital gain if the holding period for your Class A units exceeds one year, subject to certain exceptions. However, in the case of QOF Class A units, such gain, if distributed prior to December 31, 2026, would be treated as having the same attributes (short-term or long-term) in the taxable year of the Inclusion Event as that gain would have had if it had not been a Deferred Capital Gain.

Any reduction in your allocable share of Belpointe PREP’s “nonrecourse liabilities”—liabilities for which no member bears the economic risk of loss—will also be treated as a distribution of cash by Belpointe PREP for U.S. federal income tax purposes. A decrease in your percentage interest in Belpointe PREP because of its issuance of additional Belpointe PREP Class A units may decrease your share of Belpointe PREP’s nonrecourse liabilities. For purposes of the foregoing, your share of Belpointe PREP’s nonrecourse liabilities will generally be based on your share of the unrealized appreciation (or depreciation) in Belpointe PREP’s assets, to the extent thereof, with any excess nonrecourse liabilities allocated based on your share of Belpointe PREP’s profits.

Limitations on Deductibility of Organizational and Syndication Expenses

Neither Belpointe PREP nor any U.S. Holder may deduct organizational or syndication expenses. An election may be made by Belpointe PREP to amortize organizational expenses over a 15-year period. Syndication expenses must be capitalized and cannot be amortized or otherwise deducted.

Limitations on Deductibility of Losses

You may not be entitled to deduct the full amount of losses that Belpointe PREP allocates to you because your share of Belpointe PREP’s losses will be limited to the lesser of (i) the adjusted tax basis in your Belpointe PREP Class A units, and (ii) if you are an individual, estate, trust or corporation that is subject to the “at-risk” rules, the amount for which you are considered to be at risk with respect to Belpointe PREP’s activities. You will be at-risk to the extent of the adjusted tax basis in your Class A units, reduced by (i) the portion of that basis attributable to your share of Belpointe PREP’s liabilities for which you will not be personally liable, and (ii) any amount of money you borrow to acquire or hold your Class A units, if the lender of those borrowed funds owns an interest in Belpointe PREP, is related to you or can look only to the Belpointe PREP Class A units for repayment. Your at-risk amount will

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increase by your allocable share of Belpointe PREP’s income and gain and decrease by cash distributions to you and your allocable share of Belpointe PREP’s losses and deductions. You must recapture losses deducted in previous years to the extent that distributions cause your at-risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that your adjusted tax basis or at-risk amount, whichever is the limiting factor, subsequently increases. Upon taxable disposition of your Belpointe PREP Class A units, any gain you recognize can be offset by losses that were previously suspended by the at-risk limitation but not by losses that were previously suspended by the basis limitation. Losses in excess of any gain that you recognize upon taxable disposition of your Class A units, whether previously suspended by the at-risk or basis limitations will be lost.

In addition to the basis and at-risk limitations, the deductibility of losses incurred by individuals, estates, trusts and certain closely held and personal service corporations from “passive activities” (such as, trade or business activities in which the taxpayer does not materially participate) are limited. The passive activity loss limitations are applied separately with respect to each publicly traded partnership. As a result, any passive losses that Belpointe PREP generates will only be available to offset passive income that it generates. Passive losses that exceed your share of passive income that Belpointe PREP generates may be deducted in full when you dispose of all of your Belpointe PREP Class A units in a fully taxable transaction with an unrelated party. The passive activity loss limitations are applied after other applicable limitations on deductions, including the basis and at-risk limitations.

The “excess business loss” limitation further limits the deductibility of losses by noncorporate taxpayers in taxable years beginning prior to January 1, 2026. An excess business loss is the amount, if any, by which aggregate deductions (determined without regard to the excess business loss limitation) exceed aggregate gross income or gain attributable to the trades or businesses of a taxpayer, plus threshold amount of $250,000 (or $500,000 in the case of taxpayers filing a joint return). Disallowed excess business losses are treated as a net operating loss and carried forward to the next tax year. Any losses that Belpointe PREP generates that are allocated to you and not otherwise limited by the basis, at risk or passive loss limitations will be included in the calculation of your aggregate deductions attributable to trades or businesses, and, consequently, will only be available to offset your aggregate gross income or gain attributable to trades or businesses plus the applicable threshold amount. Accordingly, except to the extent of the threshold amount, Belpointe PREP’s losses that are not otherwise limited may not offset your non-trade or business income (such as salaries, fees, interest, dividends and capital gains). The excess business loss limitation is applied after other applicable limitations on deductions, including the basis, at-risk and passive activity loss limitations.

All holders of Belpointe PREP Class A units should consult their own tax advisers concerning limitations on the deductibility of losses under the applicable provisions of the Code.

Limitations on Interest Deductions

Belpointe PREP’s ability to deduct “business interest”—interest paid or accrued on indebtedness properly allocated to Belpointe PREP’s trade or business during a taxable year—may be limited to the sum of Belpointe PREP’s business interest income and 30% of its “adjusted taxable income.” For purposes of the business interest limitation, Belpointe PREP’s adjusted taxable income is calculated without regard to any business interest or business interest income and, in the case of taxable years beginning after 2021, any deduction allowable for depreciation, amortization or depletion. The business interest limitation is applied at the partnership level and any deduction for business interest is taken into account in determining Belpointe PREP’s non-separately stated taxable income or loss. At the member level, your adjusted taxable income is determined without regard to your distributive share of any of Belpointe PREP’s items of income, gain, deduction or loss and is increased by your distributive share of Belpointe PREP’s excess taxable income. Your distributive share of Belpointe PREP’s excess taxable income is determined in the same manner as your distributive share of its non-separately stated taxable income or loss. If the business interest limitation were to apply with respect to a taxable year, it could result in an increase in the taxable income allocable to you without any corresponding increase in the cash available for distribution to you.

To the extent Belpointe PREP’s deduction for business interest is not limited, Belpointe PREP will allocate the full amount of the deduction among the holders of Belpointe PREP Class A units in accordance with their percentage interests. To the extent Belpointe PREP’s deduction for business interest is limited, Belpointe PREP will allocate the amount of any deduction in excess of the limitation among the holders of Class A units in accordance with their percentage interest, but the amount of any such “excess business interest” will not be currently deductible. Rather, subject to certain limitations and adjustments to your basis in Class A units, this excess business interest may be carried forward and deducted by you in a future taxable year.

In addition to the business interest limitation, the deductibility of a non-corporate taxpayer’s “investment interest” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest includes:

•	interest on indebtedness allocable to property held for investment;
•	interest expense allocated against portfolio income; and
•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent allocable against portfolio income.

The calculation of your investment interest expense will take into account interest on any margin account borrowing or other loan you incur to purchase or carry a Belpointe PREP Class A unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive activity loss rules, less deductible expenses, other than

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interest, directly connected with the production of investment income. Net investment income generally does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. Your share of a publicly traded partnership’s portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Qualified Business Income Deduction

In taxable years ending on or before December 31, 2025, Section 199A of the Code, referred to as the “qualified business income deduction,” generally entitles non-corporate and certain trust and estate taxpayers to deduct the lesser of (i) their combined qualified business income—up to 20% of qualified business income, plus 20% of qualified REIT dividends and “qualified publicly traded partnership income”—or (ii) 20% of the excess, if any, of taxable income over net capital gains.

Belpointe PREP’s qualified publicly traded partnership income is generally equal to the sum of (i) the net amount of your allocable share of Belpointe PREP’s U.S. items of income, gain, deduction and loss to the extent such items are included or allowed in the determination of Belpointe PREP’s taxable income for the year, excluding, however, certain specified types of passive investment income (such as capital gains and dividends) and certain payments made to a holder of Belpointe PREP Class A units for services rendered to Belpointe PREP; and (ii) any gain recognized by you upon disposition of Class A units to the extent such gain is attributable to “unrealized receivables” and “inventory items,” both as defined in Section 751 of the Code, and thus treated as ordinary income under Section 751 of the Code.

For taxable years beginning in 2026, the qualified business income deduction will be disallowed for all taxpayers, and no guarantee can be provided that this deduction will be extended or that future legislation will not repeal the qualified business income deduction as of an earlier date. In addition, certain limitations may apply to you that could reduce the amount of the qualified business income deduction.

All holders of Belpointe PREP Class A units should consult their own tax advisers regarding the application of the qualified business income deduction in relation to their particular tax circumstances prior to acquiring, holding or disposing of any of Class A units.

Entity-Level Collections of Taxes

If Belpointe PREP is required or elects under applicable law to pay any federal, state, local or non-U.S. tax on your behalf, Belpointe PREP’s operating agreement authorizes it to treat such payment as a distribution of cash. Where a tax is payable on behalf of all holders of Belpointe PREP Class A units or Belpointe PREP cannot determine the specific holder of Class A units on whose behalf a tax is payable, Belpointe PREP’s operating agreement authorizes it to treat the payment as a distribution to all of the current holders of Class A units. Belpointe PREP is authorized to amend its operating agreement in a manner necessary to maintain the uniformity of the intrinsic tax characteristics of its Class A units and to adjust later distributions, so that after giving effect to such distributions, the priority and characterization of distributions otherwise applicable under Belpointe PREP’s operating agreement is maintained as nearly as is practicable. Any payments by Belpointe PREP as described above could give rise to an overpayment of tax on your behalf, in which case you may be entitled to claim a refund of the overpayment amount. All holders of Belpointe PREP Class A units should consult their own tax advisers concerning the consequences of any tax payment that Belpointe PREP may make on their behalf.

Allocation of Income, Gain, Loss and Deduction

In general, if Belpointe PREP has a net profit, its items of income, gain, loss and deduction will be allocated among the holders of Belpointe PREP Class A units in accordance with their percentage interests. Specified items of Belpointe PREP income, gain, loss and deduction will be allocated under Section 704(c) of the Code (or the principles of Section 704(c) of the Code) to account for any difference between the adjusted tax basis and fair market value of Belpointe PREP’s assets at the time such assets are contributed to it and at the time of any subsequent offering of its Class A units (a “Book-Tax Disparity”). As a result, the U.S. federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering will be borne by the holders of Belpointe PREP Class A units prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible (subject to the limitations described above) to the holder of Class A units who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other holders of Class A units.

An allocation of items of Belpointe PREP’s income, gain, loss or deduction, other than an allocation required by the Code to eliminate a Book-Tax Disparity, will be given effect for U.S. federal income tax purposes in determining your share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, your share of an item will be determined on the basis of your interest in Belpointe PREP, which will be determined by taking into account all the facts and circumstances, including (i) your relative contributions to Belpointe PREP, (ii) the interests of all members in profits and losses, (iii) the interest of all members in cash flow, and (iv) the rights of all members to distributions of capital upon liquidation.

U.S. Federal Income Tax Rates

The highest marginal U.S. federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are currently 37% and 20%, respectively. These rates are subject to change by new legislation at any time.

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In addition, a 3.8% net investment income tax applies to certain net investment income earned by individuals, estates and trusts. Net investment income generally includes your allocable share of Belpointe PREP’s income and gain realized from your sale of Belpointe PREP Class A units. In the case of an individual taxpayer, the tax will be imposed on the lesser of (i) your net investment income from all investments, or (ii) the amount by which your modified adjusted gross income exceeds $250,000 (if married and filing jointly or a surviving spouse), $125,000 (if married and filing separately) or $200,000 (if unmarried or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Section 754 Election

Belpointe PREP intends to make the election permitted by Section 754 of the Code. The election may only be revoked with the consent of the IRS. The election requires Belpointe PREP to adjust the tax basis in its assets, or “inside basis,” attributable to a transferee of Belpointe PREP Class A units under Section 743(b) of the Code to reflect the purchase price of the Class A units paid by the transferee. However, this election does not apply to a person who purchases Class A units directly from Belpointe PREP. For purposes of this discussion, a transferee’s inside basis in Belpointe PREP’s assets will be considered to have two components: (i) the transferee’s share of Belpointe PREP’s tax basis in its assets, or “common basis,” and (ii) the Section 743(b) adjustment to that basis (which may be positive or negative).

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs, Belpointe PREP will apply certain conventions in determining and allocating basis adjustments. For example, Belpointe PREP may apply a convention in which it deems the price paid by a holder of Belpointe PREP Class A units to be the lowest quoted trading price of the Class A units during the month in which the purchase occurred, irrespective of the actual price paid. Nevertheless, the use of such conventions may result in basis adjustments that do not exactly reflect a holder of Class A unit’s purchase price for its Class A units, including less favorable basis adjustments to a holder of Class A unit who paid more than the lowest quoted trading price of the Class A units for the month in which the purchase occurred. It is possible that the IRS will successfully assert that the conventions Belpointe PREP uses do not satisfy the technical requirements of the Code or the Treasury Regulations and thus will require different basis adjustments to be made. If the IRS were to sustain such a position, a holder of Class A units may have adverse tax consequences. Moreover, the benefits of a Section 754 election may not be realized because Belpointe PREP directly and indirectly invests in pass-through entities that do not have in effect a Section 754 election. You should consult your tax adviser as to the effects of the Section 754 election.

Tax Treatment of Operations

Accounting Method and Taxable Year

Belpointe PREP uses the year ending December 31 as its taxable year and the accrual method of accounting for U.S. federal income tax purposes. You will be required to include in your tax return your share of Belpointe PREP’s income, gain, loss and deduction for each taxable year ending with or within your taxable year. In addition, if your taxable year ends on a date other than December 31 and you dispose of all of your Belpointe PREP Class A units following the close of Belpointe PREP’s taxable year but before the close of your taxable year then you must include your share of Belpointe PREP’s income, gain, loss and deduction in income for your taxable year, and as a result will be required to include in income for your taxable year your share of more than twelve months of Belpointe PREP’s income, gain, loss and deduction.

Depreciation

Belpointe PREP is allowed a first-year bonus depreciation deduction equal to 100% of the adjusted basis of certain depreciable property acquired and placed in service before January 1, 2023. For property placed in service during subsequent years, the deduction is phased down by 20% per year until December 31, 2026. This depreciation deduction applies to both new and used property. However, use of the deduction with respect to used property is subject to certain anti-abuse restrictions, including the requirement that the property be acquired from an unrelated party. Belpointe PREP can elect to forgo the depreciation bonus and use the alternative depreciation system for any class of property for a taxable year. Under a transition rule, Belpointe PREP can also elect to apply a 50% bonus depreciation deduction instead of the 100% deduction for its first taxable year.

Valuation and Tax Basis of Each of Belpointe PREP’s Properties

The U.S. federal income tax consequences of the ownership and disposition of Belpointe PREP Class A units will depend in part on Belpointe PREP’s estimates of the relative fair market values and the tax basis of each of its assets. Although Belpointe PREP may from time to time consult with professional appraisers regarding valuation matters, it will make many of the relative fair market value estimates itself. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or tax basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by you could change, you could be required to adjust your tax liability for prior years and incur interest and penalties with respect to those adjustments.

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Sale or Exchange of Belpointe PREP Class A Units

Recognition of Gain or Loss

You will recognize gain or loss on any sale or exchange of Belpointe PREP Class A units that do not qualify for a Fair Market Value Election, and, with respect to QOF Class A units, you may recognize gain upon an Inclusion Event occurring prior to December 31, 2026. The amount of the gain or loss that you recognize will be equal to the difference, if any, between the amount realized and your adjusted tax basis in Belpointe PREP Class A units sold or exchanged. Your amount realized will be measured by the sum of the cash or the fair market value of other property received by you plus your share, under partnership tax rules, of Belpointe PREP’s liabilities, if any.

Gain or loss recognized by you on the sale or exchange of a Belpointe PREP Class A unit will be taxable as capital gain or loss and will be long-term capital gain or loss if all of the Class A units you hold were held for more than one year on the date of such sale or exchange. However, in the case of QOF Class A units, such gain, if recognized prior to December 31, 2026, would be treated as having the same attributes (short-term or long-term) in the taxable year of the sale, exchange or other Inclusion Event as that gain would have had if it had not been a Deferred Capital Gain. Investors who purchase Belpointe PREP Class A units at different times and intend to sell all or a portion of the Class A units within a year of their most recent purchase are urged to consult their own tax advisers regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss.

Allocations Between Transferors and Transferees

Belpointe PREP’s taxable income and losses will be determined and apportioned among holders of Belpointe PREP Class A units using conventions Belpointe PREP regards as consistent with applicable law. As a result, if you transfer your Class A units, you may be allocated income, gain, loss and deduction realized by Belpointe PREP after the date of transfer.

Although Section 706 of the Code provides guidelines for allocations of items of income and deductions between transferors and transferees, it is not clear that Belpointe PREP’s allocation method complies with its requirements. If Belpointe PREP’s convention were not permitted, the IRS might contend that its taxable income or losses must be reallocated among the holders of Belpointe PREP Class A units. If such a contention were sustained, your respective tax liabilities would be adjusted to your possible detriment. Belpointe PREP’s operating agreement authorizes it to revise its method of allocation between transferors and transferees (as well as among members whose Class A units otherwise vary during a taxable period).

Uniformity of Belpointe PREP Class A Units

Belpointe PREP will adopt depreciation, amortization and other tax accounting positions that may not conform with all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to holders of Belpointe PREP Class A units. It also could affect the timing of these tax benefits or the amount of gain on the sale of Class A units and could have a negative impact on the value of Class A units or result in audits of and adjustments to the tax returns of holders of Class A units.

Tax Treatment of Belpointe PREP Class A Unit Ownership by Tax-Exempt U.S. Holders

A holder of Belpointe PREP Class A units that is a tax-exempt organization for U.S. federal income tax purposes and therefore exempt from most U.S. federal income taxation may nevertheless be subject to unrelated business income tax to the extent, if any, that its allocable share of Belpointe PREP’s income consists of “unrelated business taxable income.” A tax-exempt partner of a partnership that regularly engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its unrelated business taxable income its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, a tax-exempt partner of a partnership could be treated as earning unrelated business taxable income to the extent that such partnership derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (that is, indebtedness incurred in acquiring or holding property).

Because Belpointe PREP is under no obligation to minimize unrelated business taxable income, tax-exempt U.S. Holders of Belpointe PREP Class A units should consult their own tax advisers regarding all aspects of unrelated business taxable income.

Tax Treatment of Belpointe PREP Class A Unit Ownership by Non-U.S. Holders of Class A Units

Non-U.S. Holders are taxed by the United States on income effectively connected with a U.S. trade or business (“effectively connected income”) and on certain types of U.S.-source non-effectively connected income (such as dividends), unless exempted or further limited by an income tax treaty. Each Non-U.S. Holder will be considered to be engaged in business in the United States because of its ownership of Belpointe PREP Class A units. Furthermore, Non-U.S. Holders will be deemed to conduct such activities through a permanent establishment in the United States within the meaning of an applicable tax treaty. Consequently, each Non-U.S. Holder will be required to file federal tax returns to report its share of Belpointe PREP’s income, gain, loss or deduction and pay U.S. federal income tax on its share of Belpointe PREP’s net income or gain. Moreover, under rules applicable to publicly traded partnerships, distributions to Non-U.S. Holders are subject to withholding at the highest applicable effective tax rate. Each Non-U.S. Holder must obtain a taxpayer identification number from the IRS and submit that number to Belpointe PREP’s transfer agent on a Form W-8BEN or W-8BEN-E (or other applicable or successor form) in order to obtain credit for these withholding taxes.

In addition, if a Non-U.S. Holder is classified as a non-U.S. corporation, it will be treated as engaged in a United States trade or business and may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its

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share of Belpointe PREP’s income and gain as adjusted for changes in the foreign corporation’s “U.S. net equity” to the extent reflected in the corporation’s earnings and profits. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of holder of Belpointe PREP Class A units is subject to special information reporting requirements under Section 6038C of the Code.

A Non-U.S. Holder who sells or otherwise disposes of a Belpointe PREP Class A unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that Class A unit to the extent the gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder. Gain realized by a Non-U.S. Holder from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be “effectively connected” with a U.S. trade or business to the extent that gain that would be recognized upon a sale by the partnership of all of its assets would be “effectively connected” with a U.S. trade or business. Thus, all of a Non-U.S. Holder’s gain from the sale or other disposition of Belpointe PREP Class A units would be treated as effectively connected with a Non-U.S. Holder’s indirect U.S. trade or business constituted by its investment in Belpointe PREP and would be subject to U.S. federal income tax. As a result of the effectively connected income rules described above, the exclusion from U.S. taxation under the Foreign Investment in Real Property Tax Act for gain from the sale of partnership units regularly traded on an established securities market will not prevent a Non-U.S. Holder from being subject to U.S. federal income tax on gain from the sale or disposition of its Class A units to the extent such gain is effectively connected with a U.S. trade or business.

Moreover, the transferee of an interest in a partnership that is engaged in a U.S. trade or business is generally required to withhold 10% of the amount realized by the transferor unless the transferor certifies that it is not a foreign person, and Belpointe PREP is required to deduct and withhold from the transferee amounts that should have been withheld by the transferees but were not withheld. Because the “amount realized” includes a partner’s share of the partnership’s liabilities, 10% of the amount realized could exceed the total cash purchase price for the Belpointe PREP Class A units. For this and other reasons, the IRS has suspended the application of this withholding rule to open market transfers of interest in publicly traded partnerships, pending promulgation of regulations that address the amount to be withheld, the reporting necessary to determine such amount and the appropriate party to withhold such amounts, but it is not clear if or when such regulations will be issued.

Administrative Matters

Partnership Representative

The Belpointe PREP Manager will act as Belpointe PREP’s “partnership representative” as defined the Code. As the tax matters representative, the Belpointe PREP Manager will have the authority, subject to certain restrictions, to act on Belpointe PREP’s behalf in connection with any administrative or judicial review of Belpointe PREP’s items of income, gain, loss, deduction or credit.

Information Returns

It may require a substantial period of time after the end of Belpointe PREP’s fiscal year to obtain the requisite information from all lower-tier entities to enable Belpointe PREP to prepare and deliver Schedule K-1s to IRS Form 1065.For this reason, holders of Belpointe PREP Class A units who are U.S. taxpayers may want to file annually with the IRS (and certain states) a request for an extension past the due date of their income tax return.

In preparing this information, Belpointe PREP will use various accounting and reporting conventions, some of which have been mentioned in the previous discussion, to determine your share of income, gain, loss and deduction. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss.

Belpointe PREP may be audited by the IRS. Adjustments resulting from an IRS audit may require you to adjust a prior year’s tax liability and possibly may result in an audit of your own tax return. Any audit of your tax return could result in adjustments not related to Belpointe PREP’s tax returns as well as those related to Belpointe PREP’s tax returns.

Nominee Reporting

Persons who hold an interest in Belpointe PREP as a nominee for another person are required to furnish to Belpointe PREP:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;
•	a statement regarding whether the beneficial owner is (i) a person that is not a U.S. person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (iii) a tax-exempt entity;
•	the amount and description of Belpointe PREP Class A units held, acquired or transferred for the beneficial owner; and
•	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Belpointe PREP Class A units they acquire, hold or transfer for their own account. A penalty of up to $280 per failure, up to a maximum of $3,392,000 per calendar year, is imposed by the Code for failure to report that information to Belpointe PREP. The nominee is required to supply the beneficial owner of Class A units with the information furnished to Belpointe PREP.

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State, Local, Foreign and Other Tax Considerations

In addition to U.S. federal income taxes, holders of Belpointe PREP Class A units may be subject to other taxes, including state and local income taxes, unincorporated business taxes and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which Belpointe PREP conducts business or owns property now or in the future or in which the holder of Class A units is a resident. Belpointe PREP anticipates conducting business or owning property in many states in the United States. Some of these states may impose an income tax on individuals, corporations and other entities. Although an analysis of the various taxes is not presented here, each prospective holder of Class A units should consider the potential impact of such taxes on its investment in Belpointe PREP.

Holders of Belpointe PREP Class A units may be required to file income tax returns and pay income taxes in some or all of the jurisdictions in which Belpointe PREP does business or owns property, however holders of Class A units may not be required to file a return and pay taxes in a jurisdiction if their income from that jurisdiction falls below the jurisdiction’s filing and payment requirement. Further, holders of Class A units may be subject to penalties for a failure to comply with any filing or payment requirement applicable to such holder. Some jurisdictions may require that Belpointe PREP, or Belpointe PREP may elect to, withhold a percentage of income from amounts to be distributed to a holder of Class A units who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular holder of Class A unit’s income tax liability to the jurisdiction, generally does not relieve a nonresident holder of Class A units from the obligation to file an income tax return in such jurisdiction.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO BELPOINTE PREP AND HOLDERS OF BELPOINTE PREP CLASS A UNITS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF CLASS A UNITS AND IN REVIEWING THIS DOCUMENT THESE MATTERS SHOULD BE CONSIDERED. IT IS THE RESPONSIBILITY OF EACH HOLDER OF CLASS A UNITS TO INVESTIGATE THE LEGAL AND TAX CONSEQUENCES, UNDER THE LAWS OF PERTINENT JURISDICTIONS, OF ITS INVESTMENT IN BELPOINTE PREP. BELPOINTE PREP STRONGLY RECOMMENDS THAT EACH PROSPECTIVE HOLDER OF CLASS A UNITS CONSULT WITH, AND DEPEND UPON, ITS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO SUCH MATTERS. FURTHER, IT IS THE RESPONSIBILITY OF EACH HOLDER OF CLASS A UNITS TO FILE ALL STATE, LOCAL AND NON-U.S., IF ANY, AS WELL AS U.S. FEDERAL TAX RETURNS THAT MAY BE REQUIRED OF SUCH HOLDER.

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Description of Belpointe PREP’s Units and Operating Agreement

The following summary of the material terms and provisions of Belpointe PREP’s units, its Limited Liability Company Operating Agreement (the “operating agreement”), and certain relevant provisions of the Delaware Limited Liability Company Act (“DLLCA”), does not purport to be complete and is qualified in its entirety by reference to the operating agreement, which is filed as an exhibit to this document, and applicable provision of the DLLCA. See “Where You Can Find More Information.”

General

Belpointe PREP’s operating agreement authorizes the Belpointe PREP’s board of directors (the “Belpointe PREP board”) to issue an unlimited number of additional units and an unlimited number of preferred units (the “preferred units”) and options, rights, warrants and appreciation rights relating to such units for consideration or for no consideration and on the terms and conditions as determined by the Belpointe PREP board in its sole discretion without the approval of any members. These additional securities may be used for a variety of purposes, including in offerings to raise capital, acquisitions and employee benefit plans. Belpointe PREP’s operating agreement currently authorizes the issuance of Class A, Class B units and Class M units. As of the date of this document, there are 100 Class A units issued and outstanding.

Belpointe PREP Class A Units

Upon payment in full of the consideration payable with respect to its Belpointe PREP Class A units, as determined by the Belpointe PREP board, the holders of such Class A units will not be liable to us to make any additional capital contributions with respect to such Class A units (except as otherwise required by Sections 18-607 and 18-804 of the DLLCA). No holder of Class A units will be entitled to preemptive, redemption or conversion rights.

Voting Rights

Holders of Class A units are entitled to one vote per Class A unit held of record on all matters submitted to a vote of Belpointe PREP members. Generally, all matters to be voted on by member must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by the members present in person or represented by proxy at a meeting of members, voting together as a single class.

Distribution Rights

Holders of Belpointe PREP Class A units will share ratably (based on the number of Class A units held) in any distribution authorized by the Belpointe PREP board out of funds legally available therefor, subject to any statutory or contractual restrictions on distributions and to any restrictions on distributions imposed by the terms of any outstanding preferred units.

Liquidation Rights

Upon Belpointe PREP’s dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred units having liquidation preferences, if any, the holders of Belpointe PREP Class A units and any other equity securities Belpointe PREP may subsequently issue that are pari passu with Class A units will be entitled to receive Belpointe PREP’s remaining assets available for distribution in proportion to the Class A units and other equity securities held by them as of a record date determined by the liquidator.

Other Matters

Under Belpointe PREP’s operating agreement, in the event that the Belpointe PREP board determines that Belpointe PREP should seek relief pursuant to Section 7704(e) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), to preserve its status as a partnership for federal (and applicable state) income tax purposes, Belpointe PREP and each of its members will be required to agree to adjustments required by the tax authorities, and Belpointe PREP will pay such amounts as required by the tax authorities to preserve its status as a partnership.

Belpointe PREP Class B Units

Immediately upon effectiveness of the registration statement registering Belpointe PREP’s concurrent initial public offering, all of Belpointe PREP’s Class B units will be issued to and held by the Belpointe PREP Manager. No holder of Class B units is entitled to preemptive, redemption or conversion rights.

Voting Rights

Holders of Belpointe PREP Class B units are entitled to one vote per Class B unit held of record on all matters submitted to a vote of Belpointe PREP members. Generally, all matters to be voted on by the Belpointe PREP Member must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by the members present in person or represented by proxy at a meeting of members, voting together as a single class.

Distribution Rights

Holders of Belpointe PREP Class B units are entitled to 5% of any gains recognized by or distributed to Belpointe PREP or recognized by or distributed from one or more of Belpointe PREP’s operating companies (each and “Operating Company” and together the “Operating Companies”) or any subsidiary. As a result, any time Belpointe PREP recognizes an operating gain (excluding

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depreciation) or receive a distribution, whether from continuing operations, net sale proceeds, refinancing transactions or otherwise, the Belpointe PREP Manager is entitled to receive 5% of the aggregate amount of such gain or distribution, regardless of whether the holders of Belpointe PREP Class A units have received a return of their capital. The allocation and distribution rights that the Belpointe PREP Manager is entitled to with respect to its Class B units may not be amend, alter or repeal without the consent of the Belpointe PREP Manager. The Belpointe PREP Manager will continue to hold 100% of our Class B units even if Belpointe PREP terminates or elect not to renew the management agreement.

Liquidation Rights

Upon Belpointe PREP’s dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred units having liquidation preferences, if any, the holders of Belpointe PREP Class B units will be entitled to receive any accrual of gains or distributions otherwise distributable to the Belpointe PREP Manager pursuant to its Class B units.

Belpointe PREP Class M Units

Immediately upon effectiveness of the registration statement registering Belpointe PREP’s concurrent initial public offering, the Belpointe PREP Class M unit will be issued to and held by the Belpointe PREP Manager. The holder of the Class M unit is not entitled to preemptive, redemption or conversion rights.

Voting Rights

The holder of the Belpointe PREP Class M unit is entitled to that number of votes equal to the product obtained by multiplying (i) the sum of the aggregate number of outstanding Belpointe PREP Class A units plus Belpointe PREP Class B units, by (ii) 10, on matters on which the holder of the Class M unit has a vote. Generally, all matters to be voted on by Belpointe PREP members must be approved by a majority of the votes entitled to be cast by the members present in person or represented by proxy at a meeting of members, voting together as a single class.

The Belpointe PREP Manager will hold the Belpointe PREP Class M unit for so long as it remains Belpointe PREP’s manager. Accordingly, the Belpointe PREP Manager will be able to determine the outcome of all matters on which the holder of the Class M unit has a vote. Such matters include certain mergers and acquisitions, certain amendments to Belpointe PREP’s operating agreement and the election of one Class III director (the “Class M Director”). The Class M unit does not represent an economic interest in Belpointe PREP.

Distribution Rights

The holder of the Belpointe PREP Class M unit does not have any right to receive distributions.

Liquidation Rights

Upon Belpointe PREP’s liquidation, dissolution or winding up, the holder of the Class M unit does not have any right to receive distributions in respect of its Class M unit.

Preferred Units

Under Belpointe PREP’s operating agreement, the Belpointe PREP board may from time to time establish and cause it to issue one or more classes or series of preferred units and set the designations, preferences, rights, powers and duties of such classes or series. Accordingly, the Belpointe PREP board, without member approval, may issue preferred units with voting, conversion or other rights that could adversely affect the voting and other rights of the holders of Belpointe PREP Class A units.

Belpointe PREP could issue a series of preferred units that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of Belpointe PREP Class A units might believe to be in their best interests or in which holders of Class A units might receive a premium for their Class A units over the NAV of Belpointe PREP’s Class A units.

The Belpointe PREP Board and Belpointe PREP Manager

Belpointe PREP’s operating agreement provides that its business and affairs will be managed by or under the direction of the Belpointe PREP board, which will have the power to appoint Belpointe PREP’s officers and to engage the Belpointe PREP Manager, and to delegate to its officers and the Belpointe PREP Manager the power to carry out the provisions of its operating agreement and the purposes, policies and business of Belpointe PREP.

Purpose

Under Belpointe PREP’s operating agreement, Belpointe PREP is permitted to (i) directly, or indirectly through its Operating Companies or any subsidiary, acquire, develop, redevelop, own, hold, maintain, manage, finance, refinance, pledge, hypothecate, exchange, sell and otherwise deal in and with a diversified portfolio of commercial real estate properties located throughout the United States and its territories, as well as to acquire other real estate-related assets, including, but not limited to, commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses, (ii) to enter into any joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations partnership, joint venture, limited liability

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company or other similar arrangement to engage in any of the foregoing or to acquire, hold and dispose of interests in any corporation, partnership, joint venture, limited liability company, trust or other entity engaged, directly or indirectly, in any of the foregoing, and to exercise all of the rights and powers conferred upon Belpointe PREP with respect to its interests therein, and (iii) to do anything necessary or incidental to the foregoing; provided, however, that Belpointe PREP initially qualifies as a “qualified opportunity fund” under §1400Z-1 and §1400Z-2 of the Code as established by the Tax Cuts and Jobs Act of 2017.

Agreement to be Bound by Belpointe PREP’s Operating Agreement; Power of Attorney

By becoming a holder of Belpointe PREP Class A units, you will be admitted as member of Belpointe PREP, LLC and become bound by the terms of Belpointe PREP’s operating agreement. Pursuant to the operating agreement, each holder of Class A units and each person in whose name any Class A units are registered on the books and records or Belpointe PREP’s transfer agent (each, a “Record Holder”) grants to Belpointe PREP, the Belpointe PREP Manager (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for Belpointe PREP’s qualification, continuance or dissolution. The power of attorney also grants Belpointe PREP the authority to make certain amendments to, and to make consents and waivers under, its operating agreement and certificate of formation, in each case in accordance with its operating agreement.

Duties of the Belpointe PREP Manager and Belpointe PREP’s Officers and Directors

Belpointe PREP’s operating agreement provides that, except as specifically provided therein, the duties of care and loyalty owed to Belpointe PREP and to the holders of its units are the same as the respective duties of care and loyalty owed by officers and directors of a corporation organized under the General Corporation Law of the State of Delaware (“DGCL”) to their corporation and stockholders, respectively.

There are certain provisions in Belpointe PREP’s operating agreement regarding exculpation and indemnification of the Sponsor, the Belpointe PREP Manager, officers and directors that differ from the DGCL.

First, Belpointe PREP’s operating agreement provides that its officers and directors will be liable to Belpointe PREP or the holders of its units for an act or omission only if such act or omission constitutes a breach of the duties owed to Belpointe PREP or the holders of its units, as applicable, by any such officer or director and such breach is the result of (i) willful malfeasance, gross negligence, the commission of a felony or a material violation of applicable law, in each case, that has resulted in, or could reasonably be expected to result in, a material adverse effect on Belpointe PREP, or (ii) fraud, and that the Sponsor and the Belpointe PREP Manager will not be liable to Belpointe PREP or the holders of its units for any act or omission, including any mistake of fact or error in judgment. In addition, Belpointe PREP has agreed to indemnify the Sponsor, the Belpointe PREP Manager, officers and directors to the fullest extent permitted by applicable law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with our approval and counsel fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to Belpointe PREP, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may be made a party by reason of being or having been one of Belpointe PREP’s officers, directors or manager, except for any expenses or liabilities that have been finally judicially determined to have arisen primarily from acts or omissions which violate the standard set forth in the preceding sentence. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission (“SEC”), such indemnification is contrary to public policy and therefore unenforceable. Under the DGCL, a corporation can only indemnify officers and directors for acts or omissions if any such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation and, in a criminal action, if the officer or director had no reasonable cause to believe their conduct was unlawful.

Second, Belpointe PREP’s operating agreement provides that, in the event of an existing or potential conflict of interest involving the Sponsor, the Belpointe PREP Manager, one or more of its directors or their respective affiliates, a resolution or course of action by Belpointe PREP’s directors or their affiliates will be deemed approved by all holders of Belpointe PREP Class A units, and will not constitute a breach of its operating agreement or any duty (including any fiduciary duty), if such resolution or course of action meets certain standards as described in “—Conflicts of Interest” below. Under the DGCL, a corporation is not permitted to automatically exempt directors from claims of breach of fiduciary duty under such circumstances.

Limited Liability

The DLLCA provides that a member who receives a distribution from a Delaware limited liability company and knew at the time of the distribution that the distribution was in violation of the DLLCA will be liable to the company for three years for the amount of the distribution. Under the DLLCA, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their limited liability company interests and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the DLLCA provides that the fair value of property subject to liability for which recourse of creditors is limited is included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the DLLCA, an assignee who becomes a substituted member of a company is liable for the obligations of the assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to the assignee at the time the assignee became a member and that could not be ascertained from our operating agreement.

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Amendment of Belpointe PREP’s Operating Agreement

Amendments to Belpointe PREP’s operating agreement may be proposed only by or with the consent of the Belpointe PREP board. To adopt a proposed amendment and except as set forth below, the Belpointe PREP board is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of members to consider and vote upon the proposed amendment. Except as set forth below an amendment must be approved by holders of a majority of the total combined voting power of Belpointe PREP’s outstanding units, voting together as a single class, and to the extent that such amendment would have a material adverse effect on the holders of any class or series of units, by a majority of the holders of such class or series. Issuances of securities with rights superior to those of Belpointe PREP’s outstanding units or having a dilutive effect on its outstanding units will not be deemed to have a material adverse effect on the holders of its outstanding units.

Prohibited Amendments

No amendment to Belpointe PREP’s operating agreement may be made that would:

•	enlarge the obligations of any member without such member’s consent, unless the Belpointe PREP board determines the amendment to be necessary or appropriate (i) for Belpointe PREP’s qualification or continued qualification as a limited liability company under the laws of any state, (ii) to ensure that Belpointe PREP will not be treated as an association taxable as corporations or otherwise taxed as an entity for federal income tax purposes, or (iii) to comply with qualified opportunity fund requirements under the Code and any related Treasury Regulations or the requirements or requests of any taxing authority; or
•	change the provision in Belpointe PREP’s operating agreement that provides that Belpointe PREP will be dissolved upon an election to dissolve it by the Belpointe PREP board that is approved by holders of a majority of the total combined voting power of Belpointe PREP’s outstanding Class A units and Class B units, voting together as a single class;

Belpointe PREP’s operating agreement provides that it may only amend the above-described provisions upon approval of members holding at least 80% of the total combined voting power of its outstanding units.

Amendments Not Requiring Member Approval

The Belpointe PREP board may, in its sole discretion and without the approval of any member (including a member that may be materially and adversely affected), amend our operating agreement to reflect:

•	a change in Belpointe PREP’s name, the location of its principal place of business, its registered agent or registered office;
•	the admission, substitution, resignation or removal of members in accordance with Belpointe PREP’s operating agreement;
•	a change that the Belpointe PREP board determines to be necessary or appropriate for Belpointe PREP to qualify or continue its qualification as a limited liability company under the laws of any state or to ensure that neither Belpointe PREP nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes, unless it specifically elect to be treated otherwise;
•	a change that the Belpointe PREP board determines to be necessary or appropriate to ensure that Belpointe PREP complies with the qualified opportunity fund requirements under the Code and any related Treasure Regulations or the requirements of any taxing authority, unless it specifically elect to be treated otherwise;
•	a change that the Belpointe PREP board determines to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation;
•	a change in Belpointe PREP’s fiscal year or taxable year and related changes that the Belpointe PREP board determines to be necessary, desirable or appropriate as a result of a change in Belpointe PREP’s fiscal year or taxable year;
•	an amendment that the Belpointe PREP board determines, based upon the advice of counsel, to be necessary or appropriate to prevent Belpointe PREP, the Belpointe PREP Manager or any director, officer or other agent from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended, Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Code or any applicable similar law;
•	an amendment or issuance that the Belpointe PREP board determines to be necessary or appropriate for the authorization or issuance of additional securities;
•	any amendment expressly permitted in Belpointe PREP’s operating agreement to be made by the Belpointe PREP board acting alone;
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•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of Belpointe PREP’s operating agreement;
•	any amendment that the Belpointe PREP board determines to be necessary or appropriate for the formation by Belpointe PREP of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by Belpointe PREP’s operating agreement;
•	a merger of Belpointe PREP or any subsidiary into, or conveyance of all of Belpointe PREP’s assets to, a newly formed entity, for the sole purpose of effecting a change in legal form into another limited liability entity;
•	an amendment effected, necessitated or contemplated by an amendment to Belpointe PREP’s operating agreement or other governing document of one of Belpointe PREP’s direct subsidiaries that requires the equity holders of such subsidiary to provide a statement, certification or other proof of evidence to the subsidiary regarding whether such equity holder is subject to U.S. federal income taxation on the income generated by such subsidiary; and
•	any other amendments substantially similar to any of the above-described provisions.

In addition, the Belpointe PREP board may, in its sole discretion and without the approval of any member (including a member that may be materially and adversely affected), amend Belpointe PREP’s operating agreement to reflect a change the Belpointe PREP board determines:

•	does not adversely affect the members considered as a whole (or adversely affect the holders of any particular class or series of units as compared to the holders of another classes or series of units) in any material respect;
•	is necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any governmental entity or contained in any applicable law;
•	is necessary, desirable or appropriate to facilitate the trading of Belpointe PREP’s units or to comply with any rule, regulation, guideline or requirement of any securities exchange or market on which its units are or will be listed or quoted for trading;
•	is necessary or appropriate in connection with action taken by the Belpointe PREP board relating to splits or combinations of units under Belpointe PREP’s operating agreement; or
•	is required to effect the intent expressed any registration statement Belpointe PREP files under the Securities Act of 1933, as amended, or the intent of the provisions of Belpointe PREP’s operating agreement or is otherwise contemplated by its operating agreement.

Merger, Sale or Other Disposition of Assets

If certain conditions specified in Belpointe PREP’s operating agreement are satisfied, the Belpointe PREP board may convert or merge Belpointe PREP or any of its subsidiaries into, or convey all of Belpointe PREP’s assets to, a newly formed limited liability entity, in each case without any approval of Belpointe PREP’s members, if the sole purpose of the conversion, merger or conveyance is to effect a change in Belpointe PREP’s legal form into another limited liability entity. All other mergers, consolidations and other business combinations require the approval of both the Belpointe PREP board and a majority of the total combined voting power of all of outstanding units, voting together as a single class. Holders of Belpointe PREP Class A units are not entitled to dissenters’ rights of appraisal under Belpointe PREP’s operating agreement or applicable law in the event of a merger, consolidation or other business combination, a conversion or a sale of all or substantially all of Belpointe PREP’s assets or any other similar transaction or event.

Termination and Dissolution

Belpointe PREP will continue as a limited liability company until terminated under the terms of its operating agreement. Belpointe PREP will dissolve and its affairs will be wound up:

•	upon an election to dissolve Belpointe PREP by the Belpointe PREP board that is approved by holders of a majority of the total combined voting power of all of Belpointe PREP’s outstanding Belpointe PREP Class A units and Belpointe PREP Class B units, voting together as a single class;
•	upon the entry of a decree of judicial dissolution of Belpointe PREP pursuant to the DLLCA; or
•	at any time that there are no members of Belpointe PREP, unless the business of Belpointe PREP is continued in accordance with the DLLCA.

Election to be Treated as a Corporation

If the Belpointe PREP board determines, in its sole discretion, that it is no longer in Belpointe PREP’s best interests to continue as a partnership for U.S. federal income tax purposes, the Belpointe PREP board may elect to treat Belpointe PREP as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

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Books and Reports

Belpointe PREP’s operating agreement requires that it keep appropriate books and records of its business at its principal offices. Belpointe PREP’s books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with U.S. GAAP. Belpointe PREP’s fiscal year is the calendar year ending December 31. The Belpointe PREP board, in its sole discretion, may change Belpointe PREP’s fiscal year at any time as may be required or permitted under the Code or applicable Treasury Regulations.

Belpointe PREP’s operating agreement requires that it use reasonable efforts to furnish each member, as soon as practicable after the end of each fiscal year, with a Schedule K-1 to IRS Form 1065 and any comparable statements required by applicable federal, state or local income tax law. However, Belpointe PREP may require a substantial period of time after the end of its fiscal year to obtain the requisite information from all lower-tier entities to enable it to prepare and deliver Schedule K-1s. For this reason, holders of Belpointe PREP Class A units who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past the due date of their income tax returns.

Conflicts of Interest

In general, whenever an actual or potential conflict of interest arises between the Sponsor, the Belpointe PREP Manager, one or more of Belpointe PREP’s directors or their respective affiliates, on the one hand, and Belpointe PREP, one or more of its subsidiaries or any holder of its units other than the Sponsor or the Belpointe PREP Manager, on the other hand, any resolution or course of action taken by the Belpointe PREP board will be deemed approved by all of Belpointe PREP’s members and will not constitute a breach of Belpointe PREP’s operating agreement or any legal or equitable duty (including any fiduciary duty) if the resolution or course of action in respect of the conflict of interest is:

•	on terms no less favorable to Belpointe PREP, its subsidiaries or the holders of its units than those generally being provided to or available from unrelated third parties;
•	fair and reasonable to Belpointe PREP taking into account the totality of the relationships among the parties involved;
•	approved or ratified by a majority of Belpointe PREP’s disinterested directors; or
•	approved or ratified by holders of a majority of the total combined voting power of Belpointe PREP’s outstanding Class A units and Class B units, voting together as a single class.

Belpointe PREP’s failure to seek the approval of or ratification by the holders of its units or disinterested directors, as described above, will not be deemed to indicate that a conflict of interest exists or that approval or ratification could not have been obtained. If the Belpointe PREP board determines that any resolution or course of action satisfies the first or second standards described above, it will be presumed that the Belpointe PREP board acted in good faith in making such determination, and any holder or Belpointe PREP Class A units seeking to challenge the Belpointe PREP board’s determination would bear the burden of overcoming this presumption.

Any conflicts of interest described in or contemplated by this document will be deemed approved by holders of Belpointe PREP Class A units who acquire Class A units in the offer and merger and will not constitute a breach of Belpointe PREP’s operating agreement or any legal, equitable or other duty.

In addition, Belpointe PREP’s operating agreement contains provisions that waive or consent to conduct by Belpointe PREP, the Belpointe PREP Manager, Belpointe PREP’s directors or its affiliates that might otherwise raise issues about compliance with fiduciary duties or otherwise applicable law. For example, Belpointe PREP’s operating agreement provides that when the Belpointe PREP board, the Belpointe PREP Manager, Belpointe PREP or its affiliates is permitted or required to make a decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, then, to the fullest extent permitted by law, the Belpointe PREP board, the Belpointe PREP Manager, Belpointe PREP or its affiliates, as the case may be, may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”), and will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting Belpointe PREP, any of its subsidiaries or members, and will not be subject to any other or different standards imposed by Belpointe PREP’s operating agreement, any other agreement contemplated thereby, under the DLLCA, or under any other law or in equity, but in all circumstances must exercise such discretion in good faith.

These modifications of fiduciary duties are expressly permitted by Delaware law. Hence, Belpointe PREP and the holders of Belpointe PREP Class A units will only have recourse and be able to seek remedies against Belpointe PREP’s directors if they breach their obligations pursuant to Belpointe PREP’s operating agreement. Unless Belpointe PREP’s directors breach their obligations pursuant to its operating agreement, Belpointe PREP and the holders of Class A units will not have any recourse even if Belpointe PREP’s directors were to act in a manner that was inconsistent with traditional fiduciary duties. Furthermore, even if there has been a breach of the obligations set forth in Belpointe PREP’s operating agreement, the operating agreement provides that Belpointe PREP’s directors will not be liable to Belpointe PREP or holder of Class A units for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that such breach is the result of (i) willful malfeasance, gross negligence, the commission of a felony or a material violation of applicable law, in each case, that has

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resulted or could reasonably be expected to have a material adverse effect on Belpointe PREP, or (ii) fraud. In addition, Belpointe PREP’s operating agreement provides that the Sponsor and the Belpointe PREP Manager will owe no duties to Belpointe PREP or holders of Class A units and will have no liability to Belpointe PREP or any holder of Class A units for monetary damages or otherwise for their actions.

These modifications are detrimental to the holders of Belpointe PREP Class A units because they restrict the remedies available to holders of Class A units for actions that without those limitations might constitute breaches of duty (including fiduciary duty).

Actual or potential conflicts of interest could arise in the following circumstances, among others:

•	The amount of cash flow from operations that is available for distribution to holders of Belpointe PREP Class A units may be affected by decisions of the Belpointe PREP board and Belpointe PREP Manager regarding matters such as the (i) amount and timing of cash expenditures, (ii) amount and timing of investments and dispositions, (iii) levels of indebtedness, (iv) tax matters, (v) levels of reserves, and (vi) issuance of additional equity securities, including additional Class A units.
•	Any agreements between Belpointe PREP, on the one hand, and the Sponsor, Belpointe PREP Manager or Belpointe PREP’s affiliates, on the other, will not grant to the holders of Belpointe PREP Class A units, separate and apart from Belpointe PREP, the right to enforce the obligations of the Sponsor, Belpointe PREP Manager or Belpointe PREP’s affiliates in Belpointe PREP’s favor.
•	Neither Belpointe PREP’s operating agreement nor any of the other agreements, contracts and arrangements between Belpointe PREP, on the one hand, and the Sponsor, Belpointe PREP Manager or Belpointe PREP’s affiliates, on the other, are or will be the result of arms-length negotiations. The Belpointe PREP board or Belpointe PREP Manager will determine the terms of any of these transactions on terms that it considers are fair and reasonable to Belpointe PREP.

Attorneys, independent accountants and others who will perform services for Belpointe PREP are selected by the Belpointe PREP board or Belpointe PREP Manager and may perform services for Belpointe PREP and its affiliates. Belpointe PREP may retain separate counsel for Belpointe PREP or holders of Belpointe PREP Class A units in the event of a conflict of interest between the Sponsor, the Belpointe PREP Manager or Belpointe PREP’s affiliates, on the one hand, and Belpointe PREP or the holders of Class A units, on the other, depending on the nature of the conflict, but are not required to do so.

Meetings of Members; Action Without a Meeting

Belpointe PREP is not required under its operating agreement to hold regular meetings of members. Special meetings may be called by a majority of the Belpointe PREP board, the Chairman of the Belpointe PREP board or Belpointe PREP’s Chief Executive Officer. At any meeting of Belpointe PREP’s members, the presence, in person or by proxy, of holders representing one-third of the units entitled to vote on a matter is necessary to constitute a quorum. Generally, all matters to be voted on by Belpointe PREP’s members must be approved by a majority of the total combined voting power of outstanding units entitled to be cast in person or by proxy voting at a meeting. The holder of the Belpointe PREP Class M unit, voting separately as a class, is entitled to elect one Class M Director, all other directors will be elected by a plurality of votes of Belpointe PREP Class A units and Belpointe PREP Class B units, voting together as a single class. Directors may only be removed from the Belpointe PREP board for cause by the affirmative vote of at least 80% of the holders of Belpointe PREP Class A units and Belpointe PREP Class B units, voting together as a single class, however, the Class M Director may only be removed for cause by the affirmative vote of the holder of the Class M unit, voting separately as a class. Under Belpointe PREP’s operating agreement and the DLLCA, Belpointe PREP may hold meetings in person or by remote communication.

Belpointe PREP’s operating agreement establishes advance notice procedures with respect to member proposals and the nomination of persons for election as directors at annual meetings of members. Specifically, the member must deliver notice to Belpointe PREP’s secretary not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of members (subject to certain exceptions).

In addition, any action that may be taken at a meeting of members may instead be taken upon the written consent of members representing not less than the minimum percentage of the votes entitled to be cast that would be necessary to authorize or take such action at a meeting at which all of members were present and voted. Actions by written consent may be taken without a meeting, without a vote and without prior notice.

Transfer Restrictions

Transfers of Belpointe PREP Class A units may only occur in accordance with the procedures set forth in Belpointe PREP’s operating agreement. Belpointe PREP Class A units may not be transferred in any transaction that would:

•	violate then-applicable U.S. federal or state securities laws or regulations or any governmental authority with jurisdiction over the transfer;
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•	terminate Belpointe PREP’s existence or qualification under the laws of any jurisdiction;
•	cause Belpointe PREP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent that Belpointe PREP is not already so treated or taxed); or
•	require Belpointe PREP to become subject to the registration requirements of the Investment Company Act.

To the fullest extent permitted by law, a purported transfer of Belpointe PREP Class A units in violation of the restrictions set forth in Belpointe PREP’s operating agreement will be null and void, and Belpointe PREP will not be required to and will not recognize the transfer. In the event of a purported transfer prohibited by Belpointe PREP’s operating agreement, Belpointe PREP may, in its discretion, require that the purported transferor take steps to unwind, cancel or reverse the purported transaction. The purported transferee will have no rights or economic interest in the Class A units. In addition, Belpointe PREP may, in its discretion, redeem the Class A units or cause the transfer of the Class A units to a third party and distribute the proceeds of the sale (net of any expenses) to the purported transferor.

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Description Belpointe PREP’s Operating Companies’ Operating Agreements

The following is a summary of the material terms and provisions of the Limited Liability Company Operating Agreements of Belpointe PREP’s Operating Companies.

Management

All of Belpointe PREP’s assets are and will continue to be held by, and all of its operations are and will continue to be conducted through, one or more operating companies (each an “Operating Company” and together the “Operating Companies”), either directly or indirectly through subsidiaries.

Belpointe PREP OC, LLC, a Delaware limited liability company (“Belpointe PREP OC”) and Belpointe PREP TN OC, LLC, a Delaware limited liability company (“Belpointe PREP TN OC”), were formed as Operating Companies to acquire and hold assets on behalf of Belpointe PREP.

The Belpointe PREP Manager is and is expected to continue to be the manager of Belpointe PREP OC and Belpointe PREP TN OC. As of the date of this document, Belpointe PREP is the only member of Belpointe PREP OC and Belpointe PREP TN OC.

Pursuant to Belpointe PREP’s Operating Companies’ limited liability company operating agreement (the “OC operating agreements”) and the management agreement with the Belpointe PREP Manager, the Belpointe PREP Manager, subject to oversight by the Belpointe PREP board, has full, exclusive and complete responsibility and discretion in the management and control of Belpointe PREP’s Operating Companies, including the ability to cause the Operating Companies to enter into certain major transactions such as acquisitions, dispositions and refinancings, in accordance with Belpointe PREP’s investment objectives and strategy and investment guidelines, to make distributions to the members of the Operating Companies, and to cause changes in the Operating Companies business activities. The Belpointe PREP board will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Companies.

The OC operating agreements require that the Operating Companies conduct their operations in a manner that allows Belpointe PREP to qualify as a publicly traded partnership and qualified opportunity fund for U.S. federal income tax purposes, unless Belpointe PREP otherwise ceases to qualify as a publicly traded partnership or qualified opportunity fund. Accordingly, for purposes of satisfying the 90% Asset Tests for Belpointe PREP’s qualification as a qualified opportunity fund, the Operating Companies will conduct their operations in a manner that allows a membership interest in the Operating Companies to be treated as qualified opportunity zone property. See “Material U.S. Federal Income Tax Consequences of Belpointe Prep Class A Unit Ownership.”

As the manager of Belpointe PREP’s Operating Companies, the Belpointe PREP Manager has the exclusive power to manage and conduct the business of the Operating Companies. None of the members of the Operating Companies may transact business for the Operating Companies, or participate in management activities or decisions, except as required by applicable law.

Any future members of the Operating Companies will expressly acknowledge that the Belpointe PREP Manager, as the manager of the Operating Companies, is acting on behalf of the Operating Companies, Belpointe PREP and the holders of Belpointe PREP’s units, collectively. Neither Belpointe PREP, the Belpointe PREP board nor the Belpointe PREP Manager is under any obligation to give priority to the separate interests of the members of the Operating Companies or the holders of Belpointe PREP’s units in deciding whether to cause the Operating Companies to take or decline to take any actions. If there is a conflict between the interests of the holders of Belpointe PREP’s units, on the one hand, and the Operating Companies’ members, on the other, the Belpointe PREP board or the Belpointe PREP Manager will endeavor in good faith to resolve the conflict in a manner that is not adverse to either the holders of Belpointe PREP’s units or the Operating Companies’ members, provided, however, that for so long as Belpointe PREP owns a controlling interest in the Operating Companies, any conflict that cannot be resolved in a manner that is not adverse to either the holders of Belpointe PREP’s units or the Operating Companies’ members may be resolved in favor of the holders of Belpointe PREP’s units. Neither Belpointe PREP, the Belpointe PREP board nor the Belpointe PREP Manager are liable under the OC operating agreement to the Operating Companies or to any of their members for monetary damages for losses sustained, liabilities incurred or benefits not derived by such members in connection with such decisions, provided that they have acted in good faith.

Capital Contributions

Belpointe PREP intends to contribute the net proceeds from its initial public offering, after payment of fees and expenses attributable to Belpointe PREP’s offering and operations, to the Operating Companies (and any other Operating Companies that Belpointe PREP may form) as capital contributions. However, Belpointe PREP will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors in its initial public offering, and the Operating Companies will be deemed to have simultaneously paid the fees, expenses and other costs associated with Belpointe PREP’s offering and operations.

If the Operating Companies require additional funds at any time in excess of capital contributions made by Belpointe PREP, the Operating Companies may borrow funds from a financial institution or other lenders or Belpointe PREP or any of its affiliates may provide such additional funds through loans, purchase of additional limited liability company membership interests or otherwise (which Belpointe PREP or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Companies may admit additional members whose investments may be subject to a management fee and repurchase limitations.

Reimbursement of Expenses

The Operating Companies will reimburse Belpointe PREP, the Belpointe PREP Manager and its affiliates, including the Sponsor,

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for all expenses advanced on behalf of the Operating Companies, including all expenses relating to the Operating Companies’:

•	formation, continuity of existence and operation;
•	preparation and filing of any of periodic or other reports and communications under U.S. federal, state or local laws or regulations;
•	compliance with laws, rules and regulations promulgated by any regulatory body; and
•	other operating or administrative costs incurred in the ordinary course of business.

Membership Interests Generally

Membership interests represent an interest as a limited liability company in the Operating Companies. The Operating Companies may issue additional membership interests and classes of membership interests with rights different from, and superior to, those of membership interests of any class, without the consent of the members. Holders of membership interests do not have any preemptive rights with respect to the issuance of additional membership interests.

Members generally are not liable for the debts and liabilities of the Operating Companies beyond the amount of their capital contributions. The voting rights of the members of any class are generally limited to approval of specific types of amendments to OC operating agreements.

Transferability of Interests

With certain exceptions, the members may not transfer their interests in the Operating Companies, in whole or in part, without prior written consent of the Belpointe PREP Manager.

Exculpation

Pursuant to the OC operating agreements, none of Belpointe PREP, the Belpointe PREP board, the Belpointe PREP Manager, the Sponsor nor their respective affiliates will be liable to the Operating Companies or their members for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence. Therefore, future members of the Operating Companies have a more limited right of action than they would have absent such limitation.

Indemnification

The OC operating agreements provide for the indemnification of Belpointe PREP, Belpointe PREP’s directors and officers, the Belpointe PREP Manager, the Sponsor and their respective affiliates by the Operating Companies for liabilities incurred in dealings with third parties on behalf of the Operating Companies. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

The Belpointe PREP Manager will act as each Operating Company’s “partnership representative” as defined the Code and will have the authority to make tax elections under the Code on such Operating Company’s behalf.

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Belpointe REIT’s Investment Objectives and Strategies

Investment Objectives

Belpointe REIT’s primary investment objectives are:

•	to preserve, protect and return capital contributions;
•	to pay attractive and consistent cash distributions;
•	to grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long term; and
•	to realize growth in the value of its investments.

Investment Strategy

Belpointe REIT is focused on the identification, acquisition and development or redevelopment of properties located within “opportunity zones;” at least 90% of its assets consist of qualified opportunity zone properties. Belpointe REIT qualified as a “qualified opportunity fund” beginning with its taxable year ended December 31, 2019. Belpointe REIT’s initial investments consist of and are expected to continue to consist of properties for the construction or renovation of multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, mixed-use, data centers and solar projects located throughout the United States and its territories. Belpointe REIT may, at any time and without stockholder approval, cease to be a qualified opportunity fund and acquire assets that do not qualify as qualified opportunity zone investments.

Investment Decisions and Asset Management

Belpointe REIT is externally managed by the Belpointe REIT Manager. Within Belpointe REIT’s investment objectives and policies, the Belpointe REIT Manager has substantial discretion with respect to the selection of specific investments and the purchase and sale of its assets. The Belpointe REIT Manager’s investment committee periodically reviews Belpointe REIT’s investment guidelines to determine whether its investment guidelines continue to be in the best interests of Belpointe REIT’s stockholders.

Targeted Investments

Belpointe REIT’s initial investments consist of and are expected to continue to consist of properties for the construction or renovation of multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, mixed-use, data centers and solar projects located throughout the United States and its territories. Belpointe REIT anticipates future operations including the acquisition and development or redevelopment of a wide range of commercial properties located throughout the United States, as well as the acquisition of real estate-related assets, including debt and equity securities issued by other real estate companies, with the goal of increasing distributions and capital appreciation. As of the date of this document, Belpointe REIT has made two investments.

Prior to acquiring an asset, the Belpointe REIT Manager’s investment committee performs an individual analysis of the asset to determine whether it meets Belpointe REIT’s investment guidelines. The Belpointe REIT Manager’s investment committee uses the information derived from the analysis in determining whether the asset is an appropriate investment for Belpointe REIT.

Belpointe REIT intends to hold its assets for a minimum of two years and potentially in excess of 13 years but may hold longer or sell sooner based on market conditions or property performance. Belpointe REIT believes that holding its assets for this period will enable it to capitalize on the potential for increased income and capital appreciation of such assets while also providing for a level of liquidity consistent with its investment strategy. Tax rules applicable to REITs may also influence our hold periods for each investment. Belpointe REIT intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes on such date as determined by the Belpointe REIT board taking into consideration factors such as the timing of Belpointe REIT’s ability to generate cash flows, its ability to satisfy the various requirements applicable to REITs and its ability to maintain its status as a qualified opportunity fund.

Investments in Real Property

In executing its investment strategy with respect to investments in real property, Belpointe REIT seeks to invest in assets that it believes will provide positive cash flow characteristics, asset appreciation or both. To the extent feasible, Belpointe REIT seeks to satisfy its investment objective of achieving attractive cash yields with the potential for capital appreciation. In making investment decisions for Belpointe REIT , the Belpointe REIT Manager’s investment committee considers relevant real estate property and financial factors, including the location of the property, its income-producing capacity, the prospects for long-term appreciation and its liquidity and income and REIT tax considerations.

Belpointe REIT is not limited in the number or size of properties it may acquire or the percentage of its assets that may be invested in a single property. The number and mix of properties Belpointe REIT acquires will depend upon real estate and market conditions and other circumstances existing at the time it acquires properties and the amount of assets available for acquisitions.

Belpointe REIT’s investments in real estate generally take the form of holding fee title or a long-term leasehold estate and are most commonly owned directly through a special purpose entity. Belpointe REIT may selectively acquire properties with joint venture partners. In addition, Belpointe REIT may purchase properties and lease them back to the sellers of such properties.

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Belpointe REIT invests in markets with favorable risk-return characteristics. As a result, our investments may result in concentrations in a limited number of geographic regions. Belpointe REIT will make its investments in or in respect of real estate assets located throughout the United States and its territories.

Commercial Real Estate Loans

Belpointe REIT may acquire commercial real estate loans related to its target investments by directly originating the loans and by purchasing them from third party sellers. Although Belpointe REIT generally prefers the benefits of direct origination, the current market conditions have created situations where holders of commercial real estate debt may be in distress and are therefore willing to sell at prices that compensate the buyer for the lack of control typically associated with directly structured investments. The experience of the Belpointe REIT Manager’s management team in making distressed investments greatly augments Belpointe REIT’s capabilities in this area.

Other Possible Investments

Although most of Belpointe REIT’s investments consist of qualified opportunity zone investments, Belpointe REIT may make other investments, such as investments in alternative commercial properties such as data centers and solar projects. In fact, Belpointe REIT may invest in whatever types of interests in real estate-related assets that it believes are in its best interests. Although Belpointe REIT can purchase any type of interest in real estate-related assets, its conflicts of interest policy limits certain types of investments involving the Belpointe REIT Manager, the Sponsor, their officers or any of their affiliates.

Lack of Allocation Requirements

Nothing in Belpointe REIT’s charter, organizational documents or otherwise provides for restrictions or limitations on the percentage of its investments that must be (i) in a given geographic area, (ii) of a particular type of real estate, or (iii) acquired utilizing a particular method of financing. The Belpointe REIT board may change its targeted investments and investment guidelines without specific restrictions or limitations related to geographic location, diversification, or otherwise.

Investment Process

The Belpointe REIT Manager has the authority to make all the decisions regarding Belpointe REIT’s investments consistent with the investment guidelines and borrowing policies approved by the Belpointe REIT Manager’s investment committee and subject to the direction and oversight of the Belpointe REIT Manager’s investment committee. The Belpointe REIT Manager’s investment committee must approve all investments. Belpointe REIT will not, however, purchase or lease assets in which the Belpointe REIT Manager, any of Belpointe REIT’s officers or any of their affiliates has an interest without a determination by a committee of the Belpointe REIT board comprised entirely of independent directors (the “Belpointe REIT Independent Committee”) that the terms of such transaction, including price, are fair and reasonable to Belpointe REIT . In the event that two or more members of the investment committee are interested parties in a transaction, the Belpointe REIT Independent Committee will consider and vote upon the approval of the transaction. The Belpointe REIT Manager’s investment committee will periodically review Belpointe REIT’s investment guidelines and its investment portfolio. Changes to Belpointe REIT’s investment guidelines must be approved by the Belpointe REIT Manager’s investment committee.

The Belpointe REIT Manager focuses on the sourcing, acquisition and management of commercial real estate. In selecting investments for Belpointe REIT, the Belpointe REIT Manager utilizes the Sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that the Belpointe REIT Manager considers when evaluating prospective investment opportunities include:

•	real estate market factors that may influence real estate valuations;
•	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;
•	real estate and leasing market conditions affecting the real estate;
•	the cash flow in place and projected to be in place over the expected hold period of the real estate;
•	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;
•	review of third-party reports, including property condition, title, zoning and environmental reports;
•	downside risk;
•	physical inspections of the real estate and analysis of markets; and
•	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the Belpointe REIT Manager’s underwriting criteria, the Belpointe REIT Manager reviews the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. The Belpointe REIT Manager evaluates Belpointe REIT’s position within the overall capital structure and its rights in relation to potential joint venture partners. The Belpointe REIT Manager analyzes each

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potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Borrowing Policy

Belpointe REIT believes that the Sponsor’s ability to obtain both competitive financings and its relationships with top tier financial institutions should allow the Belpointe REIT Manager to successfully employ competitively-priced, moderate levels of borrowing in order to enhance Belpointe REIT’s returns. Although Belpointe REIT’s investment strategy is not contingent on financing its assets in the capital markets, the Sponsor’s past experience in procuring a range of debt facilities should provide the Belpointe REIT Manager with an advantage in potentially obtaining conservatively structured term financing for many of Belpointe REIT’s investments, to the extent available, through capital markets and other financing transactions.

Belpointe REIT intends to employ leverage in order to provide more funds available for investment. Belpointe REIT believes that prudent use of leverage will help it to achieve its diversification goals and potentially enhance the returns on its investments. Belpointe REIT expects that, once it has acquired a substantial portfolio of stabilized properties, its aggregate debt financing, on a property-level basis, excluding any debt at the company level or on assets under development or renovation, will be between 50-70% of the greater of the cost (before deducting depreciation or other non-cash reserves) or fair market value of Belpointe REIT’s assets. During the period when Belpointe REIT is acquiring, constructing and renovating its investments, it may employ greater leverage on individual assets. The Belpointe REIT Manager may from time to time modify Belpointe REIT’s leverage policy in its discretion.

Operating Policies

Interest Rate Risk Management; Hedging Activities

Belpointe REIT may engage in hedging transactions to protect its investment portfolio and variable rate leverage from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as Belpointe REIT determines is in the best interest of its stockholders, given the cost of such hedges and the need to maintain its qualification as a qualified opportunity fund, and, when applicable, a REIT. Belpointe REIT may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. Belpointe REIT may elect to bear a level of interest rate risk that could otherwise be hedged when the Belpointe REIT Manager believes, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Equity Capital Policies

Belpointe REIT’s amended and restated certificate of incorporation (the “articles”) authorizes Belpointe REIT to issue 1,000,000,000 shares of capital stock, of which 900,000,000 shares are designated as common stock and 100,000,000 shares are designated as preferred stock. As of June 11, 2021, Belpointe REIT has issued 1,190,123 shares of common stock (including 100 shares of common stock issued to the Sponsor in a private placement). The Belpointe REIT board may increase the number of Belpointe REIT’s authorized shares of capital stock without stockholder approval. The Belpointe REIT board may also elect to sell shares of capital stock in public offerings, issue equity interests in private offerings or otherwise issue additional shares of Belpointe REIT’s capital stock.

Disposition Policies

As each of Belpointe REIT’s investments reach what it believes to be its optimum value, Belpointe REIT will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to its stockholders or investing the proceeds in other assets that Belpointe REIT believes may produce a higher overall future return to its stockholders. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether Belpointe REIT could apply the proceeds from the sale of the asset to make other investments consistent with its investment objectives, whether disposition of the asset would allow Belpointe REIT to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Code or would impact Belpointe REIT status as a qualified opportunity fund or its intended status as a REIT.

When Belpointe REIT determines to sell a particular property or other investment, it will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. However, there can be no assurance that this objective will be realized. The selling price of a property will be determined in large part by the amount of rent payable by the tenants. The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions.

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Description of Belpointe REIT’s Business and Properties

General

Belpointe REIT is a Maryland corporation formed to invest in and manage a diversified portfolio of commercial real estate properties located in qualified opportunity zones throughout the United States and its territories. Belpointe REIT may also invest, to a limited extent, in other real estate-related assets. Belpointe REIT is the sole general partner of Belpointe REIT OP. All of Belpointe REIT’s assets are held by, and all of its operations are conducted through, our Belpointe REIT OP, either directly or through its subsidiaries. Belpointe REIT is externally managed by the Belpointe REIT Manager, an affiliate of the Sponsor.

Belpointe REIT focuses on identifying, acquiring, developing or redeveloping and managing commercial real estate located within qualified opportunity zones. At least 90% of Belpointe REIT’s assets consist of qualified opportunity zone property. Belpointe REIT qualified as a qualified opportunity fund beginning with its taxable year ended December 31, 2019.

Belpointe REIT intends to operate in such a manner as to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. Among other requirements, REITs must distribute at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain) to stockholders. Belpointe REIT intends to qualify as a REIT for U.S. federal income tax purposes on such date as determined by the Belpointe REIT board, taking into consideration factors such as the timing of Belpointe REIT’s ability to generate cash flows, its ability to satisfy the various requirements applicable to REITs and its ability to maintain its status as a qualified opportunity fund.

On February 11, 2019, Belpointe REIT qualified an initial public offering of its common stock, par value $0.01 per share, with the Securities and Exchange Commission (“SEC”) under Regulation A (the “Regulation A offering”). Belpointe REIT expects to offer up to $75,000,000 in shares of its common stock on a “best efforts” basis in any rolling 12-month period.

As of December 31, 2020, Belpointe REIT accepted gross proceeds from its Regulation A offering of approximately $83,643,000 from settled subscriptions (including $10,000 received in a private placement to the Sponsor and its affiliate). During the three months ended March 31, 2021, Belpointe REIT accepted gross proceeds of approximately $12,351,000 from selling 123,494 shares of common stock in its Regulation A offering. As of June 11, 2021 Belpointe REIT sold the remaining shares qualified under its Regulation A offering.

The Belpointe REIT Manager manages Belpointe REIT’s day-to-day operations and its portfolio of investments. The Belpointe REIT Manager also has the authority to make all of the decisions regarding Belpointe REIT’s investments, subject to the direction and oversight of the Belpointe REIT Manager’s investment committee. The Belpointe REIT Manager also provide asset management, marketing, investor relations and other administrative services on Belpointe REIT’s behalf.

Competition

Belpointe REIT’s net income depends, in large part, on its ability to source, acquire and manage investments with attractive risk-adjusted yields. Belpointe REIT competes with many other individuals and entities engaged in real estate investment activities, including, among others, corporations, insurance company investment accounts, REITs and private real estate funds, many of which have greater financial resources and lower costs of capital available to them. In addition, there are numerous REITs with asset acquisition objectives similar to Belpointe REIT’s, and others may be organized in the future, which may increase competition for investments suitable for Belpointe REIT. Competitive variables include market presence and visibility, amount of capital to be invested per investment and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than Belpointe REIT is, its investment volume and profit margins for its investment portfolio could be impacted. Belpointe REIT’s competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that Belpointe REIT has targeted for acquisition. Although Belpointe REIT believes that it is well positioned to compete effectively in each facet of its business, there is enormous competition in its market sector.

COVID-19

The outbreak of COVID-19 and efforts by governmental and other authorities to contain the spread of the virus through lockdowns of cities, business closures, restrictions on travel and emergency quarantines, among others, and responses by businesses and individuals to reduce the risk of exposure to infection, including reduced travel, cancellation of meetings and events, and implementation of work-at-home policies, among others, have resulted in significant disruptions to global economic and market conditions and triggered a period of global economic slowdown.

The COVID-19 outbreak presents material uncertainty and risk with respect to Belpointe REIT’s future performance and future financial results, such as the potential to negatively impact occupancy at its properties, financing arrangements, costs of operations, the value of its investments and laws, regulations and governmental and regulatory policies applicable to Belpointe REIT. Given the evolving nature of the COVID-19 outbreak, the extent to which it may impact Belpointe REIT’s future performance and future financial results will depend on future developments, including the duration and severity of the pandemic, the uneven impact to certain industries, advances in testing, treatment and prevention, the effectiveness and efficiency of distribution of vaccines, the recovery time of the disrupted supply chains and industries, the impact of labor market interruptions, the macroeconomic impact of government measures to contain the spread of the virus and related government stimulus measures, among others, all of which remain highly uncertain at this time and as a result Belpointe REIT is unable to estimate the impact that the COVID-19 outbreak may have on its future financial results at this time. Belpointe REIT’s management continuously reviews its investment and financing strategies to optimize its portfolio and reduce its risk in the face of the rapid development and fluidity of this situation.

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Belpointe REIT’s Portfolio

As of the date of this document, Belpointe REIT’s portfolio consisted of one investment.

1991 Main – Sarasota, Florida

On November 8, 2019, BPOZ 1991 Main, LLC, a Delaware limited liability company, and majority-owned subsidiary of Belpointe REIT OP, completed the acquisition of a 5.3-acre site, consisting of an 808-space parking garage and a 250,000 square foot two story former shopping mall located in Sarasota, Florida (“1991 Main”), for a purchase price of approximately $20,701,000, inclusive of transaction costs and deferred financing fees.

Belpointe REIT funded the acquisition costs, inclusive of related fees and transaction costs, with proceeds from its Regulation A offering and a $12,000,000 senior secured loan from First Florida Integrity Bank (the “acquisition loan”). The acquisition loan has an eighteen-month term and is payable in consecutive monthly payments of interest only, with the outstanding principal balance plus any accrued and unpaid interest due upon maturity. The acquisition loan bears interest at a fixed rate of 4.75% per annum and is guaranteed by Belpointe REIT’s Chief Executive Officer and President.

1991 Main will be redeveloped into a 418-apartment home community consisting of one-bedroom, two-bedroom and three-bedroom apartments, with approximately 50,000 square feet of retail space located on the first two levels. Belpointe REIT anticipates that 1991 Main will consist of two high-rise buildings with 7-stories in the front and 10-stories in the rear, each building will have a clubroom, fitness center, center courtyards with swimming pools and rooftop terraces as well as a leasing office. 1991 Main is located in downtown Sarasota, less than one mile from Route 41 and five miles from Interstate 75, with shopping, dining and arts all within walking distance. There is an existing 808-space parking garage included as part of 1991 Main, to which Belpointe REIT anticipates adding an additional 125 plus surface spaces and on-street spaces.

As of March 31, 2021, Belpointe REIT has completed demolition of the existing 1991 Main site in preparation for breaking ground and anticipates commencing construction later this year.

U.S. News & World Report ranks Sarasota as the 18th best place to live in the United States for 2019 and the 2nd best place to retire. Sarasota was included in Forbes annual list of America’s fastest-growing cities for 2018 and is headquarters to a diverse group of large companies, such as Boar’s Head Provisions, CAE Healthcare, PGT Innovations, Tervis, Sun Hydraulics and Voalte. The Sarasota area also has a large number of universities including USF, Florida State’s College of Medicine campus, Ringling College, SOF, Keiser College and New College of Florida. According to JLL, the housing demand for the Northport-Sarasota-Bradenton MSA is 5,700 new units between 2018 – 2021, but only 2,175 housing units will be delivered in that timeframe causing a short fall of 3,525 units by the completion of construction.

1991 Main is located within the historic downtown Sarasota area along Main Street, has a walkable score of 96 according to JLL, and it is located in a high foot traffic area next to a number of popular retail establishments.

UConn Investment – Mansfield, Connecticut

On March 20, 2020, BPOZ 497 Middle Holding, LLC, a Connecticut limited liability company (“BPOZ 497”), and indirect majority-owned subsidiary of Belpointe REIT, originated an approximately $2,481,000 preferred equity investment in CMC Storrs SPV, LLC, a Connecticut limited liability company (“CMC”). CMC holds a property owned by a consortium of investors located in the University of Connecticut’s main campus in Mansfield, Connecticut (the “UConn Investment”). Belpointe REIT funded the acquisition costs, inclusive of related fees and transaction costs, with proceeds from its Regulation A offering.

On February 15, 2021, BPOZ 497 notified CMC of its election to terminate its interest in CMC. Pursuant to the terms of its limited liability company agreement, CMC is obligated to redeem BPOZ 497’s preferred equity plus interest thereon. As of March 31, 2021, BPOZ 497’s preferred equity interest of approximately $3,233,000, inclusive of interest, has not been redeemed and will continue to accrue interest at the rate of 12% per annum until redeemed.

Belpointe REIT Loans

On October 28, 2020, Belpointe REIT lent Belpointe PREP $35,000,000 (the “first Belpointe REIT loan”) pursuant to the terms of a secured promissory note (the “first secured note”). The secured note bears interest at a rate of 0.14%, is due and payable on the maturity date (as hereinafter defined) and is secured by all of the assets of Belpointe PREP (the “collateral”). Belpointe PREP used the proceeds from the loan to make certain qualified opportunity zone investments.

On February 16, 2021, Belpointe REIT entered into a second loan transaction with Belpointe PREP (the “second Belpointe REIT loan” and, together with the first Belpointe REIT loan, the “Belpointe REIT loans”) whereby Belpointe REIT advanced Belpointe PREP an additional $24,000,000. The second Belpointe REIT loan is evidenced by a secured promissory note (the “second secured note” and, together with the first secured note, the “secured notes”) which bears interest at a rate of 0.14%, is due and payable on the maturity date and is secured by the collateral.

Results of Operations

Revenue

For the three months ended March 31, 2021 and 2020, Belpointe REIT’s revenue totaled approximately $38,000 and $52,000, respectively. Revenues decreased by approximately $14,000 during the three months ended March 31, 2021 as compared to 2020, primarily due to tenants that vacated 1991 Main due to demolition of the existing site.

Property Expenses

For the three months ended March 31, 2021 and 2020, Belpointe REIT’s property expenses totaled approximately $289,000 and $251,000, respectively. Property expenses increased by approximately $38,000 during the three months ended March 31, 2021 as compared to 2020, of which approximately $94,000 of the increase consisted of asset management fees paid to the Belpointe REIT Manager. This increase was offset by a decrease of approximately $56,000 in relation to 1991 Main as a result of the tenants that vacated due to demolition of the existing site.

General and Administrative Expenses

For the three months ended March 31, 2021 and 2020, Belpointe REIT’s general and administrative expenses totaled approximately $240,000 and $346,000, respectively. General and administrative expenses decreased by approximately $106,000 during the three months ended March 31, 2021 as compared to 2020, primarily reflecting a decrease in marketing and advertising expenses.

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Abandoned Pursuit Expenses

For the three months ended March 31, 2021 and 2020, Belpointe REIT’s abandoned pursuit expenses—expenses related to acquisitions which we no longer deemed probable—totaled approximately zero and $6,000, respectively.

Depreciation Expenses

For the three months ended March 31, 2021 and 2020, Belpointe REIT’s depreciation expense totaled approximately $87,000 for each period, respectively, and is related to 1991 Main.

Interest Expenses

For the three months ended March 31, 2021 and 2020, Belpointe REIT’s interest expense totaled approximately $7,000 and $30,000, respectively. Interest expense decreased by approximately $23,000 during the three months ended March 31, 2021 as compared to 2020 as a result of an increase in the weighted average cost of capital related to capitalized interest on 1991 Main.

Equity Investments in Unconsolidated Joint Venture

For the three months ended March 31, 2021 and 2020, equity in net loss from an unconsolidated joint venture totaled ($6,000) and zero, respectively. Although Belpointe REIT earns a preferred equity return on its unconsolidated joint venture, Belpointe REIT allocates income or loss utilizing the hypothetical liquidation book value (“HLBV”) method. Under the HLBV method, Belpointe REIT allocates income or loss based on the change in its claim on the investment in real estate under the unconsolidated joint venture’s operating agreement at period end after adjusting for any distributions or contributions made during such period. Belpointe REIT incurred a loss during the three months ended March 31, 2021 since the net asset book value did not cover its claim on the investment. There were no comparable preferred equity returns earned for the three months ended March 31, 2020.

Other Income

Interest Income

For the three months ended March 31, 2021 and 2020, other income totaled approximately $16,000 and zero, respectively. Other income increased by $16,000 during the three months ended March 31, 2021 as a result of interest earned on the secured notes issued to Belpointe PREP.

Liquidity and Capital Resources

Belpointe REIT requires capital resources to fund its investment activities, pay its offering and operating fees and expenses and pay its outstanding indebtedness. Belpointe REIT anticipates its offering and operating fees and expenses will include, among other things, the management fee it pays to the Belpointe REIT Manager, legal, audit and valuation expenses, regulatory filing fees, printing expenses, transfer agent fees, marketing and distribution expenses and fees related to identifying, acquiring, developing or redeveloping and managing its portfolio of commercial real estate properties and real estate related assets. Belpointe REIT does not have any office or personnel expenses as it does not have any employees.

Belpointe REIT will obtain the capital resources that it needs primarily from the net proceeds of its Regulation A offering, and any future offerings that it may conduct, secured or unsecured financings from banks and other lenders and undistributed cash flow from operations. Belpointe REIT may face challenges related to ensuring that it has adequate capital resources on a long-term basis. Moreover, the economic effects of the COVID-19 pandemic may make it more difficult for Belpointe REIT to obtain secured or unsecured financings from banks and other lenders for its investments on attractive terms or at all.

The Belpointe REIT Manager and its affiliates, including the Sponsor, have funded Belpointe REIT’s capital resources on a short-term basis by advancing it substantially all of its organization, operation and Regulation A offering expenses pursuant to the terms of a management agreement and support agreement. Belpointe REIT expects the Belpointe REIT Manager and its affiliates, including the Sponsor, to continue to fund its short-term capital resource needs through advancement of reimbursable expenses until such time as Belpointe REIT has sufficient funds to pay such costs and expenses. For the three months ended March 31, 2021 and 2020, Belpointe REIT incurred approximately $16,000 and $63,000, respectively, in reimbursable organization, operation and Regulation A offering expenses to the Sponsor and Belpointe REIT Manager. As of the three months ended March 31, 2021, approximately $9,000 remained reimbursable to the Belpointe REIT Manager and its affiliates.

As of the three months ended March 31, 2021 and 2020, Belpointe REIT’s indebtedness primarily consisted of a mortgage loan secured by 1991 Main, property expenses related to 1991 Main and expenses reimbursable to the Belpointe REIT Manager and its affiliates.

Cash Flows

The following table provides a breakdown of the net change in Belpointe REIT’s cash and cash equivalents and restricted cash (amounts in thousands):

	For the year ended March 31, 2021	For the year ended March 31, 2020
Cash flows used in operating activities	$(442)	$(266)
Cash flows used in investing activities	(25,001)	(4,095)
Cash flows provided by financing activities	13,092	7,160
Net (decrease) increase in cash and cash equivalents and restricted cash	$(12,351)	$2,799

As of March 31, 2021 and 2020, Belpointe REIT’s cash and cash equivalents and restricted cash totaled approximately $12,392,000 and $29,285,000, respectively.

Cash flows used in operating activities for the three months ended March 31, 2021 primarily relates to the operation of 1991 Main.

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Cash flows used in investing activities for the three months ended March 31, 2021 relate to the secured notes with Belpointe PREP as well as BPOZ 497’s investment in CMC and development of 1991 Main. Cash flows used in investing activities for the three months ended March 31, 2020 relates to BPOZ 497’s investment in CMC and development of 1991 Main.

Cash flows provided by financing activities for the three months ended March 31, 2021 and 2020 primarily relates to Belpointe REIT’s Regulation A offering proceeds from issuance of common stock.

Trend Information

Belpointe REIT is not aware of any material trends, uncertainties, demands, commitments or events, favorable or unfavorable, other than national economic conditions and COVID-19 affecting real estate generally, that may reasonably be anticipated to have a material effect on its potential revenue or income from continuing operations, profitability, liquidity or capital resources, or that would cause Belpointe REIT’s reported financial information to not necessarily to be indicative of future operating results or its financial condition.

Belpointe REIT believes that the near and intermediate-term market for investment in targeted commercial real estate properties and real estate related assets in select qualified opportunity zones is compelling on a risk-adjusted basis. Belpointe REIT is focused on the development or redevelopment of qualified opportunity zone investments in opportunity zones that have completed, or are engaged in, the revitalization process, which are expected to be located within 75 miles of metropolitan markets. Given the recent concentration of investment capital in increasingly larger deals in major metropolitan areas, Belpointe REIT believes that there will be less competition for its targeted assets. Additionally, Belpointe REIT expects to greatly benefit from the resources provided by the Sponsor, its vertically integrated real estate platform and the experience of its principals.

Net Asset Value

Belpointe REIT calculates its net asset value (“NAV”) per share of Belpointe REIT common stock every fiscal quarter, as of January 1st, April 1st, July 1st and October 1st of each year (or as soon as commercially reasonable thereafter), based on Belpointe REIT’s NAV divided by the number of shares of Belpointe REIT common stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis.

On July 2, 2021, the Belpointe REIT Board approved the Belpointe REIT Manager’s determination of Belpointe REIT’s NAV per share of Belpointe REIT common stock of $100.00. The Belpointe REIT Manager determined Belpointe REIT’s NAV based on the estimated value of each of its commercial real estate assets and investments and its cash and cash equivalents available for investment and operations.

Critical Accounting Policies

See Note 2, “Summary of Significant Accounting Policies” to Belpointe REIT’s audited consolidated financial statements for the year ended March 31, 2021, included elsewhere in this document, for a summary of its critical accounting policies.

Off-Balance Sheet Arrangements

Belpointe REIT currently has no off-balance sheet arrangements that are reasonably likely to have a material current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Commitments and Contingencies

The table below summarizes Belpointe REIT’s debt and off-balance sheet arrangements as of March 31, 2021 (amount in thousands).

	Total	Less Than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Debt - Principal	$12,000	$12,000	$—	$—	$—
Operating lease commitments	914	188	726	—	—
Interest on borrowings	97	97	—	—	—
	$13,011	$12,285	$726	$—	$—

(1)	See “Note 4 – Real Estate, Net” to Belpointe REIT’s consolidated financial statements for the year ended December 31, 2020, included elsewhere in this document, for additional details regarding Belpointe REIT’s operating lease commitments.

Other Information

Additional Belpointe REIT Loan

On May 28, 2021, Belpointe REIT entered into an agreement with Belpointe PREP to amend the maturity date of the first secured note and second secured note to December 31, 2021 (the “maturity date”) and entered into a third loan transaction with Belpointe PREP (the “third Belpointe REIT loan” and, together with the first Belpointe REIT loan and second Belpointe REIT loan, the “Belpointe REIT loans”) whereby Belpointe REIT advanced Belpointe PREP an additional $15,000,000. The third Belpointe REIT loan is evidenced by a secured promissory note (the “third secured note” and, together with the first secured note and second secured note, the “secured notes”) which bears interest at a rate of 0.14%, is due and payable on the maturity date and is secured by the collateral. In the event that the offer, conversion and merger are not consummated or that Belpointe PREP does not raise sufficient proceeds in its offering by the maturity date, Belpointe PREP may not be able to repay the amounts due under the secured notes and Belpointe REIT may proceed against the collateral.

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Material U.S. Federal Tax Consequences of Belpointe REIT Common Stock Ownership

This summary discusses the material U.S. federal income tax considerations related to the ownership and disposition of to Belpointe REIT common stock as of the date hereof. This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), on the regulations promulgated thereunder and on published administrative rulings and judicial decisions, all of which are subject to change at any time, possibly with retroactive effect. This discussion is limited to the material U.S. federal income tax considerations related to the ownership and disposition of Belpointe REIT common stock and does not cover all U.S. federal income tax considerations that may be applicable to a particular holder of Belpointe REIT common stock. In particular, certain categories of holders of Belpointe REIT common stock, such as banks or other financial institutions, insurance companies, persons liable for the alternative minimum tax, dealers and others that do not own their Belpointe REIT common stock as capital assets, and, except to the extent discussed below, tax-exempt organizations, mutual funds and non-U.S. Holders (as hereinafter defined), may be subject to special rules not described herein. Such holders of Belpointe REIT common stock should consult with their tax advisors concerning the U.S. federal, state and local income tax consequences in their particular situations of the ownership and disposition of Belpointe REIT common stock. The actual tax consequences of the ownership and disposition of Belpointe REIT common stock will vary depending on your circumstances.

For purposes of this discussion, a “U.S. Holder” is a beneficial holder of a Belpointe REIT common stock that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A “non-U.S. Holder” is a beneficial holder of a Belpointe REIT common stock that is not a U.S. Holder.

If a partnership holds Belpointe REIT common stock, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Belpointe REIT common stock, you should consult your tax advisers. This discussion does not constitute tax advice and is not intended to be a substitute for tax planning.

You should consult with you own tax advisers concerning the U.S. federal, state and local income tax consequences, as well as any tax consequences under the laws of any other taxing jurisdiction, with respect to your particular tax circumstances in relation to the ownership and disposition of Belpointe REIT common stock.

Taxation of Belpointe REIT

Belpointe REIT intends to elect to be taxed as a REIT on such date as determined by the Belpointe REIT board, taking into consideration factors such as the timing of Belpointe REIT’s ability to generate cash flows, its ability to satisfy the various requirements applicable to REITs and its ability to maintain its status as a qualified opportunity fund. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

Belpointe REIT’s qualification and taxation as a REIT will depend on its ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels, diversity of share ownership~~,~~ and various other qualification tests imposed under the Code. In addition, Belpointe REIT’s ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which it invests. Belpointe REIT’s ability to qualify as a REIT for a particular year also requires that it satisfy certain asset and gross income tests during such year, some of which depend upon the fair market values of assets in which Belpointe REIT directly or indirectly owns an interest. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of Belpointe REIT’s operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT. The following discussion assumes that Belpointe REIT will qualify for taxation as a REIT under the Code.

Taxation of REITs

Qualification and taxation as a REIT will depend on Belpointe REIT’s ability to meet, on a continuing basis, various qualification requirements imposed on REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.”

Once and for so long as Belpointe REIT qualifies for taxation as a REIT, it will generally be entitled to a deduction for dividends paid and therefore will not be subject to U.S. federal income tax on net income that is distributed to stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation.

However, even if Belpointe REIT qualifies for taxation as a REIT, it will be subject to federal income tax as follows:

•	Belpointe REIT will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid. See “—Requirements for Qualification—Annual Distribution Requirements.”
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•	If Belpointe REIT has net income from “prohibited transactions” it will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property. See “—Requirements for Qualification—Prohibited Transactions.”
•	If Belpointe REIT elects to treat property that it acquires with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” it may thereby avoid the 100% tax on gain from resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property will be subject to tax at the highest corporate rate. See “—Requirements for Qualification—Prohibited Transactions” and “—Requirements for Qualification—Foreclosure Property.”
•	If Belpointe REIT fails to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintains its intended qualification as a REIT because other requirements are met, Belpointe REIT will be subject to a tax equal to the gross income attributable to the greater of either (i) the amount by which it fails the 75% gross income test for the taxable year, or (ii) the amount by which it fails the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect its profitability. See “—Requirements for Qualification—Income Tests.”
•	If Belpointe REIT fails to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and it qualifies for and satisfies certain cure provisions, then Belpointe REIT will be required to pay a tax equal to the greater of $50,000 or the product of (i) the net income generated by the nonqualifying assets during the period in which it failed to satisfy the asset tests, and (ii) the highest U.S. federal income tax rate then applicable to corporations. See “—Requirements for Qualification—Asset Tests.”
•	If Belpointe REIT fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, Belpointe REIT may retain its REIT qualification, but will be required to pay a penalty of $50,000 for each such failure. See “—Requirements for Qualification—Failure to Qualify.”
•	If Belpointe REIT fails to qualify for taxation as a REIT because it fails to distribute by the end of the relevant year any earnings and profits it inherits from a taxable C corporation during the year (e.g., by tax-free merger or tax-free liquidation), and the failure is not due to fraud with intent to evade tax, Belpointe REIT may generally retain its REIT status by paying a special distribution, but will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits. See “—Requirements for Qualification.”
•	Belpointe REIT may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of its stockholders, as described below in “—Requirements for Qualification.”
•	Belpointe REIT will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if it fails to distribute during each calendar year at least the sum of 85% of its REIT ordinary income for the year, 95% of its REIT capital gain net income for the year, and any undistributed taxable income from prior taxable years. See “—Requirements for Qualification—Annual Distribution Requirement.”
•	Belpointe REIT will be subject to a 100% penalty tax on some payments it receives or on certain other amounts (or on certain expenses deducted by its TRS) if arrangements among Belpointe REIT , its tenants or its TRS are not comparable to similar arrangements among unrelated parties. See “—Requirements for Qualification—Effect of Subsidiary Entities.”
•	Belpointe REIT may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into Belpointe REIT. Specifically, to the extent Belpointe REIT acquires any asset from a C corporation in a carry-over basis transaction and subsequently recognizes gain on a disposition of such asset during a five-year period beginning on the date on which it acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the highest regular corporate tax rate, which is currently 35%. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) Belpointe REIT’s adjusted basis in such asset as of the beginning of such recognition period. See “—Requirements for Qualification—Tax on Built-in Gains of Former C Corporation Assets.”
•	Belpointe REIT may elect to retain and pay income tax on its net long-term capital gain. In that case, a Belpointe REIT stockholder would: (i) include its proportionate share of Belpointe REIT’s undistributed long-term capital gain (to the extent Belpointe REIT makes a timely designation of such gain to the stockholder) in its income, (ii) be deemed to have paid its proportionate share of the tax that Belpointe REIT paid on such gain, and (iii) be allowed a
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credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the stockholders’ basis in Belpointe REIT common stock. See “Tax Treatment of Belpointe REIT Common Stock Ownership by U.S. Holders.”

•	Belpointe REIT may have subsidiaries or own interests in other lower-tier entities that are C corporations that will elect, jointly with us, to be treated as Belpointe REIT’s TRSs, the earnings of which would be subject to U.S. federal corporate income tax. See “—Requirements for Qualification—Effect of Subsidiary Entities.”

In addition, Belpointe REIT and its subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and foreign income, franchise, property and other taxes on assets and operations. Belpointe REIT could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for REIT Qualification

Belpointe REIT intends to elect to be taxed as a REIT under the Code on such date as determined by the Belpointe REIT board, taking into consideration factors such as the timing of Belpointe REIT’s ability to generate cash flows, its ability to satisfy the various requirements applicable to REITs and its ability to maintain its status as a qualified opportunity fund. In order to have so qualified, Belpointe REIT must have met and continue to meet the requirements discussed below, relating to its organization, ownership, sources of income, nature of assets and dividends of income to Belpointe REIT stockholders, unless otherwise noted.

The Code defines a REIT as a corporation, trust, or association:

(i)	that is managed by one or more trustees or directors;
(ii)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(iii)	that would be taxable as a domestic corporation, but for its election to be subject to taxation as a REIT under Sections 856 through 860 of the Code;
(iv)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;
(v)	the beneficial ownership of which is held by 100 or more persons for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;
(vi)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;
(vii)	that makes an election to be subject to taxation as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;
(viii)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder;
(ix)	that has no earnings and profits from any non-REIT taxable year as of a successor to any subchapter C corporation at the close of any taxable year; and
(x)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (i), (ii), (iii) and (iv) above must be met during the entire taxable year and condition (v) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) need not be satisfied during a corporation’s initial tax year as a REIT.

Belpointe REIT’s charter provides restrictions regarding the transfer of shares of Belpointe REIT’s capital stock that are intended to assist it in satisfying the share ownership requirements described in conditions (v) and (vi) above (as described in “Description of Shares—Restriction on Ownership of Shares.”). These restrictions, however, may not ensure that Belpointe REIT will be able to satisfy these share ownership requirements. In addition, to the extent necessary to assist Belpointe REIT in obtaining a sufficient number of stockholders to meet condition (v), Belpointe REIT may issue 125 shares of a new series of preferred stock in a private offering.

Belpointe REIT intends to comply with condition (vii) above by electing to be taxed as a REIT as part of its U.S. federal income tax return on such date as determined by the Belpointe REIT board, taking into consideration factors such as the timing of Belpointe REIT’s ability to generate cash flows, its ability to satisfy the various requirements applicable to REITs and its ability to maintain its status as a qualified opportunity fund.

To monitor its compliance with condition (vi) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If Belpointe REIT complies with the annual letters requirement and does not know or, exercising reasonable diligence, would not have known of its failure to meet condition (vi) above, then Belpointe REIT will

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be treated as having met condition (vi) above. If a Belpointe REIT stockholder fails or refuses to comply with the demands, such stockholder will be required by Treasury Regulations to submit a statement with its tax return disclosing its actual ownership of Belpointe REIT shares and other information.

For purposes of condition (viii) above, Belpointe REIT will use a calendar year for U.S. federal income tax purposes, and intends to comply with the applicable recordkeeping requirements.

In addition, as described in condition (ix) above, a REIT may not have any undistributed C corporation earnings and profits at the end of any taxable year. Upon Belpointe REIT’s election to be taxable as a REIT, any earnings and profits that it may have accumulated while it is taxable as a C corporation would have to be distributed no later than the end of the first year for which Belpointe REIT elects REIT status. If Belpointe REIT fails to do so, it would not qualify to be taxed as a REIT for that year and a number of years thereafter, unless it is able to rely on certain relief provisions.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Requirements for Qualification—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met. REITs that take advantage of this relief provision must pay a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Requirements for Qualification—Asset Tests”) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met. Again, REITs that take advantage of this relief provision must pay a penalty tax.

Effect of Subsidiary Entities

Ownership of Partnership Interests. A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary (including an entity that is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Belpointe REIT’s qualified REIT subsidiaries will not be subject to U.S. federal income taxation but may be subject to state and local taxation in some states. Certain other entities also may be treated as disregarded entities for U.S. federal income tax purposes, generally including any wholly owned domestic unincorporated entity that would be treated as a partnership if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity.

In the event that a disregarded subsidiary of Belpointe REIT’s ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than Belpointe REIT or another disregarded subsidiary of Belpointe REIT’s—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Belpointe REIT’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation (other than a TRS). See “—Requirements for Qualification—Asset Tests” and “—Requirements for Qualification—Income Tests.”

Taxable REIT Subsidiaries. A taxable REIT subsidiary (“TRS”) is a corporation in which Belpointe REIT directly or indirectly own stock and that jointly with Belpointe REIT elects to be treated as Belpointe REIT’s TRS under Section 856(l) of the Code. In addition, if Belpointe REIT has a TRS that owns, directly or indirectly, securities representing more than 35% of the voting power or value of a subsidiary corporation, that subsidiary would also be treated as Belpointe REIT’s TRS. A TRS is subject to U.S. federal income tax and state and local income tax, where applicable, as a regular C corporation.

Generally, a TRS can perform impermissible tenant services without causing Belpointe REIT to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by Belpointe REIT other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to Belpointe REIT in excess of a certain amount. In addition, Belpointe REIT will be obligated to pay a 100% penalty tax on some payments that it receives or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among Belpointe REIT , its tenants or the TRS are not comparable to similar arrangements among unrelated parties.

Belpointe REIT may own interests in one or more TRSs that may perform certain services for Belpointe REIT’s tenants,

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receive management fee income or hold interests in joint ventures and private equity real estate funds that might hold assets or generate income that could cause Belpointe REIT to fail the REIT income or asset tests or subject it to the 100% tax on prohibited transactions. Belpointe REIT’s TRSs may incur significant amounts of U.S. federal, state and local income taxes.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that Belpointe REIT and its subsidiaries generate in the aggregate, and may reduce Belpointe REIT’s ability to pay dividends to Belpointe REIT stockholders.

Belpointe REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to Belpointe REIT is an asset in its hands, and Belpointe REIT treats the dividends paid to it from such taxable subsidiary, if any, as income. This treatment can affect Belpointe REIT’s income and asset test calculations, as described below. Because Belpointe REIT will not include the assets and income of TRSs or other taxable subsidiary corporations in determining its compliance with the REIT requirements, it may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries. For example, Belpointe REIT may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in its hands as prohibited transactions.

Subsidiary REITs

If any REIT in which Belpointe REIT acquires an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect Belpointe REIT’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below.

Income Tests

To qualify as a REIT, Belpointe REIT must satisfy two gross income tests annually. First, at least 75% of Belpointe REIT’s gross income generally must be derived from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of Belpointe REIT’s trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time, temporary investment income. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for the 75% test. Second, at least 95% of Belpointe REIT’s gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains described below, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities other than stock or securities held primarily for sale to customers in the ordinary course of Belpointe REIT’s trade or business.

Rents Belpointe REIT receives will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

This limitation does not apply, however, where the lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the lessee would qualify as rents from real property had Belpointe REIT earned the income directly. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i) of the Code, and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, Belpointe REIT may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, Belpointe REIT may not provide “impermissible services” to tenants (except through an independent contractor from whom Belpointe REIT derives no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to Belpointe REIT of providing the service. If the impermissible tenant service income exceeds 1% of Belpointe REIT’s total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of Belpointe REIT’s total income from the property, the services will not disqualify any other income from the

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property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

Belpointe REIT may directly or indirectly receive dividends from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These dividends generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that Belpointe REIT receives from a REIT, however, will be qualifying income for purposes of both the 95%- and 75%-income tests.

Belpointe REIT may receive various fees in connection with its operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the income and profits of any person. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests.

Belpointe REIT has not derived, and does not anticipate deriving, rents based in whole or in part on the income or profits of any person, rents from related party tenants or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property in sufficient amounts to jeopardize its potential status as REIT. Belpointe REIT also has not derived, and does not anticipate deriving, impermissible tenant service income that exceeds 1% of its total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize its potential status as a REIT.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. For purposes of this analysis, real property includes ancillary personal property whose value is less than 15% of the total value of the collateral. If Belpointe REIT receives interest income with respect to a mortgage loan that is secured by both real property and other property, the fair market value of the personal property is 15% or more of the total value of the collateral, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that Belpointe REIT acquired or originated the mortgage loan, then the interest income will be apportioned between the real property and the other collateral, and Belpointe REIT’s income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

Belpointe REIT and its subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (i) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (ii) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Belpointe REIT intends to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to its intended qualification as a REIT. In addition, Belpointe REIT may be required to retest an otherwise qualifying mezzanine loan if it modifies the loan and the modification results in a “significant modification” of the loan for tax purposes. The retesting is applied by comparing the value of the real property collateral at the time of the modification to the outstanding balance of the modified loan. In certain cases, this could result in a previously qualifying loan becoming unqualified in whole or in part. Moreover, if a mezzanine loan or other loan issued by a partnership or disregarded entity was recharacterized as equity for tax purposes, it would likely mean that Belpointe REIT should be treated as owning a preferred partnership interest in the underlying assets and would have to include a share of property revenues and gains in its REIT income tests and asset tests as described below.

In addition, Belpointe REIT and its subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), a REIT holding preferred equity generally will be treated as owing an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize the REIT’s compliance with the REIT income and asset tests described below. In addition, the treatment of interest-like preferred returns in a partnership or a disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. In addition to the risk of loss of REIT status due to nonqualifying income, if the underlying property is dealer property, Belpointe REIT’s gains from the sale of the property would be subject to a 100% tax. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. If the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, Belpointe REIT’s own qualified REIT subsidiary, or a TRS.

If Belpointe REIT fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it is entitled to relief under the Code. These relief provisions generally will be available if Belpointe

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REIT’s failure to meet the tests is due to reasonable cause and not due to willful neglect, Belpointe REIT will attach a schedule of the sources of its income to its federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances Belpointe REIT would be entitled to the benefit of these relief provisions. For example, if Belpointe REIT fails to satisfy the gross income tests because nonqualifying income that it intentionally incurs unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving Belpointe REIT , it will fail to qualify as a REIT. Even if these relief provisions apply, a tax would be imposed based on the amount of Belpointe REIT’s nonqualifying income.

Asset Tests

At the close of each quarter of Belpointe REIT’s taxable year as a REIT, it must satisfy five tests relating to the nature of its assets:

(i)	at least 75% of the value of Belpointe REIT’s total assets must be represented by real estate assets, cash, cash items and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, stock or debt instruments held for less than one year purchased with the proceeds from an offering of Belpointe REIT shares or certain debt, and debt instruments issued by publicly offered REITs;
(ii)	not more than 25% of the value of Belpointe REIT’s total assets may be represented by securities other than those in the 75% asset class;
(iii)	except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (i) or securities of Belpointe REIT’s TRSs: the value of any one issuer’s securities owned by Belpointe REIT may not exceed 5% of the value of Belpointe REIT’s total assets; Belpointe REIT may not own more than 10% of any one issuer’s outstanding voting securities; and Belpointe REIT may not own more than 10% of the value of the outstanding securities of any one issuer;
(iv)	not more than 20% of the value of Belpointe REIT’s total assets may be represented by securities of one or more TRSs; and
(v)	not more than 25% of the value of Belpointe REIT’s total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (i) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership, (ii) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test, and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

After initially meeting the asset tests at the close of any quarter, Belpointe REIT will not lose its status as a REIT if it fails to satisfy the 25%, 20% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of its assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. Belpointe REIT intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take any available actions after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If Belpointe REIT fails the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, it may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which Belpointe REIT’s identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of Belpointe REIT’s assets at the end of the relevant quarter or $10,000,000. If Belpointe REIT fails any of the other asset tests, or its failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following Belpointe REIT’s identification of the failure, it files a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, Belpointe REIT will be permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which

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Belpointe REIT’s identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests. In such case Belpointe REIT would be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which it failed to satisfy the relevant asset test, and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

In addition, see the discussion of investments in loans and preferred equity above under “Income Tests” and the discussion below under “Investments in Loans and Preferred Equity” for a discussion of how such investments could impact Belpointe REIT’s ability to meet the asset tests.

Sale-Leaseback Transactions

Belpointe REIT may make investments in the form of sale-leaseback transactions. Belpointe REIT intends to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, Belpointe REIT would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause Belpointe REIT to fail to satisfy the asset tests or the income tests described above, and such failure could result in Belpointe REIT failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause Belpointe REIT to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of Belpointe REIT’s dividends being treated as ordinary income to Belpointe REIT stockholders.

Annual Distribution Requirements

To qualify as a REIT, Belpointe REIT will be required to distribute dividends, other than capital gain dividends, to Belpointe REIT stockholders each year in an amount at least equal to (i) the sum of (a) 90% of Belpointe REIT’s REIT taxable income, computed without regard to the dividends paid deduction and net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (ii) the sum of certain specified items of noncash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) Belpointe REIT recognizes during the applicable recognition period that existed on an asset at the time Belpointe REIT acquired it from a C corporation in a carry-over basis transaction will be included in Belpointe REIT’s REIT taxable income. See “—Requirements for Qualification—Tax on Built-in Gains of Former C Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before Belpointe REIT timely files its tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide Belpointe REIT with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is generally not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. There is no de minimis exception with respect to preferential dividends. To avoid paying preferential dividends, Belpointe REIT must treat every stockholder of the class of shares with respect to which it makes a distribution the same as every other stockholder of that class, and must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, Belpointe REIT could lose its ability to cure an under-distribution in a year with a subsequent year deficiency dividend if it pays preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, Belpointe REIT intends to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of Belpointe REIT shares, if there is more than one, and will seek to avoid dividend equivalent redemptions. (See “—Redemption or Repurchase by Belpointe REIT” for a discussion of when redemptions are dividend equivalent and measures Belpointe REIT intends to take to avoid them.). If the IRS were to take the position that Belpointe REIT inadvertently paid a preferential dividend, it may be deemed either to (i) have distributed less than 100% of its REIT taxable income and be subject to tax on the undistributed portion, or (ii) have distributed less than 90% of its REIT taxable income and Belpointe REIT’s status as a REIT could be terminated for the year in which such determination is made if Belpointe REIT were unable to cure such failure.

To the extent that Belpointe REIT does not distribute (and is not deemed to have distributed) all of its net capital gain or distribute at least 90%, but less than 100%, of its REIT taxable income, as adjusted, Belpointe REIT will be subject to U.S. federal income tax on these retained amounts at regular corporate tax rates.

Belpointe REIT will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if it fails to distribute during each calendar year at least the sum of:

(i)	85% of its REIT ordinary income for the year;
(ii)	95% of its REIT capital gain net income for the year; and
(iii)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that

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case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed. Belpointe REIT stockholders would then increase their adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that Belpointe REIT designates and that they include in their taxable income, minus (ii) the tax that Belpointe REIT pays on their behalf with respect to that income.

To the extent that Belpointe REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of dividends that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of Belpointe REIT stockholders, of any dividends that are actually made as ordinary dividends or capital gains. See “Tax Treatment of Belpointe REIT Common Stock Ownership by U.S. Holders.”

Belpointe REIT intends to make timely distributions sufficient to satisfy the annual distribution requirements.

Belpointe REIT anticipate that it will generally have sufficient cash or liquid assets to enable it to satisfy the 90% distribution requirement and to distribute such greater amount as may be necessary to avoid U.S. federal income and excise taxes. It is possible, however, that, from time to time, Belpointe REIT may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between its cash flow, the receipt of income for U.S. GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of Belpointe REIT’s cash flow to cover its distribution requirements could require Belpointe REIT to (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (iv) pay dividends in the form of taxable stock dividends, or (v) use cash reserves, in order to comply with the REIT distribution requirements. Under some circumstances, Belpointe REIT may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in Belpointe REIT’s deduction for dividends paid for the earlier year. Belpointe REIT refers to such dividends as “deficiency dividends.” Thus, Belpointe REIT may be able to avoid being taxed on amounts distributed as deficiency dividends. Belpointe REIT will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

In the event Belpointe REIT violates a provision of the Code that would result in its failure to qualify as a REIT, specified relief provisions will be available to Belpointe REIT to avoid such disqualification if (i) the violation is due to reasonable cause and not willful neglect, (ii) Belpointe REIT pays a penalty of $50,000 for each failure to satisfy the provision, and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to Belpointe REIT’s disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, Belpointe REIT will be entitled to this statutory relief. If Belpointe REIT fails to qualify as a REIT in any taxable year, and the relief provisions of the Code do not apply, Belpointe REIT will be subject to tax on its taxable income at regular corporate rates. Dividends to Belpointe REIT stockholders in any year in which Belpointe REIT is not a REIT will not be deductible by Belpointe REIT, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, dividends to Belpointe REIT stockholders will generally be taxable to stockholders who are individual U.S. Holders at a maximum rate of 20%, and dividends received by corporate U.S. Belpointe REIT stockholders may be eligible for a dividends received deduction. Unless Belpointe REIT is entitled to relief under specific statutory provisions, it will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Tax on Built-in Gains of Former C Corporation Assets

If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a five-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 21%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.” Belpointe REIT does not believe it has acquired and does not currently expect to acquire assets the disposition of which would be subject to the built-in gains tax but are not foreclosed from doing so in the future.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Belpointe REIT intends to conduct its operations so that no asset that it owns (or it is treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of Belpointe REIT’s business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions,

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but compliance with the safe harbor may not always be practical. Belpointe REIT intends to continue to conduct its operations so that no asset that it owns (or it is treated as owning) will be treated as held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of Belpointe REIT’s business. However, part of Belpointe REIT’s investment strategy is to purchase assets that provide an opportunity for gain through capital appreciation, and it may sell such assets if beneficial opportunities arise. Therefore, no assurance can be given that any particular property in which Belpointe REIT hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to U.S. federal income tax at regular corporate income tax rates. The potential application of the prohibited transactions tax could cause Belpointe REIT to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to it (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

Belpointe REIT may enter into hedging transactions with respect to one or more of its assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (i) made in the normal course of Belpointe REIT’s business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by Belpointe REIT to acquire or own real estate assets, (ii) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or (iii) that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent Belpointe REIT enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Investments in Loans and Preferred Equity

Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time Belpointe REIT committed to acquire the loan, which may be the case, for instance, if Belpointe REIT acquires a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs and a portion of such loan will not be a qualifying real estate asset. Furthermore, Belpointe REIT may be required to retest modified loans that it holds to determine if the modified loan is adequately secured by real property as of the modification date. If the IRS were to assert successfully that any mortgage loans Belpointe REIT holds were not properly secured by real estate or that the value of the real estate collateral (at the time of commitment or retesting) was otherwise less than the amount of the loan, Belpointe REIT could, as mentioned, earn income that is not qualifying for the 75% income test and also be treated as holding a non-real estate investment in whole or part, which could result in its failure to qualify as a REIT. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the combined fair market values of the personal and real property combined exceed the balance of the mortgage and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of Belpointe REIT’s mezzanine loans

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do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

In addition, Belpointe REIT and its subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), Belpointe REIT generally will be treated as owing an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize Belpointe REIT’s compliance with the REIT income and asset tests described above. In addition, the treatment of interest-like preferred returns in a partnership or disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. The IRS could challenge Belpointe REIT’s treatment of such preferred equity investment for purposes of applying the REIT income and asset tests and, if such a challenge were sustained, Belpointe REIT could fail to continue to qualify as REIT. In addition, if the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, Belpointe REIT’s own qualified REIT subsidiary, or TRS.

Tax Aspects of Investments in Partnerships

Belpointe REIT currently holds and anticipate holding direct or indirect interests in one or more partnerships, including Belpointe REIT OP. Belpointe REIT operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby Belpointe REIT owns a direct interest in Belpointe REIT OP, and Belpointe REIT OP, in turn, directly or indirectly owns Belpointe REIT’s properties (generally through lower-tier partnerships and disregarded entities, but Belpointe REIT OP also may hold properties through lower-tier REITs or TRSs or other taxable corporations).

The following is a summary of the U.S. federal income tax consequences of Belpointe REIT’s investment in Belpointe REIT OP if Belpointe REIT OP is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by Belpointe REIT OP in a lower-tier property partnership.

A partnership (that is not a publicly traded partnership taxed as a corporation) is generally not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. Belpointe REIT is required to take into account its allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of Belpointe REIT’s REIT taxable income and U.S. federal income tax liability. There can be no assurance that distributions from Belpointe REIT OP will be sufficient to pay the tax liabilities resulting from an investment in Belpointe REIT OP or will be sufficient for Belpointe REIT to make the distributions necessary for it to maintain its intended qualification as a REIT or avoid entity-level taxes. However, as the general partner of Belpointe REIT OP, Belpointe REIT intends to cause Belpointe REIT OP to generally make distributions to Belpointe REIT necessary for it to make distributions to Belpointe REIT stockholders that will allow Belpointe REIT to maintain its intended qualification as a REIT and to avoid entity-level taxes.

Generally, an entity with two or more members formed as a partnership or non-corporate entity under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise or is treated as a corporation under special rules for “publicly traded partnerships.” Because Belpointe REIT OP was formed as a partnership under state law, for U.S. federal income tax purposes, Belpointe REIT OP will be treated as a partnership, if it has two or more partners and is not treated as a corporation under the publicly traded partnership rules, or a disregarded entity, if it is treated as having one partner. As a result, if Belpointe REIT OP becomes wholly owned by Belpointe REIT, it will cease to be a partnership for U.S. federal income tax purposes and become a disregarded entity.

Domestic unincorporated entities with more than one owner may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

•	interests in the partnership are traded on an established securities market; or
•	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

A partnership whose interests are not traded on an established securities market will not be treated as a publicly traded partnership if it qualifies for certain safe harbors. Belpointe REIT intends that interests in Belpointe REIT OP (and any partnership invested in by Belpointe REIT OP) will comply with a “safe harbor” for partnerships with fewer than 100 partners to avoid being classified as a publicly traded partnership. However, no assurance can be given that Belpointe REIT OP or any other partnership in which Belpointe REIT indirectly holds an interest will at all times satisfy such safe harbor. Belpointe REIT reserves the right to not satisfy any safe harbor.

If Belpointe REIT OP has greater than 100 partners for U.S. federal income tax purposes and did not meet any other safe harbor to avoid being treated as a publicly traded partnership, there is a risk that the right of a holder of Belpointe REIT OP common

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units to redeem the units for cash (or common stock at Belpointe REIT’s option) could cause Belpointe REIT OP’s common units to be considered readily tradable on the substantial equivalent of a secondary market. If Belpointe REIT OP is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income has consisted and will consist of “qualifying income” under Section 7704 of the Code. Qualifying income generally includes real property rents and other types of passive income. The income requirements applicable to REITs under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, Belpointe REIT does not believe that these differences will cause Belpointe REIT OP to fail the 90% gross income test applicable to publicly traded partnerships. However, there is sparse guidance as to the proper interpretation of this 90% gross income test, and thus it is possible that differences will arise that prevent Belpointe REIT from satisfying the 90% gross income test.

If for any reason Belpointe REIT OP (or any partnership invested in by Belpointe REIT OP) is taxable as a corporation for U.S. federal income tax purposes, the character of Belpointe REIT’s assets and items of gross income would change, and as a result, Belpointe REIT would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations if the allocations do not have “substantial economic effect” and are not otherwise consistent with the partners’ interests in the partnership. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. Belpointe REIT believes that the allocations of taxable income and loss in Belpointe REIT OP partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to Belpointe REIT OP in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by Belpointe REIT OP, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by Belpointe REIT OP to cure any book-tax differences. In certain circumstances, Belpointe REIT creates book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

Some expenses incurred in the conduct of Belpointe REIT OP’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of Belpointe REIT OP may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Congress recently revised the rules applicable to federal income tax audits of partnerships (such as Belpointe REIT OP) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs (such as Belpointe REIT), and it is not clear at this time what effect the new rules will have on Belpointe REIT.

Taxation of Belpointe REIT OP, LP

Belpointe REIT OP, is a wholly owned limited partnership. Belpointe REIT OP is treated as an entity disregarded as a separate entity from Belpointe REIT for U.S. federal income tax purposes. Accordingly, all the assets, liabilities and items of income, deduction and credit of Belpointe REIT OP are treated as Belpointe REIT’s assets, liabilities and items of income, deduction and credit.

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Tax Treatment of Qualified Opportunity Funds

Belpointe REIT qualified as a “qualified opportunity fund,” beginning with its taxable year ended December 31, 2019, pursuant to Section 1400Z-2 of the Code and the related regulations, correcting amendments and additional relief issued by the U.S. Department of the Treasury and IRS on December 19, 2019, April 1, 2020 and January 19, 2021, respectively (collectively the “Opportunity Zone Regulations”).

A qualified opportunity fund is generally defined as an investment vehicle that is taxed as a corporation or partnership for U.S. federal income tax purposes and organized to invest in, and at least 90% of its assets consist of, “qualified opportunity zone property” (the “90% Asset Test”). Qualified opportunity zone property includes (i) “qualified opportunity zone stock,” (ii) “qualified opportunity zone partnership interests,” and (iii) “qualified opportunity zone business property.”

“Qualified opportunity zone stock” includes newly issued stock acquired solely in exchange for cash from an entity classified as a domestic corporation for U.S. federal income tax purposes, where the corporation’s trade or business is a “qualified opportunity zone business” business at the time of acquisition and during substantially all of the holding period for the stock.

“Qualified opportunity zone partnership interests” include any capital or profits interests acquired solely in exchange for cash from an entity classified as a domestic partnership for U.S. federal income tax purposes, where the partnership’s trade or business is a “qualified opportunity zone business” business at the time of acquisition and during substantially all of the holding period for the interests.

“Qualified opportunity zone business property” is to tangible property acquired by purchase or lease by a qualified opportunity fund and substantially all of the use of which is in a qualified opportunity zone during substantially all of the fund’s holding period or lease term.

In order to be a “qualified opportunity zone business,” a corporation or partnership must meet the following requirements: (i) substantially all of the tangible property owned or leased is qualified opportunity zone business property; (ii) at least 50% of the gross income is derived from and a substantial portion of the intangible property is used in the active conduct of a trade or business in a qualified opportunity zone; (iii) less than 5% of the average aggregate unadjusted bases of the property is attributable to nonqualified financial property (subject to a working capital safe harbor); and (iv) it is not engaged in a “sin business” (i.e., private or commercial golf course, country club, massage parlor, hot tub facility, suntan facility, racetrack or gambling facility, the sale of alcoholic beverages for consumption off premises).

A qualified opportunity fund must determine whether it meets the 90% Asset Test on each of: (i) the last day of the first six-month period of its taxable year, and (ii) the last day of its taxable year (each a “Test Date”). A qualified opportunity fund may apply the 90% Asset Test without taking into account investments received in the 6-month period preceding the Test Date provided those investments are (i) received (a) solely in exchange for stock by a qualified opportunity fund that is a corporation, or (b) as a contribution by a qualified opportunity fund that is a partnership, and (ii) held continuously from the fifth business day after the exchange or contribution, as applicable, through the Test Date in cash, cash equivalents or debt instruments with a term of 18 months or less.

Subject to a one time six-month cure period, for each month following a Test Date in which a qualified opportunity fund fails to meet the 90% Asset Test it will incur a penalty equal to (a) the excess of 90% of the fund’s aggregate assets over the aggregate amount of qualified opportunity zone property held by the fund, multiplied by (b) the short-term federal interest rate plus 3%. However, notwithstanding a qualified opportunity fund’s failure to meet the 90% Asset Test, no penalty will be imposed if the fund demonstrates that its failure is due to reasonable cause.

Tax Treatment of Electing Opportunity Zone Investors

An investor may defer recognition of capital gains (short-term or long-term) resulting from the sale or exchange of capital assets by reinvesting those gains into a qualified opportunity fund within a period of 180 days of the sale or exchange (the “Deferred Capital Gains”). The 180-day period generally begins on the day on which the gains would be recognized for U.S. federal income tax purposes had they not been reinvested into a qualified opportunity fund. Deferred Capital Gains are recognized on the earlier of December 31, 2026 or the date on which an inclusion event occurs, such as the date on which the investor sells its qualified opportunity fund investment. In general, a transaction is an inclusion event if, and to the extent, it reduces or terminates your qualified opportunity fund investment. Inclusion events include, among other transactions, (i) a qualified opportunity fund ceasing to exist for federal income tax purposes, such as when a C corporation converts to a partnership or other disregarded entity, (ii) the transfer of a qualified opportunity fund investment upon the liquidation of its corporate owner, to the extent such transfer is treated as a sale for federal income tax purposes, (iii) the transfer of a qualified opportunity fund investment by gift or incident to divorce, (iv) the transfer of a qualified opportunity fund investment by an estate, trust, legatee, heir, beneficiary or surviving joint owner or other recipient who received the qualified opportunity fund investment upon the death of the holder thereof, and (v) a change in the status of a trust holding a qualified opportunity fund investment from grantor trust status to non-grantor trust status, other than as a result of the death of the grantor (each an “Inclusion Event”).

All individuals and entities that recognize capital gains for U.S. federal income tax purposes are eligible to elect to defer. This includes natural persons as well as entities such as corporations, regulated investment companies, real estate investment trusts

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(“REITs”), partnerships and other pass-through entities (including, certain common trust funds, qualified settlement funds, and disputed ownership funds). Taxpayers will make deferral elections on Form 8949 (Sales and Other Dispositions of Capital Assets), which will need to be attached to their U.S. federal income tax returns for the taxable year in which the capital gain would have been recognized had it not been deferred. In addition, Form, 8997 (Initial and Annual Statement of Qualified Opportunity Fund (QOF) Investments) requires eligible taxpayers holding a qualified opportunity fund investment at any point during the tax year to report: (i) qualified opportunity fund investments holdings at the beginning and end of the tax year; (ii) current tax year capital gains deferred by investing in a qualified opportunity fund; and (iii) qualified opportunity fund investments disposed of during the tax year.

An eligible investor may also receive an increase in basis equal to 10% of the Deferred Capital Gains if the investor holds its qualified opportunity fund investment for a period of five years.

Finally, an investor may elect to receive an increase in basis with respect to its qualified opportunity fund investment interest equal to the fair market value of the investment interest on the date of its sale or exchange if the investor holds the qualified opportunity fund investment for a period of ten years or more, up to December 31, 2047 (the “Fair Market Value Election”). Thus, an investor making a Fair Market Value Election will not recognize capital gains, including depreciation recapture, for U.S. federal income tax purposes as a result of an appreciation in its qualified opportunity fund investment interest.

It is important for an investor seeking to avail itself of the Deferred Capital Gains benefits described in this document to be aware that subsequent changes in the tax laws or the adoption of new regulations, as well as early dispositions of Belpointe REIT common stock, could cause such investor to lose any anticipated tax benefits. Accordingly, you are urged to consult with your own tax advisors regarding: (i) the Opportunity Zone Regulations; (ii) procedures you will need to follow to defer capital gains through investing in a qualified opportunity fund; (iii) tax consequences of owning or disposing of Belpointe REIT common stock, including the federal, state and local tax consequences of investing capital gains in Belpointe REIT common stock; (iv) tax consequences associated with Belpointe REIT’s election to qualify as a qualified opportunity fund; and (v) tax consequences associated with potential changes in the interpretation of existing tax laws or regulations or the adoption of new laws or regulations.

Tax Treatment of Belpointe REIT Common Stock Ownership by U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a U.S. Holder of Belpointe REIT common stock.

Distributions Generally

Distributions out of Belpointe REIT’s current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to Belpointe REIT’s taxable U.S. Holders as ordinary income when actually or constructively received. See “—Tax Rates.” Upon Belpointe REIT’s qualification as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. Holders that are corporations, nor, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. Holders, including individuals. For purposes of determining whether distributions to holders of Belpointe REIT stock are out of current or accumulated earnings and profits, Belpointe REIT’s earnings and profits will be allocated first to its outstanding preferred stock, if any, and then to its outstanding common stock.

To the extent that Belpointe REIT makes distributions on its stock in excess of its current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. Holder. This treatment will reduce the U.S. Holder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of Belpointe REIT’s current and accumulated earnings and profits and in excess of a U.S. Holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends Belpointe REIT declares in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by Belpointe REIT and received by the holder on December 31 of that year, provided Belpointe REIT actually pays the dividend on or before January 31 of the following year.

Capital Gain Dividends

Dividends that Belpointe REIT properly designates as capital gain dividends will be taxable to Belpointe REIT’s taxable U.S. Holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed Belpointe REIT’s actual net capital gain for the taxable year and may not exceed Belpointe REIT’s dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. Holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If Belpointe REIT properly designates any portion of a dividend as a capital gain dividend then, except as otherwise required by law, Belpointe REIT intends to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of Belpointe REIT capital stock for the year to the holders of each class of capital stock in proportion to the amount that its total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of capital stock for the year.

In addition, except as otherwise required by law, Belpointe REIT will make a similar allocation with respect to any undistributed long term capital gains which are to be included in its stockholders’ long term capital gains, based on the allocation of

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the capital gains amount which would have resulted if those undistributed long term capital gains had been distributed as “capital gain dividends” by Belpointe REIT to its stockholders.

Retention of Net Capital Gains

Belpointe REIT may elect to retain, rather than distribute as a capital gain dividend, all or a portion of its net capital gains. If Belpointe REIT makes this election, it would pay tax on its retained net capital gains. In addition, to the extent Belpointe REIT so elects, a U.S. Holder generally would:

•	include its pro rata share of Belpointe REIT’s undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of Belpointe REIT taxable year falls, subject to certain limitations as to the amount that is includable;
•	be deemed to have paid its share of the capital gains tax imposed on Belpointe REIT on the designated amounts included in the U.S. Holder’s income as long-term capital gain;
•	receive a credit or refund for the amount of tax deemed paid by it;
•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and
•	in the case of a U.S. Holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Net Operating Losses

Holders may not include in their individual income tax returns any of Belpointe REIT’s net operating or capital losses. Instead these losses are generally carried over by Belpointe REIT for potential offset against its future income.

Passive Activity Losses and Investment Interest Limitations

Distributions Belpointe REIT makes and gain arising from the sale or exchange by a U.S. Holder of Belpointe REIT stock will not be treated as passive activity income. As a result, U.S. Holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. Holder may elect to treat capital gain dividends, capital gains from the disposition of Belpointe REIT stock and income designated as qualified dividend income, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by Belpointe REIT, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Belpointe REIT Stock

A U.S. Holder that sells or disposes of shares of Belpointe REIT stock will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares of Belpointe REIT stock for tax purposes. Except as provided below, this gain or loss will be long-term capital gain or loss if the holder has held such stock for more than one year. However, if a U.S. Holder recognizes loss upon the sale or other disposition of Belpointe REIT stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. Holder received distributions from Belpointe REIT which were required to be treated as long-term capital gains.

Redemption or Repurchase by Belpointe REIT

A redemption or repurchase of shares of Belpointe REIT stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of Belpointe REIT’s current and accumulated earnings and profits as described above) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

(i)	is “substantially disproportionate” with respect to the U.S. Holder;
(ii)	results in a “complete termination” of the U.S. Holder’s stock interest in Belpointe REIT ; or
(iii)	is “not essentially equivalent to a dividend” with respect to the U.S. Holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of Belpointe REIT capital stock, including the common stock and other equity interests in Belpointe REIT, considered to be owned by the U.S. Holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of Belpointe REIT’s capital stock actually owned by the U.S. Holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. Holder depends upon the facts and circumstances at the time that the determination must be made, U.S. Holders are advised to consult their tax advisors to determine such tax treatment.

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If a redemption or repurchase of shares of Belpointe REIT stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. Holder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes generally will be transferred to its remaining shares of Belpointe REIT’s stock, if any. If a U.S. Holder owns no other shares of Belpointe REIT capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. You should consult your own tax advisors regarding the federal income tax consequences of a redemption or repurchase of Belpointe REIT stock.

If a redemption or repurchase of shares of Belpointe REIT stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Belpointe REIT Stock.”

Foreign Accounts

Certain payments made to “foreign financial institutions” in respect of accounts of U.S. Holders at such financial institutions may be subject to withholding at a rate of 30%. U.S. Holders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of Belpointe REIT stock and the effective date of such provision. See “—Foreign Accounts.”

Information Reporting and Backup Withholding

Belpointe REIT is required to report to its U.S. Holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding with respect to dividends paid unless the U.S. Holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide Belpointe REIT with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In addition, Belpointe REIT may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See “Tax Treatment of Belpointe REIT Common Stock Ownership by Non-U.S. Holders.”

Tax Treatment of Belpointe REIT Common Stock Ownership by Tax Exempt Holders

Dividend income from Belpointe REIT and gain arising upon a sale of shares of Belpointe REIT stock generally will not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in Belpointe REIT shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in Belpointe REIT shares. You should consult your own tax advisor concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on the transfer and ownership of Belpointe REIT stock contained in its charter, Belpointe REIT does not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to Belpointe REIT stockholders. However, because Belpointe REIT’s common stock is publicly traded, there can be no guarantee that this will always be the case.

Tax Treatment of Belpointe REIT Common Stock Ownership by Non-U.S. Holders

The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of Belpointe REIT stock by non-U.S. Holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. Holder in light of its particular circumstances. Non-U.S. Holders should consult their own tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the ownership and disposition of shares of Belpointe REIT stock, including any reporting requirements.

Distributions.

Distributions that are neither attributable to gain from sales or exchanges by Belpointe REIT of U.S. real property interests,

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or “USRPIs,” nor designated by Belpointe REIT as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of Belpointe REIT’s current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. Holder of a U.S. trade or business (through a U.S. permanent establishment, where applicable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. If such a distribution is treated as effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business, the non-U.S. Holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. Holders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. Holder.

Except as otherwise provided below, Belpointe REIT expects to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. Holder unless:

•	a lower treaty rate applies and the non-U.S. Holder files with Belpointe REIT an IRS Form W-8BEN (or Form W-8BEN-E, as applicable) evidencing eligibility for that reduced treaty rate; or
•	the non-U.S. Holder files an IRS Form W-8ECI with Belpointe REIT claiming that the distribution is income effectively connected with the non-U.S. Holder’s trade or business.

Distributions in excess of Belpointe REIT’s current and accumulated earnings and profits will not be taxable to a non-U.S. Holder to the extent that such distributions do not exceed the adjusted basis of the holder’s stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. Holder’s adjusted basis in such stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. Under FIRPTA (discussed below), Belpointe REIT may be required to withhold 15% of the portion of any distribution that exceeds its current and accumulated earnings and profits. That being said, for withholding purposes, Belpointe REIT expects to treat all distributions as made out of its current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of Belpointe REIT’s current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of USRPIs.

Distributions to a non-U.S. Holder that Belpointe REIT properly designates as capital gain dividends, other than those arising from the disposition of USRPI, generally should not be subject to U.S. federal income taxation, unless:

•	the investment in Belpointe REIT stock is treated as effectively connected with the non-U.S. Holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain, except that a non-U.S. Holder that is a non-U.S. corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, as discussed above; or
•	the non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. Holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to a non-U.S. Holder that are attributable to gain from sales or exchanges by Belpointe REIT of USRPI, whether or not designated as capital gain dividends, will cause the non-U.S. Holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. Holders would generally be taxed at the same rates applicable to U.S. Holders, subject to any applicable alternative minimum tax, and any non-U.S. Holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty. Belpointe REIT also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. Holders attributable to gain from sales or exchanges by Belpointe REIT of USRPIs. The amount withheld is creditable against the non-U.S. Holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock which is “regularly traded” on an established securities market located in the U.S. is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. Holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded holders of Belpointe REIT stock that meet certain record-keeping and other requirements (“qualified stockholders”) are exempt from FIRPTA, except to the extent owners of such qualified holders that are not also qualified holders own, actually or constructively, more than 10% of Belpointe REIT’s capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Holders of Belpointe REIT stock should consult their tax advisors regarding the application of these rules.

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Retention of Net Capital Gains.

Although the law is not clear on the matter, it appears that amounts designated by Belpointe REIT as retained net capital gains in respect of the stock held by U.S. Holders generally should be treated with respect to non-U.S. Holders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. Holders would be able to offset as a credit against their U.S. federal income tax liability resulting from their proportionate share of the tax paid by Belpointe REIT on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by Belpointe REIT exceeds their actual U.S. federal income tax liability, provided the non-U.S. Holder furnishes required information to the IRS on a timely basis. If Belpointe REIT designates any portion of its net capital gain as retained net capital gain, a non-U.S. Holder should consult its tax advisor regarding the taxation of such retained net capital gain.

Sale of Belpointe REIT Stock.

Except as described below, gain recognized by a non-U.S. Holder upon the sale, exchange or other taxable disposition of Belpointe REIT stock generally will not be subject to U.S. taxation unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “U.S. real property holding corporation,” or USRPHC, will constitute a USRPI. Belpointe REIT believes that it is a USRPHC. Belpointe REIT’s stock will not, however, constitute a USRPI so long as it is a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. Holders, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. Belpointe REIT believes, but cannot guarantee, that it is a “domestically controlled qualified investment entity.” Because Belpointe REIT common stock is publicly traded, no assurance can be given that it will continue to be a “domestically controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of Belpointe REIT stock not otherwise subject to FIRPTA will be taxable to a non-U.S. Holder if either (i) the investment in Belpointe REIT stock is treated as effectively connected with the non-U.S. Holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain, except that a non-U.S. Holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, or (ii) the non-U.S. Holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).

In addition, even if Belpointe REIT is a domestically controlled qualified investment entity, upon disposition of Belpointe REIT stock, a non-U.S. Holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. Holder (i) disposes of Belpointe REIT stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI, and (ii) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (i). The preceding sentence shall not apply to a non-U.S. Holder if the non-U.S. Holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (i) of the preceding sentence and the class of stock is “regularly traded,” as defined by applicable Treasury Regulations.

Even if Belpointe REIT does not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. Holder sells Belpointe REIT stock, gain arising from the sale or other taxable disposition by a non-U.S. Holder of such stock would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if:

•	such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE American; and
•	such non-U.S. Holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or exchange or the non-U.S. Holder’s holding period.

In addition, dispositions of Belpointe REIT stock by qualified stockholders are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of Belpointe REIT stock. An actual or deemed disposition of Belpointe REIT stock by such stockholders may also be treated as a dividend. Furthermore, dispositions of Belpointe REIT stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Holders should consult their tax advisors regarding the application of these rules.

If gain on the sale, exchange or other taxable disposition of Belpointe REIT stock were subject to taxation under FIRPTA, the non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. Holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of Belpointe REIT stock were subject to taxation under FIRPTA, and if shares of the applicable class of Belpointe REIT stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS

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15% of the purchase price.

Redemption or Repurchase by Belpointe REIT.

A redemption or repurchase of shares of Belpointe REIT stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of Belpointe REIT’s current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “Tax Treatment of Belpointe REIT Common Stock Ownership by Non-U.S. Holders—Distributions.” If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “Tax Treatment of Belpointe REIT Common Stock Ownership by Non-U.S. Holders—Sale of Belpointe REIT Stock.”

Information Reporting Requirements and Backup Withholding.

Belpointe REIT will report to its stockholders and to the IRS the amount of distributions it pays during each calendar year and the amount of tax it withhold, if any. Under the backup withholding rules, a holder of Belpointe REIT stock may be subject to backup withholding with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or
•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder who does not provide Belpointe REIT with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding generally may be claimed as a credit against the holder’s income tax liability. In addition, Belpointe REIT may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status to Belpointe REIT.

Backup withholding will generally not apply to payments of dividends made by Belpointe REIT or its paying agents, in their capacities as such, to a non-U.S. Holder provided that the non-U.S. Holder furnishes to Belpointe REIT or its paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met.

Notwithstanding the foregoing, backup withholding may apply if either Belpointe REIT or its paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption that occurs outside the U.S. by a non-U.S. Holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. Holder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. Holder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Holders of Belpointe REIT stock should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Tax Rates.

The maximum tax rate for non-corporate taxpayers for long-term capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which Belpointe REIT may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates described above to the extent they are properly designated by Belpointe REIT as “capital gain dividends.” In general, dividends payable by a REIT that are not “capital gains dividends” are subject to tax at the tax rates applicable to ordinary income, the maximum rate of which for individuals is 37%. Dividends that a REIT properly designates as “qualified dividend income,” however, are subject to a maximum tax rate of 20% in the case of non-corporate taxpayers. In general, dividends payable by a REIT are only eligible to be taxed as qualified dividend income to the extent that the taxpayer satisfies certain holding requirements with respect to the REIT’s stock and the REIT’s dividends are attributable to dividends received by the REIT from certain taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, certain U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of stock. You should consult with your own tax advisor regarding the tax rates applicable to you in light of your particular circumstances. For taxable years prior to 2026, individual stockholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by a REIT, subject to certain limitations, which would reduce the maximum marginal effective

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federal income tax rate for individuals on the receipt of such ordinary dividends to 29.6%.

Additional Withholding Tax on Payments Made to Foreign Accounts.

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities (including payments to U.S. Holders who hold shares of Belpointe REIT stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on Belpointe REIT stock, interest on Belpointe REIT debt securities, or gross proceeds from the sale or other disposition of Belpointe REIT stock or debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on Belpointe REIT stock or interest on Belpointe REIT debt securities, and payments of gross proceeds from the sale or other disposition of such stock or debt securities.

Possible Legislative or Other Actions Affecting Tax Consequences

The present U.S. federal income tax treatment of an investment in Belpointe REIT may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. The Tax Act makes major changes to the Code, including a number of provisions of the Code that may affect the taxation of REITs and the holders of their securities. The most significant of these provisions are described below. The individual and collective impact of these changes on REITs and their security holders is uncertain and may not become evident for some period of time. You should consult your own tax advisor regarding the implications of the Tax Act on your investment.

Revised Individual Tax Rates and Deductions

The Tax Act adjusted the tax brackets and reduced the top federal income tax rate for individuals from 39.6% to 37%. In addition, numerous deductions were eliminated or limited, including the deduction for state and local taxes being limited to $10,000 per year. These individual income tax changes will sunset after 2025 without further legislation.

Pass-Through Business Income Tax Rate Lowered through Deduction

Under the Tax Act, individuals, trusts, and estates generally may deduct 20% of “qualified business income” (generally, domestic trade or business income other than certain investment items) of a partnership, S corporation, or sole proprietorship. In addition, “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates) and certain other income items are eligible for the deduction. The deduction, however, is subject to complex limitations to its availability. As with the other individual income tax changes, without further legislation the provisions related to the deduction will sunset after 2025.

Maximum Corporate Tax Rate Reduced Elimination of Corporate Alternative Minimum Tax

The Tax Act reduced the maximum corporate income tax rate from 35% to 21% and reduced the dividends received deduction for certain corporate subsidiaries. The Tax Act also permanently eliminated the corporate alternative minimum tax.

Net Operating Loss Modifications

The Tax Act limited the net operating loss (“NOL”) deduction to 80% of taxable income (before the deduction). The Tax Act also generally eliminated NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law) but allows indefinite NOL carryforwards.

Limitations on Interest Deductibility

The Tax Act limits the net interest expense deduction of a business to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. The Tax Act allows a real property trade or business to elect out of such limitation so long as it

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uses the alternative depreciation system which lengthens the depreciation recovery period with respect to certain property.

Withholding Rate Reduced

The Tax Act reduced the highest rate of withholding with respect to distributions to non-U.S. Holders that are treated as attributable to gains from the sale or exchange of U.S. real property interests from 35% to 21%.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any federal tax other than the income tax. You should consult your own tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to Belpointe REIT’s intended tax treatment as a REIT and on ownership and disposition of Belpointe REIT stock.

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Comparison of Rights of Belpointe REIT Stockholders
and Holders of Belpointe PREP Class A Units

As a result of the offer, conversion and merger, holders of shares of Belpointe REIT common stock as of the date of this document, whose rights are currently governed by the Belpointe REIT Amended and Restated Articles of Incorporation (the “articles”), Belpointe REIT amended and restated bylaws (the “bylaws”) and the Maryland General Corporation Law (“MGCL”), will become holders of Belpointe PREP Class A units upon consummation of the offer, conversion and merger, and their rights will be governed by the Belpointe PREP Certificate of Formation (the “certificate”), Belpointe PREP Amended and Restated Limited Liability Company Operating Agreement (the “operating agreement”) and the Delaware Limited Liability Company Act (“DLLCA”).

The following description summarizes the material differences between the rights associated with Belpointe REIT common stock and Belpointe PREP Class A units that may affect Belpointe REIT stockholders whose shares are accepted for exchange in this offer and who will obtain Belpointe PREP Class A units, following the conversion, in the merger, but is not a complete statement of all of those differences or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. The following description is qualified in its entirety by, and Belpointe REIT stockholders should carefully read, the relevant provisions of the articles, bylaws, MGCL, certificate, operating agreement and DLLCA. For additional information on how to obtain a copy of these documents, see “Where You Can Find Additional Information.”

	Belpointe REIT	Belpointe PREP
Entity Structure and Governance

Belpointe REIT is a Maryland corporation that is a qualified opportunity fund for U.S. federal income tax purposes.

The rights of the Belpointe REIT stockholders are governed by the articles, bylaws and MGCL.

Belpointe PREP is a Delaware limited liability company that intends to operate in a manner that will allow it to qualify as a partnership and qualified opportunity fund for U.S. federal income tax purposes.

The rights of the holders of Belpointe PREP units are governed by the certificate, operating agreement and DLLCA.

Capital Structure

Belpointe REIT is authorized to issue 1,000,000,000 shares of capital stock, consisting of (i) 900,000,000 shares of common stock, par value $0.01 per share, and (ii) 100,000,000 shares of preferred stock, par value $0.01 per share.

The Belpointe REIT board of directors (the “Belpointe REIT board”) may (i) reclassify any unissued shares of common stock, (ii) classify any unissued shares of preferred stock, and (iii) reclassify any previously classified but unissued shares of preferred stock of any series, in each case, into one or more classes or series of stock.

The Belpointe REIT board, without any action on the part of the Belpointe REIT stockholders, may amend the articles to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that Belpointe REIT has authority to issue.

Belpointe PREP is authorized to issue units representing limited liability company interests in Belpointe PREP, consisting of (i) an unlimited number Class A units, (ii) 100,000 Class B units, and (iii) one Class M unit.

The Belpointe PREP board of directors (the “Belpointe PREP board”), without any action on the part of the holders of Belpointe PREP units, may authorize the issuance any number of additional units, in one or more classes or series, including preferred units, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes or series of units), and options, rights, warrants and appreciation rights relating to units, at any time on such terms and conditions as the Belpointe PREP board determines.

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Voting Rights	The Belpointe REIT articles provide that holders of Belpointe REIT common stock are entitled to one vote per share on all matters duly submitted to stockholders for their vote or consent.

The Belpointe PREP operating agreement provides that holders of Belpointe PREP Class A units and Class B units are entitled to one vote on any and all matters submitted for the consent or approval of members generally.

The holder of the Belpointe PREP Class M unit is entitled to that number of votes equal to the product obtained by multiplying (i) the sum of the of the aggregate number of outstanding Class A units and Class B units, by (ii) 10, on any and all matters submitted for the consent or approval of members on which the holder of the Class M unit has a vote. The Class M unit may only be held by the Belpointe PREP Manager or its affiliates.

The holder of the Belpointe PREP Class M unit is entitled to vote with the holders of the Class A units and Class B units, together as single class, on any

Term, Classification and Duties of Board of Directors

Belpointe REIT operates under the direction of the Belpointe REIT board, subject only to the restrictions in its articles and bylaws and applicable provisions of the MGCL. The members of the Belpointe REIT board are accountable to Belpointe REIT and the Belpointe REIT stockholders as fiduciaries.

The Belpointe REIT board is classified into three classes, with each class of directors being elected for successive terms ending at the annual meeting of stockholders the third year after election and until a successor is elected and qualified.

Belpointe PREP operates under the direction of the Belpointe PREP board, subject only to the restrictions in its certificate, operating agreement and applicable provisions of the DLLCA. Except as expressly provided in the operating agreement or required by the DLLCA, the members of the Belpointe PREP board owe Belpointe PREP and the holders of Belpointe PREP units the same duty of care and duty of loyalty owed by a board of directors to a corporation organized under Delaware General Corporation Law and its stockholders.

The Belpointe PREP board is classified into three classes, with each class of directors being elected for successive terms ending at the annual meeting of stockholders the third year after election and until a successor is elected and qualified. The holder of the Class M unit, voting separately as a class, has the right to elect one director (the “Class M director”), who will be a Class III director.

Removal of Directors	The Belpointe REIT articles provide that the members of the Belpointe REIT board may only be removed for cause at an annual or special meeting of the Belpointe REIT stockholders by a vote of at least two-thirds of all votes entitled to be cast generally in the election of directors.	The Belpointe PREP operating agreement provides that the members of the Belpointe PREP board, other than the Class M director, may only be removed for cause at an annual or special meeting of the holders of Belpointe PREP units by a vote of at least 80% of the holders of Class A units and Class B units voting together as a single class.
Vacancies	The Belpointe REIT bylaws provide that newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Belpointe REIT board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any such director elected to fill such a vacancy shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.	The Belpointe PREP operating agreement provides that a vacancy resulting from an increase in the number of directorships of any class or from the resignation, removal, incapacity or death of a director may be filled by a majority of the directors then in office. Any director appointed to fill a vacancy shall hold office for a term that coincides with the remaining term of that class and until such director’s successor is duly elected or appointed and qualified, or until his or her earlier resignation, removal, incapacity or death.
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Manager	The Belpointe REIT board has engaged the services of the Belpointe REIT Manager to direct the management of Belpointe REIT’s business and affairs, manage its day-to-day operations, and implement its investment strategy.	The Belpointe PREP board has engaged the services of the Belpointe PREP Manager to direct the management of Belpointe PREP’s business and affairs, manage its day-to-day operations, and implement its investment strategy.
Limitation of Liability of Directors and Officers	The Belpointe REIT articles provide that, to the maximum extent permitted under the MGCL, no present or former director or officer of Belpointe REIT shall be liable to Belpointe REIT or the Belpointe REIT stockholders for money damages.	Belpointe PREP’s operating agreement provides that its officers and directors will be liable to Belpointe PREP or the holders of its units for acts or omissions only if they constitutes a breach of the duties owed to Belpointe PREP or the holders of its units and the breach is the result of (i) willful malfeasance, gross negligence, the commission of a felony or a material violation of applicable law, in each case, that has resulted in, or could reasonably be expected to result in, a material adverse effect on Belpointe PREP, or (ii) fraud. Belpointe PREP’s operating agreement also provides that the Sponsor and Belpointe PREP Manager will not be liable to Belpointe PREP or the holders of its units for any act or omission, including any mistake of fact or error in judgment.
Indemnification of Directors and Officers	The Belpointe REIT articles and bylaws provide that, to the maximum extent permitted under the MGCL, Belpointe REIT shall indemnify, and pay or reimburse the reasonable expenses of, its present or former directors and officers from and against any claim or liability to which such person may become subject or may incur by reason of his or her service as a director or officer. Belpointe REIT also has the power, subject to Belpointe REIT board approval, to provide such indemnification and advancement of expenses to any employee or agent of Belpointe REIT.	The Belpointe PREP operating agreement provides that, to the maximum extent permitted under the DLLCA, Belpointe PREP shall indemnify the Sponsor, Belpointe PREP Manager, officers and directors against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with Belpointe PREP’s approval and counsel fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to Belpointe PREP, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may be made a party by reason of being or having been one of Belpointe PREP’s officers or directors or the Belpointe PREP Manager, except for any expenses or liabilities that have been finally judicially determined to have arisen primarily from acts or omissions which violate the standard set forth in the preceding sentence.
Special Meetings

The Belpointe REIT bylaws provide that special meetings of stockholders may be called by the Belpointe REIT board, the chairman of the Belpointe REIT board, the chief executive officer of Belpointe REIT or the president of Belpointe REIT.

The Belpointe REIT bylaws also provide that special meetings of stockholders shall be called by the secretary of Belpointe REIT following the secretary’s receipt of one or more written requests signed by stockholders of record entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting.

The Belpointe PREP operating agreement provides that Special meetings of the Members may be called at any time by the chairman of the Belpointe PREP board, chief executive officer, a majority of the Belpointe PREP board or any committee thereof duly authorized to call such meetings.
Quorum	The Belpointe REIT bylaws provide, at any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast on any matter at the meeting shall constitute a quorum.	The Belpointe PREP operating agreement provides, at any meeting of the members, the presence in person or by proxy of holders of units entitled to cast a majority of the votes entitled to be cast on any matter at the meeting shall constitute a quorum.
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Advanced Notice Procedures for Nominations or Other Business Proposals

The Belpointe REIT bylaws provide, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of Belpointe REIT and such other business must otherwise be a proper matter for action by the stockholders.

To be timely, a stockholder’s notice must be delivered to the secretary of Belpointe REIT at Belpointe REIT’s principal executive office not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than 150 days prior to the date of the annual meeting and not later than the later of 120 days prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice.

For a stockholder seeking to nominate a candidate for director, the notice must describe various matters regarding the nominee, including name, age, business address, number of shares held and other specified matters. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

The Belpointe PREP operating agreement provides, for nominations or other business to be properly brought before an annual meeting by a record holder of Belpointe PREP units, the record holder must have given timely notice thereof in writing to the secretary of Belpointe PREP and such other business must otherwise be a proper matter for action by the members.

To be timely, a record holder’s notice must be delivered to the secretary of Belpointe PREP at Belpointe PREP’s principal executive office not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the record holder to be timely must be so delivered not later than 10 days following the public disclosure prior of the date of the annual meeting is first made. If there is an increase in the number of directorships and there is no public disclosure naming all of the nominees or specifying the size of the increase by Belpointe PREP at least 100 days prior to the anniversary of the date of the immediately preceding annual meeting, then a notice shall also be considered timely, but only with respect to nominees for any new directorships, if delivered not later than 10 days following the public disclosure is first made.

For a record holder seeking to nominate a candidate for director, the notice must describe various matters regarding the nominee, including name, age, business address, number of shares held and other specified matters. For a record holder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

For a record holder seeking to nominate a candidate for director, the record holder must hold a sufficient number of Belpointe PREP units both at the time such notice is delivered to the secretary and at the time of the annual meeting to elect one or more members to the Board assuming that such record holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of Belpointe PREP units. For a record holder seeking to propose other business to be considered, the record holder must hold Belpointe PREP units both at the time such notice is delivered to the secretary and at the time of the annual meeting.

Action by Written Consent	The Belpointe REIT articles provide for stockholder action by written consent in lieu of any meeting of stockholders; provided such consent is unanimous.	The Belpointe PREP operating agreement provides for member action by written consent in lieu of any member meeting; provided such consent is signed by members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members entitled to vote thereon were present and voted.
Amendment of Charter Documents

The Belpointe REIT articles generally require the affirmative vote of a majority of the outstanding shares entitled to vote on the matter for any amendment.

The Belpointe REIT bylaws provide that the Belpointe REIT board has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws.

The Belpointe PREP operating agreement provides that amendments may be proposed only by or with the consent of the Belpointe PREP board.

Except for amendments that may be approved by the Belpointe PREP board, in its sole discretion, amendments to the Belpointe PREP operating agreement must be approved by holders of a majority of Belpointe PREP’s outstanding units, voting together as a single class, and to the extent that an amendment would have a material adverse effect on the holders of any class or series of units, by a majority of the holders of such class or series.

Dividends and Distributions	The Belpointe REIT bylaws provide that dividends and other distributions may be authorized and declared by the Belpointe REIT board, subject to the applicable provisions of the MGCL and the articles. Dividends and other distributions may be paid in cash, property or stock of Belpointe REIT.	The Belpointe PREP operating agreement provides that the Belpointe PREP board shall have sole discretion regarding the amounts and timing of distributions to members, including deciding to forego payment of distributions in order to provide for the payment to third parties of, or the retention and establishment of reserves of, such funds as the Belpointe PREP board deems necessary or appropriate with respect to the anticipated business needs of Belpointe PREP.
Dispute Resolution and Exclusive Forum	The Belpointe REIT bylaws provide that all claims, controversies or disputes brought by or on behalf of one or more stockholders against Belpointe REIT or any director or officer or other employee of Belpointe REIT, must be brought before the United States District Court for the Southern District of New York or, if that court does not have jurisdiction, the New York Supreme Court in New York, New York.

The Belpointe PREP operating agreement provides that all claims, controversies or disputes brought by or on behalf of one or more members, record holders or beneficial owners of its units against Belpointe PREP or the Sponsor, Manager or any of Belpointe PREP’s directors, officers or other agents must be resolved by final and binding arbitration.

The Belpointe PREP operating agreement also provides that all claims, controversies or disputes that are precluded from resolution by mandatory arbitration, must be brought before the United States District Court for the Southern District of New York or, if that court does not have jurisdiction, the state courts of New York located in the borough of Manhattan, City of New York, as the sole and exclusive forum for such preclude claim.

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Appraisal Rights	Under the Belpointe REIT articles, Belpointe REIT stockholders are not entitled to objectors’ or appraisal rights in any transaction unless the Belpointe REIT board determines that such rights apply.	Under the Belpointe PREP operating agreement holders of Class A units are not entitled to dissenters’ or appraisal rights in the event of a merger, consolidation or other business combination, a conversion or a sale of all or substantially all of Belpointe PREP’s assets or any other similar transaction or event.

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Legal Matters

Sugar Felsenthal Grais & Helsinger, LLP, New York, New York, will pass upon the validity of the Class A units being offered hereby and review and pass upon the accuracy of the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders of our Class A units under the caption “Material U.S. Federal Income Tax Consequences of Belpointe PREP Class A Unit Ownership.”

Experts

The financial statements of Belpointe PREP, LLC as of December 31, 2020 and for the period beginning January 24, 2020 (formation) to December 31, 2020 have been included herein in reliance upon the report of Citrin Cooperman & Company, LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Belpointe REIT Inc. as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019, have been included herein in reliance upon the report of Citrin Cooperman & Company, LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find additional Information

Belpointe PREP has filed with the SEC a registration statement on Form S-4 under the Securities Act to register with the SEC the Belpointe PREP Class A units to be delivered in the offer and merger to holders of Belpointe REIT common stock whose shares are accepted for exchange in the offer and holders of BREIT LLC units whose unit accepted for exchange in the merger.

The SEC maintains a website, www.sec.gov, that contains reports and prospectus and other information regarding registrants, such as Belpointe REIT, that file electronically with the SEC. Upon completion of the offer, Belpointe PREP will be subject to the information requirements of the Exchange Act and will also file reports and other information with the SEC. These reports and other information will be available for inspection and copying at the SEC’s website at www.sec.gov. You can also find additional information about Belpointe REIT at www.belpointereit.com. Information available on www.belpointereit.com is not incorporated herein by reference.

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Index to Financial Statements

Unaudited Consolidated Financial Statements of Belpointe PREP, LLC
Consolidated Balance Sheets as of March 31, 2021 (unaudited) and December 31, 2020	F-2
Consolidated Statements of Operations for the three months ended March 31, 2021, and for the period beginning January 24, 2020 (formation) to March 31, 2020 (unaudited)	F-3
Consolidated Statements of Changes in Member’s Capital for the three months ended March 31, 2021, and for the period beginning January 24, 2020 (formation) to March 31, 2020 (unaudited)	F-4
Consolidated Statements of Cash Flows for the three months ended March 31, 2021, and for the period beginning January 24, 2020 (formation) to March 31, 2020 (unaudited)	F-5
Notes to Consolidated Financial Statement (unaudited)	F-6

Audited Consolidated Financial Statements of Belpointe PREP, LLC
Report of Independent Registered Public Accounting Firm	F-13
Consolidated Balance Sheet as of December 31, 2020	F-14
Consolidated Statement of Operations for the period beginning January 24, 2020 (formation) to December 31, 2020	F-15
Consolidated Statement of Changes in Members’ Capital for the period beginning January 24, 2020 (formation) to December 31, 2020	F-16
Consolidated Statement of Cash Flows for the period beginning January 24, 2020 (formation) to December 31, 2020	F-17
Notes to Consolidated Financial Statement	F-18

Unaudited Consolidated Financial Statements of Belpointe REIT, Inc.
Consolidated Balance Sheets as of March 31, 2021 (unaudited) and December 31, 2020	F-26
Consolidated Statements of Operations for the three months ended March 31, 2021 and 2020 (unaudited)	F-27
Consolidated Statements of Changes in Stockholders’ Equity for the three months ended March 31, 2021 and 2020 (unaudited)	F-28
Consolidated Statements of Cash Flows for the three months ended March 31, 2021 and 2020 (unaudited)	F-29
Notes to Consolidated Financial Statements (unaudited)	F-30

Audited Consolidated Financial Statements of Belpointe REIT, Inc.
Report of Independent Registered Public Accounting Firm	F-37
Consolidated Balance Sheets for the years ended December 31, 2020 and 2019	F-38
Consolidated Statements of Operations for the years ended December 31, 2020 and 2019	F-39
Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2020 and 2019	F-40
Consolidated Statements of Cash Flows for the years ended December 31, 2020 and 2019	F-41
Notes to Consolidated Financial Statement	F-42

F-1

Belpointe PREP, LLC
Consolidated Balance Sheets
(in thousands, except unit and per unit data)

	March 31, 2021 (unaudited)	December 31, 2020
Assets
Real estate
Land	$11,343	$9,547
Building and improvements	4,231	3,639
Intangible assets	2,251	2,008
Real estate under construction	16,233	15,101
Total Real estate	34,058	30,295
Accumulated depreciation and amortization	(113)	(43)
Real estate, net	33,945	30,252
Cash and cash equivalents	27,086	6,578
Other assets	836	452
Total assets	$61,867	$37,282

Liabilities
Short-term loans from affiliate	$59,000	$35,000
Due to affiliates	523	492
Accounts payable, accrued expenses and other liabilities	2,381	1,892
Total liabilities	61,904	37,384

Commitments and contingencies

Member’s Capital
Class A units, no par value, unlimited units authorized, 100 units issued and outstanding	10	10
Accumulated deficit	(240)	(112)
Total member’s capital excluding noncontrolling interest	(230)	(102)
Noncontrolling interest	193	—
Total member’s capital (deficit)	(37)	(102)
Total liabilities and member’s capital (deficit)	$61,867	$37,282

See accompanying notes to consolidated financial statements.

F-2

Belpointe PREP, LLC
Consolidated Statements of Operations
(in thousands, except unit and per unit data)

	Three Months Ended March 31, 2021 (unaudited)	January 24, 2020 (formation) to March 31, 2020 (unaudited)
Revenue
Rental and other income	$154	$—
Total revenue	154	—

Expenses
Property expenses	71	—
General and administrative	132	—
Depreciation and amortization expense	70	—
Total expenses	273	—

Other expense
Interest expense	(16)	—
Total other expense	(16)	—

Net loss	(135)	—
Net Loss attributable to noncontrolling interest	7	—
Net loss attributable to Belpointe PREP, LLC	$(128)	$—
Loss per Class A unit (basic and diluted)
Net loss per unit	$(1,280)	$—
Weighted-average units outstanding	100	100

See accompanying notes to consolidated financial statements.

F-3

Belpointe PREP, LLC
Consolidated Statements of Changes in Member’s Capital
(in thousands, except unit and per unit data)

					Total Member’s
				Retained	Capital
				Earnings	Excluding		Total
	Class A units		Paid-in	(Accumulated	Noncontrolling	Noncontrolling	Member’s
	Units	Amount	Capital	Deficit)	Interest	Interest	Capital
Balance at January 1, 2021	100	$10	$—	$(112)	$(102)	$—	$(102)
Activity for the three months ended March 31, 2021
Contribution from noncontrolling interest	—	—	—	—	—	200	200
Net loss	—	—	—	(128)	(128)	(7)	(135)
Balance at March 31, 2021	100	$10	$—	$(240)	$(230)	$193	$(37)

Total Member’s
				Retained	Capital
				Earnings	Excluding		Total
	Class A units		Paid-in	(Accumulated	Noncontrolling	Noncontrolling	Member’s
	Units	Amount	Capital	Deficit)	Interest	Interest	Capital
Balance at January 24, 2020 (formation)	—	$—	$—	$—	$—	$—	$—
Activity for the three months ended March 31, 2020
Issuance of units	100	10	—	—	10	—	10
Net loss	—	—	—	—	—	—	—
Balance at March 31, 2020 (unaudited)	100	$10	$—	$—	$10	$—	$10

See accompanying notes to consolidated financial statements.

F-4

Belpointe PREP, LLC
Consolidated Statements of Cash Flows
(in thousands, except unit and per unit data)

	Three Months Ended March 31, 2021 (unaudited)	January 24, 2020 (formation) to March 31, 2020 (unaudited)
Cash flows from operating activities
Net loss	$(135)	$—
Adjustments to net loss
Depreciation and amortization	70	—
Amortization of rent-related intangibles and deferred rental revenue	(14)	—
Decrease in due to affiliates	(66)	—
Increase in accounts payable, accrued expense and other liabilities	58	—
Net cash used in operating activities	(87)	—

Cash flows from investing activities
Acquisitions of real estate	(2,623)	—
Development of real estate	(782)	—
Net cash used in investing activities	(3,405)	—

Cash flows from financing activities
Short-term loan from affiliate	24,000	—
Proceeds from units issued	—	10
Net cash provided by financing activities	24,000	10

Change in cash and cash equivalents during the period
Net increase in cash and cash equivalents	20,508	10
Cash and cash equivalents, beginning of period	6,578	—
Cash and cash equivalents, end of period	$27,086	$10

Cash paid during the period for interest, net of amount capitalized	$—	$—

Supplemental disclosures of non-cash investing and financing activities
Development of real estate (Note 5)	$(230)	$—
Noncontrolling interest contribution (Note 5)	$200	$—

See accompanying notes to consolidated financial statements.

F-5

Belpointe PREP, LLC
Notes to Consolidated Financial Statements
(UNAUDITED)

Note 1 – Organization and Business Purpose

Belpointe PREP, LLC (together with its subsidiaries, the “Company,” “we,” “us,” or “our”) was formed on January 24, 2020 as a Delaware limited liability company. We initially intend to operate in a manner that will allow us to qualify as a partnership for U.S. federal income tax purposes. We are initially focused on identifying, acquiring, developing or redeveloping and managing commercial real estate located within “qualified opportunity zones.” At least 90% of our assets will initially consist of qualified opportunity zone property, which will enable us to be classified as a “qualified opportunity fund” as defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

We commenced principal operations on October 28, 2020. All of our assets are held by, and all of our operations are conducted through, one or more operating companies (each an “Operating Company” and together, the “Operating Companies”), either directly or through their subsidiaries. We are externally managed by Belpointe PREP Manager, LLC (the “Manager”), an affiliate of our sponsor, Belpointe, LLC (the “Sponsor”). Subject to certain restrictions and limitations, the Manager will be responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.

Note 2 – Capitalization

As of February 11, 2020, we were capitalized with a $10,000 investment by our Sponsor and its affiliate. On April 22, 2021, we filed a registration statement on Form S-11 (File No. 333-255424) with the Securities and Exchange Commission (the “SEC”) to register a primary offering of up to $750,000,000 in our Class A units (the “Class A Units”) at an initial offering price equal to $100.00 per Class A unit (the “Offering”). We intend to offer our Class A Units directly to investors and not through any underwriters, dealer-managers or other agents who would be paid commissions by us or any of our affiliates. In the future, however, we may engage the services of one or more underwriters, dealer-managers or other agents to participate in the Offering. The amount of selling commissions or dealer-manager fees that we or our investors would pay to such underwriters, dealer-managers or other agents will depend on the terms of their engagement. The Offering is a “best efforts” offering. There is no minimum amount of Class A Units that we must sell in the Offering prior to conducing an initial closing. We plan to undertake closings on a rolling basis on the last business day of each calendar quarter, we may, however, in our sole discretion, choose to conduct more frequent closings.

We set our initial Offering price at $100.00 per Class A Unit. No later than the first quarter following the December 31, 2022 year end, and every quarter thereafter, we plan to calculate our net asset value (“NAV”) within approximately 60 days of the last day of each quarter (the “Determination Date”). If our NAV increases above or decreases below the price per Class A Unit as stated in our prospectus, we will adjust the Offering price, effective as of the first business day following its public announcement. The adjusted Offering price will be equal to our adjusted NAV as of the Determination Date (rounded to the nearest dollar) divided by the number of Class A Units outstanding on the Determination Date.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”), for interim financial information, and Article 10 of Regulation S-X of the rules and regulations of the SEC.

In the opinion of management, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included and are of a normal and recurring nature. Interim results are not necessarily indicative of operating results for any other interim period or for the entire year. Our interim unaudited consolidated financial statements should be read in conjunction with our audited consolidated financial statements and accompanying notes for the year ended December 31, 2020. The unaudited consolidated financial statements as of March 31, 2021, and for the three months ended March 31, 2021 and the period beginning January 24, 2020 (formation) to March 31, 2020, and certain related notes thereto, are unaudited, have not been reviewed, and may not include year-end adjustments necessary to make those unaudited consolidated financial statements comparable to audited results.

Basis of Consolidation

The accompanying consolidated financial statements reflect all of our accounts, including those of our controlled subsidiaries. The portion of member’s capital in controlled subsidiaries that are not attributable, directly or indirectly, to us are presented in noncontrolling interest. All significant intercompany accounts and transactions have been eliminated.

We have evaluated our economic interest in entities to determine if they are deemed to be variable interest entities (“VIEs”) and whether the entities should be consolidated. An entity is a VIE if it has any one of the following characteristics: (i) the entity does not have enough equity at risk to finance its activities without additional subordinated financial support; (ii) the at risk equity holders, as a group, lack the characteristics of a controlling financial interest; or (iii) the entity is structured with non-substantive voting rights. The distinction between a VIE and other entities is based on the nature and amount of the equity investment and the rights and

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obligations of the equity investors. Fixed price purchase and renewal options within a lease, as well as certain decision-making rights within a loan or joint-venture agreement, can cause us to consider an entity a VIE. Limited partnerships and other similar entities that operate as a partnership will be considered VIEs unless the limited partners hold substantive kick-out rights or participation rights.

Significant judgment is required to determine whether a VIE should be consolidated. We review all agreements and contractual arrangements to determine whether (i) we or another party have any variable interests in an entity, (ii) the entity is considered a VIE, and (iii) which variable interest holder, if any, is the primary beneficiary of the VIE. Determination of the primary beneficiary is based on whether a party (a) has the power to direct the activities that most significantly impact the economic performance of the VIE, and (b) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE.

As of March 31, 2021 and December 31, 2020, we considered two entities and one entity, respectively, to be VIEs, respectively, which are consolidated, as we are considered the primary beneficiary. The following table presents the financial data of the consolidated VIEs included in the consolidated balance sheets as of March 31, 2021 and December 31, 2020, respectively (amounts in thousands):

	March 31, 2021 (unaudited)	December 31, 2020
Assets
Real estate under construction	$15,817	$14,895
Cash and cash equivalents	339	506
Other assets	702	1
Total assets	$16,858	$15,402

Liabilities
Due to affiliates	397	357
Accounts payable, accrued expenses and other liabilities	327	55
Total liabilities	$724	$412

An interest in a VIE requires reconsideration when an event occurs that was not originally contemplated. Each reporting period we will reassess whether there are any reconsideration events that require us to reconsider our determination of whether an entity is a VIE and whether it should be consolidated.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jump Start Our Business Startups Act of 2012 (“JOBS Act”). Under Section 107 of the JOBS Act, emerging growth companies are permitted to use an extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company, or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, this consolidated financial statement may not be comparable to the consolidated financial statements of companies that comply with public company effective dates.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited consolidated financial statements and the accompanying notes. Actual results could materially differ from those estimates.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board issued Accounting Standards Update 2016-02, Leases, which is codified in ASC 842, Leases, and supersedes current lease guidance in ASC 840, Leases. The update amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. As an emerging growth company, we are permitted, and have elected, to use an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. For private companies, ASC 842 will be effective for annual reporting periods beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The adoption of this standard is not expected to have a material impact on our consolidated financial statements.

Risks and Uncertainties

The spread of COVID-19 has caused significant disruptions to the global economy and normal business operations worldwide, and the duration and severity of the effects are currently unknown. The rapid development and fluidity of the COVID-19

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situation precludes any forecast as to its ultimate impact. Nevertheless, COVID-19 presents material uncertainty and risk with respect to the Company’s performance and financial results, such as the potential to negatively impact financing arrangements, increase costs of operations, change laws or regulations, and add uncertainty regarding government and regulatory policy. We are closely monitoring the potential impact of COVID-19 on all aspects of our business.

Note 4 – Related Party Arrangements

On October 28, 2020, Belpointe REIT, Inc., a Maryland corporation (“Belpointe REIT”) and affiliate of our Sponsor, lent the Company $35,000,000 pursuant to the terms of a secured promissory note (the “First Secured Note”). On February 16, 2021, Belpointe REIT lent the Company an additional $24,000,000 pursuant to the terms of a second secured promissory note (the “Second Secured Note” and together with the First Secured Note, the “Secured Notes”). The Secured Notes bear interest at a rate of 0.14% and are secured by all of the assets of the Company. On May 28, 2021, the Company and Belpointe REIT entered into an agreement to amend the maturity date of the Secured Notes from June 30, 2021 to December 31, 2021, as discussed below in Note 9. The Company has and will continue to use the proceeds from the Secured Notes to make certain qualified opportunity zone investments, as discussed below in Note 5. During the three months ended March 31, 2021, interest expense incurred on the Secured Notes was approximately $16,000.

The Manager and its affiliates, including our Sponsor, will receive fees or reimbursements in connection with our Offering and the management of our investments.

The following table presents a summary of fees paid and expenses reimbursed to the Manager and its affiliates, including our Sponsor, in accordance with the terms of the relevant agreements (amounts in thousands):

	Three Months Ended March 31, 2021 (unaudited)	January 24, 2020 (Formation) to March 31, 2020 (unaudited)
Amounts included in the Consolidated Statements of Operations
Costs incurred by the Manager and its affiliates (1)	$119	$—

Other capitalized costs
Development fee and reimbursements (1)	$48	$—

(1)	Includes wage, overhead and other reimbursements to the Manager and its affiliates, including our Sponsor.

The following table presents a summary of amounts included in due to affiliates in the unaudited consolidated financial statements (amounts in thousands):

	March 31, 2021 (unaudited)	December 31, 2020
Amounts due to affiliates
Secured Notes, including accrued interest, to Belpointe REIT	$59,025	$35,009
Development fees (1)	392	357
Employee Cost Sharing and reimbursements (1)	106	126
	$59,523	$35,492

(1)	Includes wage, overhead and other reimbursements to the Manager and its affiliates, including our Sponsor.

Organization, Offering and Merger Expenses

The Manager and its affiliates, including our Sponsor, will be reimbursed for organization and offering expenses incurred in conjunction with our organization and Offering as well as expenses incurred in connection with the proposed Transaction (as hereinafter defined), as described in greater detailed in “Note 9 – Subsequent Events.”

As of March 31, 2021 and December 31, 2020, the Manager and its affiliates, including our Sponsor, have incurred organization and Offering expenses of approximately $351,000 and $199,000, respectively, on behalf of the Company. As of March 31, 2021 and December 31, 2020, the Manager and its affiliates, including our Sponsor, have incurred Transaction expenses of approximately $130,000 and $104,000, respectively. These organization, Offering and Transaction expenses are not recorded in the accompanying consolidated balance sheet of the Company as of March 31, 2021 and December 31, 2020, because such expenses are not a liability of the Company until the first closing is held in connection with the Offering.

Other Operating Expenses

Pursuant to the Management Agreement by and among the Company, Operating Companies and Manager (the “Management Agreement”), we will reimburse our Manager, Sponsor and their respective affiliates for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, whether or not the Company ultimately

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acquires or originates the investment. We will also reimburse our Manager, Sponsor and their respective affiliates for out-of-pocket expenses paid to third parties in connection with providing services to the Company. Pursuant to the Employee and Cost Sharing Agreement by and among the Company, Operating Companies, Manager and Sponsor, we will reimburse our Sponsor and Manager for expenses incurred for our allocable share of the salaries, benefits and overhead of personnel providing services to us. As of March 31, 2021 and December 31, 2020, the Manager and its affiliates, including our Sponsor, have incurred operating expenses of approximately $62,000 and $31,000, respectively, on behalf of the Company. The expenses shall be payable, at the election of the recipient, in cash, by issuance of our Class A Units at the then-current NAV, or through some combination of the foregoing.

Management Fees

Subject to the oversight of our board of directors, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for the origination, selection, evaluation, structuring, acquisition, financing and development of our commercial real estate properties, real estate-related assets, including but not limited to commercial real estate loans, and debt and equity securities issued by other real estate-related companies, private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses.

Pursuant to the Management Agreement we will pay our Manager a quarterly management fee in arears of one-fourth of 0.75%. The management fee will be based on our NAV at the end of each quarter, which, no later than the first quarter following the December 31, 2022 year end, and every quarter thereafter, will be announced within approximately 60 of the last day of each quarter.

Property Management Oversight Fees

Our Manager, Sponsor or an affiliate of our Manager or Sponsor, will be paid an annual property management oversight fee, to be paid by the individual subsidiaries of our Operating Companies, equal to 1.5% of the revenue generated by the applicable property.

Development Fees

Affiliates of our Sponsor are entitled to receive (i) development fees on each project in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project, and (ii) reimbursements for its expenses, such as employee compensation and other overhead expenses incurred in connection with the project.

In relation to our acquisition of 902-1020 First (as hereinafter defined), as described in greater detail in “Note 5 – Real Estate, Net,” a development fee of 4.5% of total project costs will be charged throughout the course of the project, of which one half was due at the close of the acquisition and is included in real estate under construction in our consolidated balance sheets as of March 31, 2021 and December 31, 2020. During the three months ended March 31, 2021, we incurred employee reimbursement expenditures to the development manager of approximately $61,000, of which approximately $43,000 is included in real estate under construction in our consolidated balance sheet and approximately $18,000 is included in general and administrative expenses in our consolidated statement of operations. As of March 31, 2021 and December 31, 2020, approximately $330,000 remained due and payable to our affiliates for the upfront development fees related to 902-1020 First and $62,000 and $27,000, respectively, remained due and payable to our affiliates for employee reimbursement expenditures related to 902-1020 First and our 900 8th Avenue South (as hereinafter defined) pursuit, as described in greater detail in “Note 5 – “Real Estate, Net.”

Acquisition Fees

We will pay our Manager, Sponsor, or an affiliate of our Manager or Sponsor, an acquisition fee equal to 1.5% of the total value of any acquisition transaction, including any acquisition through merger with another entity (but excluding any transactions in which our Sponsor, or an affiliate of our Manager or Sponsor, would otherwise receive a development fee). As of March 31, 2021 and December 31, 2020, we have not incurred any acquisition fees since all investments acquired as of those dates have been, or will be, subject to payment of development fees.

Economic Dependency

Under various agreements, the Company has engaged the Manager and its affiliates, including in certain cases the Sponsor, to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s Class A Units available for issue, as well as other administrative responsibilities for the Company, including accounting services and investor relations. As a result of these relationships, the Company is dependent upon the Manager and its affiliates, including the Sponsor. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

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Note 5 – Real Estate, Net

Real estate, net consists of the following (amounts in thousands):

	March 31, 2021 (Unaudited)	December 31, 2020
Land	$11,343	$9,547
Building and improvements	4,231	3,639
Real estate under construction	16,233	15,101
Accumulated depreciation and amortization	(65)	(26)
	$31,742	$28,261

Depreciation expense for the three months ended March 31, 2021 was approximately $39,000 and is included in depreciation and amortization expense on the consolidated statement of operations. There was no depreciation expense for the period beginning January 24, 2020 (formation) to March 31, 2020.

Acquisitions of real estate

On February 24, 2021, an indirect wholly owned subsidiary of our Operating Company and an unaffiliated third party (the “JV Partner”) entered into a limited liability company agreement (the “LLC Agreement”) for BPOZ 900 Eighth QOZB, LLC, a Delaware limited liability company (“BPOZ 900 Eighth QOZB”). BPOZ 900 Eighth QOZB was formed for purposes of acquiring all of the limited partnership interests of 900 Eighth, LP, a Tennessee limited partnership (“900 Eighth”). 900 Eighth was formed to acquire a 3.17-acre land assemblage, consisting of a few small buildings, parking lots and open lots, located in Nashville, Tennessee (together “900 8th Avenue South”), for an aggregate purchase price of approximately $19,588,000, inclusive of transaction costs. Pursuant to the LLC Agreement, the JV Partner assigned the purchase and sale agreement for 900 8th Avenue South together with a previously paid property deposit of $400,000 to 900 Eighth in exchange the JV Partners initial capital contribution of $200,000 and a promissory note (the “Promissory Note”) from 900 Eighth in the amount of $200,000. The Promissory Note, which is included in Accounts Payable, accrued expenses and other liabilities, earns interest at an annual rate of one percent and matures during the fourth quarter of 2021. On March 4, 2021, 900 Eighth paid an additional nonrefundable deposit of $300,000 to the seller of 900 8th Avenue South. We funded the additional nonrefundable deposit and pre-acquisition costs with proceeds from the Secured Notes and anticipate funding entitlement and acquisition costs with a mix of equity investments by the JV Partner and proceeds from the Secured Notes.

On March 12, 2021, BPOZ 900 First, LLC, a Delaware limited liability company, and indirect majority-owned subsidiary of our Operating Company, completed the acquisition of an additional parcel, located in St. Petersburg, Florida, for a purchase price of approximately $2,427,000, inclusive of transaction costs of approximately $27,000. We funded this acquisition with proceeds from the Secured Notes. This acquisition was deemed to be an asset acquisition and all transaction costs were capitalized. The purchase price was allocated to land, building, intangible assets and below-market lease liability of approximately $1,776,000, $585,000, $243,000 and $204,000, respectively. All related assets and liabilities, including identifiable intangibles, were recorded at their relative fair values based on the purchase price and acquisition costs incurred.

In-place lease intangible asset recorded at acquisition, noted above, are included in Intangible assets on the consolidated balance sheet. The below-market lease liability recorded at acquisition, noted above, is included in accounts payable, accrued expenses and other liabilities on the consolidated balance sheet. Both in-place lease intangible asset and below-market lease liability will be amortized over the remaining lease term of 29 months. During the three months ended March 31, 2021 the amortization of in-place lease intangible asset is approximately $31,000 and is included in depreciation and amortization expense on the consolidated statement of operations. There was no amortization of in-place lease intangible assets for the period beginning January 24, 2020 (formation) to March 31, 2020.

During the three months ended March 31, 2021, the amortization of below-market lease liability was approximately $23,000 and is included in rental and other income on the consolidated statement of operations. There was no amortization of below-market lease liability for the period beginning January 24, 2020 (formation) to March 31, 2020.

Real Estate Under Construction

The following table provides the activity of our Real estate under construction (amounts in thousands):

	March 31, 2021 (unaudited)	December 31, 2020
Beginning balance	$15,101	$—
Land held for development	—	12,060
Capitalized funds (1) (2)	1,132	3,041
	$16,233	$15,101

(1)	Includes direct and indirect project costs incurred of approximately $21,000 and $35,000 for the three months ended March 31, 2021 and the period beginning January 24, 2020 (formation) to December 31, 2020, respectively.

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(2)	Includes development fees and employee reimbursement expenditures of approximately $43,000 and $2,611,000 for the three months ended March 31, 2021, and the period beginning January 24, 2020 (formation) to December 31, 2020, respectively.

Note 6 – Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marketplace participants at the measurement date under current market conditions (i.e., the exit price).

We categorize our financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1 – Quoted market prices in active markets for identical assets or liabilities.

Level 2 – Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 – Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

As of March 31, 2021, the Company did not have any significant financial instruments. We estimated that our other financial assets and liabilities had fair values that approximated their carrying values as of March 31, 2021 and December 31, 2020.

Note 7 – Loss Per Unit

Basic and Diluted Loss Per Unit

During the three months ended March 31, 2021 the basic and diluted weighted-average units outstanding was 100, net loss attributable to Class A Units was approximately ($128,000) and the loss per basic and diluted unit was ($1,280).

During the period beginning January 24, 2020 (formation) to March 31,2020, the basic and diluted weighted-average units outstanding was 100. We commenced principal operations on October 28, 2020, therefore there was no net income or loss for the corresponding period.

Note 8 – Commitments and Contingencies

As of March 31, 2021, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.

Note 9 – Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring after the balance sheet date through the date the consolidated financial statements were available for issuance require potential adjustment to or disclosure in the consolidated financial statements and has concluded that all such events or transactions that would require recognition or disclosure have been recognized or disclosed.

Agreement and Plan of Merger; Exchange Offer

On April 21, 2021, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with, BREIT Merger, LLC, a Delaware limited liability company (“BREIT Merger”) and our wholly owned subsidiary, and Belpointe REIT, as disclosed in the registration statement on Form S-4 (File No. 333-255427) filed with the SEC on April 22, 2021 (the “Registration Statement”). The purpose of the Transaction (as hereinafter defined) is for the Company to acquire control of, and ultimately, the entire equity interest in, Belpointe REIT while at the same time preserving the status of Belpointe REIT’s investments as qualified opportunity zone investments and enabling its stockholders to make a new deferral election with respect to their receipt of Class A Units.

Pursuant to the terms of the Merger Agreement, as a first step in the Transaction, the Company, through BREIT Merger, is offering to exchange (the “Offer”) for each outstanding share of Belpointe REIT’s common stock validly tendered in the Offer 1.05 Class A Units, with any fractional Class A units rounded up to the nearest whole unit (the “Transaction Consideration”).

Promptly after consummation of the Offer, as a condition to our obligation to effect the Merger (as hereinafter defined), Belpointe REIT will sell BPOZ 1991 Main, LLC, a Delaware limited liability company (“BPOZ 1991 Main”) and its indirect majority

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owned subsidiary, to Belpointe Investment Holding, LLC, a Delaware limited liability company and affiliate of our Sponsor (the “QOZB Sale”), in order to preserve BPOZ 1991 Main’s status as qualified opportunity zone property. Thereafter, as an additional condition to our obligation to effect the Merger, Belpointe REIT will convert (the “Conversion”) from a Maryland corporation into a Maryland limited liability company (as converted “BREIT LLC”), and each outstanding share of Belpointe REIT common stock not acquired in the Offer will be converted into a limited liability company interest of BREIT LLC (the “BREIT LLC Units”). The purpose of the Conversion is to trigger an inclusion event so that the holders of BREIT LLC Units may make a new deferral election with respect to their receipt of Class A Units in the Merger. Finally, promptly after consummation of the Conversion, BREIT LLC will merge with and into BREIT Merger (the “Merger” and together with the Offer, QOZB Sale and Conversion, the “Transaction”), with BREIT Merger surviving. In the Merger each BREIT LLC Unit will convert into the right to receive the Transaction Consideration.

The Offer commenced on April 28, 2021, and expired at 11:59 P.M., New York City time, on June 18, 2021.

We have applied to have our Class A units listed on the NYSE American (“NYSE”) under the symbol “OZ.”

The Company’s obligation to accept shares of Belpointe REIT’s common stock validly tendered in the Offer is conditioned upon, among other things, (i) a sufficient number of shares being tendered such that the common stock tendered would, upon consummation of the Offer, represent at least a majority of the aggregate voting power of Belpointe REIT’s outstanding common stock, (ii) the SEC declaring the Registration Statement effective, (iii) the listing of the Class A Units on the NYSE, and (iv) Belpointe REIT’s termination of their offering under Regulation A.

Loan

On May 28, 2021, we entered into a third loan transaction with Belpointe REIT whereby Belpointe REIT advanced us an additional $15,000,000 pursuant to the terms of a third secured promissory note (the “Third Secured Note”). The Third Secured Note bears interest at a rate of 0.14%, is due and payable on December 31, 2021 and is secured by all of the assets of the Company. We have and will continue to use the proceeds from the loan to make certain qualified opportunity zone investments.

Acquisitions of Real Estate

On May 7, 2021, BPOZ 1900 Fruitville, LLC, a Delaware limited liability company, an indirect majority-owned subsidiary of Belpointe PREP OC, completed the acquisition of a 1.205-acre site, consisting of a fully leased retail building and parking lot located in Sarasota, Florida, for a purchase price of approximately $4,650,000, exclusive of transaction costs. We funded the acquisition with proceeds from the Secured Notes.

On May 28, 2021, 900 Eighth completed the acquisition of 900 8th Avenue South. We funded the remaining acquisition costs with proceeds from the Secured Notes and anticipate funding entitlements with a mix of equity investments by the JV Partner and proceeds from the Secured Notes.

Management has evaluated the activity of the Company through July 6, 2021.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member and the Board of Directors of Belpointe PREP, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Belpointe PREP, LLC (the “Company”) as of December 31, 2020, and the related consolidated statements of operations, changes in member’s capital, and cash flows for the period beginning January 24, 2020 (formation) through December 31, 2020, and the related notes to the consolidated financial statements (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period beginning January 24, 2020 (formation) through December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Citrin Cooperman & Company, LLP

We have served as the Company’s auditor since 2020.

New York, New York

April 19, 2021

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Belpointe PREP, LLC
Consolidated Balance Sheet
(in thousands, except unit and per unit data)

December 31, 2020
Assets
Real estate
Land	$9,547
Building and improvements	3,639
Intangible assets	2,008
Real estate under construction	15,101
Total Real estate	30,295
Accumulated depreciation and amortization	(43)
Real estate, net	30,252
Cash and cash equivalents	6,578
Other assets	452
Total assets	$37,282

Liabilities
Short-term loan from affiliate	$35,000
Due to affiliates	492
Accounts payable, accrued expenses and other liabilities	1,892
Total liabilities	37,384

Commitments and contingencies

Member’s Capital
Class A units, no par value, unlimited units authorized, 100 units issued and outstanding	10
Accumulated deficit	(112)
Total member’s capital	(102)
Total liabilities and member’s capital	$37,282

See accompanying notes to consolidated financial statement.

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Belpointe PREP, LLC
Consolidated Statement of Operations
(in thousands, except unit and per unit data)

For the Period Beginning January 24, 2020 (formation) to December 31, 2020
Revenue
Rental and other income	$101
Total revenue	101

Expenses
Property expenses	48
General and administrative	113
Depreciation and amortization expense	43
Total expenses	204

Other expense
Interest expense	(9)
Total other expense	(9)

Net loss attributable to Belpointe PREP, LLC	$(112)
Loss per Class A unit (basic and diluted)
Net loss per unit	$(1,120)
Weighted-average units outstanding	100

See accompanying notes to consolidated financial statements.

F-15

Belpointe PREP, LLC
Consolidated Statement of Changes in Member’s Capital
(in thousands, except unit and per unit data)

				Retained
				Earnings
	Class A units		Paid-in	(Accumulated
	Units	Amount	Capital	Deficit)	Total
Balance at January 24, 2020 (formation)	—	$—	$—	$—	$—
Activity from formation to December 31, 2020
Issuance of units	100	10	—	—	10
Net loss	—	—	—	(112)	(112)
Balance at December 31, 2020	100	$10	$—	$(112)	$(102)

See accompanying notes to consolidated financial statements.

F-16

Belpointe PREP, LLC
Consolidated Statement of Cash Flows
(in thousands, except unit and per unit data)

For the Period Beginning January 24, 2020 (formation) to December 31, 2020
Cash flows from operating activities
Net loss	$(112)
Adjustments to net loss
Depreciation and amortization	43
Amortization of rent-related intangibles and deferred rental revenue	(7)
Increase in due to affiliates	77
Increase in other assets	(75)
Increase in accounts payable, accrued expenses and other liabilities	62
Net cash used in operating activities	(12)

Cash flows from investing activities
Acquisitions of real estate	(25,720)
Development of real estate	(2,700)
Net cash used in investing activities	(28,420)

Cash flows from financing activities
Short-term loan from affiliate	35,000
Proceeds from units issued	10
Net cash provided by financing activities	35,010

Change in cash and cash equivalents during the period
Net increase in cash and cash equivalents	6,578
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$6,578

Cash paid during the year for interest, net of amount capitalized	$—

Supplemental disclosure of non-cash investing and financing activities
Development of real estate (Note 5)	$(576)

See accompanying notes to consolidated financial statements.

F-17

BELPOINTE PREP, LLC NOTES TO CONSOLIDATED BALANCE SHEET

Note 1 -	Organization and Business Purpose

Belpointe PREP, LLC (together with its subsidiaries, the “Company,” “we,” “us,” or “our”) was formed on January 24, 2020 as a Delaware limited liability company. We initially intend to operate in a manner that will allow us to qualify as a partnership for U.S. federal income tax purposes. We are initially focused on identifying, acquiring, developing or redeveloping and managing commercial real estate located within “qualified opportunity zones.” At least 90% of our assets will initially consist of qualified opportunity zone property, which will enable us to be classified as a “qualified opportunity fund” as defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

We commenced principal operations on October 28, 2020. All of our assets are held by, and all of our operations are conducted through, one or more operating companies (each an “Operating Company” and together, the “Operating Companies”), either directly or through their subsidiaries. We are externally managed by Belpointe PREP Manager, LLC (the “Manager”), an affiliate of Belpointe, LLC (our “Sponsor”). Subject to certain restrictions and limitations, the Manager will be responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

Note 2 -	Capitalization

As of February 11, 2020, we were capitalized with a $10,000 investment by our Sponsor. We intend to register with the Securities and Exchange Commission a primary offering of up to $750,000,000 in our Class A units (the “Class A units”) at an initial price equal to $100.00 per Class A unit (the “Offering”). We intend to offer our Class A units directly to investors and not through any underwriters, dealer-managers or other agents who would be paid commissions by us or any of our affiliates. In the future, however, we may engage the services of one or more underwriters, dealer-managers or other agents to participate in this offering. The amount of selling commissions or dealer-manager fees that we or our investors would pay to such underwriters, dealer-managers or other agents will depend on the terms of their engagement. The Offering is a “best efforts” offering. There is no minimum offering amount of Class A units that we must sell in the Offering prior to conducing an initial closing. We plan to undertake closings on a rolling basis on the last business day of each calendar quarter, we may, however, in our sole discretion, choose to conduct more frequent closings.

We set our initial Offering price at $100.00 per Class A unit. No later than the first quarter following the December 31, 2022 year end, and every quarter thereafter, we plan to calculate our net asset value (“NAV”) within approximately 60 days of the last day of each quarter (the “Determination Date”). If our NAV increases above or decreases below the price per Class A unit as stated in our prospectus, we will adjust the Offering price, effective as of the first business day following its public announcement. The adjusted Offering price will be equal to our adjusted NAV as of the Determination Date (rounded to the nearest dollar) divided by the number of Class A units outstanding on the Determination Date.

Note 3 -	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC. In the opinion of management, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included and are of a normal and recurring nature.

Basis of Consolidation

The accompanying consolidated financial statements reflect all of our accounts, including those of our controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated.

We have evaluated our economic interest in entities to determine if they are deemed to be variable interest entities (a “VIE”) and whether the entities should be consolidated. An entity is a VIE if it has any one of the following characteristics: (i) the entity does not have enough equity at risk to finance its activities without additional subordinated financial support; (ii) the at risk equity holders, as a group, lack the characteristics of a controlling financial interest; or (iii) the entity is structured with non-substantive voting rights. The distinction between a VIE and other entities is based on the nature and amount of the equity investment and the rights and obligations of the equity investors. Fixed price purchase and renewal options within a lease, as well as certain decision-making rights within a loan or joint-venture agreement, can cause us to consider an entity a VIE. Limited partnerships and other similar entities that operate as a partnership will be considered VIEs unless the limited partners hold substantive kick-out rights or participation rights.

Significant judgment is required to determine whether a VIE should be consolidated. We review all agreements and contractual arrangements to determine whether (i) we or another party have any variable interests in an entity, (ii) the entity is considered a VIE, and (iii) which variable interest holder, if any, is the primary beneficiary of the VIE. Determination of the primary beneficiary is based on whether a party (a) has the power to direct the activities that most significantly impact the economic performance of the VIE, and (b) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE.

As of December 31, 2020 we considered one entity to be a VIE, which is consolidated, as we are considered the primary beneficiary. The following table presents the financial data in the consolidated balance sheet as of December 31, 2020 (amounts in thousands):

December 31, 2020
Land	$—
Real estate under construction	14,895
Cash and cash equivalents	506
Other assets	1
Total assets	$15,402

Liabilities
Due to affiliates	357
Accounts payable, accrued expenses and other liabilities	55
Total liabilities	$412

An interest in a VIE requires reconsideration when an event occurs that was not originally contemplated. Each reporting period we will reassess whether there are any reconsideration events that require us to reconsider our determination of whether an entity is a VIE and whether it should be consolidated.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jump Start Our Business Startups Act of 2012 (“JOBS Act”). Under Section 107 of the JOBS Act, emerging growth companies are permitted to use an extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company, or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, this consolidated financial statement may not be comparable to the consolidated financial statements of companies that comply with public company effective dates.

F-18

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could materially differ from those estimates.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real estate properties, we determine whether a transaction is a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the assets acquired are not a business, we account for the transaction as an asset acquisition. We capitalize acquisition-related costs and fees associated with our asset acquisitions, and expense acquisition-related costs and fees associated with business combinations.

It is our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, buildings, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, the other value of in-place leases, certain development rights and the value of tenant relationships, based in each case on their fair values. The fair value of the tangible assets of an acquired property is determined by valuing the property as if it were vacant, which value is then allocated to land, buildings and improvements based on management’s determination of the fair values of these assets. We measure the aggregate value of other intangible assets acquired based on the difference between the property valued (i) with existing in-place leases, adjusted to market rental rates, and (ii) as if vacant. Other factors considered include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

We consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. We estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction. In connection with the purchase of real property for development use, development rights are often transferred from one party to another to provide additional density. This transfer of rights allows an entity to permit, construct and develop additional dwelling units. Accordingly, we allocate a portion of the purchase price to these development right intangible assets based on the value attributed to the land of which we do not hold title to but are provided density transfer rights over. These rights are amortized to amortization expense over the useful life based on the respective contract. If the rights are transferred in perpetuity and there are no legal, regulatory, contractual, competitive, economic or other factors that limit its useful life, we consider the intangible asset indefinite-lived and therefore do not amortize.

The total amount of other intangible assets acquired are further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. We consider the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors. We amortize the value of in-place leases to depreciation and amortization expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

The values of acquired above-market and below-market leases are determined based on the Company’s experience and the relevant facts and circumstances that existed at the time of the acquisitions and are recorded based on the present values (using discount rates which reflect the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the leases negotiated and in place at the time of acquisition of the properties, and (ii) our estimate of fair market lease rates for the property or equivalent property. Such valuations include consideration of the non-cancellable terms of the respective leases (as well as any applicable below market renewal options). The values of above and below-market leases associated with the original non-cancelable lease term are amortized to rental income over the terms of the respective non-cancelable lease periods. The portion of the values of the leases associated with below-market renewal options, that are likely to be exercised, are amortized to rental income over the respective renewal periods.

The determination of the fair value of the assets and liabilities acquired requires the use of significant assumptions with regard to current market rental rates, discount rates and other variables.

Real Estate

Real estate is carried at cost, less accumulated depreciation. Expenditures which improve or extend the useful life of the assets are capitalized, while expenditures for maintenance and repairs, which do not extend lives of the assets, are charged to expense.

Deprecation is calculated using the straight-line method based on the estimated useful lives of the respective assets (not to exceed 40 years).

Project costs directly related to the construction and development of real estate projects (including but not limited to interest and related loan fees, property taxes, insurance and legal costs) are capitalized as a cost of the project. Indirect project costs that relate to projects are capitalized and allocated to the projects to which they relate. Pertaining to assets under development, capitalization begins when both direct and indirect project costs have been made and it is probable that development of the future asset is probable. Capitalization of project costs will cease when the project is considered substantially completed and occupied, or ready for its intended use (but no later than one year from cessation of major construction activity). Upon substantial completion, depreciation of these assets will commence. If discrete portions of a project are substantially completed and occupied and other portions have not yet reached that stage, the substantially completed portions are accounted for separately. We allocate costs incurred between the portions under construction and the portions substantially completed and only capitalize those costs associated with the portion under construction.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held in major financial institutions, cash on hand and liquid investments with original maturities of three months or less. Cash balances may at times exceed federally insurable limits per institution, however, the Company deposits its cash and cash equivalents with high credit-quality institutions to minimize credit risk exposure. The Company did not hold cash equivalents as of December 31, 2020.

Other Assets and Liabilities

Other assets in the consolidated financial statements include our transaction costs pertaining to our deal pursuits, property deposits, prepaid expenses, and accounts receivable. We include prepaid rent, security deposits payable and intangible liabilities in accounts payable, accrued expenses and other liabilities in the consolidated financial statements.

Organization, Offering and Related Costs

Our Manager and its affiliates, including our Sponsor, have agreed to advance costs and expenses on behalf of the Company, including all expenses incurred in connection with our organization and the registration and offering of our Class A units. Offering

F-19

expenses include, without limitation, legal, accounting, printing, mailing and filing fees and expenses, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars and reimbursements for customary travel, lodging, meals and entertainment expenses associated therewith, but excluding upfront selling commissions or dealer manager fees. The Company will not be required to reimburse our Manager and its affiliates, including our Sponsor, until the first closing is held in connection with the Offering. Thereafter, reimbursement payments will be made, at the election of the recipient, in cash, by issuance of our Class A units at the then-current NAV, or through some combination of the foregoing, beginning on a date selected by the Manager in monthly installments without interest until paid in full.

As of December 31, 2020, the Manager and its affiliates, including our Sponsor, have incurred organization and Offering expenses of approximately $320,000 on behalf of the Company. These organization and Offering expenses are not recorded in the accompanying consolidated balance sheet of the Company as of December 31, 2020, because such expenses are not a liability of the Company until the first closing is held in connection with the Offering. When recorded by the Company, organization costs and offering expenses will be expensed and charged to Member’s capital as incurred. Such amounts may be reimbursed to the Manager or its affiliates, including our Sponsor, from the gross proceeds of the Offering. Any amount due to the Manager or its affiliates, including our Sponsor, but not paid will be recognized as a liability on the consolidated balance sheet.

Leases

All of our leases are deemed operating leases of which we recognize future minimum rents on a straight-line basis over the non-cancellable lease term. For our operating leases that contain arrangements involving reimbursements for costs such as common area maintenance, real estate taxes and insurance costs, we present these amounts within Rental and other income in our consolidated statement of operations in the period in which the applicable expenses are incurred.

Income Taxes

We initially intend to operate in a manner that will allow us to qualify as a partnership for U.S. federal income tax purposes. Generally, an entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Accordingly, no provision for U.S. federal income taxes has been made in the consolidated financial statement of the Company. If we fail to qualify as a partnership for U.S. federal income tax purposes in any taxable year, and if we are not entitled to relief under the Code for an inadvertent termination of our partnership status, we will be subject to federal and state income tax on our taxable income at regular corporate income tax rates.

Loss per Unit

Our outstanding units are limited to Class A units. Loss per unit represents both basic and dilutive per-unit amounts for the period presented in the consolidated financial statements. Basic and diluted loss per unit is calculated by dividing Net loss attributable to the Company by the weighted-average number of Class A units outstanding during the year.

Valuation of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marketplace participants at the measurement date under current market conditions (i.e., the exit price).

We categorize our financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the consolidated balance sheet are categorized based on the inputs to the valuation techniques as follows:

Level 1 – Quoted market prices in active markets for identical assets or liabilities.

Level 2 – Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 – Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

F-20

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board issued Accounting Standards Update 2016-02, Leases, which is codified in ASC 842, Leases, and supersedes current lease guidance in ASC 840, Leases. The update amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. As an emerging growth company, we are permitted, and have elected, to use an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. For private companies, ASC 842 will be effective for annual reporting periods beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The adoption of this standard is not expected to have a material impact on our consolidated financial statements.

Risks and Uncertainties

The spread of COVID-19 has caused significant disruptions to the global economy and normal business operations worldwide, and the duration and severity of the effects are currently unknown. The rapid development and fluidity of the COVID-19 situation precludes any forecast as to its ultimate impact. Nevertheless, COVID-19 presents material uncertainty and risk with respect to the Company’s performance and financial results, such as the potential to negatively impact to financing arrangements, increase costs of operations, change laws or regulations, and add uncertainty regarding government and regulatory policy. We are closely monitoring the potential impact of COVID-19 on all aspects of our business.

Note 4 -	Related Party Arrangements

On October 28, 2020, Belpointe REIT, Inc., (“Belpointe REIT”) a Maryland corporation and affiliate of our Sponsor, lent the Company $35,000,000 pursuant to the terms of a secured promissory note (the “First Secured Note”). We used the proceeds from the First Secured Note to make certain qualified opportunity zone investments, as discussed below in Note 5. The First Secured Note bears interest at a rate of 0.14%, is due and payable on June 30, 2021 and is secured by all of the assets of the Company. During the period ended December 31, 2020, interest expense incurred on the First Secured Note was approximately $9,000.

The Manager and its affiliates, including our Sponsor, will receive fees or reimbursements in connection with our Offering and the management of our investments.

The following table presents a summary of fees paid and expenses reimbursed to the Manager and its affiliates in accordance with the terms of the relevant agreements (amounts in thousands):

For the Period Beginning January 24, 2021 (Formation) to December 31, 2020
Amounts Included in the Consolidated Statements of Operations
Costs incurred by the Manager and its affiliates (1)	$81

Other capitalized costs
Development fee and reimbursements (1)	$2,611

(1)	Includes wage, overhead and other reimbursements to the Manager and its affiliates.

The following table presents a summary of amounts included in Due to affiliates in the consolidated financial statements (amounts in thousands):

December 31, 2020
Amounts Due to affiliates
First Secured Note, including accrued interest, to Belpointe REIT	$35,009
Development fees (1)	357
Employee Cost Sharing and reimbursements (1)	126
$35,492

(1)	Includes wage, overhead and other reimbursements to the Manager and its affiliates.

Organization Offering and Offering Expenses

The Manager and its affiliates, including our Sponsor, will be reimbursed for organization and offering expenses incurred in conjunction with our organization and Offering. See Note 3 – Summary of Significant Accounting Policies – Organization, Offering and Related Costs. As of December 31, 2020, the Manager and its affiliates, including our Sponsor, have incurred organization and offering

F-21

expenses of approximately $320,000 on behalf of the Company. These organization and offering expenses are not recorded in the accompanying consolidated balance sheet of the Company as of December 31, 2020, because such expenses are not a liability of the Company until the first closing is held in connection with the Offering.

Other Operating Expenses

We will reimburse the Manager and its affiliates for actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, whether or not the Company ultimately acquires or originates the investment. We will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. We will reimburse our Sponsor and Manager for expenses incurred for our allocable share of the salaries, benefits and overhead of personnel providing services to us pursuant to the shared services agreement between the Company, the Manager and the Sponsor. The expenses shall be payable, at the election of the recipient, in cash, by issuance of our Class A units at the then-current NAV, or through some combination of the foregoing.

Asset Management Fee

Subject to the oversight of our Board, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for the origination, selection, evaluation, structuring, acquisition, financing and development of our commercial real estate properties, real estate-related assets, including but not limited to commercial real estate loans, and debt and equity securities issued by other real estate-related companies, as well as private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses.

We will pay the Manager a quarterly asset management fee of one-fourth of 0.75%. The asset management fee will be based on our NAV at the end of each quarter, which, no later than the first quarter following the December 31, 2022 year end, and every quarter thereafter, will be announced within approximately 60 of the last day of each quarter.

Property Management Oversight Fee

Our Manager, Sponsor or an affiliate of our Manager or Sponsor, will be paid an annual property management oversight fee, to be paid by the individual subsidiaries of our Operating Company, equal to 1.5% of the revenue generated by the applicable property.

Development Fee

Affiliates of our Sponsor are entitled to receive (i) development fees on each project in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project, and (ii) reimbursements for its expenses, such as employee compensation and other overhead expenses incurred in connection with the project.

In relation to our acquisition of 902-1020 First in St. Petersburg, Florida, as defined and described in more detail in Note 5 below, a development fee of 4.5% of total project costs will be charged throughout the course of the project, of which one half was due at the close of the acquisition and is included in real estate under construction in our consolidated balance sheet as of December 31, 2020. During the year ended December 31, 2020, we incurred employee reimbursement expenditures to the development manager of approximately $26,000, of which approximately $17,000 is included in real estate under construction in our consolidated balance sheet and approximately $9,000 is included in general and administrative expenses in our consolidated statement of operations. As of December 31, 2020, approximately $330,000 and $27,000 remained due and payable to our affiliates for the upfront development fees and employee reimbursement expenditures, respectively, related to 902-1020 First.

Acquisition Fee

We will pay our Manager, Sponsor, or an affiliate of our Manager or Sponsor, an acquisition fee equal to 1.5% of the total value of any acquisition transaction, including any acquisition through merger with another entity (but excluding any transactions in which our Sponsor, or an affiliate of our Manager or Sponsor, would otherwise receive a development fee). As of December 31, 2020, we have not incurred any acquisition fees since all investments owned as of December 31, 2020 have, or will, receive a development fee.

Economic Dependency

Under various agreements, the Company has engaged the Manager and its affiliates, including in certain cases the Sponsor, to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s Class A units available for issue, as well as other administrative responsibilities for the Company, including accounting services and investor relations. As a result of these relationships, the Company is dependent upon the Manager and its affiliates, including the Sponsor. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

F-22

Note 5 – Real Estate, Net

Acquisitions of real estate

On October 30, 2020, BPOZ 1700 Main, LLC, a Delaware limited liability company, and BPOZ 1718 Main, LLC, a Delaware limited liability company, each an indirect majority-owned subsidiary of our Operating Company, Belpointe PREP OC, LLC, a Delaware limited liability company (“Belpointe PREP OC”), completed the acquisition of a 1.3-acre site, consisting of a former gas station, a three-story office building with parking lot with a one-story retail building, located in Sarasota, Florida (together “1700 Main”), for an aggregate purchase price of approximately $6,909,000, inclusive of transaction costs. We funded the acquisition with proceeds from the First Secured Note and anticipate funding the redevelopment costs with a mix of equity investments by joint venture partners and construction loans. This acquisition was deemed to be an asset acquisition and all transaction costs were capitalized. The purchase price was allocated to land and building of approximately $4,805,000 and $2,104,000, respectively. All related assets were recorded at their relative fair values based on the purchase price and acquisition costs incurred.

On October 30, 2020, BPOZ 1000 First, LLC, a Delaware limited liability company, an indirect majority-owned subsidiary of Belpointe PREP OC, completed the acquisition of several parcels, comprising 1.6-acres of land, located in St. Petersburg, Florida (together “902-1020 First”), for a purchase price of approximately $12,060,000, inclusive of transaction costs. We funded the land acquisition costs with proceeds from the First Secured Note and anticipate funding the development costs with a mix of equity investments by joint venture partners and land and construction loans. This acquisition was deemed to be an asset acquisition and all transaction costs were capitalized and recorded at their relative fair values based on the purchase price and acquisition costs incurred.

On October 30, 2020, BPOZ 1701 Ringling Main, LLC, a Delaware limited liability company and BPOZ 1710 Ringling Main, LLC, a Delaware limited liability company, each an indirect majority-owned subsidiary of Belpointe PREP OC, completed the acquisition of a 1.62-acre site, consisting of a six-story office building with parking lot, located in Sarasota, Florida (together “1701-1710 Ringling”), for an aggregate purchase price of approximately $6,735,000, inclusive of transaction costs. We funded the acquisition costs with proceeds from the First Secured Note and anticipate funding the redevelopment costs with a mix of equity investments by joint venture partners and construction loans. This acquisition was deemed to be an asset acquisition and all transaction costs were capitalized. The purchase price was allocated to land, building and improvements, in-place lease intangible asset and below-market lease liability for approximately $4,739,000, $1,535,000, $2,008,000, and ($1,508,000), respectively.

On November 20, 2020, Belpointe PREP Acquisitions, LLC, a Connecticut limited liability company (“PREP Acquisitions”), and our wholly owned subsidiary, entered into a purchase and sale agreement for the acquisition of a 1.205-acre site, consisting of a fully leased retail building and parking lot located in Sarasota, Florida (“1900 Fruitville Road”), for an aggregate purchase price of approximately $4,650,000, exclusive of transaction costs.

We funded pre-acquisition costs and the purchase price deposit with proceeds from the First Belpointe REIT Loan and anticipate funding entitlements and acquisition costs with proceeds from the Belpointe REIT Loans.

Depreciation expense for the period ended December 31, 2020 was approximately $26,000.

In-place lease intangible asset recorded at acquisition, noted above, are included in Intangible asset on the consolidated balance sheet. The below-market lease liability recorded at acquisition, noted above, is included in accounts payable, accrued expenses and other liabilities on the consolidated balance sheet. Both in-place lease intangible asset and below-market lease liability will be amortized over the remaining lease term of 20 years. During the period ended December 31, 2020, the amortization of in-place lease intangible asset is approximately $17,000 and is included in depreciation and amortization expense on the consolidated statement of operations. During the period ended December 31, 2020, the amortization of below-market lease liability is approximately $13,000 and is included in rental and other income on the consolidated statement of operations.

Real Estate Under Construction

The following table provides the activity of our Real Estate Under Construction (amounts in thousands):

December 31, 2020
Beginning balance	$—
Land held for development	12,060
Capitalized funds (1)	3,041
$15,101

(1)	Includes direct and indirect project costs incurred for the period beginning January 24, 2020 (formation) to December 31, 2020 of approximately $35,000 as well as development fees and employee reimbursement expenditures incurred of approximately $2,611,000 for the period beginning January 24, 2020 (formation) to December 31, 2020.
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Note 6 -	Fair Value of Financial Instruments

As of December 31, 2020, the Company did not have any significant financial instruments. We estimated that our other financial assets and liabilities had fair values that approximated their carrying values as of December 31, 2020.

Note 7 – Loss Per Unit

Basic and Diluted Loss Per Unit

During the period beginning January 24, 2020 (formation) to December 31, 2020, the basic and diluted weighted-average units outstanding was 100. During the period beginning January 24, 2020 (formation) to December 31, 2020, net loss attributable to Class A units was approximately ($112,000) and the loss per basic and diluted unit was ($1,120).

Note 8 – Commitments and Contingencies

As of December 31, 2020, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.

Note 9 – Subsequent Events

Management has evaluated subsequent events to determine if events or transactions through the date the consolidated financial statements were available for issuance, require potential adjustment to or disclosure in the consolidated financial statements.

Loan

On February 16, 2021, we entered into a second loan transaction with Belpointe REIT whereby Belpointe REIT advanced us an additional $24,000,000 pursuant to the terms of a second secured promissory note (the “Second Secured Note”). The Second Secured Note bears interest at a rate of 0.14%, is due and payable on June 30, 2021 and is secured by all of the assets of the Company. We have and will continue to use the proceeds from the loan to make certain qualified opportunity zone investments.

900 8th Avenue South – Nashville, Tennessee

On February 24, 2021, 900 Eighth, LP, a Tennessee limited partnership, and indirect majority-owned subsidiary of our Operating Company, Belpointe PREP TN OC, LLC, a Delaware limited liability company (“Belpointe PREP TN OC”), entered into an agreement for the acquisition of a 3.17-acre land assemblage, consisting of a few small buildings, parking lots and open lots, located in Nashville, Tennessee (together, “900 8th Avenue South”), for an aggregate purchase price of approximately $20,000,000, inclusive of transaction costs.

We funded pre-acquisition costs with proceeds from the First Belpointe REIT Loan and anticipate funding entitlement and acquisition costs with a mix of equity investments by a joint venture partner, proceeds from the Belpointe REIT Loans.

900 First Avenue North- St. Petersburg, Florida

On March 12, 2021, BPOZ 900 First, LLC, a Delaware limited liability company, an indirect majority-owned subsidiary of Belpointe PREP OC, completed the acquisition of an additional parcel, located in St. Petersburg, Florida, for a purchase price of approximately $2,405,000, inclusive of transaction costs.

1900 Fruitville Road – Sarasota Florida

On March 19, 2021, PREP Acquisitions assigned the purchase and sale agreement for 1900 Fruitville Road to BPOZ 1900 Fruitville, LLC, a Delaware limited liability company, an indirect majority-owned subsidiary of Belpointe PREP OC. We currently anticipate closing on 1900 Fruitville Road during the second quarter of 2021 for a purchase price of approximately $4,650,000.

Management has evaluated the activity of the Company through April 19, 2021.

F-24

Belpointe REIT, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2021 (Unaudited)	December 31, 2020
Assets
Real estate
Land	$1,580	$1,580
Building and improvements	10,427	10,427
Real estate under construction	14,609	13,476
Total land, building and improvements	26,616	25,483
Accumulated depreciation	(492)	(406)
Real estate, net	26,124	25,077
Due from affiliates	59,025	35,033
Cash and cash equivalents	12,291	24,499
Investment in real estate	3,114	3,043
Stockholder funds receivable	1,120	1,878
Other assets	4,170	4,322
Total assets	$105,844	$93,852

Liabilities
Debt, net	$11,997	$11,991
Due to affiliates	422	396
Accounts payable, accrued expenses and other liabilities	1,167	958
Total liabilities	13,586	13,345

Commitments and contingencies

Stockholders’ Equity
Preferred stock, $0.01 par value, 100,000,000 authorized; no issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value, 900,000,000 authorized, respectively; 959,926 and 836,432 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	10	8
Additional paid-in capital	95,638	83,314
Accumulated deficit	(3,390)	(2,815)
Total stockholders’ equity	92,258	80,507
Total liabilities and stockholders’ equity	$105,844	$93,852

See accompanying notes to consolidated financial statements.

F-25

Belpointe REIT, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	For the three months ended March 31,
	2021	2020
Revenue
Lease revenue	$18	$34
Other real estate revenue	20	18
Total revenue	38	52

Expenses
Property expenses	289	251
General and administrative	240	336
Abandoned pursuit expense	—	6
Depreciation expense	87	87
Total expenses	616	690

Other income and expense
Equity in net loss from unconsolidated joint venture	(6)	—
Interest expense	(7)	(30)
Other income	16	—
Total other income and expense	3	(30)

Net loss attributable to Belpointe REIT, Inc.	$(575)	$(668)
Loss per share of common stock (basic and diluted)
Net loss per share of common stock	$(0.65)	$(1.55)
Weighted-average shares of common stock outstanding	882,486	431,489

See accompanying notes to consolidated financial statements.

F-26

Belpointe REIT, Inc.
Consolidated Statement of Changes in Stockholders’ Equity (Unaudited)
(in thousands, except share and per share data)

				Retained
			Additional	Earnings
	Common Stock		Paid-in	(Accumulated
	Shares	Amount	Capital	Deficit)	Total
Balance at January 1, 2021	836,432	$8	$83,314	$(2,815)	$80,507
Activity for the three months ended March 31, 2021
Issuance of common stock	123,494	2	12,349	—	12,351
Offering costs	—	—	(25)	—	(25)
Net loss	—	—	—	(575)	(557)
Balance at March 31, 2021	959,926	$10	$95,638	$(3,390)	$92,258
				Retained
			Additional	Earnings
	Common Stock		Paid-in	(Accumulated
	Shares	Amount	Capital	Deficit)	Total
Balance at January 1, 2020	406,306	$4	$40,404	$(544)	$39,864
Activity for the three months ended March 31, 2020
Issuance of common stock	35,574	—	3,576	—	3,576
Offering costs	—	—	(7)	—	(7)
Net loss	—	—	—	(668)	(668)
Balance at March 31, 2020	442,060	$4	$43,973	$(1,212)	$42,765

See accompanying notes to consolidated financial statements.

F-27

Belpointe REIT, Inc.
Consolidated Statement of Cash Flows (Unaudited)
(in thousands)

	For the three months ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(575)	$(668)
Adjustments to net loss:
Depreciation and amortization	94	94
Amortization of above-market ground lease intangible	(12)	(12)
Equity in net loss of unconsolidated joint venture	6	—
Increase in due to affiliates	96	274
Decrease in other assets	11	45
Decrease in accounts payable, accrued expenses and other liabilities	(62)	1
Net cash used in operating activities	(442)	(266)

Cash flows from investing activities
Short-term loan to affiliate	(24,000)	—
Investment in real estate	(71)	(2,487)
Development of real estate	(930)	(1,608)
Net cash used in investing activities	(25,001)	(4,095)

Cash flows from financing activities
Proceeds from shares issued	13,107	7,176
Payment of offering costs	(15)	(16)
Net cash provided by financing activities	13,092	7,160

Change in cash and cash equivalents and restricted cash during the period
Net (decrease) increase in cash and cash equivalents and restricted cash	(12,351)	2,799
Cash and cash equivalents and restricted cash, beginning of the period	24,743	26,486
Cash and cash equivalents and restricted cash, end of the period	$12,392	$29,285

Cash paid during the period for interest, net of amount capitalized	$—	$17

Reconciliation of cash, cash equivalents and restricted cash as of the end of the period
Cash and cash equivalents	$12,291	$28,656
Restricted cash, included in other assets	101	629
Total cash, cash equivalents, and restricted cash	$12,392	$29,285

Supplemental disclosure of non-cash investing and financing activities
Development costs (Note 4)	$(590)	$(251)
Unsettled shares of common stock (Note 7)	$1,120	$50
Offering costs (Note 2)	$(10)	$(25)

See accompanying notes to consolidated financial statements.

F-28

Belpointe REIT, Inc.
Notes to Consolidated Financial Statements (Unaudited)

Note 1 Organization and Business Purpose

Belpointe REIT, Inc. (together with its subsidiaries, the “Company,” “we,” “us,” or “our”) was formed on June 19, 2018, as a Maryland corporation. The Company was organized to concentrate our early operations on the identification, acquisition, development or redevelopment and management of commercial real estate located within “qualified opportunity zones.” At least 90% of our assets consist of qualified opportunity zone property, which enables us to be classified as a “qualified opportunity fund” as defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”). We qualified as a qualified opportunity fund beginning with our taxable year ended December 31, 2019.

All of our assets are held by, and all of our operations are conducted through, our wholly owned subsidiary Belpointe REIT OP, LP (the “Operating Partnership”), either directly or through its subsidiaries. We intend to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes on such date as determined by our board of directors (“Board”), taking into consideration factors such as the timing of our ability to generate cash flows, our ability to satisfy the various requirements applicable to REITs and our ability to maintain our status as a qualified opportunity fund.

The Company is externally managed by Belpointe REIT Manager, LLC (the “Manager”), an affiliate of our sponsor, Belpointe, LLC (the “Sponsor”). Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

On February 11, 2019, we qualified an initial public offering of our common stock, par value $0.01 per share, with the Securities and Exchange Commission (“SEC”) under Regulation A (the “Offering”). We expect to offer up to $75,000,000 in shares of our common stock on a “best efforts” basis in any rolling 12-month period. We intend effectively to conduct a continuous offering of the maximum number of shares of our common stock that we are permitted to sell pursuant to Regulation A over an unlimited time period by filing a new offering statements prior to the end of the three-year period described in Rule 251(d)(3) of Regulation A. We reserve the right extend our Offering term to the extent permissible under applicable law or terminate it at any time.

The initial purchase price per share of common stock in our Offering was set at $100 per share, an amount that was arbitrarily determined by our Manager. As of March 31, 2021, the per share purchase price in our Offering remained at $100 per share. The per share purchase price of our Offering is subject to adjustment every fiscal quarter as of January 1st, April 1st, July 1st and October 1st of each year (or as soon as commercially reasonable and announced by us thereafter) and is equal to our net asset value (“NAV”), divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis (NAV per share).

From the period beginning May 16, 2019, the date aggregate subscription proceeds exceeded the minimum offering amount of $2,000,000, through December 31, 2020, we accepted gross proceeds of approximately $83,644,000 from selling 836,432 shares of common stock in the Offering. During the three months ended March 31, 2021, we accepted gross proceeds of approximately $12,351,000 from selling 123,494 shares of common stock in the Offering.

The first closing on our Offering was held in June 2019 and we acquired our first investment on November 8, 2019.

As of March 31, 2021, the Company was authorized to issue up to 900,000,000 shares of common stock and 100,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2021, the Company had 959,926 shares of common stock issued and outstanding.

Note 2 Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”), for interim financial information, and Article 10 of Regulation S-X of the rules and regulations of the SEC.

In the opinion of management, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included and are of a normal and recurring nature. Interim results are not necessarily indicative of operating results for any other interim period or for the entire year. Our interim unaudited consolidated financial statements should be read in conjunction with our audited consolidated financial statements and accompanying notes for the year ended December 31, 2020, which are included in the Company’s Annual Report on Form 1-K filed with the SEC. The unaudited consolidated financial statements as of March 31, 2021, and for the three months ended March 31, 2021 and 2020, and certain related notes thereto, are unaudited, have not been reviewed, and may not include year-end adjustments necessary to make those unaudited consolidated financial statements comparable to audited results.

F-29

Basis of Consolidation

The accompanying unaudited consolidated financial statements reflect all of our accounts, including those of our controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated.

We have evaluated our economic interest in entities to determine if they are deemed to be variable interest entities (“VIEs”) and whether the entities should be consolidated. An entity is a VIE if it has any one of the following characteristics: (i) the entity does not have enough equity at risk to finance its activities without additional subordinated financial support; (ii) the at risk equity holders, as a group, lack the characteristics of a controlling financial interest; or (iii) the entity is structured with non-substantive voting rights. The distinction between a VIE and other entities is based on the nature and amount of the equity investment and the rights and obligations of the equity investors. Fixed price purchase and renewal options within a lease, as well as certain decision-making rights within a loan or joint-venture agreement, can cause us to consider an entity a VIE. Limited partnerships and other similar entities that operate as a partnership will be considered VIEs unless the limited partners hold substantive kick-out rights or participation rights.

Significant judgment is required to determine whether a VIE should be consolidated. We review all agreements and contractual arrangements to determine whether (i) we or another party have any variable interests in an entity, (ii) the entity is considered a VIE and (iii) which variable interest holder, if any, is the primary beneficiary of the VIE. Determination of the primary beneficiary is based on whether a party (a) has the power to direct the activities that most significantly impact the economic performance of the VIE and (b) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE.

We account for investments in VIEs where we are not the primary beneficiary using the equity method of accounting. Under the equity method, the cost of our investment is adjusted for our share of the equity in earnings or losses of such VIE from the date of investment and reduced by distributions received. For certain equity method investments, when the preferences on profit sharing on liquidation rights and priorities differ from the ownership percentages, we use the hypothetical liquidation book value (“HLBV”) method. Under the HLBV method, we calculate our share of earnings of or losses in of in a VIE by determining the difference between our claim on the VIE’s book value at the beginning and end of a period. This claim is calculated as the amount that we would receive (or be obligated to pay) if the VIE were to liquidate all of its assets at recorded amounts and distribute the resulting cash to creditors and investors in accordance with their respective priorities.

As of March 31, 2021 and December 31, 2020, we considered two entities to be VIEs, respectively, of which one was consolidated as of both dates, as we are considered the primary beneficiary. The following table presents the financial data in the consolidated balance sheet as of March 31, 2021 and December 31, 2020 (amounts in thousands):

	March 31, 2021	December 31, 2020
Land	$1,580	$1,580
Building and improvements	10,427	10,427
Real estate under construction	14,578	13,446
Accumulated depreciation	(492)	(406)
Cash and cash equivalents	1,179	1,967
Other assets	4,131	4,273
Total assets	$31,403	$31,287

Liabilities
Debt, net	$11,997	$11,991
Due to affiliates	53	55
Accounts payable, accrued expenses and other liabilities	1,008	718
Total liabilities	$13,058	$12,764

As of March 31, 2021, we had one unconsolidated investment in real estate deemed to be a VIE, with a net carrying amount of $3,114,000, which we account for under the equity method of accounting. We do not consolidate this VIE because power is shared and we are not the primary beneficiary; however, the nature of our involvement in this VIE’s activities allows us to exercise significant influence. Our maximum exposure to loss in this VIE is limited to our investment. We allocate income or loss utilizing the HLBV method described above as a result of the difference between the distribution rights and priorities set forth in the operating agreement and what is reflected by the underlying percentage ownership interests of the investment in real estate.

An interest in a VIE requires reconsideration when an event occurs that was not originally contemplated. Each reporting period we will assess whether there are any reconsideration events that require us to reconsider our determination of whether an entity is a VIE and whether it should be consolidated.

F-30

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jump Start Our Business Startups Act of 2012 (“JOBS Act”). Under Section 107 of the JOBS Act, emerging growth companies are permitted to use an extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company, or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, this consolidated financial statement may not be comparable to the consolidated financial statements of companies that comply with public company effective dates.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited consolidated financial statements and the accompanying notes. Actual results could materially differ from those estimates.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board issued Accounting Standards Update 2016-02, Leases, which is codified in ASC 842, Leases, and supersedes current lease guidance in ASC 840, Leases. The update amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. As an emerging growth company, we are permitted, and have elected, to use an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. For private companies, ASC 842 will be effective for annual reporting periods beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The adoption of this standard is not expected to have a material impact on our consolidated financial statements.

Risks and Uncertainties

The spread of COVID-19 has caused significant disruptions to the global economy and normal business operations worldwide, and the duration and severity of the effects are currently unknown. The rapid development and fluidity of the COVID-19 situation precludes any forecast as to its ultimate impact. Nevertheless, COVID-19 presents material uncertainty and risk with respect to the Company’s performance and financial results, such as the potential to negatively impact financing arrangements, increase costs of operations, change laws or regulations, and add uncertainty regarding government and regulatory policy. We are closely monitoring the potential impact of COVID-19 on all aspects of our business.

Note 3 Related Party Arrangements

On October 28, 2020, we lent Belpointe PREP, LLC, a Delaware limited liability company (“Belpointe PREP”) and related party to our Sponsor, $35,000,000 pursuant to the terms of a secured promissory note (the “First Secured Note”). On February 16, 2021, we lent Belpointe PREP an additional $24,000,000 pursuant to the terms of a second secured promissory note (the “Second Secured Note” and together with the First Secured Note, the “Secured Notes”). The Secured Notes bear interest at a rate of 0.14%, are due and payable on June 30, 2021 and are secured by all of the assets of Belpointe PREP. Belpointe PREP has and will continue to use the proceeds from the loan to make certain qualified opportunity zone investments. During the three months ended March 31, 2021, interest income earned on the Secured Notes was approximately $16,000.

The Manager and its affiliates, including our Sponsor, will receive fees or reimbursements in connection with our Offering and the management of our investments.

The following table presents a summary of fees paid and expenses reimbursed to the Manager and its affiliates in accordance with the terms of the relevant agreements (amounts in thousands):

	Three Months Ended March 31,
	2021	2020
Amounts Included in the Consolidated Statements of Operations
Costs incurred by the Manager and its affiliates (1)	$176	$192
Asset management fees	180	86
	$356	$278
Other capitalized costs:
Development fee and reimbursements (1)	$50	$301

(1)	Includes reimbursements for allocable share of salaries, benefits, and overhead of personnel.

F-31

The following table presents a summary of amounts included in Due from affiliates in the unaudited consolidated financial statements (amounts in thousands):

	March 31, 2021	December 31, 2020
Amounts Due from affiliates
Secured Notes, including accrued interest, from Belpointe PREP	$59,025	$35,009
Other	—	24
	$59,025	$35,033

The following table presents a summary of amounts included in Due to affiliates in the unaudited consolidated financial statements (amounts in thousands):

	March 31, 2021	December 31, 2020
Amounts Due to affiliates
Employee Cost Sharing and reimbursements (1)	$219	$216
Asset management fees	180	157
Other transaction related reimbursements (2)	23	23
	$422	$396

(1)	Includes wage, overhead and other reimbursements to the Manager and its affiliates.
(2)	Includes director’s compensation of approximately $23,000 as of March 31, 2021 and December 31, 2020.

Organization, Offering and Other Operating Expenses

The Manager and its affiliates, including our Sponsor, will be reimbursed for organization and offering expenses incurred in conjunction with our organization and Offering, as well as actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, whether or not the Company ultimately acquires or originates the investment. We will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. In addition, we will reimburse our Sponsor and Manager for expenses incurred for our allocable share of the salaries, benefits and overhead of personnel providing services to us pursuant to a shared services agreement between the Company, the Manager and the Sponsor.

We commenced operations in June 2019, after the minimum Offering of $2,000,000 was raised, at which point the Company became liable to reimburse our Manager and its affiliates for expenses incurred on behalf of the Company. During the three months ended March 31, 2021, the Manager and its affiliates paid approximately $16,000 of organization and operating expenses and no Offering costs on our behalf. During the three months ended March 31, 2020, the Manager and its affiliates paid approximately $63,000 of organization and operating expenses and no Offering costs on our behalf.

Asset Management Fee

Subject to the oversight of our Board, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for the origination, selection, evaluation, structuring, acquisition, financing and development of our commercial real estate properties and real estate-related assets, including debt and equity securities issued by other real estate companies within our investment objectives and policies.

The Manager is entitled a quarterly asset management fee of one-fourth of 0.75% to be paid in cash. Asset management fees were based on our Offering proceeds at the end of each quarter until 12 months following the commencement of the Offering, and thereafter are be based on our NAV at the end of each prior quarter. Asset management fees are included in property expenses in the consolidated statement of operations.

Property Management Oversight Fee

Our Manager, Sponsor or an affiliate of our Manager or Sponsor, will be paid an annual property management oversight fee, to be paid by the individual subsidiaries of our Operating Partnership, equal to 1% of the revenue generated by the applicable property.

Distributions Participation

Our Manager will be issued a management interest equal to 5% of our outstanding capital stock, subject to anti-dilution protection. As a result, at any time we make a distribution to our stockholders, other than distributions representing a return of capital, whether from continuing operations, net sale proceeds or otherwise, our Manager will be entitled to receive 5% of the aggregate amount of such distribution.

F-32

Development Fee

Affiliates of our Sponsor are entitled to receive (i) development fees on each project in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project, and (ii) reimbursements for its expenses, such as employee compensation and other overhead expenses incurred in connection with the project.

In relation to a property we acquired in Sarasota, Florida in November 2019 (the “Sarasota Property”), a development fee of 4% of total project costs will be charged throughout the course of the project, of which one half was due at the close of the acquisition and is included in real estate under construction in our consolidated balance sheet as of March 31, 2021. As of March 31, 2021, all upfront development fees have been paid. During the three months ended March 31, 2021, we incurred employee reimbursement expenditures to the development manager of approximately $52,000, of which approximately $39,000 is included in real estate under construction in our consolidated balance sheet and approximately $13,000 in general and administrative expenses in our consolidated statement of operations. As of March 31, 2021 and December 31, 2020, approximately $52,000 and $55,000, respectively, remained due and payable to our affiliates for development fees and employee reimbursement expenditures related to the Sarasota Property.

Economic Dependency

Under various agreements, the Company has engaged the Manager and its affiliates, including in certain cases the Sponsor, to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issuance, as well as other administrative responsibilities for the Company, including accounting services and investor relations services. As a result of these relationships, the Company is dependent upon the Manager and its affiliates, including the Sponsor. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

Note 4 Real Estate, Net and Investment in Real Estate

Real estate, net consists of the following (amounts in thousands):

	March 31, 2021 (Unaudited)	December 31, 2020
Real estate
Land	$1,580	$1,580
Building and improvements	10,427	10,427
Real estate under construction	14,609	13,476
Total land, building and improvements	26,616	25,483
Accumulated depreciation	(492)	(406)
Real estate, net	$26,124	$25,077

Depreciation expense was approximately $87,000 for the three months ended March 31, 2021 and 2020.

Intangible assets recorded at acquisition are included in other assets on the consolidated balance sheet and consist of land development rights of approximately $3,424,000 (which have a perpetual legal and economic life) and a ground lease purchase option of approximately $523,000 which we are intending to exercise before July 2022. The above-market ground lease liability recorded at acquisition is included in accounts payable, accrued expenses and other liabilities on the consolidated balance sheet and will be amortized over the remaining lease term of approximately two years. During the three months ended March 31, 2021 and 2020, amortization of above-market ground lease intangibles was approximately $12,000 and is included in property expenses in the consolidated statement of operations.

Real Estate Under Construction

The following table provides the activity of our Real estate under construction (amounts in thousands):

	March 31, 2021	December 31, 2020
Beginning balance	$13,476	$8,669
Capitalized funds (1)	990	4,263
Capitalized interest	143	544
	$14,609	$13,476

(1)	Includes direct and indirect project costs as well as development fees and employee reimbursement expenditures incurred during the three months ended March 31, 2021 of approximately $148,000 and $38,000, respectively.

Investment in Real Estate

On March 20, 2020, BPOZ 497 Middle Holding, LLC, a Connecticut limited liability company (“BPOZ 497”), and our indirect

F-33

majority-owned subsidiary, originated an approximately $2,481,000 preferred equity investment in CMC Storrs SPV, LLC, a Connecticut limited liability company (“CMC”). CMC holds a property owned by a consortium of investors located in the University of Connecticut’s main campus in Mansfield, Connecticut (the “UConn Investment”). Although we are not the primary beneficiary, the UConn Investment is accounted for under the equity method of accounting, as we exercise significant influence, and is included in Investments in real estate on the consolidated balance sheets. We have elected to record the UConn Investment on a one quarter lag.

On February 15, 2021, BPOZ 497 notified CMC of its election to terminate its interest in CMC. Pursuant to the terms of its limited liability company agreement, CMC is obligated to redeem BPOZ 497’s preferred equity plus interest thereon. As of the date of this Current Report on Form 1-U (this “Current Report”), BPOZ 497’s preferred equity interest of approximately $3,277,000, inclusive of interest, has not been redeemed and will continue to accrue interest at the rate of 12% per annum until redeemed.

Note 5 Debt, Net

Debt, net consists of one non-recourse mortgage loan related to our Sarasota Property that is held with an unrelated third party and is collateralized by the assignment of real property with a carrying value of approximately $30,026,000 and $28,969,000 at March 31, 2021 and December 31, 2020, respectively. Our sole mortgage loan outstanding as of March 31, 2021 has a balance of $12,000,000 (excluding deferred financing cost net of accumulated amortization of approximately $3,000) and bore a fixed annual interest rate of 4.75%. For the each of three months ended March 31, 2021 and 2020, amortization of deferred financing costs was approximately $7,000 and is included in Interest expense on the consolidated statement of operations. The loan is interest only, as no principal payments are required to be made until maturity.

Note 6 Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marketplace participants at the measurement date under current market conditions (i.e., the exit price).

We categorize our financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1 – Quoted market prices in active markets for identical assets or liabilities.

Level 2 – Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 – Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

As of March 31, 2021, the Company’s significant financial instruments consist of one non-recourse mortgage loan (See Note 5), and two short-term loans to an affiliate (see Note 3) which are considered Level 3 in the fair value hierarchy and the carrying value approximates fair value as of March 31, 2021 and December 31, 2020. We estimated that our other financial assets and liabilities had fair values that approximated their carrying values as of March 31, 2021 and December 31, 2020.

Note 7 Loss Per Share and Equity

Basic and Diluted Loss Per Share

Our Amended and Restated Articles of Incorporation (our “Charter”) authorizes the issuance of up to 900,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share.

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Loss per share for the three months ended March 31, 2021 and 2020 is computed as follows (amounts in thousands, except share and per share data):

	Three Months Ended March 31,
	2021	2020
Net loss attributable to common stockholders	$(575)	$(668)
Loss per share of common stock (basic and diluted)
Net loss per share of common stock	$(0.65)	$(1.55)
Weighted-average shares of common stock outstanding	882,486	431,489

Proceeds from certain of the shares that we sold are held by our market-makers and are considered unsettled until such time as all contingencies have been removed. At March 31, 2021 and December 31, 2020, our market-makers held 11,200 and 18,781, respectively, of our common shares and $1,120,000 and $1,878,000, respectively, was recorded as a Stockholder funds receivable on our consolidated balance sheets relating to such shares. As of the date of this filing all funds have been received.

Note 8 Stockholder Redemption Plan

We had previously adopted a stockholder redemption plan whereby, on a quarterly basis, subject to certain restrictions and limitations, stockholders would be able to have their shares of common stock redeemed by us by making a written request at least 15 business days prior to the end of the quarter. We have not received any stockholder redemptions requests under the plan. On November 6, 2020, our Board unanimously voted to suspend the redemption plan.

Note 9 Commitments and Contingencies

As of the date of filing this Current Report on Form 1-U, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.

Note 10 Subsequent Events

Agreement and Plan of Merger; Exchange Offer

On April 21, 2021, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Belpointe PREP, and BREIT Merger, LLC, a Delaware limited liability company (“BREIT Merger”) and wholly owned subsidiary of Belpointe PREP. The purpose of the transaction is for Belpointe PREP to acquire control of, and ultimately, the entire equity interest in, the Company while at the same time preserving the status of our investments as qualified opportunity zone investments and enabling our stockholders to make a new deferral election with respect to their receipt of Belpointe PREP’s Class A Units (as hereinafter defined).

Pursuant to the terms of the Merger Agreement, as a first step in the transaction, Belpointe PREP, through BREIT Merger, is offering to exchange (the “Offer”) for each outstanding share of our common stock validly tendered in the Offer 1.05 Class A units representing limited liability company interests of Belpointe PREP (the “Class A Units”), with any fractional Class A Units rounded up to the nearest whole unit.

The Offer commenced on April 28, 2021 and will expire, unless otherwise extended or terminated pursuant to the terms of the Merger Agreement, at 11:59 P.M., New York City time, on May 27, 2021.

Belpointe PREP has filed a registration statement on Form S-4 (the “Registration Statement”) with the SEC registering the Class A Units to be offered and sold pursuant to the Offer. Belpointe PREP has also applied to have its Class A Units listed on the NYSE American (“NYSE”) under the symbol “OZ.”

Belpointe PREP’s obligation to accept shares of common stock validly tendered in the Offer is conditioned upon, among other things, (i) a sufficient number of shares being tendered such that the common stock tendered would, upon consummation of the Offer, represent at least a majority of the aggregate voting power of our outstanding common stock, (ii) the SEC declaring the Registration Statement effective, (iii) the listing of the Class A Units on the NYSE, and (iv) our termination of our Offering under Regulation A.

Offering

From the period of April 1, 2021 through the date of this Current Report, we accepted gross proceeds of approximately $4,200,000 from our Offering.

Our NAV per Share

On April 1, 2021, our Board approved our Manager’s determination of our net asset value (“NAV”) at $100.00 per share of common stock. Our Manager determined our NAV based on the estimated value of each of our commercial real estate assets and investments and our cash and cash equivalents available for investment and operations.

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Loan extension

On May 6, 2021, we extended the maturity date on our non-recourse mortgage loan related to our Sarasota Property to May 2022. In connection with the extension, we repaid $1,200,000 of principal.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Belpointe REIT, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Belpointe REIT, Inc. (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Citrin Cooperman & Company, LLP

We have served as the Company’s auditor since 2018.

New York, New York
April 2, 2021

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Belpointe REIT, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2020	December 31, 2019
Assets
Real estate
Land	$1,580	$1,580
Building and improvements	10,427	10,427
Real estate under construction	13,476	8,669
Total land, building and improvements	25,483	20,676
Accumulated depreciation	(406)	(58)
Real estate, net	25,077	20,618
Due from affiliates	35,033	—
Cash and cash equivalents	24,499	25,658
Investment in real estate	3,043	—
Stockholder funds receivable	1,878	3,650
Other assets	4,322	4,954
Total assets	$93,852	$54,880

Liabilities
Debt, net	$11,991	$11,964
Due to affiliates	396	2,398
Accounts payable, accrued expenses and other liabilities	958	654
Total liabilities	13,345	15,016

Commitments and contingencies

Stockholders’ Equity
Preferred stock, $0.01 par value, 100,000,000 authorized; no issued and outstanding at December 31, 2020 and 2019	—	—
Common stock, $0.01 par value, 900,000,000 authorized; 836,432 and 406,306 shares issued and outstanding at December 31, 2020 and 2019, respectively	8	4
Additional paid-in capital	83,314	40,404
Accumulated deficit	(2,815)	(544)
Total stockholders’ equity	80,507	39,864
Total liabilities and stockholders’ equity	$93,852	$54,880

See accompanying notes to consolidated financial statements.

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Belpointe REIT, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019
Revenue
Lease revenue	$87	$59
Other real estate revenue	78	11
Total revenue	165	70

Expenses
Property expenses	985	179
General and administrative	1,200	277
Abandoned pursuit expense	7	68
Depreciation expense	348	58
Total expenses	2,540	582

Other expense
Equity in net income from unconsolidated joint venture	164	—
Interest expense	(69)	(32)
Other income	9	—
Total other expense	104	(32)

Net loss attributable to Belpointe REIT, Inc.	$(2,271)	$(544)
Loss per share of common stock (basic and diluted)
Net loss per share of common stock	$(4.55)	$(8.20)
Weighted-average shares of common stock outstanding	498,923	66,327

See accompanying notes to consolidated financial statements.

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 Belpointe REIT, Inc.
Consolidated Statement of Changes in Stockholders’ Equity
(in thousands, except share and per share data)

				Retained
			Additional	Earnings
	Common Stock		Paid-in	(Accumulated
	Shares	Amount	Capital	Deficit)	Total
Balance at December 31, 2018	100	$—	$10	$—	$10
Activity for the year ended December 31, 2019
Issuance of common stock	406,206	4	40,617	—	40,621
Offering costs	—	—	(223)	—	(223)
Net loss	—	—	—	(544)	(544)
Balance at December 31, 2019	406,306	$4	$40,404	$(544)	$39,864
Activity for the year ended December 31, 2020
Issuance of common stock	430,126	4	43,009	—	43,013
Offering costs	—	—	(99)	—	(99)
Net loss	—	—	—	(2,271)	(2,271)
Balance at December 31, 2020	836,432	$8	$83,314	$(2,815)	$80,507

See accompanying notes to consolidated financial statements.

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Belpointe REIT, Inc.
Consolidated Statement of Cash Flows
(in thousands, except share and per share data)

	Year Ended December 31, 2020	Year Ended December 31, 2019
Cash flows from operating activities
Net loss	$(2,271)	$(544)
Adjustments to net loss
Depreciation and amortization	375	62
Equity in earnings of unconsolidated joint venture	(164)	—
Amortization of above-market ground lease intangible	(46)	(7)
Increase in due to affiliates	63	220
Net change in other operating assets	122	(154)
Net change in other operating liabilities	252	34
Net cash used in operating activities	(1,669)	(389)

Cash flows from investing activities
Short-term loan to affiliate	(35,000)	—
Investment in real estate	(2,848)	—
Acquisitions of real estate	—	(20,650)
Development of real estate	(6,862)	(1,254)
Net cash used in investing activities	(44,710)	(21,904)

Cash flows from financing activities
Proceeds from shares issued	44,785	36,970
Payment of offering costs	(149)	(161)
Proceeds from debt financing	—	12,000
Payment of financing costs	—	(40)
Net cash provided by financing activities	44,636	48,769

Change in cash and cash equivalents and restricted cash during the year
Net (decrease) increase in cash and cash equivalents and restricted cash	(1,743)	26,476
Cash and cash equivalents and restricted cash, beginning of year	26,486	10
Cash and cash equivalents and restricted cash, end of year	$24,743	$26,486

Cash paid during the year for interest, net of amount capitalized	$35	$16

Reconciliation of cash, cash equivalents and restricted cash at end of year
Cash and cash equivalents	$24,499	$25,658
Restricted cash	244	828
Total cash, cash equivalents, and restricted cash	$24,743	$26,486

Supplemental disclosure of non-cash investing and financing activities
Development costs (Note 4)	$(499)	$(413)
Due to affiliates (Note 3)	$(55)	$(2,178)
Unsettled shares of common stock (Note 7)	$1,878	$3,650
Offering costs (Note 2)	$(23)	$(61)

See accompanying notes to consolidated financial statements.

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BELPOINTE PREP, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Business Purpose

Belpointe REIT, Inc. (together with its subsidiaries, the “Company,” “we,” “us,” or “our”) was formed on June 19, 2018, as a Maryland corporation. The Company was organized to concentrate our early operations on the identification, acquisition, development or redevelopment and management of commercial real estate located within “qualified opportunity zones.” At least 90% of our assets consist of qualified opportunity zone property, which enables us to be classified as a “qualified opportunity fund” as defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”). We qualified as a qualified opportunity fund beginning with our taxable year ended December 31, 2019.

All of our assets are held by, and all of our operations are conducted through, our wholly owned subsidiary Belpointe REIT OP, LP (the “Operating Partnership”), either directly or through its subsidiaries. We intend to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes on such date as determined by our board of directors (“Board”), taking into consideration factors such as the timing of our ability to generate cash flows, our ability to satisfy the various requirements applicable to REITs and our ability to maintain our status as a qualified opportunity fund.

The Company is externally managed by Belpointe REIT Manager, LLC (the “Manager”), an affiliate of our sponsor, Belpointe, LLC (the “Sponsor”). Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

On February 11, 2019, we qualified an initial public offering of our common stock, par value $0.01 per share, with the Securities and Exchange Commission (“SEC”) under Regulation A (the “Offering”). We expect to offer up to $75,000,000 in shares of our common stock on a “best efforts” basis in any rolling 12-month period. We intend effectively to conduct a continuous offering of the maximum number of shares of our common stock that we are permitted to sell pursuant to Regulation A over an unlimited time period by filing a new offering statements prior to the end of the three-year period described in Rule 251(d)(3) of Regulation A. We reserve the right extend our Offering term to the extent permissible under applicable law or terminate it at any time.

The initial purchase price per share of common stock in our Offering was set at $100 per share, an amount that was arbitrarily determined by our Manager. As of December 31, 2020, the per share purchase price in our Offering remained at $100 per share. The per share purchase price of our Offering is subject to adjustment every fiscal quarter as of January 1st, April 1st, July 1st and October 1st of each year (or as soon as commercially reasonable and announced by us thereafter) and is equal to our net asset value (“NAV”), divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis (NAV per share).

From the period beginning May 16, 2019, the date aggregate subscription proceeds exceeded the minimum offering amount of $2,000,000, through December 31, 2019, we accepted gross proceeds of approximately $40,631,000 from selling 406,306 shares of common stock in the Offering. During the year ended December 31, 2020, we accepted gross proceeds of approximately $43,013,000 from selling 430,126 shares of common stock in the Offering.

The first closing on our Offering was held in June 2019 and we acquired our first investment on November 8, 2019.

As of December 31, 2020, the Company was authorized to issue up to 900,000,000 shares of common stock and 100,000,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2020, the Company had 836,432 shares of common stock issued and outstanding.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC. In the opinion of management, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included and are of a normal and recurring nature.

Basis of Consolidation

The accompanying consolidated financial statements reflect all of our accounts, including those of our controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated.

We have evaluated our economic interest in entities to determine if they are deemed to be variable interest entities (a “VIE”) and whether the entities should be consolidated. An entity is a VIE if it has any one of the following characteristics: (i) the entity does not have enough equity at risk to finance its activities without additional subordinated financial support; (ii) the at risk equity holders, as a group, lack the characteristics of a controlling financial interest; or (iii) the entity is structured with non-substantive voting rights. The distinction between a VIE and other entities is based on the nature and amount of the equity investment and the rights and obligations of the equity investors. Fixed price purchase and renewal options within a lease, as well as certain decision-making rights

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within a loan or joint-venture agreement, can cause us to consider an entity a VIE. Limited partnerships and other similar entities that operate as a partnership will be considered VIEs unless the limited partners hold substantive kick-out rights or participation rights.

Significant judgment is required to determine whether a VIE should be consolidated. We review all agreements and contractual arrangements to determine whether (i) we or another party have any variable interests in an entity, (ii) the entity is considered a VIE, and (iii) which variable interest holder, if any, is the primary beneficiary of the VIE. Determination of the primary beneficiary is based on whether a party (a) has the power to direct the activities that most significantly impact the economic performance of the VIE, and (b) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE.

As of December 31, 2020 and 2019, we considered two entities and one entity, respectively, to be VIE’s of which one was consolidated as of both dates, as we are considered the primary beneficiary. The following table presents the financial data in the consolidated balance sheets as of December 31, 2020 and 2019 (amounts in thousands):

	December 31, 2020	December 31, 2019
Land	$1,580	$1,580
Building and improvements	10,427	10,427
Real estate under construction	13,446	8,669
Accumulated depreciation	(406)	(58)
Cash and cash equivalents	1,967	24,552
Other assets	4,273	4,921
Total assets	$31,287	$50,091

Liabilities
Debt, net	$11,991	$11,964
Due to affiliates	55	2,178
Accounts payable, accrued expenses and other liabilities	718	534
Total liabilities	$12,764	$14,676

As of December 31, 2020, we had one unconsolidated investment in real estate deemed to be a VIE, with a net carrying amount of $3,043,000, which we account for under the equity method of accounting. We do not consolidate this investment because power is shared and we are not the primary beneficiary; however, the nature of our involvement in these activities allows us to exercise significant influence. Our maximum exposure to loss in this entity is limited to our investment. There were no unconsolidated VIEs as of December 31, 2019. We allocate income or loss utilizing the hypothetical liquidation book value method, based on the change in our claim of the investment in real estate under the entity’s operating agreement at period end after adjusting for any distributions or contributions made during such period. We use this method because of the difference between the distribution rights and priorities set forth in the operating agreement and what is reflected by the underlying percentage ownership interests of the investment in real estate.

An interest in a VIE requires reconsideration when an event occurs that was not originally contemplated. Each reporting period we will reassess whether there are any reconsideration events that require us to reconsider our determination of whether an entity is a VIE and whether it should be consolidated.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jump Start Our Business Startups Act of 2012 (“JOBS Act”). Under Section 107 of the JOBS Act, emerging growth companies are permitted to use an extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company, or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, this consolidated financial statement may not be comparable to the consolidated financial statements of companies that comply with public company effective dates.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could materially differ from those estimates.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real estate properties, we determine whether a transaction is a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the assets acquired are not a business, we account for the

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transaction as an asset acquisition. We capitalize acquisition-related costs and fees associated with our asset acquisitions, and expense acquisition-related costs and fees associated with business combinations.

It is our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, buildings, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, the other value of in-place leases, certain development rights and the value of tenant relationships, based in each case on their fair values. The fair value of the tangible assets of an acquired property is determined by valuing the property as if it were vacant, which value is then allocated to land, buildings and improvements based on management’s determination of the fair values of these assets. We measure the aggregate value of other intangible assets acquired based on the difference between the property valued (i) with existing in-place leases, adjusted to market rental rates, and (ii) as if vacant. Other factors considered include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

We consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. We estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction. In connection with the purchase of real property for development use, development rights are often transferred from one party to another to provide additional density. This transfer of rights allows an entity to permit, construct and develop additional dwelling units. Accordingly, we allocate a portion of the purchase price to these development right intangible assets based on the value attributed to the land of which we do not hold title to but are provided density transfer rights over. These rights are amortized to amortization expense over the useful life based on the respective contract. If the rights are transferred in perpetuity and there are no legal, regulatory, contractual, competitive, economic or other factors that limit its useful life, we consider the intangible asset indefinite-lived and therefore do not amortize.

The total amount of other intangible assets acquired are further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. We consider the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors. We amortize the value of in-place leases to depreciation and amortization expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

The values of acquired above-market and below-market leases are determined based on the Company’s experience and the relevant facts and circumstances that existed at the time of the acquisitions and are recorded based on the present values (using discount rates which reflect the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the leases negotiated and in place at the time of acquisition of the properties, and (ii) our estimate of fair market lease rates for the property or equivalent property. Such valuations include consideration of the non-cancellable terms of the respective leases (as well as any applicable below market renewal options). The values of above and below-market leases associated with the original non-cancelable lease term are amortized to rental income over the terms of the respective non-cancelable lease periods. The portion of the values of the leases associated with below-market renewal options, that are likely to be exercised, are amortized to rental income over the respective renewal periods.

The determination of the fair value of the assets and liabilities acquired requires the use of significant assumptions with regard to current market rental rates, discount rates and other variables.

Real Estate

Real estate is carried at cost, less accumulated depreciation, and consist of land, building and improvements and construction in process (costs incurred during development). Expenditures which improve or extend the useful life of the assets are capitalized, while expenditures for maintenance and repairs, which do not extend lives of the assets, are charged to expense.

Deprecation is calculated using the straight-line method based on the estimated useful lives of the respective assets (not to exceed 40 years).

Project costs directly related to the construction and development of real estate projects (including but not limited to interest and related loan fees, property taxes, insurance and legal costs) are capitalized as a cost of the project. Indirect project costs that relate to several projects are capitalized and allocated to the projects to which they relate. Pertaining to assets under development, capitalization begins when both direct and indirect project costs have been made and it is probable that development of the future asset is probable. Capitalization of project costs will cease when the project is considered substantially completed and occupied, or ready for its intended use (but no later than one year from cessation of major construction activity). Upon substantial completion,

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depreciation of these assets will commence. If discrete portions of a project are substantially completed and occupied and other portions have not yet reached that stage, the substantially completed portions are accounted for separately. We allocate costs incurred between the portions under construction and the portions substantially completed and only capitalize those costs associated with the portion under construction.

Abandoned Pursuit Costs

Pre-development costs incurred in pursuit of new development opportunities which the Company deems to be probable are capitalized in other assets. If the development opportunity is not probable or the status of the project changes such that it is deemed no longer probable, construction costs incurred are expensed. As of December 31, 2020 and 2019, pre-development costs in pursuit of new development opportunities capitalized were approximately $10,000. During the year ended December 31, 2020 and 2019, the Company expensed approximately $7,000 and $68,000, respectively, of costs to abandoned pursuit costs in the consolidated statement of operations, relating to development pursuits that were no longer deemed probable.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash held in major financial institutions, cash on hand and liquid investments with original maturities of three months or less. Cash balances may at times exceed federally insurable limits per institution, however, the Company deposits its cash and cash equivalents with high credit-quality institutions to minimize credit risk exposure.

Restricted Cash

Restricted cash is presented within other assets on our consolidated balance sheets and primarily consists of security deposits and amounts required to be reserved pursuant to lender agreements. As of December 31, 2020 and 2019, restricted cash was approximately $244,000 and $828,000, respectively.

Stockholder Funds Receivable

Stockholder funds receivable consists of shares that have been issued with subscriptions that have not yet settled. As of December 31, 2020 and 2019, there was approximately $1,878,000 and $3,650,000, respectively, in subscriptions that had not yet settled. All of these funds were settled as of the date of this report. Stockholder funds receivable are carried at cost which approximates fair value.

Other Assets and Liabilities

Other assets in the consolidated financial statements include our intangible assets, prepaid expenses, restricted cash balances, accounts receivable, utility deposits and transaction costs pertaining to our deal pursuits. We include prepaid rent, security deposits payable and intangible liabilities in accounts payable, accrued expenses and other liabilities in the consolidated financial statements.

Organization, Offering and Related Costs

Our Manager and its affiliates, including our Sponsor, have paid various costs and expenses on behalf of the Company, including all costs incurred in connection with our organization and the qualification and offering of our shares of common stock. Offering expenses include, without limitation, legal, accounting, printing, mailing and filing fees and expenses, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars and reimbursements for customary travel, lodging, meals and entertainment expenses associated therewith.

The Company expenses organization costs incurred. Offering costs, when incurred, will be charged to stockholders’ equity against the gross proceeds of our Offering. The Company became liable to reimburse the Manager and its affiliates, including our Sponsor, once the first closing was held in connection with our Offering, which occurred in June 2019. As of December 31, 2020 and 2019, Offering costs incurred as a component of stockholder’s equity, were approximately $322,000 and $223,000, respectively.

Revenue Recognition

Revenue is recognized in accordance with the transfer of goods and services to customers at an amount that reflects the consideration that the Company expects to be entitled to for those goods and services. During the years ended December 31, 2020 and 2019, the Company recognized approximately $78,000 and $11,000, respectively, of parking garage related revenues pursuant to a perpetual easement agreement. The majority of the Company’s revenue is currently derived from fixed retail rental income, which is accounted for under Accounting Standards Codification (“ASC”) 840, Leases, whereby the Company recognizes rental income on a straight-line basis over the noncancelable term of the lease.

Income Taxes

The Company intends to qualify as a REIT for U.S. federal income tax purposes on such date as determined by our Board, taking into consideration factors such as the timing of our ability to generate cash flows, our ability to satisfy the various requirements applicable to REITs and our ability to maintain our status as a qualified opportunity fund. The Company expects to have little or no taxable income prior to qualifying as a REIT. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its stockholders

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(which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent we distribute qualifying dividends to our stockholders. If the Company fails to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially and adversely affect the Company’s net income and net cash available for distribution to stockholders.

Loss per Share

Our outstanding stock is limited to common shares. Loss per share represents both basic and dilutive per-share amounts for all periods presented in the consolidated financial statements. Basic and diluted loss per share is calculated by dividing Net loss attributable to the Company by the weighted-average number of common shares outstanding during the year.

Valuation of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marketplace participants at the measurement date under current market conditions (i.e., the exit price).

We categorize our financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1 – Quoted market prices in active markets for identical assets or liabilities.

Level 2 – Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 – Valuation generated from model-based techniques that use inputs that are significant and unobservable in the market. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow methodologies or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board issued Accounting Standards Update 2016-02, Leases, which is codified in ASC 842, Leases, and supersedes current lease guidance in ASC 840, Leases. The update amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. As an emerging growth company, we are permitted, and have elected, to use an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. For private companies, ASC 842 will be effective for annual reporting periods beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The adoption of this standard is not expected to have a material impact on our consolidated financial statements.

Risks and Uncertainties

The spread of COVID-19 has caused significant disruptions to the global economy and normal business operations worldwide, and the duration and severity of the effects are currently unknown. The rapid development and fluidity of the COVID-19 situation precludes any forecast as to its ultimate impact. Nevertheless, COVID-19 presents material uncertainty and risk with respect to the Company’s performance and financial results, such as the potential to negatively impact to financing arrangements, increase costs of operations, change laws or regulations, and add uncertainty regarding government and regulatory policy. We are closely monitoring the potential impact of COVID-19 on all aspects of our business.

Note 3 – Related Party Arrangements

On October 28, 2020, we lent Belpointe PREP, LLC, a Delaware limited liability company (“Belpointe PREP”) and related party to our Sponsor, $35,000,000 pursuant to the terms of a secured promissory note (the “First Secured Note”). The First Secured Note bears interest at a rate of 0.14%, is due and payable on June 30, 2021 and is secured by all of the assets of Belpointe PREP.

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Belpointe PREP used the proceeds from the loan to make certain qualified opportunity zone investments. During the year ended December 31, 2020, interest income earned on the First Secured Note was approximately $9,000.

The Manager and its affiliates, including our Sponsor, will receive fees or reimbursements in connection with our Offering and the management of our investments.

The following table presents a summary of fees paid and expenses reimbursed to the Manager and its affiliates in accordance with the terms of the relevant agreements (amounts in thousands):

	December 31, 2020	December 31, 2019
Amounts Included in the Consolidated Statements of Operations
Costs incurred by the Manager and its affiliates (1)	$507	$130
Asset Management fees	433	73
Director compensation	23	—
	963	203
Other capitalized costs
Development fee and reimbursements (1)	$525	$3,173

(1)	Includes reimbursements for allocable share of salaries, benefits, and overhead of personnel.

The following table presents a summary of amounts included in Due from affiliates in the consolidated financial statements (amounts in thousands):

	December 31, 2020	December 31, 2019
Amounts Due from affiliates
First Secured Note, including accrued interest, from Belpointe PREP	$35,009	$—
Other	24	—
	$35,033	$—

The following table presents a summary of amounts included in Due to affiliates in the consolidated financial statements (amounts in thousands):

	December 31, 2020	December 31, 2019
Amounts Due to affiliates
Development fees (1)	$—	$2,173
Employee Cost Sharing and reimbursements (1)	216	130
Asset management fees	157	73
Organization and offering costs	—	17
Other transaction related reimbursements (2) (3)	23	5
	$396	$2,398

(1)	Includes wage, overhead and other reimbursements to the Manager and its affiliates.
(2)	Includes director’s compensation of approximately $23,000 as of December 31, 2020. We did not incur such fees as of December 31, 2019.
(3)	Includes acquisition-related transaction costs of zero and approximately $5,000 as of December 31, 2020 and 2019, respectively.

Organization Offering and Offering Expenses

The Manager and its affiliates, including our Sponsor, will be reimbursed for organization and offering expenses incurred in conjunction with our organization and Offering, as well as actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, whether or not the Company ultimately acquires or originates the investment. We will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. In addition, we will reimburse our Sponsor and Manager for expenses incurred for our allocable share of the salaries, benefits and overhead of personnel providing services to us pursuant to a shared services agreement between the Company, the Manager and the Sponsor. See “Note 2 – Summary of Significant Accounting Policies – Organization, Offering and Related Costs.” During the year ended December 31, 2020, the Manager and its affiliates paid organization and operating expenses on our behalf of approximate $15,000 and $107,000, respectively. During the year ended December 31, 2019, the Manager and its affiliates paid organization and offering costs on our behalf of approximate $70,000 and $102,000, respectively, of which we repaid approximately $155,000. Organization costs incurred during the years ended December 31, 2020 and 2019 were zero and approximately $75,000, respectively, and are included in general and administrative expenses in our consolidated statement of operations.

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Asset Management Fee

Subject to the oversight of our Board, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for the origination, selection, evaluation, structuring, acquisition, financing and development of our commercial real estate properties, real estate-related assets, including debt and equity securities issued by other real estate companies within our investment objectives and policies.

The Manager is entitled a quarterly asset management fee of one-fourth of 0.75% to be paid in cash. Asset management fees were based on our Offering proceeds at the end of each quarter until 12 months following the commencement of the Offering, and thereafter were based on our NAV at the end of each prior quarter. Asset management fees are included in property expenses in the consolidated statement of operations.

Property Management Oversight Fee

Our Manager, Sponsor or an affiliate of our Manager or Sponsor, will be paid an annual property management oversight fee, to be paid by the individual subsidiaries of our Operating Partnership, equal to 1% of the revenue generated by the applicable property.

Distributions Participation

Our Manager will be issued a management interest equal to 5% of our outstanding capital stock, subject to anti-dilution protection. As a result, at any time we make a distribution to our stockholders, other than distributions representing a return of capital, whether from continuing operations, net sale proceeds or otherwise, our Manager will be entitled to receive 5% of the aggregate amount of such distribution.

Development Fee

Affiliates of our Sponsor are entitled to receive (i) development fees on each project in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project, and (ii) reimbursements for its expenses, such as employee compensation and other overhead expenses incurred in connection with the project.

In relation to our Sarasota Property, as defined and described in more detail in Note 4 below, a development fee of 4% of total project costs will be charged throughout the course of the project, of which one half was due at the close of the acquisition and is included in real estate under construction in our consolidated balance sheet as of December 31, 2020. As of December 31, 2020, all upfront development fees have been paid. During the year ended December 31, 2020, we incurred employee reimbursement expenditures to the development manager of approximately $324,000, of which approximately $207,000 is included in real estate under construction in our consolidated balance sheet and approximately $117,000 in general and administrative expenses in our consolidated statement of operations. As of December 31, 2020 and 2019, approximately $55,000 and $2,173,000, respectively, remained due and payable to our affiliates for development fees and employee reimbursement expenditures related to the Sarasota Property.

Economic Dependency

Under various agreements, the Company has engaged the Manager and its affiliates, including in certain cases the Sponsor, to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of the Company’s common shares available for issue, as well as other administrative responsibilities for the Company, including accounting services and investor relations. As a result of these relationships, the Company is dependent upon the Manager and its affiliates, including the Sponsor. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

Note 4 – Real Estate, Net

Acquisitions of real estate

On March 20, 2020, BPOZ 497 Middle Holding, LLC, a Connecticut limited liability company (“BPOZ 497”), and our indirect majority-owned subsidiary, originated an approximately $2,481,000 preferred equity investment in CMC Storrs SPV, LLC, a Connecticut limited liability company (“CMC”). CMC holds a property owned by a consortium of investors located in the University of Connecticut’s main campus in Mansfield, Connecticut (the “UConn Investment”). The Company anticipated partnering with a codeveloper to develop the property into an approximately 250 apartment home community commencing in 2021. The UConn Investment is accounted for under the equity method of accounting as we exercise significant influence; however, we are not the primary beneficiary. We have elected to record the UConn Investment on a one quarter lag.

On November 8, 2019, BPOZ 1991 Main, LLC, a Delaware limited liability company, a majority-owned subsidiary of our Operating Partnership, completed the acquisition of a 5.3-acre site, consisting of an 808-space parking garage and a 250,000 square foot two story former shopping mall located in Sarasota, Florida (the “Sarasota Property”) for a total cost of approximately $20,701,000, inclusive of transaction costs and deferred financing fees of approximately $761,000 and $40,000, respectively. This acquisition was deemed to be an asset acquisition and all transaction costs were capitalized. The purchase price was allocated to land,

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building, real estate under construction, intangible assets and above-market ground lease liability of approximately $1,580,000, $10,427,000, $4,806,000, $3,947,000 and $99,000, respectively. All related assets and liabilities, including identifiable intangibles, were recorded at their relative fair values based on the purchase price and acquisition costs incurred. The operating leases acquired are principally short-term in nature and expire in less than12 months. A portion of the purchase price was funded by a $12,000,000 secured loan at a fixed annual rate of 4.75% and term to maturity of 18 months.

Depreciation expense for the years ended December 31, 2020 and 2019 was approximately $348,000 and $58,000, respectively.

Intangible assets recorded at acquisition, noted above, are included in other assets on the balance sheet and consist of land development rights of $3,424,000 (which have a perpetual legal and economic life) and a ground lease purchase option of $523,000 which we are intending to exercise before July 2022. The above-market ground lease liability recorded at acquisition, noted above, is included in accounts payable, accrued expenses and other liabilities on the consolidated balance sheet and will be amortized over the remaining lease term of approximately three years. During the years ended December 31, 2020 and 2019 amortization of above-market ground lease intangibles was approximately $46,000 and $7,000, respectively, and is included in property expenses in the consolidated statement of operations.

Real Estate Under Construction

The following table provides the activity of our Real Estate Under Construction (amounts in thousands):

	December 31, 2020	December 31, 2019
Beginning balance	$8,669	$—
Land held for development	—	4,806
Capitalized funds (1)	4,263	3,804
Capitalized interest	544	59
	$13,476	$8,669

(1)	Includes direct and indirect project costs incurred during the years ended December 31, 2020 and 2019 of approximately $1,086,000 and $147,000, respectively, as well as development fees and employee reimbursement expenditures incurred of approximately $525,000 and $3,173,000 during the years ended December 31, 2020 and 2019, respectively.

Note 5 – Debt, Net

Debt, net consists of one non-recourse mortgage loan held with an unrelated third party and is collateralized by the assignment of real property with a carrying value of approximately $28,969,000 and $24,472,000 at December 31, 2020 and 2019, respectively, related to our Sarasota Property. Our sole mortgage loan outstanding as of December 31, 2020 has a balance of $12,000,000 (excluding deferred financing cost net of accumulated amortization of approximately $9,000) and bore a fixed annual interest rate of 4.75% and a term to maturity of 18 months. The loan is interest only, as no principal payments are required to be made until maturity.

Note 6 – Fair Value of Financial Instruments

As of December 31, 2020, the Company’s significant financial instruments consist of one non-recourse mortgage loan (See Note 5), which is considered Level 3 in the fair value hierarchy and the carrying value approximates fair value as of December 31, 2020 and 2019. We estimated that our other financial assets and liabilities had fair values that approximated their carrying values as of December 31, 2020 and 2019.

Note 7 – Loss Per Share and Equity

Basic and Diluted Loss Per Share

Our Amended and Restated Articles of Incorporation (our “Charter”) authorizes the issuance of up to 900,000,000 shares of common stock at $0.01 par value per share and 100,000,000 shares of preferred stock at $0.01 par value per share.

During the years ended December 31, 2020 and 2019, the basic and diluted weighted-average common shares outstanding was 498,923 and 66,327, respectively. During the years ended December 31, 2020 and 2019, net loss attributable to common stockholders was $2,271,000 and $544,000, respectively, and the loss per basic and diluted share was ($4.55) and ($8.20), respectively.

Proceeds from certain of the shares that we sold are held by our market-makers and are considered unsettled until such time as all contingencies have been removed. At December 31, 2020 and 2019, our market-makers held 18,781 and 36,502, respectively, of our common shares and $1,878,000 and $3,650,000, respectively, was recorded as a Stockholder funds receivable on our consolidated balance sheets relating to such shares.

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Note 8 – Stockholder Redemption Plan

The Company has adopted a stockholder redemption plan whereby, on a quarterly basis, subject to certain restrictions and limitations, stockholders have their shares of common stock redeemed. Redemptions may be made upon written request to the Company at least 15 business days prior to the end of the applicable quarter. The Company intends to provide notice of redemption by the last business day of each quarter, with an effective redemption date as of the last day of each quarter (the “Redemption Date”).

Share repurchases under the stock redemption plan will be affected at a repurchase price equal to the Company’s NAV per share for the quarter in which the Redemption Date occurs.

In addition, the Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice, including to protect the Company’s operations and its non-redeemed stockholders, to prevent an undue burden on the Company’s liquidity, to preserve the Company’s status as a REIT (once qualified as a REIT), following any material decrease in the Company’s NAV, or for any other reason. The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve the Company’s status as a REIT (for example, if a redemption request would cause a non-redeeming stockholder to violate the ownership limits in the Company’s Charter or if a redemption constitutes a “dividend equivalent” redemption that could give rise to a preferential dividend issue, to the extent applicable). Therefore, a stockholder may not have the opportunity to make a redemption request prior to any potential termination of the Company’s redemption plan.

For the years ended December 31, 2020 and 2019, there were no redemption requests.

Note 9 – Commitments and Contingencies

As of the date of filing this Annual Report on Form 1-K, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.

Note 10 – Subsequent Events

Loan

On February 16, 2021, we lent Belpointe PREP $24,000,000 pursuant to the terms of a second secured promissory note (the “Second Secured Note”). The Second Secured Note bears interest at a rate of 0.14%, is due and payable on June 30, 2021 and is secured by all of the assets of Belpointe PREP. Belpointe PREP has and will continue to use the proceeds from the loan to make certain qualified opportunity zone investments.

Offering

From the period of January 1, 2021 through April 1, 2021, we accepted gross offering proceeds of approximately $16,549,000.

Preferred equity interest redemption

On February 15, 2021, BPOZ 497 notified CMC of its election to terminate its interest in CMC. Pursuant to the terms of its limited liability company agreement, CMC is obligated to redeem BPOZ 497’s preferred equity plus interest thereon. As of the date of this Annual Report, BPOZ 497’s preferred equity interest of approximately $3,230,000, inclusive of interest, has not been redeemed and will continue to accrue interest at the rate of 12% per annum until redeemed.

Our NAV per Share

On April 1, 2021, our Board approved our Manager’s determination of our net asset value (“NAV”) at $100.00 per share of common stock. Our Manager determined our NAV based on the estimated value of each of our commercial real estate assets and investments and our cash and cash equivalents available for investment and operations.

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Annex A

AGREEMENT AND PLAN OF MERGER

by and among

BELPOINTE PREP, LLC,

BREIT MERGER, LLC,

and

BELPOINTE REIT, INC.

dated as of

April 21, 2021

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 21, 2021, is made and entered into by and among Belpointe PREP, LLC, a Delaware limited liability company (“Belpointe PREP”), BREIT Merger, LLC, a Delaware limited liability company and a wholly owned subsidiary of Belpointe PREP (“Merger Sub”), and Belpointe REIT, Inc., a Maryland corporation (“Belpointe REIT”) (each, a “Party,” and collectively, the “Parties”). Capitalized terms shall have the meanings ascribed to them in Article I.

WHEREAS, it is proposed that Merger Sub shall commence an exchange offer (the “Offer”) to acquire any (subject to the Minimum Condition) and all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of Belpointe REIT in exchange for the right to receive 1.05 Class A Units (the “Consideration”), upon the terms and subject to the conditions set forth herein;

WHEREAS, it is proposed that, as soon as practicable following consummation of the Offer, Belpointe REIT shall consummate the sale of BPOZ 1991 Main, LLC, a Delaware limited liability company (“BPOZ 1991 Main”), and indirect wholly-owned subsidiary of Belpointe REIT, to Belpointe Investment Holding, LLC, a Delaware limited liability company, and affiliate of the Sponsor (as hereinafter defined) (the “QOZB Sale”), for purposes of preserving the status of BPOZ 1991 Main as qualified opportunity property;

WHEREAS, it is also proposed that, as soon as practicable following the consummation of the Offer and the QOZB Sale, the Parties wish to effect the (i) conversion of Belpointe REIT from a Maryland corporation to a Maryland limited liability company (the “Conversion”) to be named Belpointe REIT, LLC (“BREIT LLC”), and (ii) acquisition of BREIT LLC by Belpointe PREP through the merger of BREIT LLC with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”);

WHEREAS, (i) the Conversion will be governed by §3-901 of the Maryland General Corporate law (the “MGCL”), and (ii) the Merger will be governed by §4A-702 of the Maryland Limited Liability Company Act (the “MLLCA”) and §18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), each upon the terms and subject to the conditions set forth herein;

WHEREAS, in connection with the Merger, each share of Common Stock converted into limited liability company interests of BREIT LLC (the “BREIT Units”) and outstanding immediately prior to the Effective Time (other than Dissenting Units) shall be automatically converted into the right to receive the Consideration upon the terms and conditions set forth in this Agreement and in accordance with the MLLCA and DLLCA;

WHEREAS, the board of directors of Belpointe REIT (the “Belpointe REIT Board”) unanimously (i) determined that the terms of this Agreement and each Transaction to which Belpointe REIT is a party as contemplated by this Agreement, including the Offer, QOZB Sale and Conversion, are fair to and in the best interests of Belpointe REIT and its stockholders (the “Belpointe REIT Stockholders”), (ii) determined that it is in the best interests of Belpointe REIT and the Belpointe REIT Stockholders and declared it advisable to enter into this Agreement, (iii) approved the execution and delivery by Belpointe REIT of this Agreement, the performance by Belpointe REIT of its covenants and agreements contained herein and the consummation of the Transactions to which Belpointe REIT is a party upon the terms and subject to the conditions contained herein, and (iv) resolved to recommend that the Belpointe REIT Stockholders accept the Offer and tender their shares of Common Stock to Merger Sub pursuant to the Offer (the “Belpointe REIT Board Recommendation”);

WHEREAS, the members and board of directors of Belpointe PREP, and Belpointe PREP as the sole member and manager of Merger Sub, have determined that the terms of this Agreement and each Transaction to which Belpointe PREP and the Merger Sub are a party as contemplated by this Agreement, including the Offer and the Merger are fair to and in the best interests of Belpointe PREP and Merger Sub and their respective members; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Transactions to which they are Parities and also prescribe various terms of and conditions to the same.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

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Article I
DEFINITIONS

Section 1.1                  Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acceptance Time” has the meaning set forth in Section 2.1(f).

“Acquisition Agreement” has the meaning set forth in Section 6.2(a).

“Acquisition Proposal” means an inquiry, offer, proposal or indication of interest from any Person or Group (other than Belpointe PREP and its Subsidiaries, including Merger Sub) relating to any transaction or series of related transactions (other than the Transactions contemplated by this Agreement) involving any: (i) direct or indirect acquisition or purchase of 15% or more of (a) the outstanding voting securities of Belpointe REIT, or (b) any equity or voting securities of any member of the Belpointe REIT Group representing 15% or more of the consolidated assets of the Belpointe REIT Group or 15% or more of the revenues or earnings of the Belpointe REIT Group on a consolidated basis; (ii) tender offer or exchange offer that, if consummated, would result in any Person or Group beneficially owning, directly or indirectly (a) 15% or more of the outstanding voting securities of Belpointe REIT, or (b) any equity or voting securities of any member of the Belpointe REIT Group representing 15% or more of the consolidated assets of the Belpointe REIT Group or 15% or more of the revenues or earnings of the Belpointe REIT Group on a consolidated basis; (iii) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving any member of the Belpointe REIT Group, pursuant to which a Person or Group would acquire, directly or indirectly, (a) assets (including securities of the members of the Belpointe REIT Group) equal to 15% or more of the consolidated assets of the Belpointe REIT Group, or to which 15% or more of the revenues or earnings of the Belpointe REIT Group on a consolidated basis are attributable, or (b) beneficial ownership of (1) 15% or more of any voting securities of Belpointe REIT, or (2) any voting securities of the Belpointe REIT Group representing, directly or indirectly, 15% or more of the consolidated assets of the Belpointe REIT Group or 15% or more of the revenues or earnings of the Belpointe REIT Group on a consolidated basis; or (iv) direct or indirect acquisition of assets of the Belpointe REIT Group (including securities of the members of the Belpointe REIT Group) equal to 15% or more of the consolidated assets of the Belpointe REIT Group, or to which 15% or more of the revenues or earnings of the Belpointe REIT Group on a consolidated basis are attributable.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common ownership or control with such Person. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Articles of Merger” has the meaning set forth in Section 3.3.

“Associate” means, when used to indicate a relationship with any Person, any legal entity for which such Person acts as an executive officer, director, trustee, sponsor, co-sponsor, manager, co-manager, general partner or co-general partner, or, directly or indirectly, owns, controls or holds with the power to vote 5% or more of any class of voting securities or other voting interest in such entity.

“Belpointe PREP” has the meaning set forth in the preamble.

“Belpointe PREP Governing Documents” mean Belpointe PREP’s (i) Certificate of Formation, and (ii) Amended and Restated Limited Liability Company Operating Agreement, each as in effect on the date hereof.

“Belpointe REIT” has the meaning set forth in the preamble.

“Belpointe REIT Agreements” mean the Belpointe REIT Governing Documents, the Management Agreement by and among Belpointe REIT, Belpointe REIT OP, LP, a Delaware limited partnership and the Manager, date as of April 8, 2020, the Employee and Cost Sharing Agreement by and among Belpointe REIT, Belpointe REIT OP, LP, a Delaware limited partnership and the Manager, date as of April 29, 2020.

“Belpointe REIT Board” has the meaning set forth in the recitals.

“Belpointe REIT Board Recommendation” has the meaning set forth in the recitals.

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“Belpointe REIT Governing Documents” mean, as applicable, (i) Belpointe REIT’s (a) Articles of Amendment and Restatement, and (b) amended and restated bylaws, each as in effect on the date hereof, and (ii) BREIT’s (a) Articles of Organization, and (b) Limited Liability Company Operating Agreement, each as in effect upon consummation of the Conversion.

“Belpointe REIT Stockholders” has the meaning set forth in the recitals.

“Belpointe REIT Group” means Belpointe REIT or BREIT LLC, as applicable, and each Subsidiary of Belpointe REIT or BREIT LLC and each Associate of the foregoing.

“Book-Entry Units” has the meaning set forth in Section 3.6(b).

“BREIT LLC” has the meaning set forth in the recitals.

“BERIT Units” has the meaning set forth in the recitals.

“BREIT Unitholders” has the meaning set forth in Section 3.2.

“Business Days” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks in New York, New York are authorized or required by law, regulation or executive order to close.

“Certificate of Merger” has the meaning set forth in Section 3.3.

“Change of Recommendation” has the meaning set forth in Section 6.2(a).

“Class A Units” means Class A units representing limited liability company interests of Belpointe PREP.

“Closing” has the meaning set forth in Section 3.2.

“Closing Date” has the meaning set forth in Section 3.2.

“Code” means the Internal Revenue Code of 1986, as amended, supplemented or restated from time to time, and any successor to such statute.

“Common Stock” has the meaning set forth in the recitals.

“Consideration” has the meaning set forth in the recitals.

“Contract” means any written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, instrument, permit, concession, franchise, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature.

“Dissenting Units” has the meaning set forth in Section 3.5(a).

“DLLCA” has the meaning set forth in the recitals.

“Effective Time” has the meaning set forth in Section 3.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 3.6(a).

“Exchange Fund” has the meaning set forth in Section 3.6(a).

“Form S-4” has the meaning set forth in Section 2.1(g).

“Governmental Entity” means any federal, state or local, or foreign, international or supranational, government, court or tribunal, or administrative, executive, governmental or regulatory or self-regulatory body, agency or authority thereof.

“Group” means a “group” as defined in Section 13(d) of the Exchange Act.

“Indemnified Parties” has the meaning set forth in Section 7.4(a).

“Intervening Event” means any event, change or development first occurring or arising after the date hereof that is material to the Belpointe REIT Group (taken as a whole) and was not known by or reasonably foreseeable to

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the Belpointe REIT Board as of the date hereof; provided, however, that in no event shall the following events, changes or developments constitute an Intervening Event: (i) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof; or (ii) changes in the market price or trading volume of the Common Stock, or any change in credit rating or the fact that the Belpointe REIT Group meets or exceeds internal or published estimates, projections, forecasts or predictions for any period.

“Knowledge” means the actual knowledge of Brandon E. Lacoff and Martin Lacoff.

“Lien” means any lien, pledge, hypothecation, mortgage, deed of trust, security interest, conditional or installment sale agreement, encumbrance, covenant, charge, claim, option, right of first refusal, easement, right of way, encroachment, occupancy right, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), whether voluntarily incurred or arising by operation of law.

“Material Adverse Effect” means, with respect to any Person, any event, circumstance, development, change, occurrence or effect that, individually or in the aggregate, has or is reasonably likely to result in a material adverse effect on (x) the condition (financial or otherwise), business, assets, liabilities or results of operations of such Person and its Subsidiaries and Associates, taken as a whole, or (y) the ability of such Person and its Subsidiaries and Associates to timely consummate the Closing (including the Merger) on the terms set forth herein or to perform their agreements or covenants hereunder; provided, however, that in the case of clause (x) only, no event, circumstance, development, change, occurrence or effects resulting from, arising out of or relating to any of the following shall be deemed to constitute, or shall be taken into account when determining whether there has been, a Material Adverse Effect, or whether a Material Adverse Effect would be reasonably likely to occur: (i) any changes in general United States or global economic conditions, including any changes affecting financial, credit, foreign exchange or capital market conditions; (ii) any changes in general conditions in any industry or industries in which such Person and its Subsidiaries and Associates operate; (iii) any changes after the date hereof in U.S. GAAP or the interpretation thereof; (iv) any changes after the date hereof in applicable law or the interpretation thereof; (v) any failure, in and of itself, by such Person or any of its Subsidiaries or Associates to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that this clause (v) shall not preclude a Party from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (vi) the execution and delivery of this Agreement or the consummation of the Transactions, or the public announcement of the pendency of this Agreement or the Transactions (it being understood and agreed that this clause (vi) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery of this Agreement or the consummation of the Transactions or the public announcement of the pendency of this Agreement or the Transactions); (vii) any action taken or omission by such Person pursuant to the written request of a Party; or (viii) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of war, epidemic, pandemic or disease outbreak (including the COVID-19 virus), except in the case of each of clauses (i), (ii), (iii), (iv) or (viii), to the extent that any such event, circumstance, development, change, occurrence or effect has a disproportionate adverse effect on the Person its Subsidiaries and Associates, taken as a whole, relative to the adverse effect such event, circumstance, development, change, occurrence or effect has on other companies operating in in any industry or industries in which such Person and its Subsidiaries and Associates materially engages.

“Merger” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the preamble.

“MGCL” has the meaning set forth in the recitals.

“Minimum Condition” has the meaning set forth in Section 2.1(a)(i).

“NYSE American” means the NYSE American exchange.

“Offer” has the meaning set forth in the recitals.

“Offer to Exchange” has the meaning set forth in Section 2.1(a).

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“Outside Date” means November 30, 2021.

“Party” or “Parties” has the meaning set forth in the preamble.

“Permits” shall have the meaning set forth in Section 4.8(b).

“Permitted Liens” means any Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet due or that is being contested in good faith by appropriate proceedings, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business consistent with past practice, (iii) is specifically disclosed on the most recent consolidated balance sheet of Belpointe REIT or the notes thereto included in Belpointe REIT’s SEC Documents as of the date hereof, (iv) which, individually or in the aggregate together with all other Liens under this clause (iv), is not material in amount and would not reasonably be expected to materially interfere with the ordinary conduct of the business of a Party and its Subsidiaries and Associates, as currently conducted, or materially impair the use, occupancy, value or marketability of the applicable property, (v) which is a statutory or common law Lien to secure landlords, lessors or renters under leases or rental agreements, (vi) which is imposed on the underlying fee interest in real property subject to a real property lease, and (vii) that arises as a result of a non-exclusive license or other non-exclusive grant of rights under intellectual property to use products and services.

“Person” means an individual, corporation, limited liability company, partnership (whether general or limited), joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), custodian, nominee, Governmental Entity or any other individual or entity (or series thereof) in its own or any representative capacity.

“Preferred Stock” has the meaning set forth in Section 4.2(a).

“PREP Manager” means Belpointe PREP Manager, LLC, a Delaware limited liability company.

“Proceedings” means all actions, suits, claims, hearings, arbitrations, litigations, mediations, grievances, audits, investigations, examinations or other proceedings, in each case, by or before any Governmental Entity.

“QOZB Sale” has the meaning set forth in the recitals.

“REIT Manager” means Belpointe REIT Manager, LLC, a Delaware limited liability company.

“Regulation A Offering” has the meaning set forth in Section 4.2(a).

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 4.5(a).

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute, and the rules or regulations promulgated thereunder.

“Sponsor” means Belpointe, LLC, a Connecticut limited liability company.

“Subsidiary” means, with respect to any Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns more than 50% of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such Person.

“Superior Proposal” means a bona fide, written Acquisition Proposal (with all references to 15% in the definition of Acquisition Proposal being deemed to be references to 50% and clauses (i)(b), (ii)(b) and (iii)(b)(2) being disregarded) by a third party, which the Belpointe REIT Board determines in good faith by a majority vote, after consultation with outside legal counsel and financial advisors and taking into account all of the terms and conditions of such Acquisition Proposal (including the identity of the Person making the Acquisition Proposal and the expected timing and likelihood of consummation, and all other financial, regulatory, legal and other aspects of such Acquisition Proposal, and any changes to the terms of this Agreement proposed by Belpointe PREP pursuant to Section 6.2), to be more favorable to the Belpointe REIT Stockholders from a financial point of view than the Transactions.

“Surviving Entity” has the meaning set forth in Section 3.1.

“Tax” or “Taxes” means any and all U.S. federal, state, local and non-U.S. taxes, assessments, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Entity, including income,

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franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, occupation, environmental, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax, including any interest, penalty, additions to tax and any additional amounts imposed with respect thereto, whether disputed or not.

“Tax Return” means any report, return, certificate, claim for refund, election, estimated Tax filing or declaration filed or required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Transactions” means, as context may require, the transactions contemplated by this Agreement, including with respect to (i) Belpointe PREP, Merger Sub and Belpointe REIT, the Offer, (ii) Belpointe REIT, the QOZB Sale, and (iii) Belpointe PREP, Merger Sub and BREIT LLC, the Merger, and, in each case, any transactions related or incidental to, or in connection with, such Transactions.

“Units” has the meaning set forth in Section 5.2(a).

“U.S. GAAP” has the meaning set forth in Section 4.5(b).

“Willful Breach” means a deliberate action taken or deliberate failure to act that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, cause a material breach of this Agreement.

Section 1.2                  Construction. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references herein to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement unless the context otherwise requires. All Annexes attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Annexes shall have the meanings ascribed to such terms in this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

Article II
THE OFFER

Section 2.1                  The Offer.

(a)                 Terms and Conditions of the Offer. Subject to the terms and conditions of this Agreement and provided that this Agreement shall not have been terminated pursuant to Article IX and that Belpointe REIT shall have complied with its obligations under Section 2.2, as promptly as practicable after the date hereof, Merger Sub shall (and Belpointe PREP shall cause Merger Sub to) commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer. In the Offer, each share of Common Stock accepted by Merger Sub in accordance with the terms and subject to the conditions of the Offer shall be exchanged for the right to receive the Consideration, subject to the other provisions of this Article II. The Offer shall be made by means of an offer to exchange (the “Offer to Exchange”) that is disseminated to holders of Common Stock pursuant to the Exchange Act and contains the terms and conditions set forth in this Agreement (including Annex A). Each of Belpointe PREP and Merger Sub shall use its reasonable best efforts to consummate the Offer, subject to the terms and conditions hereof (including Annex A). The obligation of Merger Sub to accept for exchange (and the obligation of Belpointe PREP to cause Merger Sub to accept for exchange) shares of Common Stock validly tendered pursuant to the Offer shall be subject only to:

(i)                        the condition that, prior to the expiration of the Offer, there have been validly tendered in accordance with the terms of the Offer a number of shares of Common Stock that, upon the consummation of the Offer, together with the shares of Common Stock then owned by Belpointe PREP and Merger Sub (if any), would represent at least a majority of the aggregate voting power of the shares of Common Stock

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outstanding immediately after the consummation of the Offer (the “Minimum Condition”)

(ii)                        the condition that Belpointe REIT shall have terminated its Regulation A Offering promptly upon the written request of Belpointe PREP made at any time following commencement of the Offer; and

(iii)                        the other conditions set forth in Annex A.

(b)                Waiver. Merger Sub expressly reserves the right to waive or modify any of the conditions to the Offer and to make any change in the terms of, or conditions to, the Offer; provided, however, that notwithstanding the foregoing or anything to the contrary set forth herein, without the prior written consent of Belpointe REIT (which may be granted or withheld in its sole discretion), Merger Sub may not (and Belpointe PREP shall not permit Merger Sub to) (i) amend, modify or waive the Minimum Condition, or waive any of the conditions set forth in clauses (b), (c) or (d) of Annex A, or (ii) make any change in the terms of or conditions to the Offer that (A) changes the form of consideration, (B) decreases the consideration in the Offer, (C) extend the Offer, other than in a manner required or permitted by the provisions of Section 2.1(e), (D) imposes conditions to the Offer other than those set forth in Annex A, (E) amends or modifies (for the avoidance of doubts, waivers shall be governed by clause (i) above) any of the conditions set forth in Annex A, or (F) amend or modify any other term of or condition to the Offer in any manner that is adverse to the holders of Common Stock.

(c)                 Fractional Units. In the Offer a holder of Common Stock who would be entitled to a fraction of a Belpointe PREP Class A Unit will be issued a whole Belpointe PREP Class A Unit in lieu of such fraction of a Belpointe PREP Class A Unit.

(d)                Adjustments to Consideration. The Consideration shall be adjusted appropriately, without duplication, to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock or Class A Units, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Common Stock or shares of Class A Units outstanding after the date hereof and prior to the Acceptance Time. Nothing in this Section 2.1(d) shall be construed to permit Belpointe REIT or Belpointe PREP to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(e)                    Expiration and Extension of the Offer.

(i)                        Unless the Offer is extended pursuant to and in accordance with this Agreement, the Offer shall expire at midnight, eastern standard time, on the date that is 20 Business Days (calculated in accordance with Section 14d-1(g)(3) and Rule 14e-1(a) under the Exchange Act) after the date the Offer is first commenced. In the event that the Offer is extended pursuant to and in accordance with this Agreement, then the Offer shall expire on the date and at the time to which the Offer has been so extended.

(ii)                        Notwithstanding the provisions of Section 2.1(e)(i) or anything to the contrary set forth in this Agreement, unless Belpointe PREP receives the prior written consent of Belpointe REIT (which may be granted or withheld in its sole discretion):

(A)               Merger Sub shall (and Belpointe PREP shall cause Merger Sub to) extend the Offer for any period required by any law, or any rule, regulation, interpretation or position of the SEC or its staff, in any such case, which is applicable to the Offer, or to the extent necessary to resolve any comments of the SEC or its staff applicable to the Offer or Form S-4;

(B)               in the event that any of the conditions to the Offer (other than the Minimum Condition, and other than any such conditions that by their nature are to be satisfied at the expiration of the Offer) have not been satisfied or waived as of any then-scheduled expiration of the Offer, Merger Sub shall (and Belpointe PREP shall cause Merger Sub to) extend the Offer for successive extension periods of up to 10 Business Days each (or for such longer period as may be agreed by Belpointe PREP and Belpointe REIT) in order to permit the satisfaction or valid waiver of the conditions to the Offer (other than the Minimum Condition); and

(C)               if as of any then-scheduled expiration of the Offer each condition to the Offer (other than the Minimum Condition, and other than any such conditions that by their nature are to be satisfied at the expiration of the Offer (if such conditions would be satisfied or validly waived were the expiration of the Offer to occur at such time)) has been satisfied or waived and the Minimum Condition has not been satisfied, Merger Sub may, and, at the request in writing of Belpointe REIT, Merger Sub shall (and Belpointe PREP shall

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cause Merger Sub to), extend the Offer for successive extension periods of up to 10 Business Days each (with the length of each such period being determined in good faith by Belpointe PREP) or for such longer period as may be agreed by Belpointe PREP and Belpointe REIT; provided, however, that, notwithstanding anything to the contrary in this Agreement, any such extension shall not be deemed to impair, limit or otherwise restrict in any manner the right of the Parties to terminate this Agreement pursuant to the terms of Article IX.

(iii)                        Neither Belpointe PREP nor Merger Sub shall extend the Offer or provide a “subsequent offering period” within the meaning of Rule 14d-11 under the Exchange Act in any manner other than in accordance with the provisions of Section 2.1(e)(ii) without the prior written consent of Belpointe REIT.

(iv)                        Neither Belpointe PREP nor Merger Sub shall terminate or withdraw the Offer prior to the then-scheduled expiration of the Offer unless this Agreement is validly terminated in accordance with Article IX, in which case Merger Sub shall (and Belpointe PREP shall cause Merger Sub to) irrevocably and unconditionally terminate the Offer promptly (but in no event more than one Business Day) after such termination of this Agreement.

(f)                  Exchange of Common Stock. On the terms of and subject to the conditions set forth in this Agreement and the Offer, Merger Sub shall (and Belpointe PREP shall cause Merger Sub to) accept for exchange, and exchange, all shares of Common Stock that are validly tendered pursuant to the Offer promptly (within the meaning of Section 14e-1(c) promulgated under the Exchange Act) after the expiration of the Offer (as it may be extended in accordance with Section 2.1(e)(ii)) (or, at Belpointe PREP’s election, concurrently with the expiration of the Offer if all conditions to the Offer have been satisfied or waived) (such time of acceptance, the “Acceptance Time”). Without limiting the generality of the foregoing, Belpointe PREP shall provide or cause to be provided to Merger Sub on a timely basis the Class A Units necessary to exchange any shares of Common Stock that Merger Sub becomes obligated to exchange pursuant to the Offer; provided, however, that without the prior written consent of Belpointe REIT, Merger Sub shall not accept for exchange, or exchange, any shares of Common Stock if, as a result, Merger Sub would acquire less than the shares of Common Stock necessary to satisfy the Minimum Condition. The Consideration in the Offer payable in respect of each share of Common Stock validly tendered pursuant to the Offer shall be delivered promptly following the Acceptance Time.

(g)                Form S-4.

(i)                        As soon as practicable on the date the Offer is first commenced, Belpointe PREP shall file with the SEC a registration statement on Form S-4 to register under the Securities Act the offer and sale of Class A Units pursuant to the Offer and the Merger (together with all amendments, supplements and exhibits thereto, the “Form S-4”).

(ii)                        The Form S-4 may include a description of the determinations, approvals and recommendations of the Belpointe REIT Board set forth in Section 2.2(a) that relate to the Offer, unless the Belpointe REIT Board has effected a Change of Recommendation in accordance with Section 6.2. Each of Belpointe REIT and Belpointe PREP shall use its reasonable best efforts to (A) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (B) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act and Securities Act, and (C) keep the Form S-4, if declared effective by the SEC, effective for as long as necessary to complete the Merger. Belpointe REIT shall furnish in writing to Belpointe PREP and Merger Sub all information concerning the Belpointe REIT Group that is required by applicable law to be included in the Form S-4 so as to enable Belpointe PREP and Merger Sub to comply with their obligations under this Section 2.1(g). Each of the Parties shall promptly correct any information provided by it or any of its representatives for use in the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect. Belpointe PREP and Merger Sub shall take all steps necessary to cause the Form S-4, as so corrected, to be filed with the SEC and to be disseminated to the holders of Common Stock, in each case as and to the extent required by applicable law, or by the SEC or its staff. Belpointe PREP shall cause the Form S-4 to comply as to form in all material respects with requirements of applicable law. Belpointe PREP shall also take any other action required to be taken under the Securities Act, the Exchange Act, any applicable state securities laws and the rules and regulations thereunder in connection with the issuance of the Class A Units in the Offer and the Merger, and Belpointe REIT shall furnish all information concerning the Belpointe REIT Group and the holders of the Common Stock as may be reasonably requested in connection with any such actions.

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Section 2.2                  Belpointe REIT Actions.

(a)                 Belpointe REIT Determinations, Approvals and Recommendations. Belpointe REIT hereby approves and consents to the Offer and represents and warrants to Belpointe PREP and Merger Sub that, at a meeting duly called and held prior to the date hereof, the Belpointe REIT Board has unanimously, upon the terms and subject to the conditions set forth herein (including the ability of the Belpointe REIT Board to effect a Change of Recommendation in accordance with the terms of Section 6.2):

(i)                        determined that the terms of the Transactions are fair to, and in the best interests of, Belpointe REIT and the Belpointe REIT Stockholders;

(ii)                        determined that it is in the best interests of Belpointe REIT and the Belpointe REIT Stockholders to enter into, and declared advisable, this Agreement;

(iii)                        approved the execution and delivery by Belpointe REIT of this Agreement, the performance by Belpointe REIT of its covenants and agreements contained herein and the consummation of the Transactions, upon the terms, and subject to the conditions, contained herein; and

(iv)                        resolved to make the Belpointe REIT Board Recommendation.

Section 2.3                  Belpointe REIT hereby approves and consents to the inclusion of the foregoing determinations and approvals and the Belpointe REIT Board Recommendation in the Form S-4 unless the Belpointe REIT Board has effected a Change of Recommendation in accordance with the terms of Section 6.2.

(a)                 Belpointe REIT Information. In connection with the Offer, Belpointe REIT shall, or shall cause its transfer agent to, promptly furnish Belpointe PREP and Merger Sub with such assistance and such information as Belpointe PREP or its agents may reasonably request in order to disseminate and otherwise communicate the Offer to the record and beneficial holders of Common Stock, including a list, as of the most recent practicable date, of the Belpointe REIT Stockholders, mailing labels and any available listing or computer files containing the names and addresses of all record and beneficial holders of Common Stock, and lists of security positions of shares of Common Stock held in stock depositories (including lists of the Belpointe REIT Stockholders, mailing labels, listings or files of securities positions), and shall promptly furnish Belpointe PREP and Merger Sub with such additional information and assistance (including updated lists of the record and beneficial holders of shares of Common Stock, mailing labels and lists of security positions) as Belpointe PREP and Merger Sub or their representatives may reasonably request in order to communicate the Offer to the holders of Common Stock. Subject to applicable law, and except for such steps as are necessary to disseminate the Form S-4 and any other documents necessary to consummate the Transactions, Belpointe PREP and Merger Sub (and their respective agents) shall:

(i)                        hold in confidence the information contained in any such lists of stockholders, mailing labels and listings or files of securities positions;

(ii)                        use such information only in connection with the Transactions; and

(iii)                        if this Agreement is terminated in accordance with Article IX, Belpointe PREP and Merger Sub shall as promptly as reasonably practicable return to Belpointe REIT or destroy all copies of such information then in their possession or control.

Article III
THE MERGER

Section 3.1                  The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DLLCA and the MGCL, at the Effective Time, BREIT LLC shall be merged with and into Merger Sub, whereupon the separate existence of BREIT LLC will cease, with Merger Sub surviving the Merger (the Merger Sub, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”), such that following the Merger, the Surviving Entity will be a direct wholly owned Subsidiary of Belpointe PREP OC, LLC, a Delaware limited liability company, a direct wholly owned Subsidiary of Belpointe PREP. The Merger shall have the effects provided in this Agreement and as specified in the DLLCA and MGCL. The Merger shall be governed by §18-209 of the DLLCA and §4A-702 of the MLLCA.

Section 3.2                  The Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., New York City time, by exchange of documents and certificates (or by such other method as is mutually agreed upon by BREIT LLC and Belpointe PREP), as promptly as practicable following the Acceptance Time, QOZB Sale

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and Conversion, and in any case no later than the first Business Day after the satisfaction or, to the extent permitted by applicable law, waiver of the last of the conditions set forth in Section 8.1 to be satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions at the Closing), unless another date or place is agreed to in writing by BREIT LLC and Belpointe PREP. The date on which the Closing actually takes place is referred to as the “Closing Date.” Subject to the terms and conditions hereof, BREIT LLC, Belpointe PREP and Merger Sub shall take all necessary and appropriate actions to cause the Merger to become effective as promptly as practicable, without a meeting of the holders of BREIT Units (the “BREIT Unitholders”).

Section 3.3                  Effective Time. On the Closing Date, BREIT LLC, Belpointe PREP and Merger Sub shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DLLCA, shall cause articles of merger with respect to the Merger (“Articles of Merger”) to be duly executed and be filed with the Maryland Department of Assessments and Taxation as provided under the MLLCA and make any other filings, recordings or publications required to be made by BREIT LLC or Merger Sub under the DLLCA and the MLLCA in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware and the Articles of Merger is duly filed with the Maryland Department of Assessments and Taxation or on such other date and time as shall be agreed to by BREIT LLC and Merger Sub and specified in the Certificate of Merger and Articles of Merger (such date and time being hereinafter referred to as the “Effective Time”).

Section 3.4                  Conversion of BREIT Units. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or holders of any securities of BREIT LLC or Merger Sub, subject to Section 2.1(a), each BREIT Unit issued and outstanding immediately prior to the Effective Time (other than Dissenting Units) shall be automatically converted into the right to receive the Consideration, subject to the provisions of this Article III. From and after the Effective Time, all such BREIT Units shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such BREIT Units shall cease to have any rights with respect thereto, except the right to receive the applicable portion of Consideration therefor in accordance with Section 3.6.

Section 3.5                  Dissenter’s Rights..

(a)                 Notwithstanding anything to the contrary set forth in this Agreement, BREIT Units issued and outstanding immediately prior to the Effective Time and held by a holder who has not tendered in the Offer and has properly exercised appraisal rights in respect of such BREIT Units in accordance with §4A-705 of the MLLCA (such BREIT Units being referred to collectively as the “Dissenting Units” until such time as such holder fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under the MLLCA with respect to such BREIT Units) shall not be converted into a right to receive the Consideration but instead shall be entitled to payment for such BREIT Units determined in accordance with §4A-705 of the MLLCA; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses such holder’s right to appraisal pursuant to §4A-705 of the MLLCA, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by §4A-705 of the MLLCA, such BREIT Units shall be treated as if they had been converted as of the Effective Time into the right to receive the Consideration in accordance with Section 3.4 upon surrender of such certificate formerly representing such BREIT Units or transfer of such Book-Entry Units, as the case may be.

(b)                BREIT LLC shall give prompt notice to Belpointe PREP of any demands received by BREIT LLC for appraisal of any BREIT Units, of any withdrawals of such demands and of any other instruments served pursuant to the MLLCA and received by BREIT LLC relating to 4A-705 of the MLLCA, and Belpointe PREP shall have the opportunity to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, BREIT LLC shall not, without the prior written consent of Belpointe PREP, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

Section 3.6                  Delivery of Consideration.

(a)                 Exchange Agent. Prior to the Effective Time, Belpointe PREP shall designate an exchange agent reasonably acceptable to BREIT LLC (the “Exchange Agent”) and enter into an exchange agreement with the Exchange Agent for purposes of exchanging the BREIT Units for the Consideration in connection with the Merger. At or prior to the Effective Time, Belpointe PREP shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of the BREIT Units, evidence of Class A Units in

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book-entry form representing the Class A Units issuable for exchange pursuant to this Article III (such evidence of book-entry Class A Units, the “Exchange Fund”); provided that no such deposits shall be required to be made with respect to any Dissenting Units. The Exchange Agent shall make delivery of the Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any purpose.

(b)                Procedures for Conversion. Any holder of BREIT Units represented in book-entry form (the “Book-Entry Units”) whose BREIT Units were converted pursuant to Section 3.4 into the right to receive the Consideration shall automatically upon the Effective Time be entitled to receive, and Belpointe PREP shall cause the Exchange Agent to pay and deliver as promptly as reasonably practicable after the Effective Time the applicable Consideration pursuant to the provisions of this Article III for each BREIT Unit formerly represented by such Book-Entry Units, and the Book-Entry Units so exchanged shall be forthwith cancelled. Payment of the Consideration with respect to Book-Entry Units shall only be made by notation on the Class A Unit register that the holder of Book-Entry Units now owns the applicable amount of Class A Units. The Exchange Agent shall provide notice of such conversion to the holder in whose name such Book-Entry Units were registered.

(c)                 No Further Ownership Rights in BREIT Units. At the Effective Time, the limited liability company interest transfer books of BREIT LLC shall be closed and thereafter there shall be no further registration of transfers of BREIT Units on the records of BREIT LLC.

(d)                Termination of Exchange Fund; No Liability. Following the first anniversary of the Effective Time, the Exchange Agent shall be deemed to not hold any Class A Units, and thereafter BREIT Unitholders shall be entitled to look only to Belpointe PREP (subject to abandoned property, escheat or similar laws) as general creditors thereof with respect to the applicable Consideration for Book-Entry Units. Notwithstanding the foregoing, none of the Parties, BREIT LLC, the Surviving Entity or the Exchange Agent shall be liable to any holder of Book-Entry Units for any Consideration or other amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 3.7                  Adjustment to Consideration. The Consideration shall be adjusted appropriately, without duplication, to reflect the effect of any unit split, reverse unit split, unit dividend (including any dividend or distribution of securities convertible into BREIT Units or Class A Units, as applicable), reorganization, recapitalization, reclassification, combination, exchange of units or other like change with respect to the number of BREIT Units or Class A Units outstanding after the date hereof and prior to the Effective Time; provided, that nothing in sentence shall be construed to permit BREIT LLC or Belpointe PREP to take any action with respect to their securities that is otherwise prohibited by the terms of this Agreement.

Section 3.8                  Withholding. Each of the Belpointe PREP, Merger Sub, BREIT LLC, the Surviving Entity and the Exchange Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement any amounts that are required to be withheld or deducted with respect to such payment under the Code, or any other applicable Tax law. To the extent that amounts are so deducted or withheld, and timely remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

Section 3.9                  Fractional Class A Units. In the Merger a BREIT Unitholders who would be entitled to a fraction of a Class A Unit will be issued a whole Class A Unit in lieu of such fraction of a Class A Unit.

Section 3.10               Further Assurances. From and after the Effective Time, the officers and directors of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of the Belpointe REIT Group any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Belpointe REIT Group any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Entity any and all right, title and interest in, to and under any of the rights, properties or assets of BREIT LLC acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger.

Section 3.11               Governing Documents. At the Effective Time, the articles of organizational documents of Merger Sub shall be the governing documents of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law.

Section 3.12               Officers and Directors of the Surviving Entity. The officers of BREIT LLC immediately prior to the Effective Time, from and after the Effective Time, shall continue as the officers of the Surviving Entity. The manager of Merger Sub immediately prior to the Effective Time, from and after the Effective Time, shall be the manager of the Surviving Entity.

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Article IV
REPRESENTATIONS AND WARRANTIES OF BELPOINTE REIT

Belpointe REIT hereby represents and warrants to Belpointe PREP as follows:

Section 4.1                  Qualification, Organization, Subsidiaries, etc.

(a)                 Each member of the Belpointe REIT Group is a legal entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each member of the Belpointe REIT Group is qualified to do business and is in good standing as a foreign entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, (i) has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of Belpointe REIT to consummate the Transactions prior to the Outside Date. Belpointe REIT has made available to Belpointe PREP complete and accurate copies of the Belpointe REIT Governing Documents and the organizational or governing documents of each other member of the Belpointe REIT Group. The Belpointe REIT Governing Documents, and the organizational or governing documents of each other member of the Belpointe REIT Group, are in full force and effect and no member of the Belpointe REIT Group is not in violation thereof.

(b)                All of the issued and outstanding shares of capital stock of, or other equity interests in, each member of the Belpointe REIT Group have been validly issued, are fully paid, nonassessable and free and clear of all Liens, other than Permitted Liens.

Section 4.2                  Capitalization.

(a)                 The authorized capital stock of Belpointe REIT consists of 1,000,000,000 shares of stock, consisting of 900,000,000 shares of Common Stock, and 100,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”). As of April 19, 2021, (i)(A) 1,001,926 shares of Common Stock were issued and outstanding, all of which are held in book-entry form, (B) 188,197 additional shares of Common Stock available for future issuances pursuant to the Company’s continuous offering under Rule 251(d)(3) of Regulation A (the “Regulation A Offering”), (C) no shares of Common Stock were held in Belpointe REIT’s treasury, and (D) no shares of Common Stock were held by any other member of the Belpointe REIT Group, and (ii) no shares of Preferred Stock were issued or outstanding. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b)                Except as set forth in Section 4.2(a), no rights to acquire any capital stock or other equity interests of any member of the Belpointe REIT Group are outstanding, and there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments for the issuance of, or that correspond to, capital stock or other equity interests to which any member of the Belpointe REIT Group is a party obligating such member of the Belpointe REIT Group to (i) issue, transfer or sell, or make any payment with respect to, any shares of capital stock or other equity interests of any member of the Belpointe REIT Group or securities convertible into, exchangeable for or exercisable for, or that correspond to, such shares or equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment, (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests, or (iv) provide any amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

(c)                 No member of the Belpointe REIT Group has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Belpointe REIT Stockholders on any matter.

(d)                There are no voting trusts or other agreements, commitments or understandings to which or any member of the Belpointe REIT Group (or to Belpointe REIT’s Knowledge, a Belpointe REIT Stockholder) is a party with respect to the voting of the capital stock or other equity interests of a member of the Belpointe REIT Group.

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Section 4.3                  Corporate Authority.

(a)                 Belpointe REIT has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and consummation of the Transactions have been duly and validly authorized by the Belpointe REIT Board and no other corporate proceedings (pursuant to Belpointe REIT Governing Documents or otherwise) on the part of Belpointe REIT are necessary to authorize the consummation of, and to consummate, the Transactions. On or prior to the date hereof, the Belpointe REIT Board has unanimously (i) determined that the terms of the Transactions are fair to, and in the best interests of, Belpointe REIT and the Belpointe REIT Stockholders, (ii) determined that it is in the best interests of Belpointe REIT and the Belpointe REIT Stockholders, and declared it advisable, to enter into this Agreement, (iii) approved the execution and delivery by Belpointe REIT of this Agreement, the performance by Belpointe REIT of its covenants and agreements contained herein and the consummation of the Transactions upon the terms and subject to the conditions contained herein, and (iv) resolved to recommend that the Belpointe REIT Stockholders accept the Offer and tender their shares of Common Stock to Merger Sub pursuant to the Offer. None of the foregoing actions by the Belpointe REIT Board have been rescinded or modified in any way (unless such rescission or modification has been effected after the date hereof in accordance with the terms of Section 6.2).

(b)                Assuming the satisfaction of the Minimum Condition, no vote of the holders of Common Stock or other capital stock of Belpointe REIT is necessary to adopt this Agreement or consummate the QOZB Sale or Conversion under applicable law and Belpointe REIT Governing Documents.

(c)                 This Agreement has been duly and validly executed and delivered by Belpointe REIT and, assuming this Agreement constitutes the valid and binding agreement of Belpointe PREP and Merger Sub, constitutes the valid and binding agreement of Belpointe REIT, enforceable against Belpointe REIT in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally, and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.4                  Governmental Consents; No Violation.

(a)                 Other than in connection or in compliance with (i) the MGCL, MLLCA and DLLCA, (ii) the filing of the Form S-4 with the SEC and any amendments or supplements thereto and declaration of effectiveness of the Form S-4, (iii) the Securities Act, (iv) the Exchange Act, and (v) applicable state securities, takeover and “blue sky” laws, no authorization, permit, notification to, consent or approval of, or filing with, any Governmental Entity is necessary or required, under applicable law, for the consummation by Belpointe REIT of the Transactions, except for such authorizations, permits, notifications, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, (x) a Material Adverse Effect, or (y) a Material Adverse Effect on the ability of Belpointe REIT to consummate the Transactions prior to the Outside Date.

(b)                The execution and delivery by Belpointe REIT of this Agreement does not, and, assuming compliance with Section 4.4(a), the consummation of the Transactions and compliance with the provisions hereof will not (i) conflict with or result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal or acceleration of any obligation or to the loss of a benefit under any material Contract, or to Belpointe REIT’s Knowledge, any other Contract, binding upon any member of the Belpointe REIT Group or by or to which any of their respective properties, rights or assets are bound or subject or result in the creation of any Lien upon any of the properties, rights or assets of any member of the Belpointe REIT Group, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of (A) Belpointe REIT Governing Documents, or (B) the organizational documents of any other member of the Belpointe REIT Group, or (iii) conflict with or violate any laws applicable to any member of the Belpointe REIT Group or any of their respective properties, rights or assets, other than in the case of clauses (i), (ii)(B) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that (A) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (B) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of Belpointe REIT to consummate the Transactions prior to the Outside Date.

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Section 4.5                  SEC Reports and Financial Statements.

(a)                 Since February 11, 2019, Belpointe REIT has timely filed or furnished all forms, statements, documents and reports required to be filed or furnished by it with the SEC (such forms, statements, documents and reports, the “SEC Documents”). As of their respective filing dates the SEC Documents (including amendments) complied in all material respects with the Securities Act and the applicable rules and regulations promulgated thereunder, and none of the SEC Documents have contained (or, with respect to the SEC Documents filed after the date hereof, will not contain) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No other member of the Belpointe REIT Group is required to file any forms, reports or other documents with the SEC.

(b)                The consolidated financial statements (including all related notes and schedules) of Belpointe REIT included in the SEC Documents when filed (i) complied in all material respects with the applicable accounting requirements, (ii) complied as to form with the other published rules and regulations of the SEC with respect thereto, in each case in effect at the time of such filing, and (iii) fairly present in all material respects the consolidated financial position of the Belpointe REIT Group, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and to any other adjustment described therein permitted by the rules and regulations of the SEC) in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) applied on a consistent basis during the periods involved (subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and to any other adjustment described therein permitted by the rules and regulations of the SEC).

Section 4.6                  No Undisclosed Liabilities. No member of the Belpointe REIT Group has any liabilities of any nature, whether or not accrued, contingent or otherwise, except (a) as expressly required or expressly contemplated by this Agreement, and (b) for liabilities which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect

Section 4.7                  Absence of Certain Changes or Events. From February 11, 2019 through the date hereof, there has not occurred any event, development, occurrence, or change that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.8                  Compliance with Law; Permits.

(a)                 Each member of the Belpointe REIT Group is and has been since the earlier of February 22, 2019 or its respective date of formation in compliance with and is not in default under or in violation of any laws applicable to such member of the Belpointe REIT Group or any of their respective properties or assets, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)                Each member of the Belpointe REIT Group is and has been since the earlier of February 22, 2019 or its respective date of formation in possession of all franchises, grants, authorizations, business licenses, permits, easements, variances, exceptions, consents, certificates, approvals, registrations, clearances and orders of any Governmental Entity or pursuant to any applicable law (collectively, the “Permits”) necessary for such member of the Belpointe REIT Group to own, lease and operate its properties and assets or to carry on its businesses as now being conducted, except where the failure to have any of the Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all of the Permits are in full force and effect, no default (with or without notice, lapse of time or both) has occurred under any such Permits and none of members of the Belpointe REIT Group have received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Permits.

Section 4.9                  Tax Matters.

(a)                 Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all members of the Belpointe REIT Group have timely filed (taking into account any extension of time within which to file) all Tax Returns that are required to be filed by or with respect to any of them and all such Tax Returns are true, correct and complete.

(b)                Except as would not, individually or in the aggregate, reasonably be expected to have a

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Material Adverse Effect, all members of the Belpointe REIT Group have timely paid all Taxes required to be paid by any of them.

(c)                 Belpointe REIT has made a valid qualified opportunity fund election effective with its fiscal year ended December 31, 2019.

Section 4.10               Litigation; Orders. As of the date hereof, there are no Proceedings pending or, to Belpointe REIT’s Knowledge, threatened against any member of the Belpointe REIT Group or any of their respective properties, rights or assets by or before any Governmental Entity that would reasonably be expected to be, individually or in the aggregate, material to the Belpointe REIT Group, taken as a whole. There are no orders, judgments or decrees of or settlement agreements with any Governmental Entity that would reasonably be expected to be, individually or in the aggregate, material to the Belpointe REIT Group, taken as a whole.

Section 4.11               Information Supplied. The information relating to the Belpointe REIT Group to be contained in the Form S-4 will not, at the time the Form S-4 is filed with the SEC, is declared effective by the SEC, is first mailed to the Belpointe REIT Stockholders or on the date that the Offer is consummated, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing provisions of this Section 4.11, no representation or warranty is made by Belpointe REIT with respect to information or statements made in the Form S-4, which information or statements were not supplied by or on behalf of the Belpointe REIT Group.

Article V
REPRESENTATIONS AND WARRANTIES OF BELPOINTE PREP AND THE PURCHASER

Belpointe PREP and Merger Sub represent and warrant to Belpointe REIT as set forth below.

Section 5.1                  Qualification, Organization, etc.

(a)Each of Belpointe PREP and Merger Sub is a legal entity duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Belpointe PREP and Merger Sub is qualified to do business and is in good standing as a foreign entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, (i) has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of Belpointe PREP and Merger Sub to consummate the Transactions prior to the Outside Date. Belpointe PREP has made available to Belpointe REIT complete and accurate copies of the Belpointe PREP Governing Documents and the organizational documents of Merger Sub. The Belpointe PREP Governing Documents and the organizational documents of Merger Sub are in full force and effect and neither Belpointe PREP nor Merger Sub is in violation thereof.

(b)                All of the issued and outstanding limited liability company interests of Belpointe PREP and Merger Sub have been validly issued, are fully paid, nonassessable and free and clear of all Liens, other than Permitted Liens

Section 5.2                  Capitalization.

(a)                 Belpointe PREP may issue any number of units in different classes or series representing limited liability company interests in Belpointe PREP (the “Units”), and options, rights, warrants and appreciation rights relating to such Units, for any purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the board of directors of Belpointe PREP may determine, all without the approval of the members of Belpointe PREP. As of April 19, 2021, (i)(A) 100 shares of Class A Units were deemed to be issued and outstanding and held by the Sponsor, (B) zero Class B Units were deemed to be issued and outstanding and held by the PREP Manager, and (C) zero Class M Unit was deemed to be issued and outstanding and held by the PREP Manager. All of the outstanding Units are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b)                Except for the Manager’s right to acquire 100,000 Class B Units and one Class M unit, no rights to acquire any equity interests of Belpointe PREP or Merger Sub are outstanding, and there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar

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rights, agreements or commitments for the issuance of, or that correspond to, equity interests to which Belpointe PREP or Merger Sub is a party obligating Belpointe PREP or Merger Sub to (i) issue, transfer or sell, or make any payment with respect to, any equity interests of Belpointe PREP or Merger Sub or securities convertible into, exchangeable for or exercisable for, or that correspond to, such equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment, (iii) redeem or otherwise acquire any such equity interests, or (iv) provide any amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

(c)                 Neither Belpointe PREP nor Merger Sub has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the members of Belpointe PREP on any matter.

(d)                There are no voting trusts or other agreements, commitments or understandings to which Belpointe PREP or Merger Sub (or to Belpointe PREP’s Knowledge, a member of Belpointe PREP) is a party with respect to the voting of equity interests of Belpointe PREP or Merger Sub.

Section 5.3                  Corporate Authority.

(a)                 Belpointe PREP and Merger Sub have all requisite limited liability company power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary limited liability company action of Belpointe PREP and Merger Sub and no other limited liability company proceedings (pursuant to the Belpointe PREP Governing Documents or otherwise) on the part of Belpointe PREP or Merger Sub are necessary to authorize the consummation of, and to consummate, the Transactions, except, with respect to the Merger, for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of the Articles of Merger with the Maryland Department of Assessments and Taxation.

(b)                This Agreement has been duly and validly executed and delivered by Belpointe PREP and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of Belpointe REIT, constitutes the valid and binding agreement of Belpointe PREP and Merger Sub, enforceable against Belpointe PREP and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally, and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 5.4                  Governmental Consents; No Violation.

(a)                 Other than in connection with or in compliance with (i) the DLLCA and the MGCL, (ii) the filing of the Form S-4 with the SEC and any amendments or supplements thereto and declaration of effectiveness of the Form S-4, (iii) the Securities Act, (iv) the Exchange Act, and (v) applicable state securities, takeover and “blue sky” laws, no authorization, permit, notification to, consent or approval of, or filing with, any Governmental Entity is necessary or required, under applicable law, for the consummation by Belpointe PREP and Merger Sub of the Transactions, except for such authorizations, permits, notifications, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, (x) a Material Adverse Effect, or (y) a Material Adverse Effect on the ability of Belpointe PREP or Merger Sub to consummate the Transactions prior to the Outside Date.

(b)                The execution and delivery by Belpointe PREP and Merger Sub of this Agreement do not, and, except as described in Section 4.4(a), the consummation of the Transactions and compliance with the provisions hereof will not (i) conflict with or result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal or acceleration of any obligation or to the loss of a benefit under any material Contract binding upon Belpointe PREP or Merger Sub or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Lien upon any of the properties, rights or assets of Belpointe PREP or Merger Sub, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of (A) the Belpointe PREP Governing Documents, or (B) the organizational documents of Merger Sub, or (iii) conflict with or violate any laws applicable to Belpointe PREP or Merger Sub or any of their respective properties, rights or assets, other than in the case of clauses (i), (ii)(B) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that (A) has not had and would not

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reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of Belpointe PREP or Merger Sub to consummate the Transactions prior to the Outside Date.

Section 5.5                  No Undisclosed Liabilities. Neither Belpointe PREP nor any Belpointe PREP Subsidiary has any liabilities of any nature, whether or not accrued, contingent or otherwise, except (a) as expressly required or expressly contemplated by this Agreement and (b) for liabilities which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

Section 5.6                  Absence of Certain Changes or Events. From January 24, 2020 through the date hereof, there has not occurred any event, development, occurrence, or change that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.7                  Compliance with Law; Permits.

(a)                 Belpointe PREP and Merger Sub are and have been since January 24, 2020 in compliance with and are not in default under or in violation of any laws applicable to Belpointe PREP, Merger Sub or any of their respective properties or assets, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)                Belpointe PREP and Merger Sub are and since January 24, 2020 have been in possession of all Permits necessary for Belpointe PREP and Merger Sub to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted, except where the failure to have any of the Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all Permits are in full force and effect, no default (with or without notice, lapse of time or both) has occurred under any such Permits and neither of Belpointe PREP nor Merger Sub has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Permits.

Section 5.8                  Litigation; Orders. As of the date hereof, there are no Proceedings pending or, to Belpointe PREP’s Knowledge, threatened against Belpointe PREP or Merger Sub or any of their respective properties, rights or assets by or before any Governmental Entity that would reasonably be expected to be, individually or in the aggregate, material to Belpointe PREP and Merger Sub, taken as a whole. There are no orders, judgments or decrees of or settlement agreements with any Governmental Entity, that would reasonably be expected to be, individually or in the aggregate, material to Belpointe PREP and Merger Sub, taken as a whole.

Section 5.9                  Information Supplied. The information relating to Belpointe PREP and Merger Sub to be contained in the Form S-4 will not, at the time the Form S-4 is filed with the SEC, is declared effective by the SEC, is first mailed to the Belpointe REIT Stockholders or on the date that the Offer is consummated, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Form S-4 will comply in all material respects as to form with the requirements of both the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 5.9, no representation or warranty is made by Belpointe PREP or Merger Sub with respect to information or statements made in the Form S-4, which information or statements were not supplied by or on behalf of Belpointe PREP or Merger Sub.

Section 5.10               Valid Issuance. The Class A Units to be issued to the Belpointe REIT Stockholders and BREIT Unitholders when issued as provided in and pursuant to the terms of this Agreement will be duly authorized and validly issued, fully paid and nonassessable, and (other than restrictions under applicable securities laws, or restrictions created by such Belpointe REIT Stockholder or BREIT Unitholders) will be free of restrictions on transfer.

Section 5.11               Stock Ownership. Neither Belpointe PREP nor or Merger Sub directly or indirectly owns as of the date hereof, and at all times from the date of their formation through the date hereof, neither Belpointe PREP or any Belpointe PREP Subsidiary has owned, beneficially or otherwise, any shares of Common Stock.

Section 5.12               No Activity. Since its date of formation, Merger Sub has engaged in any activities other than in connection with this Agreement and the Transactions.

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Article VI
COVENANTS OF BELPOINTE REIT

Section 6.1                  Conduct of Business by Belpointe REIT Pending the Closing. From and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as specifically permitted or required by this Agreement, as required by applicable law or as consented to in writing by Belpointe PREP, Belpointe REIT shall, and shall cause each member of the Belpointe REIT Group to, conduct its business in all material respects in the ordinary course of business consistent with past practice and use commercially reasonable efforts to (i) preserve intact its and their present business organizations, goodwill and ongoing businesses, (ii) keep available the services of its and their present officers and other key personnel, and (iii) preserve its and their present relationships with Persons with whom it and they have material business relations.

Section 6.2                  Solicitation by Belpointe REIT.

(a)                 From and after the date hereof until the earlier of the Acceptance Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, Belpointe REIT agrees that it shall not, and shall cause any member of the Belpointe REIT Group and their respective representatives not to, directly or indirectly: (i) solicit, initiate or knowingly encourage or facilitate (including by way of providing information or taking any other action) any inquiry, proposal or offer or the making, submission or announcement of any inquiry, proposal or offer which constitutes or would be reasonably expected to lead to an Acquisition Proposal; (ii) participate in any negotiations regarding, or furnish to any person any nonpublic information relating to the Belpointe REIT Group in connection with an actual or potential Acquisition Proposal; (iii) adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend, any Acquisition Proposal; (iv) withdraw, change, amend, modify or qualify, or otherwise propose to withdraw, change, amend, modify or qualify, in a manner adverse to Belpointe PREP, the Belpointe REIT Board Recommendation or commit or agree to take any such action; (v) if an Acquisition Proposal has been publicly disclosed, fail to publicly recommend against any such Acquisition Proposal within 10 Business Days after the public disclosure of such Acquisition Proposal (or subsequently withdraw, change, amend, modify or qualify, in a manner adverse to Belpointe PREP, such rejection of such Acquisition Proposal) and reaffirm the Belpointe REIT Board Recommendation within such 10 Business Day period (or, with respect to any material amendments, revisions or changes to the terms of any such previously publicly disclosed Acquisition Proposal that are publicly disclosed within the last five Business Days prior to the then-scheduled expiration of the Offer, fail to take the actions referred to in this clause (v), with references to the applicable 10 Business Day period being replaced with three Business Days); (vi) approve, or authorize, or cause or permit any member of the Belpointe REIT Group to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement or commitment providing for, any Acquisition Proposal (other than a confidentiality agreement entered into in accordance with Section 6.2(b)) (an “Acquisition Agreement”); or (vii) commit or agree to do any of the foregoing (any act described in clauses (iii), (iv), (v), (vi), (vii) and (vii) (to the extent related to the foregoing clauses (iii), (iv), (v), (vi) or (vii)), a “Change of Recommendation”).

(b)                Notwithstanding the limitations set forth in Section 6.2(a), if Belpointe REIT receives, prior to the Acceptance Time, a bona fide written Acquisition Proposal that did not result from a breach of this Section 6.2, which the Belpointe REIT Board determines in good faith (i) after consultation with outside legal counsel and financial advisors constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal, and (ii) after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be a breach of the directors’ fiduciary duties under applicable law, then Belpointe REIT may take the following actions: (x) furnish nonpublic information with respect to the Belpointe REIT Group to the Person making such Acquisition Proposal (and its representatives), if, and only if, prior to so furnishing such information, Belpointe REIT receives from such Person an executed confidentiality agreement and Belpointe REIT also provides Belpointe PREP, prior to or substantially concurrently with the time such information is provided or made available to such Person, any non-public information furnished to such other Person that was not previously furnished to Belpointe PREP, and (y) engage in discussions or negotiations with such Person with respect to such Acquisition Proposal (and its representatives).

(c)                 Belpointe REIT shall promptly (and in any event within 24 hours) notify Belpointe PREP of the receipt by any member of the Belpointe REIT Group or any of their respective representatives of any Acquisition Proposal or any proposals, inquiries or requests that could reasonably be expected to lead to an Acquisition Proposal, or any inquiry or request for nonpublic information relating to the Belpointe REIT Group by

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any Person who has made or could reasonably be expected to make any Acquisition Proposal. Such notice shall indicate the identity of the Person making the Acquisition Proposal, proposal, inquiry or request, and the material terms and conditions of any such Acquisition Proposal, proposal, inquiry or request or the nature of the information requested pursuant to such inquiry or request, including unredacted copies of all Acquisition Proposals, proposals, inquiries or requests, including any proposed agreements received by the Belpointe REIT Group or, if such Acquisition Proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof.

(d)                Notwithstanding anything in this Section 6.2 to the contrary, but subject to Section 6.2(e), at any time prior to the Acceptance Time, the Belpointe REIT Board may (i) make a Change of Recommendation (solely of the type contemplated by Section 6.2(a)(iv) or Section 6.2(a)(vi)) in response to an Intervening Event if the Belpointe REIT Board has determined in good faith after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be a breach of the directors’ fiduciary duties under applicable law, or (ii) make a Change of Recommendation and cause Belpointe REIT to terminate this Agreement pursuant to and in accordance with Section 9.1(g) in order to enter into a definitive agreement providing for an Acquisition Proposal (that did not result from a breach of this Section 6.2), which the Belpointe REIT Board determines in good faith after consultation with outside legal counsel and financial advisors is a Superior Proposal, but only if the Belpointe REIT Board has determined in good faith after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be a breach of the directors’ fiduciary duties under applicable law; provided that notwithstanding anything to the contrary herein, no member of the Belpointe REIT Group shall enter into any Acquisition Agreement unless this Agreement has been terminated in accordance with Section 9.1(g).

(e)                 Prior to any member of the Belpointe REIT Group taking any action permitted (i) under Section 6.2(d)(i), Belpointe REIT shall (a) provide Belpointe PREP with four Business Days’ prior written notice advising Belpointe PREP that the Belpointe REIT Board intends to effect a Change of Recommendation and specifying, in reasonable detail, the reasons therefor, (b) during such four Business Day period, cause its representatives to be available to negotiate in good faith any proposal by Belpointe PREP to amend the terms and conditions of this Agreement in a manner that would obviate the need to effect a Change of Recommendation, and (c) at the end of such four Business Day period, cause the Belpointe REIT Board to again make the determination under Section 6.2(d)(i) (in good faith and taking into account any amendments proposed by Belpointe PREP), or (ii) under Section 6.2(d)(ii), Belpointe REIT shall (a) provide Belpointe PREP with four Business Days’ prior written notice advising Belpointe PREP that the Belpointe REIT Board intends to take such action and specifying, in reasonable detail, the material terms and conditions of the Acquisition Proposal, including a copy of any proposed definitive documentation, (b) during such four Business Day period, cause its representatives to be available to negotiate in good faith any proposal by Belpointe PREP to amend the terms and conditions of this Agreement in a manner such that the Acquisition Proposal would no longer constitute a Superior Proposal, and (c) at the end of such four Business Day period, cause the Belpointe REIT Board to again make the determination under Section 6.2(d)(ii) (in good faith taking into account any amendments proposed by Belpointe PREP). With respect to Section 6.2(e)(ii), if there are any material amendments, revisions or changes to the terms of any such Acquisition Proposal (including any revision to the amount, form or mix of consideration the Belpointe REIT Stockholders would receive as a result of the Acquisition Proposal), Belpointe REIT shall comply again with Section 6.2(e)(ii).

(f)                  Nothing in this Agreement shall prohibit Belpointe REIT or the Belpointe REIT Board from disclosing to the Belpointe REIT Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or any similar statement in response to any publicly disclosed Acquisition Proposal; provided that any such statement also includes an express reaffirmation of the Belpointe REIT Board Recommendation. For the avoidance of doubt, this Section 6.2(f) shall not permit the Belpointe REIT Board to make (or otherwise modify the definition of) a Change of Recommendation except to the extent expressly permitted by Section 6.2(d) and Section 6.2(e).

Article VII
ADDITIONAL AGREEMENTS

Section 7.1                  Access; Confidentiality; Notice of Certain Events.

(a)                 From and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, to the extent permitted by applicable law, the Belpointe REIT Group shall (i) afford Belpointe PREP and its representatives reasonable access, during normal business hours and upon reasonable advance notice, to the Belpointe REIT Group’s offices, properties, Contracts, personnel, books and records, and (ii) furnish reasonably promptly to Belpointe PREP all information (financial or

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otherwise) concerning its business, properties and personnel available to, or prepared by, any member of the Belpointe REIT Group in the normal course of its business as Belpointe PREP may reasonably request.

(b)                Each of the Parties will hold, and will cause its representatives, Subsidiaries, Affiliates and Associates to hold, any nonpublic information, including any information exchanged pursuant to this Section 7.1, in confidence.

(c)                 Each of the Parties shall give prompt notice to the other Parties, (i) of any notice or other communication received by such Party from any Governmental Entity in connection with this Agreement, the Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, (ii) of any legal proceeding commenced or, to such Party’s knowledge, threatened against such Party or any of its Subsidiaries, Affiliates or Associates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, Affiliates or Associates, in each case in connection with, arising out of or otherwise relating to the Transactions, and (iii) upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries, Affiliates or Associates that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or which would reasonably be expected to prevent or materially delay or impede the consummation of the Transactions; provided, however, that the delivery of any notice pursuant to this Section 7.1(c) shall not cure any breach of any representation or warranty hereunder or otherwise limit or affect the remedies available hereunder to any Party.

Section 7.2                  Reasonable Best Efforts..

(a)                 Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the Transactions as soon as practicable after the date hereof, including, without limitation, (i) preparing and filing or otherwise providing, in consultation with the other Party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable from any third party or Governmental Entity in order to consummate the Transactions, and (ii) taking all steps as may be necessary, subject to the limitations in this Section 7.2, to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals. Notwithstanding anything to the contrary in this Agreement, no member of the Belpointe REIT Group may, without the prior written consent of Belpointe PREP, become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (x) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of any member of the Belpointe REIT Group, (y) conduct, restrict, operate, invest or otherwise change the assets, the business or portion of the business of any member of the Belpointe REIT Group in any manner, or (z) impose any restriction, requirement or limitation on the operation of the business or portion of the business of any member of the Belpointe REIT Group.

(b)                In connection with and without limiting the foregoing, each of the Parties shall give any notices to third parties required under Contracts, and each of the Parties shall use, and cause each of their respective Subsidiaries, Affiliates and Associates to use, its reasonable best efforts to obtain any contractual third party consents that are necessary, proper or advisable to consummate the Transactions. Notwithstanding anything to the contrary herein, none of the Parties or any of their respective Subsidiaries, Affiliates or Associates shall be required to pay any consent or other similar fee, payment or consideration, make any other concession or provide any additional security (including a guaranty), to obtain such third party consents (except, in the case of Belpointe REIT, if requested by Belpointe PREP and either (i) reimbursed or indemnified for by Belpointe PREP, or (ii) conditioned upon the occurrence of the Acceptance Time).

Section 7.3                  Publicity. So long as this Agreement is in effect, none of the Parties shall issue or cause the publication of any press release or other public announcement or disclosure with respect to the Transactions or this Agreement without the prior written consent of the other Party, unless such Party determines, after consultation with outside counsel, that it is required by applicable law to issue or cause the publication of such press release or other public announcement or disclosure with respect to the Transactions or this Agreement, in which event such Party shall provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement or disclosure in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto.

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Section 7.4                  Indemnification.

(a)                 For not less than six years from and after the Effective Time, Belpointe PREP shall, and shall cause the Surviving Entity to, indemnify and hold harmless all past and present directors and officers of the members of the Belpointe REIT Group, the Sponsor, the REIT Manager, and their respective Affiliates, including their respective past and present directors, officers, equity holders, partners and employees (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) against any costs or expenses (including advancing attorneys’ fees and expenses prior to the final disposition of any actual or threatened claim, action, investigation, suit or proceeding to each Indemnified Party to the fullest extent permitted by applicable law and the Belpointe REIT Agreements; provided that such Indemnified Party undertakes to reimburse any funds advanced if a court of competent jurisdiction finds in a final, nonappealable judgment that such Indemnified Party was not entitled to indemnification under this Section 7.4), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions), whether asserted or claimed prior to, at or after the Effective Time, in connection with such Indemnified Party’s performance of its duties to, at the request of or for the benefit of the members of the Belpointe REIT Group, to the fullest extent permitted by applicable law and the Belpointe REIT Agreements or the organizational documents of the applicable member of the Belpointe REIT Group or any other agreements with such Indemnified Parties providing for indemnification that are in existence on the date of this Agreement. The Parties agree that all rights to elimination of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Parties as provided in the Belpointe REIT Agreements or the organizational documents of the applicable member of the Belpointe REIT Group or any other agreements with such Indemnified Parties providing for indemnification that are in existence on the date of this Agreement shall survive the Merger and shall continue in full force and effect in accordance with the terms thereof. Notwithstanding anything herein to the contrary, if any Indemnified Party notifies the Surviving Entity on or prior to the sixth anniversary of the Effective Time of a matter in respect of which such Indemnified Party intends in good faith to seek indemnification pursuant to this Section 7.4, the provisions of this Section 7.4 shall continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and proceedings relating thereto.

(b)                In the event Belpointe PREP or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and, in each such case, proper provision shall be made so that the successors and assigns of Belpointe PREP or the Surviving Entity, as the case may be, shall assume the obligations set forth in this Section 7.4. The rights and obligations under this Section 7.4 shall survive consummation of the Offer and the Merger and shall not be terminated or amended in a manner that is adverse to any Indemnified Party without the written consent of such Indemnified Party. The Parties acknowledge and agree that the Indemnified Parties shall be third party beneficiaries of this Section 7.4, each of whom may enforce the provisions thereof.

Section 7.5                  Obligations of Merger Sub. Belpointe PREP shall take all action necessary to cause Merger Sub and the Surviving Entity to perform their respective obligations under this Agreement and to consummate the Transactions upon the terms and subject to the conditions set forth in this Agreement.

Section 7.6                  Stockholder Litigation. Belpointe REIT shall provide Belpointe PREP prompt notice of any litigation brought by any stockholder of Belpointe REIT against any member of the Belpointe REIT Group, the Sponsor, the REIT Manager, or any of their respective Affiliates, including their respective directors, officers, equity holders, partners and employees relating to the Transactions or this Agreement, and shall keep Belpointe PREP informed on a prompt and timely basis with respect to the status thereof. Belpointe REIT shall give Belpointe PREP the opportunity to participate (at Belpointe PREP’s expense) in the defense or settlement of any such litigation and reasonably cooperate with Belpointe PREP in conducting the defense or settlement of such litigation, and no such settlement shall be agreed without Belpointe PREP’s prior written consent, which consent shall not be unreasonably withheld or delayed, except that Belpointe PREP shall not be obligated to consent to any settlement which does not include a full release of Belpointe PREP and its Associates and Affiliates or which imposes an injunction or other equitable relief after the Effective Time upon Belpointe PREP or any of its Associates or Affiliates. In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 7.6 and Section 6.1 or Section 7.2, the provisions of this Section 7.6 shall control.

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Section 7.7                  Stock Exchange Listing. Belpointe PREP shall use its reasonable best efforts to cause the Class A Units to be issued in the Offer and the Merger to be approved for listing on the NYSE American.

Article VIII
CONDITIONS TO CONSUMMATION OF THE MERGER

Section 8.1                  Conditions to Obligation to Effect the Merger. The respective obligations of Belpointe PREP, Merger Sub and BREIT LLC to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the other parties, as the case may be, to the extent permitted by applicable law:

(a)                 Purchase of Shares of Common Stock. Merger Sub shall have accepted for exchange all of the shares of Common Stock validly tendered pursuant to the Offer.

(b)                No Legal Prohibition. No Governmental Entity of competent jurisdiction shall have (i) enacted, issued or promulgated any, or (ii) issued or granted any orders or injunctions (whether temporary, preliminary or permanent), in each case that is in effect as of immediately prior to the Effective Time and which has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Merger.

(c)                 Effective Registration Statement. The Form S-4 shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceeding for such purpose shall be pending.

(d)                Termination of Regulation A Offering. Belpointe REIT shall have terminated its offering under Regulation A of the Securities Act within one business day of having received written notice requesting such termination from Belpointe PREP.

(e)                 Consummation of QOZB Sale. Belpointe REIT shall have consummated the QOZB Sale.

(f)                  Consummation of Conversion. Belpointe REIT shall have consummated the Conversion.

Article IX
TERMINATION

Section 9.1                  Termination. This Agreement may be terminated, and the Transactions may be abandoned, at any time before the Acceptance Time, as follows (with any termination by Belpointe PREP also being an effective termination by Merger Sub):

(a)                 by mutual written consent of Belpointe PREP and Belpointe REIT;

(b)                by Belpointe REIT, in the event that (i) no member of the Belpointe REIT Group is then in material breach of this Agreement, and (ii) (A) Belpointe PREP or Merger Sub have breached, failed to perform or violated in any material respect their respective covenants or agreements under this Agreement, or (B) any of the representations and warranties of Belpointe PREP or Merger Sub set forth in this Agreement have become inaccurate, which inaccuracy would reasonably be expected to have a Material Adverse Effect on the ability of Belpointe PREP or Merger Sub to consummate the Transactions prior to the Outside Date, and in each of clauses (A) and (B) such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by Belpointe PREP or Merger Sub, as applicable, before the earlier of (x) the Business Day immediately prior to the Outside Date, and (y) the 30th calendar day following receipt of written notice from Belpointe REIT of such breach, failure to perform, violation or inaccuracy;

(c)                 by Belpointe PREP, in the event that (i) neither Belpointe PREP nor Merger Sub is then in material breach of this Agreement, and (ii) (A) a member of the Belpointe REIT Group has breached, failed to perform or violated its covenants or agreements under this Agreement, or (B) any of the representations and warranties of the members of the Belpointe REIT Group set forth in this Agreement shall have become inaccurate, in either case of clauses (A) or (B) in a manner that would give rise to the right of Belpointe PREP and Merger Sub not to accept for exchange and exchange any shares of Common Stock pursuant to clause (d)(i) or (d)(ii) of Annex A (assuming the expiration of the Offer as of such time) and such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the Belpointe REIT Group before the earlier of (x) the Business Day immediately prior to the Outside Date, and (y) the 30th calendar day following receipt of written notice from Belpointe PREP of such breach, failure to perform,

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violation or inaccuracy;

(d)                by either Belpointe PREP or Belpointe REIT (i) if the Offer shall have terminated or expired in accordance with its terms (subject to the rights and obligations of Belpointe PREP or Merger Sub to extend the Offer pursuant to Section 2.1(e)(ii)) without Merger Sub having accepted for exchange any shares of Common Stock pursuant to the Offer; provided that the right to terminate this Agreement pursuant to this Section 9.1(d)(i) shall not be available to Belpointe PREP if Belpointe PREP or Merger Sub shall have failed to comply in any material respect with its obligations under Section 2.1(e)(ii), or (ii) if the Acceptance Time has not occurred on or before the Outside Date; provided that (x) if, on the Outside Date, all of the conditions to the Offer, other than the conditions set forth in clauses (b) and (c) of Annex A and those conditions to the Offer that by their nature are to be satisfied at the expiration of the Offer (if such conditions (other than the Minimum Condition) would be satisfied or validly waived were the expiration of the Offer to occur at such time), shall have been satisfied or waived, then the Outside Date shall automatically be extended for all purposes hereunder by a period of two months, and (y) the right to terminate this Agreement pursuant to this Section 9.1(d)(ii) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement has been a proximate cause of the failure to close contemplated hereby and such action or failure to act constitutes a material breach of this Agreement;

(e)                 by Belpointe PREP, if, prior to the Acceptance Time, (i) the Belpointe REIT Board shall have effected a Change of Recommendation, or (ii) Belpointe REIT has materially breached Section 6.2;

(f)                  by either Belpointe REIT or Belpointe PREP if a Governmental Entity of competent jurisdiction shall have issued a final, non-appealable order, injunction, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions; or

(g)                by Belpointe REIT in order to effect a Change of Recommendation and substantially concurrently enter into a definitive agreement providing for a Superior Proposal; provided that Belpointe REIT has complied in all material respects with the terms of Section 6.2(e)(ii) and the last sentence of Section 6.2(e).

Section 9.2                  Effect of Termination.

In the event of the valid termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Belpointe PREP, Merger Sub or Belpointe REIT, except that this Section 9.2, Section 10.1 and Section 10.4 through Section 10.12 shall survive such termination; provided that nothing herein shall relieve any Party from liability for fraud or Willful Breach of this Agreement prior to such termination.

Article X
MISCELLANEOUS

Section 10.1               Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given:

if to Belpointe PREP or Merger Sub, to:

Belpointe PREP, LLC
255 Glenville Road
Greenwich, Connecticut 06831
Attn: Brandon E. Lacoff, Chief Executive Officer

if to Belpointe REIT, to:

Belpointe REIT, Inc.
255 Glenville Road
Greenwich, Connecticut 06831
Attn: Brandon E. Lacoff, Chief Executive Officer

or to such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of

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receipt.

Section 10.2               Survival. The representations, warranties, covenants and agreements contained in this Agreement or in any certificate, schedule, instrument or other document delivered pursuant hereto shall not survive the Effective Time, except for the covenants and agreements set forth in Article II, Article III, Section 7.4 and this Article X and any covenants or agreements of the Parties which by their terms contemplate performance after the Effective Time.

Section 10.3               Amendment and Modification; Waiver.

(a)                 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective.

(b)                No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

Section 10.4               Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such costs and expenses, except that expenses incurred with the filing fee for and printing and mailing of the Form S-4 shall be shared equally by Belpointe PREP and Belpointe REIT.

Section 10.5               SEC Filings. The Parties agree that in no event shall any disclosure contained in any part of any document filed with or furnished to the SEC by Belpointe REIT, including, without limitation, any “Risk Factors,” “Forward-Looking Statements,” “Cautionary Statement Regarding Forward-Looking Statements” or any other disclosures that are cautionary, predictive or forward-looking in nature, be deemed to be an exception to (or a disclosure for purposes of) any of the representations and warranties of any Party contained in this Agreement.

Section 10.6               Counterparts. This Agreement may be executed in any number of counterparts, including by e-mail with .pdf attachments, each of which shall be original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed and delivered (by e-mail or otherwise) by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 10.7               Entire Agreement. This Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof.

Section 10.8               Binding Effect; Third-Party Beneficiaries; Assignment.

(a)                 The provisions of this Agreement shall be binding upon and shall inure solely to the benefit of the Parties hereto and BREIT LLC, except for (i) following the Effective Time, the right of BREIT Unitholders to receive the applicable portion of Consideration in respect of their BREIT Units pursuant to Section 3.4, and (ii) the right of Indemnified Parties to enforce the provisions of Section 7.4.

(b)                No Party may assign, delegate or otherwise transfer (by operation of law or otherwise) any of its rights or obligations under this Agreement without the prior written consent of each other Party hereto, except that (i) Belpointe REIT shall assign its rights and obligations under this Agreement to BREIT LLC upon consummation of the Conversion, (ii) Belpointe PREP may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to any Person after the Closing, and (iii) Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to any other Subsidiary of BREIT LLC; provided that such transfer or assignment shall not relieve Belpointe PREP or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other Party hereto or due to Belpointe PREP or Merger Sub. Any assignment in contravention of the preceding sentence shall be null and void ab initio.

Section 10.9               Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of

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the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions are not affected in any manner materially adverse to any Party. Upon such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.10            Governing law; Jurisdiction.

(a)                 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the law of any other state.

(b)                Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or, if (and only if) such court finds it lacks jurisdiction, the state courts of New York located in the borough of Manhattan, City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions or matters contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the United States District Court for the Southern District of New York, or, if (and only if) such court finds it lacks jurisdiction, the state courts of New York located in the borough of Manhattan, City of New York, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the United States District Court for the Southern District of New York, or, if (and only if) such court finds it lacks jurisdiction, the state courts of New York located in the borough of Manhattan, City of New York, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 10.3(b) in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable law.

Section 10.11            Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS OR MATTERS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (c) IT MAKES SUCH WAIVERS VOLUNTARILY AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.11.

Section 10.12            Specific Performance. The Parties acknowledge and agree that irreparable harm would occur and that the Parties would not have any adequate remedy at law (even if monetary damages were available) (a) for any breach of the provisions of this Agreement, or (b) in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that, except where this Agreement is terminated in accordance with Article IX, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement in the courts referred to in Section 10.10(b), without proof of actual damages, and each Party further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The Parties further agree that (x) by seeking the remedies provided for in this Section 10.12, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement monetary damages, and (y) nothing contained in this Section 10.12 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 10.12 before exercising any termination right

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under Article IX or pursuing damages nor shall the commencement of any action pursuant to this Section 10.12 or anything contained in this Section 10.12 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article IX or pursue any other remedies under this Agreement that may be available then or thereafter. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy for any such breach or that the Parties otherwise have an adequate remedy at law.

[Intentionally left blank.

Signature page follow.]

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IN WITNESS WHEREOF, Belpointe PREP, Merger Sub and Belpointe REIT have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

BELPOINTE PREP, LLC,
By: Belpointe PREP Manager, LLC, its manager

By: /s/ Brandon E. Lacoff
Name: Brandon E. Lacoff
Title: Manager

BREIT Merger, LLC,
By: Belpointe PREP, LLC, its manager

By: /s/ Brandon E. Lacoff
Name: Brandon E. Lacoff
Title: Chief Executive Officer

BELPOINTE REIT, INC.,
By: Belpointe REIT Manager, LLC, its manager

By: /s/ Brandon E. Lacoff
Name: Brandon E. Lacoff
Title: Manager

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Annex A

Conditions to the Offer

Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Belpointe PREP’s and Merger Sub’s rights to extend, amend or terminate the Offer in accordance with the provisions of the Agreement and Plan of Merger, dated as of April 21, 2021 (the “Agreement”), by and among Belpointe PREP, LLC, a Delaware limited liability company (“Belpointe PREP”), BREIT Merger, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Belpointe PREP (“Merger Sub”), and Belpointe REIT, Inc., a Maryland corporation (“Belpointe REIT”) (capitalized terms used but not otherwise defined in this Annex A shall have the respective meanings ascribed thereto in the Agreement), and applicable law, and in addition to (and not in limitation of) the obligations of Merger Sub to extend the Offer pursuant to the terms and conditions of the Agreement and applicable law, neither Belpointe PREP nor Merger Sub shall be required to accept for exchange or, subject to any applicable rules and regulations of the SEC (including Rule 14e-1(c) promulgated under the Exchange Act), exchange any shares of Common Stock that are validly tendered in the Offer prior to the expiration of the Offer in the event that, at any expiration of the Offer:

(a)                 the Minimum Condition has not been satisfied;

(b)                any Governmental Entity of competent jurisdiction shall have (i) enacted, issued or promulgated any law that is in effect as of immediately prior to the expiration of the Offer, or (ii) issued or granted any orders or injunctions (whether temporary, preliminary or permanent) that is in effect as of immediately prior to the expiration of the Offer, in each case which has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Transactions;

(c)                 the Form S-4 shall not have become effective under the Securities Act or shall be the subject of any stop order or proceeding seeking a stop order;

(d)                the listing of the Class A Units to be issued in the Offer on the NYSE American;

(e)                 Belpointe REIT shall not have terminated the Regulation A Offering within one Business Day of having received written notice requesting such termination from Belpointe PREP; or

(f)                  any of the following shall have occurred and continue to exist as of immediately prior to the expiration of the Offer:

(i)                  (A) the representations and warranties of the Belpointe REIT Group set forth in Section 4.1 and Section 4.3 shall not be true and correct in all material respects as of the date hereof or shall not be true and correct in all material respects as of the expiration of the Offer as though made on and as of the expiration of the Offer (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (B) the representations and warranties of the Belpointe REIT Group set forth in Section 4.2 shall not be true and correct other than for de minimis inaccuracies as of the date hereof or shall not be true and correct other than for de minimis inaccuracies as of the expiration of the Offer as though made on and as of the expiration of the Offer (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); or (C) the other representations and warranties of the Belpointe REIT Group set forth in this Agreement (without giving effect to any qualification as to materiality or Material Adverse Effect contained therein) shall not be true and correct as of the date hereof or shall not be true and correct as of the expiration of the Offer as though made on and as of the expiration of the Offer (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except, with respect to this clause (C), where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect contained therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(ii)                the members of the Belpointe REIT Group shall not have performed or complied in all material respects with the obligations, covenants and agreements required to be performed or complied with by them under the Agreement at or prior to the expiration of the Offer;

(iii)              a Material Adverse Effect shall have occurred since the date of the Agreement and be continuing; or

(iv)               the Agreement shall have been terminated in accordance with its terms.

Except as expressly set forth in the Agreement, the foregoing conditions are for the sole benefit of Belpointe PREP and Merger Sub, may be asserted by Belpointe PREP or Merger Sub regardless of the circumstances giving rise to any such conditions, and may be waived by Belpointe PREP or Merger Sub in whole or in part at any time and from time to time in their sole and absolute discretion (except for the Minimum Condition), in each case, subject to the terms of the Agreement and the applicable rules and regulations of the SEC. The failure by Belpointe PREP or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

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Annex B

§4A-705 OF THE MARYLAND LIMITED LIABILITY COMPANY ACT

§4A-705 Objector, nature of rights.

(a)                 Unless otherwise agreed, a member of a limited liability company objecting to a merger of the limited liability company has the same rights with respect to the member’s membership interest in the limited liability company as a stockholder of a Maryland corporation who objects to a merger of the corporation has with respect to the stockholder’s stock under Title 3, Subtitle 2 of this article.

(b)                The procedures under Title 3, Subtitle 2 of this article shall be applicable to the extent practicable.

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§3-201 ET SEQ. OF THE MARYLAND GENERAL CORPORATION LAW

§3-201 Definitions

(a)                 In this subtitle the following words have the meanings indicated.

(b)                “Affiliate” has the meaning stated in §3-601 of this title.

(c)                 “Associate” has the meaning stated in §3-601 of this title.

(d)                “Beneficial owner,” when used with respect to any voting stock, means a person that:

(1)                Individually or with any of its affiliates or associates, beneficially owns voting stock, directly or indirectly;

(2)                Individually or with any of its affiliates or associates, has:

(i)                        The right to acquire voting stock (whether the right is exercisable immediately or within 60 days after the date on which beneficial ownership is determined), in accordance with any agreement, arrangement, or understanding, on the exercise of conversion rights, exchange rights, warrants, or options, or otherwise; or

(ii)                        Except solely by virtue of a revocable proxy, the right to vote voting stock in accordance with any agreement, arrangement, or understanding; or

(3)                Except solely by virtue of a revocable proxy, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting stock with any other person that beneficially owns, or the affiliates or associates of which beneficially own, directly or indirectly, the voting stock

(e)                 “Executive officer” means a corporation’s president, any vice president in charge of a principal business unit, division, or function, such as sales, administration, or finance, any other person who performs a policy making function for the corporation, or any executive officer of a subsidiary of the corporation who performs a policy making function for the corporation.

(f)

(1)                “Successor,” except when used with respect to a share exchange, includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

(2)                “Successor,” when used with respect to a share exchange, means the corporation the stock of which was acquired in the share exchange.

(g)                “Voting stock” has the meaning stated in §3-601 of this title.

§3-202. Fair value, right to from successors

(a)                 Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder’s stock from the successor if:

(1)                The corporation consolidates or merges with another corporation;

(2)                The stockholder’s stock is to be acquired in a share exchange;

(3)                The corporation transfers its assets in a manner requiring action under §3-105(e) of this title;

(4)                The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder’s rights, unless the right to do so is reserved by the charter of the corporation;

(5)                The transaction is governed by §3-602 of this title or exempted by §3-603(b) of this title; or

(6)                The corporation is converted in accordance with §3-901 of this title.

(b)

(1)                Fair value is determined as of the close of business:

(i)                        With respect to a merger under §3-106 or §3-106.1 of this title, on the day notice is given or waived under §3-106 or §3-106.1 of this title; or

(ii)                        With respect to any other transaction, on the day the stockholders voted on the transaction objected to

(2)                Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

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(3)                In any transaction governed by §3-602 of this title or exempted by §3-603(b) of this title, fair value shall be value determined in accordance with the requirements of §3-603(b) of this title.

(c)                 Unless the transaction is governed by §3-602 of this title or is exempted by §3-603(b) of this title, a stockholder may not demand the fair value of the stockholder’s stock and is bound by the terms of the transaction if:

(1)                Except as provided in subsection (d) of this section, any shares of the class or series of the stock are listed on a national securities exchange:

(i)                        With respect to a merger under §3-106 or §3-106.1 of this title, on the date notice is given or waived under §3-106 or §3-106.1 of this title; or

(ii)                        With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

(2)                The stock is that of the successor in a merger, unless:

(i)                        The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

(ii)                        The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

(3)                The stock is not entitled, other than solely because of §3-106 or §3-106.1 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

(4)                The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

(5)                The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 1 and the value placed on the stock in the transaction is its net asset value.

(d)                With respect to a merger, consolidation, or share exchange, a stockholder of a Maryland corporation who otherwise would be bound by the terms of the transaction under subsection (c)(1) of this section may demand the fair value of the stockholder’s stock if:

(1)                In the transaction, stock of the corporation is required to be converted into or exchanged for anything of value except:

(i)                        Stock of the corporation surviving or resulting from the merger, consolidation, or share exchange, stock of any other corporation, or depositary receipts for any stock described in this item;

(ii)                        Cash in lieu of fractional shares of stock or fractional depositary receipts described in item (i) of this item; or

(iii)                        Any combination of the stock, depositary receipts, and cash in lieu of fractional shares or fractional depositary receipts described in items (i) and (ii) of this item;

(2)                The directors and executive officers of the corporation were the beneficial owners, in the aggregate, of 5 percent or more of the outstanding voting stock of the corporation at any time within the 1-year period ending on:

(i)                        The day the stockholders voted on the transaction objected to; or

(ii)                        With respect to a merger under §3-106 or §3-106.1 of this title, the effective date of the merger; and

(3)                Unless the stock is held in accordance with a compensatory plan or arrangement approved by the board of directors of the corporation and the treatment of the stock in the transaction is approved by the board of directors of the corporation, any stock held by persons described in item (2) of this subsection, as part of or in connection with the transaction and within the 1-year period described in item (2) of this subsection, will be or was converted into or exchanged for stock of a person, or an affiliate of a person, who is a party to the transaction on terms that are not available to all holders of stock of the same class or series.

(e)                 If directors or executive officers of the corporation are beneficial owners of stock in accordance with §3-201(d)(2)(i) of this subtitle, the stock is considered outstanding for purposes of determining beneficial ownership by a person under subsection (d)(2) of this section.

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§3-203. Duties of objecting stockholders

(a)                 A stockholder of a corporation who desires to receive payment of the fair value of the stockholder’s stock under this subtitle:

(1)                Shall file with the corporation a written objection to the proposed transaction:

(i)                        With respect to a merger under §3-106 or §3-106.1 of this title, within 30 days after notice is given or waived under §3-106 or §3-106.1 of this title; or

(ii)                        With respect to any other transaction, at or before the stockholders’ meeting at which the transaction will be considered or, in the case of action taken under §2-505(b) of this article, within 10 days after the corporation gives the notice required by §2-505(b) of this article;

(2)                May not vote in favor of the transaction; and

(3)                Shall make a written demand on the successor for payment for the stockholder’s stock, stating the number and class of shares for which the stockholder demands payment:

(i)                        Within 20 days after the Department accepts the articles for record; or

(ii)                        Within 20 days after consummation of the transfer or transaction with respect to:

1.                   A transfer of assets in a manner requiring stockholder approval under §3-105 of this title; or

2.                   A transaction that is governed by §3-603(b) of this title or exempted by §3-603(b) of this title, for which no articles are required to be filed with the Department.

(b)                A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

§3-204. Effect of demand

A stockholder who demands payment for his stock under this subtitle:

(1)                Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under §3-202 of this subtitle; and

(2)                Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

§3-205. Consent to demand withdrawal

A demand for payment may be withdrawn only with the consent of the successor.

§3-206. Restoration of stockholder rights

(a)                 The rights of a stockholder who demands payment are restored in full, if:

(1)                The demand for payment is withdrawn;

(2)                A petition for an appraisal is not filed within the time required by this subtitle;

(3)                A court determines that the stockholder is not entitled to relief; or

(4)                The transaction objected to is abandoned or rescinded.

(b)                The restoration of a stockholder’s rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

§3-207. Successor’s duty, notice and offer

(a)

(1)                The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

(2)                The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

(i)                        A balance sheet as of a date not more than six months before the date of the offer;

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(ii)                        A profit and loss statement for the 12 months ending on the date of the balance sheet; and

(iii)                        Any other information the successor considers pertinent.

(b)                The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

§3-208. Petition for appraisal

(a)                 Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

(b)

(1)                If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

(2)                Two or more objecting stockholders may join or be joined in an appraisal proceeding.

§3-209. Submission of certificate for notation

(a)                 At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

(b)                If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

§3-210. Report of appraisers

(a)                 If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

(b)                Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

(c)                 The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

(d)

(1)                On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

(2)                Within 15 days after the report is filed, any party may object to it and request a hearing.

§3-211. Court order upon appraisers report

(a)                 The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

(1)                Confirms, modifies, or rejects it; and

(2)                If appropriate, sets the time for payment to the stockholder.

(b)

(1)                If the appraisers’ report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

(2)                If the appraisers’ report is rejected, the court may:

(i)                        Determine the fair value of the stock and enter judgment for the stockholder; or

(ii)                        Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

(c)

(1)                Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under §3-202 of this subtitle.

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(2)                The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under §3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i)                        The price which the successor offered for the stock;

(ii)                        The financial statements and other information furnished to the stockholder; and

(iii)                        Any other circumstances it considers relevant.

(d)

(1)                The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under §3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i)                        The price which the successor offered for the stock;

(ii)                        The financial statements and other information furnished to the stockholder; and

(iii)                        Any other circumstances it considers relevant.

(2)                Costs may not include attorney’s fees or expenses. The reasonable fees and expenses of experts may be included only if:

(i)                        The successor did not make an offer for the stock under §3-207 of this subtitle; or

(ii)                        The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

(e)                 The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

§3-212. Surrender of stock to successor

The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

(1)                The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

(2)                Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

§3-213. Rights of successor

(a)                 A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under §3-202 of this subtitle.

(b)                After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

(c)                 Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

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The Exchange Agent for the Offer is:

By Mail:	By Fax:	By Hand Delivery, Express Mail, Courier or any other expedited service:
Securities Transfer Corporation 2901 N Dallas Parkway, Suite 380 Plano, Texas 75093	(469) 633-0088	Securities Transfer Corporation 2901 N Dallas Parkway, Suite 380 Plano, Texas 75093

Any questions or requests for assistance or additional copies of this offer, the letter of transmittal and related offer materials may be directed to Belpointe PREP at its telephone number listed below. Stockholders may also contact their local broker, commercial bank, trust company or nominee for assistance concerning the offer:

Investor Relations Belpointe PREP, LLC 255 Glenville Road Greenwich, Connecticut 06831 IR@belpointeoz.com

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Belpointe PREP is organized in Delaware. Section 18-108 of the Delaware Limited Liability Act (the “DLLCA”) permits a limited liability company, subject to any standards or restrictions set forth in its operating agreement, to indemnify and hold harmless any member, manager or other person from and against any an all claims and demands whatsoever.

Section 18-1101(c) of the DLLCA permits a limited liability company to restrict or eliminate a member’s, manager’s or other person’s duties (including fiduciary duties) to the company or another member, manager or person that is a party to or is otherwise bound by the company’s limited liability company agreement; provided, that the company may not eliminate the implied contractual covenant of good faith and fair dealing. Section 18-1101(d) of the DLLCA provides that unless otherwise set forth in a company’s limited liability company agreement, a member or manager or other person shall not be liable to the company or to or another member, manager or person that is a party to or is otherwise bound by the limited liability company agreement for breach of fiduciary duty for the member’s, manager’s or other person’s good faith reliance on the provisions of the operating agreement. Section 18-1101(e) of the DLLCA provides that a limited liability company agreement may provide for the limitation or elimination of any and all liabilities for breach of contract and breach of duties (including fiduciary duties) of a member, manager or other person to a limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by a limited liability company agreement; provided, that a limited liability company agreement may not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

Belpointe PREP’s limited liability company agreement provides that its directors, officers and the Belpointe PREP Manager will be liable to Belpointe PREP or the holders of its units for an act or omission only if such act or omission constitutes a breach of the duties owed to Belpointe PREP or the holders of its units, as applicable, by any such director, officer or the Belpointe PREP Manager and such breach is the result of (i) willful malfeasance, gross negligence, the commission of a felony or a material violation of law, in each case that has or could reasonably be expected to have a material adverse effect on Belpointe PREP or (ii) fraud. Belpointe PREP’s operating agreement provides that the Sponsor will not be liable to Belpointe PREP or holders of its units for its actions.

Belpointe PREP’s limited liability company agreement provides for indemnification of its directors, officers, the Belpointe PREP Manager and the Sponsor, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of being or having been a director or officer of Belpointe PREP or the Belpointe PREP Manager, except for any expenses or liabilities that have been finally judicially determined to have arisen primarily from acts or omissions that violated the standard set forth in the preceding paragraph.

In addition to the indemnity that exists in its limited liability company agreement, Belpointe PREP will enter into separate indemnification agreements with each of its directors and executive officers, that will indemnify them, to the fullest extent permitted by applicable law, against all expenses and liabilities (including judgments, fines, penalties, interest and amounts paid in settlement) incurred by them in connection with any proceeding in which any of them are made a party to or any claim, issue or matter, except to the extent that it shall have been determined in a final non-appealable judgment by a court of competent jurisdiction that such expenses and liabilities arose primarily from acts or omissions that constituted a breach of their duties and such breach was the result of (i) willful malfeasance, gross negligence, the commission of a felony or a material violation of applicable law, in each case that has or could reasonably be expected to have a material adverse effect on Belpointe PREP or (ii) fraud.

Item 21. Exhibits.

See the Exhibit Index to this prospectus, which is incorporated by reference herein.

Item 22. Undertaking.

(i)	The undersigned registrant hereby undertakes:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act.
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(e)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(f)	That every prospectus (i) that is filed pursuant to paragraph (i)(e) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(h)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
(ii)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
2.1***	Agreement and Plan of Merger, dated as of April 19, 2021, by and among Belpointe PREP, LLC, BREIT Merger, LLC and Belpointe REIT, Inc. (included as Annex A to the registration statement).
3.1***	Certificate of Formation of Belpointe PREP, LLC.
3.2***	Amended and Restated Limited Liability Company Operating Agreement of Belpointe PREP, LLC.
5.1**	Form of Opinion of Sugar Felsenthal Grais & Helsinger LLP.
8.1**	Form of Opinion of Sugar Felsenthal Grais & Helsinger LLP as to Tax Matters.
21***	Subsidiaries of Registrant.
23.1**	Consent of Citrin Cooperman & Company, LLP
23.2**	Consent of Citrin Cooperman & Company, LLP
23.3	Form of Consent of Sugar Felsenthal Grais & Helsinger LLP (included in Exhibit 5.1)
23.4	Form of Consent of Sugar Felsenthal Grais & Helsinger LLP (included in Exhibit 8.1)
99.1***	Form of Letter of Transmittal
99.2***	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.3***	Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
**	Filed herewith.
***	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on July 7, 2021.

Belpointe PREP, LLC

By:	/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer

By:	/s/ Martin Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer